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As filed with the Securities and Exchange Commission on April 6, 2001

Registration No. 333-55652

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 2
to
FORM S-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ADVANCED DIGITAL INFORMATION CORPORATION

(Exact name of registrant as specified in its charter)

Washington	3577	91-1618616
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(I.R.S. employer identification no.)

ADVANCED DIGITAL INFORMATION CORPORATION
11431 Willows Road N.E.
P.O. Box 97057
Redmond, Washington 98073-9757
(425) 881-8004
(Address and telephone number of registrant's principal executive offices)

Linda A. Schoemaker
Senior Vice President and General Counsel
ADVANCED DIGITAL INFORMATION CORPORATION
11431 Willows Road N.E.
P.O. Box 97057
Redmond, Washington 98073-9757
(425) 881-8004

(Name, address, including zip code, and telephone number of agent for service)

Copies to:

Martin H. Levenglick, Esq. Rubi Finkelstein, Esq. Perry A. Pappas, Esq. Orrick, Herrington & Sutcliffe LLP 666 Fifth Avenue New York, New York 10103 (212) 506-5000	Scott L. Gelband, Esq. Gregory K. Gale, Esq. Sarah C. Dods, Esq. Katherine Ludwig, Esq. Perkins Coie LLP 505 Fifth Avenue South, Suite 620 Seattle, Washington 98104 (206) 287-3505

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this proxy statement/prospectus is not complete and may be changed. Securities may not be sold until the registration statement, of which this proxy statement/prospectus is a part, is declared effective by the Securities and Exchange Commission. This proxy statement/prospectus is not an offer to sell securities and it is not soliciting an offer to buy securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 6, 2001

9 Brown Road
Ithaca, NY 14850

Dear Stockholder:

   You are cordially invited to attend a special meeting of stockholders of Pathlight Technology, Inc. This meeting will be held at our headquarters at 9 Brown Road, Ithaca, New York on May 9, 2001, at 10:00 a.m. local time.

   At this meeting, we will ask you to vote to approve a merger and merger agreement that will combine a wholly owned subsidiary of Advanced Digital Information Corporation with our company, as a result of which our company will become a wholly owned subsidiary of ADIC. In the merger, you will be entitled to receive a specified portion of a share of ADIC common stock for each share of Pathlight capital stock you own.

   Whether or not you plan to attend the meeting, we urge you to complete, sign and date the enclosed proxy card and return it in the enclosed postage-paid envelope to ensure that your shares are represented at the meeting. If you attend the meeting, you may vote in person if you wish, even though you have previously returned your proxy card.

   The merger cannot be completed unless the holders of at least (1) a majority of Pathlight common stock and preferred stock, voting together as a single class (on an as-converted-to-common-stock basis) and (2) 70% of the outstanding shares of Pathlight Class A preferred stock, all series of such class voting together as a single class, approve the merger and the merger agreement. Only holders of Pathlight stock at the close of business on March 20, 2001 are entitled to vote.

   All members of Pathlight's board of directors present at a special meeting of the board of directors held to consider the transaction unanimously determined that the merger is advisable and fair to, and in the best interests of, Pathlight and its stockholders. Such directors unanimously approved the merger and the merger agreement and recommend that you sign and return your proxy card in favor of approval of the merger and the merger agreement.

   Attached is a proxy card and a proxy statement/prospectus that describes the merger and the merger agreement in detail. For your convenience, the first 5 pages of the proxy statement/prospectus contain frequently asked questions and related answers about the proposed merger and the merger agreement. Please review the entire proxy statement/prospectus carefully. In particular, you should carefully consider the discussion in the section entitled "RISK FACTORS" at page 15.

   It is important that you understand that the exact number of shares of ADIC common stock issuable to you in exchange for your Pathlight stock will NOT be ascertainable until the date the merger closes. This means that you will not know exactly how many shares of ADIC common stock you will receive in the merger when you decide whether or not to vote in favor of it. The method of calculating the number of shares of ADIC common stock you will receive and the variables that will affect that calculation are set forth in this proxy statement/prospectus in the section entitled "THE MERGER—Merger consideration; conversion of shares" at page 34.

   In addition, please be aware that, under Delaware law, this letter and the attachments to it constitute notice of your appraisal rights under Delaware law. In order to exercise these rights, you will need to take action prior to the special meeting of stockholders. These rights are described in greater detail in the proxy statement/prospectus.

   If you would like assistance in completing your proxy card, or if you have any questions about the procedure for voting your shares described in the attached proxy statement/prospectus, please contact Pathlight Investor Relations at (607) 266-4000.

Sincerely,
Randolph Hood
Chief Executive Officer
Ithaca, NY April 11, 2001

Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved the ADIC common stock to be issued in connection with the merger or determined if this proxy statement/prospectus is truthful or accurate. Any representation to the contrary is a criminal offense.

This document is being first sent to stockholders on or about April 11, 2001.

The date of this proxy statement/prospectus is April , 2001.

9 Brown Road
Ithaca, NY 14850

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS AND NOTICE OF
APPRAISAL RIGHTS

To the stockholders of Pathlight Technology, Inc.:

    We will hold a special meeting of stockholders of Pathlight Technology, Inc. on May 9, 2001, at 10:00 a.m. local time, at our headquarters at 9 Brown Road, Ithaca, New York 14850 for the following purpose:

    To consider and vote upon a proposal to approve the Agreement and Plan of Merger dated as of January 30, 2001, among Advanced Digital Information Corporation, PTech Acquisition, Inc., a wholly owned subsidiary of ADIC, and Pathlight. Under the merger agreement, Pathlight will become a wholly-owned subsidiary of ADIC, and each outstanding share of Pathlight stock (other than shares with regard to which appraisal rights have been exercised) will be converted into the right to receive ADIC common stock. This proposal is more fully described in the attached proxy statement/prospectus, which you should read carefully.

    We will conduct no other business at the Pathlight stockholders' special meeting except business that may be properly brought before the special meeting and that is within the purpose of the special meeting as described.

    We cannot complete the merger unless the holders of at least (1) a majority of Pathlight common stock and preferred stock, voting together as a single class (on an as-converted-to-common-stock basis) and (2) 70% of the outstanding shares of Pathlight Class A preferred stock, all series of such class voting together as a single class, approve the merger and the merger agreement.

    In addition, please be aware that, under Delaware law, this notice constitutes notice of your appraisal rights under Delaware law. In order to exercise these rights, you will need to take action prior to the special meeting of stockholders.

    Only holders of record of Pathlight stock at the close of business on March 20, 2001, the record date, are entitled to vote at the special meeting or any adjournment or postponement of the meeting. This notice and the attached proxy statement/prospectus are being sent to Pathlight's stockholders on or about April 11, 2001.

By Order of the Board of Directors of Pathlight Technology, Inc.
David Costine Chairman of the Board

Ithaca, NY
April 11, 2001

Please complete, sign and date the enclosed proxy card and mail it promptly in the postage-paid envelope provided. You can revoke your proxy at any time before it is voted.

PROXY STATEMENT/PROSPECTUS

CONTENTS

QUESTIONS AND ANSWERS ABOUT THE MERGER	1
SUMMARY	7
SUMMARY OF THE TRANSACTION	9
RISK FACTORS	15
PATHLIGHT'S SPECIAL MEETING	26
THE MERGER	29
Background of the merger	29
Reasons for the merger	31
Recommendation of Pathlight's board of directors	33
The merger; closing; effective time	33
Merger consideration; conversion of shares	34
Fractional shares	37
Treatment of stock options, warrants, 401(k) plan	37
Interests of certain persons in the merger	38
Exchange procedures	39
Accounting treatment of the merger	40
Regulatory approvals	40
Federal securities laws consequences; restrictions on transferability	40
Operations after the merger	41
Listing of ADIC common stock	41
THE MERGER AGREEMENT	42
Conditions to completion of the merger	42
Representations and warranties	43
Covenants; conduct of business before closing	44
Indemnification; escrow agreements	46
Termination of the merger agreement; effect of termination	48
Amendment; waiver	48
Expenses	48
RELATED AGREEMENTS AND ARRANGEMENTS	49
Pathlight voting agreements	49
Affiliate letter agreements	49
Escrow agreements	50
Stockholders' committee	52
MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER	53
COMPARATIVE MARKET PRICE DATA	56
DIVIDEND POLICY	56
ADVANCED DIGITAL INFORMATION CORPORATION	57
PATHLIGHT TECHNOLOGY, INC.	58
MANAGEMENT OF PATHLIGHT	64
PATHLIGHT EXECUTIVE COMPENSATION	64
SUMMARY COMPENSATION TABLE	64
OPTION GRANTS IN LAST FISCAL YEAR	65
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES	65
PATHLIGHT'S PRINCIPAL STOCKHOLDERS	65
COMPARISON OF RIGHTS OF PATHLIGHT STOCKHOLDERS AND ADIC SHAREHOLDERS	69
APPRAISAL RIGHTS OF PATHLIGHT STOCKHOLDERS	80
LEGAL MATTERS	81
EXPERTS	81
DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT/PROSPECTUS	81
WHERE YOU CAN FIND MORE INFORMATION	82
A WARNING ABOUT FORWARD-LOOKING INFORMATION	83

i

ANNEXES

Annex A —	Agreement and Plan of Merger dated as of January 30, 2001, by and among ADIC, PTech Acquisition, Inc., a wholly owned subsidiary of ADIC, and Pathlight Technology, Inc.
Annex B —	Exhibit 1.8.1(b) to Agreement and Plan of Merger, regarding calculation of exchange ratios
Annex C —	Form of Indemnification Escrow Agreement by and among ADIC, Randolph Hood and David Costine, as representatives of the former stockholders of Pathlight Technology, Inc., and Mellon Investor Services LLC, as escrow agent
Annex D —	Form of Special Liability Escrow Agreement by and among ADIC, Randolph Hood and David Costine, as representatives of the former stockholders of Pathlight Technology, Inc., and Mellon Investor Services LLC, as escrow agent
Annex E —	Title 8, Delaware General Corporation Law, Section 262: Appraisal Rights

ii

QUESTIONS AND ANSWERS
ABOUT THE MERGER

Q: What is the merger?

  A:
  In the merger, a wholly owned subsidiary of Advanced Digital Information Corporation will merge with and into Pathlight Technology, Inc. Afterward, Pathlight will be a wholly owned subsidiary of ADIC. The stockholders of Pathlight will receive shares of ADIC common stock in exchange for their shares of Pathlight capital stock.

Q: What am I being asked to approve?

  A:
  You are being asked, as a stockholder of Pathlight Technology, Inc., to approve the merger and the merger agreement, which provide that Pathlight will become a wholly owned subsidiary of ADIC. If you vote in favor of the merger and the merger agreement, you also will be considered to have (1) approved the related indemnification and escrow agreements described more fully in these materials and in the merger agreement; (2) approved the form and manner in which the consideration is to be paid to the stockholders of Pathlight in the merger agreement; and (3) appointed David Costine and Randolph Hood to represent all Pathlight stockholders in connection with the matters that subsequently may arise in connection with the merger agreement and the escrow agreements.

Q: What votes are required to approve the merger?

  A:
  The holders of at least (1) a majority of Pathlight common stock and preferred stock, voting together as a single class (on an as-converted-to-common-stock basis) and (2) 70% of the outstanding shares of Pathlight Class A preferred stock, all series of such class voting together as a single class, must vote to approve the merger and the merger agreement. Certain directors, executive officers and certain principal stockholders of Pathlight, as well as certain of their affiliates, who together hold enough voting stock to meet the preceding requirements, have agreed to vote their shares in favor of the merger and the merger agreement. These voting agreements assure approval of the merger and the merger agreement. ADIC shareholders are not required to approve the merger.

    You are entitled to cast one vote for each share of Pathlight common stock and one vote for each share of Pathlight preferred stock that you owned at the close of business on March 20, 2001, the record date.

Q: Does the board of directors of Pathlight recommend voting in favor of the merger and the merger agreement?

  A:
  Yes. After careful consideration, all the members of Pathlight's board of directors present at a special meeting of the board of directors held to consider the transaction unanimously determined that the terms of the merger are fair to, and in the best interests of, Pathlight and its stockholders and unanimously recommend that you vote in favor of the merger and the merger agreement.

Q: Why are ADIC and Pathlight proposing the merger?

A:	•	The merged companies would offer a broad range of intelligent storage products, including Storage Area Network management connectivity, and virtualization products that complement ADIC's existing storage hardware and software solutions.
	•	The merger offers Pathlight a chance to build a branded business through ADIC's sales and marketing team.
	•	The merger offers Pathlight an opportunity to integrate its technology with ADIC's range of storage products.
•
The combined companies have relationships with companies such as IBM Corporation, Dell Computer Corporation, EMC Corporation, Fujitsu Siemens Computers, McDATA Corp., Unisys and others and believe that the merger would permit them to offer their OEM partners, reseller channels and end-user customers a greater amount and range of intelligent storage solutions.

Q: What will I receive, as a Pathlight stockholder, in the merger?

  A:
  You will receive shares of ADIC common stock in exchange for your shares of Pathlight stock. The number of shares that each Pathlight stockholder will be entitled to receive will not be ascertainable until immediately before the closing of the merger, because the exchange ratio applicable to each series or class of Pathlight stock will be based on the total number of shares of Pathlight stock, options, warrants and other stock purchase rights outstanding immediately prior to the closing of the merger, as well as on how many shares of ADIC common stock must be allocated to the holders of Pathlight preferred stock to satisfy liquidation preferences set forth in Pathlight's amended and restated certificate of incorporation. This means that you will not know the exact number and value of shares of ADIC common stock you will receive in the merger when you decide whether to vote in favor of it. However, the total number of shares of ADIC common stock issuable under the terms of the merger agreement currently is known and equals 10,300,000 shares. These ADIC shares will be allocated among the common and preferred stockholders of Pathlight and holders of Pathlight options and warrants.

Q: Will preferred and common stockholders of Pathlight be treated differently in the merger?

  A:
  Yes. The amount of ADIC common stock that will be exchanged for each share of Pathlight stock will vary among the series and classes of Pathlight preferred and common stock. This is due to certain preferences granted to the preferred stock under Pathlight's amended and restated certificate of incorporation. For more details on these differences, you should read the section entitled "THE MERGER—Merger consideration; conversion of shares" at page 34.

    The following table sets forth the fraction of a share of ADIC common stock to be received in exchange for one share of Pathlight stock, based on the class or series of Pathlight stock held. The table is based on certain assumptions, including an average closing price of ADIC common stock of $16.00 for the ten-trading-day period immediately prior to the closing of the merger, as well as certain other assumptions detailed in the section entitled "THE MERGER—Merger consideration; conversion of shares" at page 34.

    Actual amounts will vary from this table if the assumptions upon which it is based are not true at the time the merger closes.

For Each Share of Pathlight Stock Held	You Will Receive The Following Number of ADIC Shares
Class A Series 1(a)	0.85983
Class A Series 1(b)	0.85983
Class A Series 2	0.85983
Class B	0.91733
Class C	1.01608
Common Stock (including options/warrants)	0.79733

    As illustrated above, the fraction of a share of ADIC common stock you may receive in exchange for one share of Pathlight stock will vary slightly, depending on the class or series of Pathlight stock held. In addition, there will be a slight variation in the fraction of a share of ADIC common stock issuable in exchange for a single share of Pathlight stock as a result of differing average closing prices of ADIC common stock for the ten-trading-day period immediately prior to closing, as illustrated by the table below.

    ADIC will not issue fractional shares of its common stock in the merger. Instead of any fractional share, you will receive cash based on the average closing price of ADIC common stock over a ten-trading-day period prior to the closing of the merger.

Q: How many of my ADIC shares will be placed in escrow?

    A total of 1,287,500 shares of ADIC common stock will be placed in escrow pending resolution of certain potential liabilities described in the merger agreement. This fixed number—1,287,500—represents 12.5% of the total number of ADIC shares to be issued in the merger, but the percentage of your ADIC shares that will be placed in escrow likely will be slightly over 14% (except in the unlikely event that all Pathlight options and warrants are exercised before the merger closes). This is because some of the ADIC shares to be issued in the merger will be reserved for issuance in exchange for unexercised Pathlight options and warrants assumed by ADIC in the merger. No ADIC shares allocable to these options and warrants will be placed in escrow. Thus, the 1,287,500 escrow shares must be drawn only from ADIC shares issued to persons who were Pathlight stockholders at closing.

    For more details on how the escrow arrangements will affect you, you should read the section entitled "RELATED AGREEMENTS AND ARRANGEMENTS—Escrow agreements" at page 50.

Q: How long will the escrow period last, and who will determine whether and how many escrow shares will be released?

    Of the total of 1,287,500 shares of ADIC common stock to be held in escrow, 257,500 shares will be available to satisfy potential indemnification claims against Pathlight under the merger agreement. To the extent that these shares are not released to satisfy claims, they will be held in escrow until 30 days after ADIC's accountants issue their audit report for ADIC for the fiscal year ended October 31, 2001, but not later than one year after the closing of the merger.

    The remaining 1,030,000 ADIC shares will be placed in escrow to satisfy claims related to certain patent litigation brought against Pathlight by Crossroads Systems, Inc. To the extent not released earlier to satisfy such claims, these shares will be held in escrow until 30 days after the final resolution of the Crossroads patent litigation.

    Two former Pathlight stockholders, David Costine and Randolph Hood, will represent the former Pathlight stockholders in decisions regarding the escrow arrangements. These two stockholders may contest claims against the escrow shares and if they cannot agree with ADIC regarding such contested claims, the dispute will be settled by arbitration. Once the escrow periods terminate, the escrow shares will be released to the former Pathlight stockholders pro rata. It is possible that none of the 1,287,500 escrow shares will be released to any of the former Pathlight stockholders.

Q: What will happen to Pathlight's outstanding options and warrants?

  A:
  In accordance with the original terms of Pathlight's stock options, each option outstanding as of the date of the completion of the merger will be assumed by ADIC and automatically will become an option to purchase shares of ADIC common stock on the same terms and conditions as the Pathlight option. Outstanding warrants to purchase Pathlight common stock will be treated the same way. The number of shares subject to the options and warrants and the exercise price of the options and warrants, will be adjusted to reflect the exchange ratio applicable to the common stock of Pathlight. In accordance with the original terms of Pathlight's options, the vesting of all outstanding options for Pathlight common stock will accelerate if and when the stockholders of Pathlight approve the merger agreement.

Q: Are there risks I should consider in deciding whether to vote for the merger?

  A:
  Yes. For example, as described above, the number of shares of ADIC common stock that each Pathlight stockholder will receive will not be ascertainable until immediately prior to the closing of the merger. Also, the average trading price of ADIC common stock during the ten trading days prior to closing of the merger will affect the allocation of ADIC shares issued in the merger between common and preferred stockholders. A decrease in that average would cause a holder of Pathlight common stock to receive fewer ADIC shares and a holder of Pathlight preferred stock to receive more ADIC shares. An increase in that average would cause a holder of Pathlight common stock to receive more ADIC shares and a holder of Pathlight preferred stock to receive fewer ADIC shares. Examples of the allocation of ADIC shares among Pathlight's common and preferred stockholders under various hypothetical trading prices are given in the section entitled "THE MERGER—Merger considerations; conversion of shares" at page 34.

    Also, the trading price of ADIC common stock is likely to fluctuate, and no one can predict accurately what the trading price will be either before or after the closing of the merger. In evaluating the merger, you should consider carefully this and other factors discussed in the section entitled "RISK FACTORS" at page 15.

Q: What do I need to do now?

  A:
  After reviewing and considering carefully the enclosed information, you should cast your vote. To vote in favor of the merger and the merger agreement, sign, date and return the enclosed proxy card. You should return your signed and dated proxy card in the enclosed postage-paid envelope. Pathlight requests that you ensure that the enclosed proxy card is received by Pathlight no later than May 8, 2001.

    If you do not return a signed proxy, this will have the effect of voting against approval of the merger and the merger agreement.

    THE BOARD OF DIRECTORS OF PATHLIGHT RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE MERGER AND THE MERGER AGREEMENT BY EXECUTING THE ENCLOSED PROXY.

Q: What should I do if I want to revoke my proxy?

  A:
  You may revoke your proxy before your proxy is voted at the special meeting by (1) delivering to James Watson, Pathlight Technology, Inc., 9 Brown Road, Ithaca, New York 14850, a written notice bearing a date later than the date of the proxy card, stating that you revoke the proxy; (2) signing and delivering to James Watson at the above address a proxy card relating to the same shares and bearing a later date; or (3) attending the special meeting and voting in person, although attendance at the meeting will not, by itself, revoke the proxy.

Q: Should I send in my Pathlight stock certificates now?

  A:
  No. In connection with the closing of the merger, you will be sent written instructions for exchanging your Pathlight stock certificates for ADIC common stock certificates. Please do not send in your stock certificates until you have received that information.

Q: Will I receive my ADIC shares promptly after the closing?

  A:
  You will receive most of your ADIC shares within approximately two weeks of when you submit your Pathlight certificates and complete and return the additional forms to be provided. However, the portion of your shares that will be held in escrow will not be released to you, if at all, until certain prescribed periods of time have expired and other conditions are met as set forth in the escrow agreements and described in more detail in the sections entitled "THE MERGER AGREEMENT—Indemnification; escrow agreements" at page 46 and "RELATED AGREEMENTS AND ARRANGEMENTS—Escrow agreements" at page 50.

Q: When do you expect the merger to be completed?

  A:
  We are working toward completing the merger as quickly as possible. We anticipate that the merger will close on May 11, which is two business days after the stockholder meeting. There is no assurance, however, that the merger will be completed by that date.

Q: Will I recognize a taxable gain or loss on the transaction?

  A:
  We expect that if the merger is completed, you generally will not recognize a gain or loss for U.S. federal income tax purposes as a result of the merger except that you will recognize a gain or loss with respect to cash received instead of a fractional share, or with respect to the exercise of appraisal rights under Delaware law. However, we urge you to consult your own tax advisor to determine the tax consequences particular to your situation.

Q: Do Pathlight stockholders have the right to seek appraisal of their shares?

  A:
  Yes. Under Delaware law, you have the right to an appraisal and to payment in cash of the fair value of your shares, provided that you carefully follow the procedures set forth under Delaware law described in this proxy statement/prospectus; however, if holders of more than 7% of the Pathlight common stock seek to perfect these rights, ADIC will not be obligated to consummate the merger.

Q: Whom should I call with questions?

  A:
  If you have any questions about the merger or if you need additional copies of the proxy statement/prospectus, you should contact:

        Pathlight Investor Relations
        9 Brown Road
        Ithaca, New York 14850
        Attention: James Watson
        (607) 266-4000

    You also may obtain additional information about ADIC from documents filed with the Securities and Exchange Commission, by following the instructions in the section entitled "WHERE YOU CAN FIND MORE INFORMATION" at page 82.

SUMMARY

    This summary highlights selected information from this proxy statement/prospectus and may not contain all the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should read carefully this entire proxy statement/prospectus and the other documents to which we refer you. We have included page references in parentheses to direct you to a more complete description of some of the topics presented in this summary.

The Companies

Advanced Digital Information Corporation
11431 Willows Road N.E.
P.O. Box 97057
Redmond, Washington 98073-9757
(425) 881-8004

    ADIC provides hardware- and software-based data storage solutions to the open systems marketplace. It offers a broad range of products designed to enable organizations to effectively capture, protect, manage and archive the increasing amount of complex mission-critical data. ADIC incorporates its proprietary hardware, software and interconnectivity products, as well as its service and support expertise, with third-party hardware and software products to deliver flexible, reliable and scalable storage solutions. Its storage solutions are market-driven, and ADIC does not rely on a single technology or device to deliver them. ADIC continues to increase its investments in developing innovative and effective storage products. In order to broaden access to complementary products, ADIC makes direct equity investments and initiates licensing and co-development agreements with companies developing innovative technologies for the data storage market. ADIC's sales channels include a global network of resellers developed over the last 15 years and original equipment manufacturers, or OEMs, including Dell Computer, as well as IBM and Fujitsu Siemens Computers, with whom ADIC has recently signed agreements.

    For additional information about ADIC's business, see ADIC's Annual Report on Form 10-K for the fiscal year ended October 31, 2000, including the financial statements and other information contained therein, and other documents ADIC has filed with the Securities and Exchange Commission, which are incorporated into this proxy statement/prospectus by reference. See the section entitled "WHERE YOU CAN FIND MORE INFORMATION" at page 82. The information on ADIC's web site is not part of this proxy statement/prospectus.

Pathlight Technology, Inc.
9 Brown Road
Ithaca, NY 14850
(607) 266-4000

    Pathlight Technology, Inc. supplies products consisting of proprietary hardware and software that allow users to deploy advanced enterprise data storage systems, called Storage Area Networks or SANs. SANs are used to solve the growing problem of providing organizations with efficient enterprise-wide access to electronic information.

    Pathlight's SAN Gateway product offers the management and connectivity capabilities required for organizations to implement complete, integrated SAN solutions, providing transparent, enterprise-wide networks of diverse data storage systems. Pathlight's SAN Gateway also helps solve problems associated with data growth, storage network management and access control by offering a scalable, secure environment for the operation of diverse systems. Pathlight's SAN Router is an entry-level hardware platform with SAN connectivity that can be used alone or combined with Pathlight's SAN Gateways to provide larger scale storage networks. Pathlight markets its SAN software products with all its hardware products to provide a complete, fully integrated SAN connectivity solution.

    Pathlight has been developing SAN systems since 1997. Pathlight currently sells its products to manufacturers of computer systems, servers and large-scale data storage systems. Under multi-year agreements, Pathlight supplies core hardware and software components to two separate IBM divisions and 20 original equipment manufacturers, or OEMs, and distributors.

    The information in Pathlight's web site is not part of this proxy statement/prospectus. SAN Gateway, SAN Router, SAN Director and other terms used in this document are trademarks or trade names of Pathlight. Pathlight, a closely held corporation, was incorporated in 1994.

SUMMARY OF THE TRANSACTION

The merger (page 29)

    In the merger, a wholly owned subsidiary of ADIC will merge with and into Pathlight and Pathlight will become a wholly owned subsidiary of ADIC.

    The merger agreement is attached to this proxy statement/prospectus as Annex A. We encourage you to read this agreement carefully and the discussion of the merger and the merger agreement in this proxy statement/prospectus.

Pathlight's reasons for the merger; recommendation of Pathlight's board of directors (pages 31 and 33)

    Pathlight's board of directors believes the merger will provide several benefits to Pathlight stockholders, including:

  •
  expediting Pathlight's participation in the SAN marketplace through association with and integration into ADIC's product line;
  •
  providing immediate access to ADIC's significantly larger U.S. and European marketing infrastructure, which will enhance Pathlight's ability to market its products quickly and effectively;
  •
  serving Pathlight's plans to be a major supplier in the industry by combining it with a company with a shared vision regarding how to develop and deliver the best solutions for the SAN marketplace; and
  •
  providing a return on and an increase in the liquidity of stockholders' investments in Pathlight.

    These potential benefits, however, may not be achieved. In addition, the merger presents several risks, including the possibility that the merger might not be consummated, the effect that public announcement of the merger might have on Pathlight's sales and operating results and Pathlight's continuing ability to attract and retain key personnel, and the possibility that the market value of ADIC common stock might decrease, causing less aggregate value to be paid to Pathlight stockholders.

    After careful consideration, members of Pathlight's board of directors present at a special meeting of the board of directors held to consider the transaction unanimously approved the transaction and unanimously recommend that Pathlight stockholders approve the merger and the merger agreement.

ADIC's reasons for the merger (page 31)

    ADIC's board of directors considered a number of factors in reaching its decision to approve the merger and the merger agreement. Those factors include the following:

  •
  Pathlight's technology and its capability of integration with ADIC's technology;
  •
  ADIC's capabilities for marketing Pathlight's products;
  •
  Pathlight's engineering team;
  •
  ADIC's belief that the terms of the merger agreement are reasonable; and
  •
  satisfactory results of investigations of Pathlight's business.

    ADIC's board of directors also considered potential risks associated with the merger, such as the difficulties of integrating two companies and the risk that the merger's benefits may not be fully realized, potential shareholder concern over the number of ADIC shares to be issued and the risk that the value of the escrowed shares may not equal the ADIC losses such shares are intended to satisfy.

    ADIC's board of directors believes that these and other potential risks are outweighed by the potential benefits anticipated from the merger and that the merger is fair to, and in the best interests of, ADIC and its shareholders.

Consideration to be received in the merger (page 34)

    You will be entitled to receive a fraction of a share of ADIC common stock for each share of Pathlight stock you own immediately prior to the merger. The exchange ratio, however, will not be ascertainable until immediately before the merger is completed. The exchange ratio will differ among the classes and series of Pathlight common and preferred stock due to certain provisions of Pathlight's amended and restated certificate of incorporation. We encourage you to review carefully the details of how the exchange ratios for the various classes and series of Pathlight stock will be determined. These details are summarized under the heading "THE MERGER—Merger consideration; conversion of shares" at page 34.

    If the total number of ADIC shares to which you are entitled is not a whole number, ADIC will pay you cash for the fractional share based on the average closing price of ADIC common stock over a ten-trading-day period before the closing of the merger.

Treatment of options and warrants (page 37)

    In accordance with their original terms, outstanding options and warrants to purchase Pathlight common stock will be assumed by ADIC in the merger and converted into equivalent options and warrants to purchase ADIC common stock. The number of shares subject to each option or warrant, as the case may be, and the exercise price per share, will be adjusted to reflect the exchange ratio for the Pathlight common stock. In accordance with the original terms of Pathlight options, vesting of Pathlight stock options will accelerate in full and become exercisable on the date Pathlight stockholders approve the merger agreement, if such approval takes place.

Votes required; voting agreements (pages 26 and 49)

    A form of proxy is enclosed with these materials, as well as a pre-paid return envelope. We ask that you review and consider these materials carefully, and if you approve of the transactions described, please evidence your vote in favor of the merger and the merger agreement by signing, dating and returning the proxy card in the return envelope provided.

    The holders of at least (1) a majority of Pathlight common stock and preferred stock, voting together as a single class (on an as-converted-to-common-stock basis) and (2) 70% of the outstanding shares of Pathlight Class A preferred stock, all series of such class voting together as a single class, must approve the merger and the merger agreement. Pathlight stockholders are entitled to cast one vote for each share of Pathlight common stock held on March 20, 2001, the record date, and one vote for each share of Pathlight preferred stock then held. Pathlight's directors, executive officers and holders of more than 5% of its capital stock as well as certain of their affiliates and certain other stockholders who collectively held, as of the record date, approximately 68% of Pathlight's outstanding capital stock and approximately 71% of all of its Class A preferred stock, have agreed to vote their shares in favor of the merger, thus ensuring its approval.

    ADIC shareholders are not required to approve the merger.

Indemnification; escrow agreements (pages 46 and 50; Annexes C and D)

    Certain indemnification obligations of the former Pathlight stockholders set forth in the merger agreement and related share escrow provisions are an integral part of the merger. If the merger agreement is approved, the Pathlight stockholders will be deemed to have agreed to these indemnification provisions and will be obligated to indemnify ADIC for losses related to certain breaches of the merger agreement and for losses related to a patent infringement lawsuit against Pathlight by Crossroads Systems, Inc. The exclusive source of these potential indemnification payments will be a portion of the ADIC shares the Pathlight stockholders would otherwise be entitled to receive in the merger. These shares will be held in escrow and their release will be governed by two separate escrow agreements. The escrow agreements are attached to this proxy statement/prospectus as Annexes C and D.

    A total of 1,287,500 shares of ADIC common stock will be held in escrow for claims related to the pending patent litigation with Crossroads Systems, Inc. and other covered losses described in the merger agreement. Of these, 1,030,000 ADIC shares will be held in escrow for the satisfaction of Crossroads patent litigation-related claims and will not be released to Pathlight stockholders, if at all, until 30 days after that litigation is finally resolved. Claims against the other 257,500 escrow shares must be made before the earlier of 30 days after completion of ADIC's audit for the fiscal year ending October 31, 2001 or one year after the closing of the merger. It is possible that none of the escrowed shares will ever be released to the former Pathlight stockholders.

    The 1,287,500 ADIC shares to be placed in escrow represent 12.5% of the 10,300,000 ADIC shares that represent the total merger consideration. The percentage of each former Pathlight stockholder's ADIC shares that will be placed in escrow, however, will exceed 12.5% unless all Pathlight options and warrants are exercised prior to closing of the merger. This is because none of the ADIC shares allocable to unexercised Pathlight options and warrants to be assumed in the merger will be placed in escrow.

Stockholders' representatives (page 52)

    Approval of the merger and the merger agreement will also constitute approval of the formation of a committee of two persons to represent the former Pathlight stockholders, who will be empowered to take action for the former Pathlight stockholders in connection with the merger agreement, the escrow agreements and related documents. The committee initially will consist of Randolph Hood and David Costine.

Conditions to the merger (page 42)

    Pathlight's and ADIC's respective obligations to effect the merger are subject to the prior satisfaction or waiver of specific conditions. Conditions that must be satisfied or waived before the merger can be completed include, subject to exceptions and qualifications described in this proxy statement/prospectus and the merger agreement, the following:

  •
  the approval by the Pathlight stockholders of the merger as required by Delaware law and Pathlight's amended and restated certificate of incorporation;
  •
  the accuracy of both companies' representations and warranties in the merger agreement and performance of both of the companies' obligations under the merger agreement;
  •
  the legality of the merger, receipt of certain legal opinions regarding the merger and receipt of all required approvals, certificates, affidavits and consents;
  •
  the absence of material adverse changes in both companies' businesses;
  •
  the execution of specified escrow agreements;
  •
  the execution by Pathlight employees of a standard form of ADIC's Confidentiality, Noncompetition and Inventions Agreement and the employment of certain Pathlight employees by ADIC;
  •
  the termination of certain rights with respect to Pathlight stock;
  •
  the election of holders of no more than 7% of Pathlight's outstanding common shares to seek an appraisal remedy with respect to the merger;
  •
  the effectiveness of a registration statement registering the ADIC shares issuable in the merger and the authorization to list such shares on Nasdaq; and

  •
  the confirmation that the merger will be treated as a pooling-of-interests for accounting purposes and a tax-free reorganization for tax purposes.

Termination of the merger agreement (page 48)

    Under certain circumstances, Pathlight may terminate the merger agreement, and cause the merger not to be consummated, even if the Pathlight stockholders approve the merger and the merger agreement. Pathlight may terminate the merger agreement

  •
  by written agreement with ADIC;
  •
  if the merger is not completed by June 30, 2001 (unless Pathlight is at fault for the delay);
  •
  if the merger is prohibited by law; or
  •
  if ADIC materially breaches the merger agreement and does not cure its breach within specified cure periods.

    ADIC has the same rights to terminate the merger agreement as Pathlight. If the merger agreement is terminated, neither company will have any obligation under the merger agreement, except for breaches that occurred before termination.

Certain U.S. federal income tax consequences of the merger (page 53)

    It is a condition to the obligation of Pathlight to complete the merger that Pathlight receive a legal opinion that the merger will be a tax-free reorganization for federal income tax purposes. Accordingly, the transaction has been structured so that Pathlight and its stockholders generally will not recognize gain or loss for federal income tax purposes in the merger, except with respect to cash received by Pathlight stockholders in lieu of fractional shares or with respect to the exercise of appraisal rights under Delaware General Corporation Law.

Accounting treatment (page 39)

    ADIC expects to account for the merger as a pooling-of-interests, which means that Pathlight's assets, liabilities and stockholders' equity will be carried forward by ADIC at their recorded amounts. ADIC will not have to complete the merger if this accounting treatment is not available.

Restrictions on ability to sell stock (page 39)

    The shares of ADIC common stock to be issued in the merger will be registered under the Securities Act of 1933 and thus freely transferable by the former Pathlight stockholders, except for those who may be considered to be affiliates of either Pathlight or ADIC. Former directors, officers and certain principal stockholders of Pathlight may not sell ADIC stock acquired in the merger except as provided by Rule 145 under the Securities Act, under another registration statement or under another exemption from the Securities Act's registration requirements. Pathlight stockholders who become affiliates of ADIC must comply with certain provisions of Rule 144 under the Securities Act when selling their ADIC shares. Pathlight's affiliates agreed to these restrictions on the transferability of their ADIC shares in addition to certain other restrictions that end when ADIC publicly announces results covering at least 30 days of combined operations of ADIC and Pathlight.

Appraisal rights (page 80; Annex E)

    Under the Delaware General Corporation Law, Pathlight stockholders have the right to dissent from the merger, to demand appraisal of their shares and to receive payment in cash equal to the fair value of their shares. To exercise this right, Pathlight stockholders must not vote their shares in favor of the merger and must comply with certain requirements of Delaware law. For example, in order to preserve the right to demand payment, they must make a written demand for appraisal before the taking of the vote on the merger.

    A copy of the provisions of the Delaware General Corporation Law applicable to the exercise of appraisal rights is attached to this proxy statement/prospectus as Annex E. The preservation and exercise of appraisal rights require strict adherence to the applicable provisions of the statute. Pathlight stockholders are urged to read the statute carefully and to consult their own legal counsel.

Interests of certain persons in matters to be acted on (page 37)

    You should be aware that certain directors, executive officers and employees of Pathlight have interests in the merger that may be different from, or in addition to, their interests as Pathlight stockholders generally. Certain of these directors, executive officers and employees of Pathlight participated in the negotiation of the merger and the merger agreement. Pathlight's board of directors was aware of these interests and considered them, among other matters, in approving the merger and the merger agreement. These interests include the following:

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  Stock ownership. Beneficial stock ownership of Pathlight's directors and executive officers as of March 1, 2001 equaled approximately 36.4% of Pathlight's outstanding voting stock.
  •
  Voting agreements. Pathlight's directors, executive officers and holders of more than 5% of Pathlight's outstanding capital stock, as well as certain of their affiliates, agreed to vote their shares in favor of the merger, thus assuring its approval, and to grant irrevocable proxies to the directors of ADIC to vote their shares in favor of the merger; however, these persons were not paid additional consideration to enter into these voting agreements or to grant these proxies.
  •
  Stock options held by Pathlight's directors and executive officers. If the merger closes, each outstanding option to purchase Pathlight common stock, including any stock option held by any executive officer or director of Pathlight, will be assumed by ADIC and will become an option to acquire an economically equivalent amount of ADIC common stock after the merger. Additionally, any options held by such persons (as with all other option holders) that are not vested will become vested and exercisable for the remainder of their original terms, the date the Pathlight stockholders approve the merger agreement. ADIC has agreed to register all eligible shares underlying such options on a registration statement on Form S-8 to be filed with the SEC and declared effective within five business days of the closing of the merger.
  •
  Employment and severance payments. ADIC offered employment to Pathlight's co-founder and Executive Vice President, Said Rahmani Khezri, as ADIC's Executive Vice President of Research and Development after the merger. Under the terms of his employment offer, Mr. Rahmani will receive a salary of $220,000 per year and an option grant for 175,000 shares of ADIC common stock. Pursuant to his employment letter agreement with Pathlight, Randolph Hood, Pathlight's chief executive officer, is entitled to receive a severance payment of $220,000 after the close of the merger.
  •
  Indemnification and insurance. Certain provisions for the continuation of the indemnification of, and director and officer insurance for, directors and officers of Pathlight may be deemed to benefit such persons.

Regulatory approvals (page 40)

    Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, the merger may not be consummated until 30 days after the filing of certain information with the Federal Trade Commission and the U.S. Department of Justice. ADIC and Pathlight furnished the required information as of Tuesday, January 30, 2001. On February 13, 2001, the U.S. Department of Justice and the Federal Trade Commission granted ADIC and Pathlight early termination of the waiting period. Other than the filing of this information and the merger documents, ADIC and Pathlight believe that the merger requires no approval by any federal, state or other agency.

Comparison of stockholders' rights (page 69)

    Pathlight is a Delaware corporation and, therefore, the rights of its stockholders currently are determined by reference to the Delaware General Corporation Law and Pathlight's amended and restated certificate of incorporation and bylaws. At the effective time of the merger, Pathlight stockholders will receive shares of ADIC common stock. ADIC is a Washington corporation. Their rights as holders of ADIC stock, therefore, will be determined by reference to the Washington Business Corporation Act and ADIC's restated articles of incorporation and restated bylaws. The laws of Delaware and Washington vary, and differences exist between Pathlight's charter and bylaws and ADIC's charter and bylaws.

Market price data (page 56)

    Shares of ADIC common stock are listed on the Nasdaq National Market. On January 29, 2001, the last full trading day before the public announcement of the proposed merger, ADIC common stock closed at $25.688 per share. On            , the last full trading day for which closing stock prices were available at the time of the printing of this proxy statement/prospectus, ADIC common stock closed at $      per share. ADIC's common stock trading price has been very volatile in the past and it is likely to fluctuate in the future as well. The highest closing price of ADIC's common stock during the 52-week period ended March 30, 2001 was $39.50 and the lowest closing price during that period was $11.938.

Other information

    Neither ADIC nor Pathlight has authorized anyone to give you any information or to make any representation about the proposed merger that differs from or adds to the information contained in this proxy statement/prospectus. Therefore, if anyone gives you any different or additional information, you should not rely on it.

    If you live in a jurisdiction where it is unlawful to offer to exchange or sell, or to ask for offers to exchange or buy, the securities offered by this proxy statement/prospectus, or to ask for proxies, or if you are a person to whom it is unlawful to direct such activities, then the offer presented by this proxy statement/prospectus does not extend to you.

    The information contained in this proxy statement/prospectus speaks only as of the date indicated on the cover of this proxy statement/prospectus unless the information specifically indicates that another date applies.

    Information in this proxy statement/prospectus regarding ADIC has been supplied by ADIC and information in this proxy statement/prospectus regarding Pathlight has been supplied by Pathlight.

    This document serves as a prospectus of ADIC relating to the issuance of up to 10,300,000 shares of ADIC common stock in connection with the proposed merger and a proxy statement for Pathlight in connection with the solicitation of proxies by Pathlight's board of directors. This proxy statement/prospectus gives you detailed information about the proposed merger and includes a copy of the merger agreement, as well as certain related documents as annexes hereto. You can get more information about ADIC from publicly available documents that ADIC has filed with the Securities and Exchange Commission. See the section entitled "WHERE YOU CAN FIND MORE INFORMATION" at page 82.

RISK FACTORS

    In addition to the other information contained or incorporated by reference into this proxy statement/prospectus and in the documents to which we refer you, you should consider carefully the following risk factors in deciding whether to vote in favor of the merger.

Risk factors relating to the merger and the combination of the two companies

    Integration of our two companies may be difficult, which may adversely affect the business of the combined companies after the merger

    Combining our two companies involves technological, operational and personnel-related risks. This integration process will be complex, time-consuming and expensive, and will disrupt the business of the combined companies after the merger if not completed in a timely and efficient manner. If the merger is approved, the combined companies will utilize common information and communication systems, and will integrate some sales, marketing and other functions. The process of integrating separate businesses, especially when they are as geographically separated as Pathlight, located in New York, and ADIC, headquartered in Washington, involves a number of special risks, including

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  the possibility that the business cultures of the two companies may not match well;
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  the possibility that management may be distracted from regular business concerns by the need to integrate operations;
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  unforeseen difficulties in integrating operations and systems;
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  problems in retaining employees;
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  challenges in retaining customers; and
  •
  potential adverse effects on operating results.

    The expected benefits of the merger may not be realized

    The potential benefits that ADIC and Pathlight expect to achieve as a result of the merger may be more difficult to achieve than expected or may not be achievable at all. For example:

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  ADIC's sales channels may not be able to sell/market Pathlight's products as effectively as anticipated;
  •
  ADIC may not be able to integrate Pathlight's technology with its library products as effectively as anticipated;
  •
  anticipated cost reductions may not be available or may be offset by unanticipated cost increases; and
  •
  economies of scale may not be available; in particular, the combined companies' purchasing power may not increase as a result of the merger.

    Failure of the merger to qualify as a pooling-of-interests could harm the financial results of the combined companies, which may have an adverse effect on ADIC's stock price

    If the merger does not qualify for pooling-of-interests accounting treatment for financial reporting purposes, the future reported earnings of the combined companies could be harmed due to amortization of goodwill and other intangible assets, which could harm the trading price of ADIC common stock. The availability of pooling-of-interests accounting treatment for the merger depends on circumstances and events occurring before and after the effective time of the merger. For example, the business of the combined companies must not be significantly changed, including no significant dispositions of assets, for a period of two years following completion of the merger. In addition, the aggregate number of shares with respect to which appraisal rights are exercised must not exceed 10% of the shares of Pathlight capital stock outstanding immediately before the merger. Affiliates of ADIC and Pathlight must not sell any shares of either company's stock, except in specified limited amounts, until the day that the combined companies publicly announce financial results covering at least 30 days of combined operations after the merger. If affiliates of either company sell shares in excess of the limited exception prior to that time, the merger may not qualify for accounting as a pooling-of-interests.

    Your reduced ownership and voting interest after the merger means you will exercise less influence over management

    After the merger's completion, you will own a smaller percentage of ADIC and its voting stock than you own currently of Pathlight.

    Consequently, you will be able to exercise significantly less influence over the management and policies of the combined companies than you are able to exercise currently over Pathlight.

    No investment banking firm has passed upon the fairness of the consideration being delivered pursuant to the merger agreement

    Neither ADIC nor Pathlight received an opinion, report or appraisal of an outside financial advisor on the fairness of the merger from a financial point of view. As a result, Pathlight stockholders must make their own evaluations regarding the consideration to be received.

    The merger may result in a loss of Pathlight employees, which may adversely affect the financial performance of the combined companies

    The merger may result in a loss of Pathlight employees. The success of the combined companies may depend on the retention of key employees who are critical to the continued design, development and support of Pathlight's products and services. Despite ADIC's efforts to hire and retain quality employees, ADIC could lose some of Pathlight's key employees following the merger. Competition for qualified management and technical employees in the network storage industry is intense. ADIC and Pathlight have different corporate cultures. Pathlight employees may be unwilling to work for a larger, publicly traded company instead of a smaller company. In addition, competitors may recruit employees prior to the merger and during integration, as is common in high-technology mergers. As a result, employees of Pathlight or the combined companies could leave with little or no prior notice. We cannot assure you that the combined companies will be able to attract, retain and integrate employees to develop and use the Pathlight technology following the merger.

    Pathlight may need additional capital if the merger does not close

    If Pathlight stockholders fail to approve the merger and the merger agreement or if the merger does not close for any other reason, Pathlight likely will be required to seek a capital infusion in order to pursue its objectives. Such capital may not be available on attractive terms or at all.

    We could lose customers as a result of uncertainty regarding the merger

    Uncertainty regarding the merger and the ability of ADIC and Pathlight to effectively integrate their operations without a significant reduction in quality of service could lead some customers to select other vendors. The loss of business from significant customers could have a negative effect on the combined companies' business.

    Executive officers and directors of Pathlight have potential conflicts of interest in the merger

    Pathlight stockholders should be aware of potential conflicts of interest and the benefits available to certain Pathlight directors when considering Pathlight's board of directors' recommendation to approve the merger. Specifically, pursuant to the merger agreement, the directors' and officers' liability insurance will be extended for a period of six years after the merger and, if the merger and the merger agreement are approved by the Pathlight stockholders, the vesting for all of the options issued under Pathlight's 1997 Stock Option Plan, including those options held by Pathlight's executive officers and directors, will be accelerated automatically. Also, shortly after the merger, Randolph Hood, the chief executive officer of Pathlight, will leave the employment of Pathlight and will be entitled to $220,000 payable over the course of one year. In addition, certain Pathlight executive officers have interests in the merger that are different from, or in addition to, interests of Pathlight stockholders generally.

    The total number of shares of ADIC common stock that Pathlight stockholders will receive in the merger is fixed (although the allocation among the different classes and series of Pathlight stock is not)

    The total number of shares of ADIC common stock issuable in the merger is based on a fixed number of shares. This number will not be adjusted based on the market price of ADIC common stock. Market prices of ADIC common stock may vary for many reasons, including changes in the business, operations or prospects of ADIC, market assessments of the likelihood that the merger will be completed, the timing of regulatory approvals and general market and economic conditions. The merger will be completed after the special meeting and the current price of ADIC common stock now or at that time may not be indicative of its price on the date the merger is completed. Pathlight cannot terminate the merger agreement or re-solicit proxies from its stockholders based on changes in the value of ADIC common stock. We urge you to obtain current market quotations for ADIC common stock.

    The escrow of ADIC shares may prevent Pathlight stockholders from receiving full consideration

    In order to secure an indemnity for representations made by Pathlight under the merger agreement and for losses related to the Crossroads patent litigation, a portion of the ADIC common stock to be paid to Pathlight stockholders will be placed in escrow pursuant to two separate escrow agreements. Depending on the extent to which ADIC incurs losses relating to the resolution of certain legal matters, part or all of the ADIC common stock subject to escrow may never be distributed to Pathlight stockholders.

Risks relating to the combined companies

    If the merger is consummated, Pathlight will become a subsidiary of ADIC, and the following risks could impact both companies:

    ADIC's quarterly revenues and operating results may fluctuate for a number of reasons, and this may cause its stock price to fluctuate

    ADIC's quarterly operating results have varied in the past and are likely to vary significantly in the future due to several factors, including:

  •
  size and timing of significant customer orders;
  •
  shifts in product or distribution channel mix;
  •
  increased competition and pricing pressure;
  •
  timing of new product announcements and releases by ADIC or its competitors;
  •
  new product developments by storage device manufacturers;
  •
  recognition of losses or gains from ADIC's strategic investments;
  •
  rate of growth in the data storage market;
  •
  market acceptance of new and enhanced versions of ADIC's products;
  •
  timing and levels of ADIC's operating expenses;
  •
  gain or loss of significant customers or distributors;
  •
  currency fluctuations; and
  •
  personnel changes.

    ADIC's quarterly revenue and operating results may be affected by seasonal trends and are inherently uncertain

    ADIC's seasonal trends may result in lower revenue in the first quarter of each fiscal year compared to the fourth quarter of the previous fiscal year due to customer purchasing and budgetary practices and ADIC's sales commission and budgetary structure. Operating results in any period should not be considered indicative of the results investors can expect for any future period. We cannot assure you that ADIC will be able to sustain its recent levels of quarterly revenue and net income, as normalized for unusual or one-time items, or that it will maintain profitability in any future period. Any unfavorable change in the factors described above or any other factors could adversely affect ADIC's operating results for a particular quarter. In addition, it is likely that in some future quarter ADIC's operating results will be below the expectations of public market analysts and investors. In any of these events, the price of ADIC common stock likely would decline.

    Because ADIC operates with little backlog, its operating results could be adversely affected if ADIC does not accurately anticipate future sales levels

    Historically, ADIC has operated with little order backlog and, due to the nature of its business, ADIC does not anticipate having significant backlog in the future. Consequently, a large portion of ADIC's revenue in each quarter results from orders placed during that quarter. Because of the relatively large dollar size of orders from ADIC's distributors and original equipment manufacturers, or OEMs, delays in the placing of a small number of orders by a small number of purchasers could negatively affect ADIC's operating results for a particular period. In addition, ADIC's operating expense levels are, in the short term, largely fixed, and they are based, in part, on expectations regarding future revenue. Thus, ADIC's operating results could be disproportionately affected if ADIC does not receive the expected number of orders in a given quarter and its revenue falls below expectations.

    Competition in the open systems storage solutions market may lead to reduced market share, declining prices for ADIC's products and reduced profits

    The markets for data storage solutions in general, and automated tape libraries and storage management software in particular, are intensely competitive, fragmented and characterized by rapidly changing technology and evolving standards. These conditions could render ADIC's products less competitive or obsolete and could harm its business, financial condition and ability to market its products as currently contemplated. Because ADIC offers and is developing a range of open systems storage solutions, including automated tape libraries, software and storage peripherals, the competitors change, depending on the product format and performance level. Some of ADIC's competitors have greater financial, technical, manufacturing, marketing and other resources than it has. As a result, ADIC's competitors may be able to respond more quickly than it can to new or changing opportunities, technologies, standards or customer requirements. Competitors may develop products and technologies that are less expensive or technologically superior to ADIC's products. In addition, ADIC's competitors may manufacture and market their products more successfully than ADIC does its products.

    There is significant price competition in the markets in which ADIC competes and ADIC believes that pricing pressures are likely to continue. Certain competitors may reduce prices in order to preserve or gain market share. To successfully compete in this market, ADIC must be able to manage its component and product design costs. This pricing pressure, and ADIC's potential inability to manage its component and product design costs, could result in significant price erosion, reduced gross profit margins and loss of market share, which could negatively affect ADIC's business, financial condition and operating results.

    The storage device market is characterized by rapid technological evolution, and ADIC's success depends on its ability to develop new products

    The market for ADIC's products is characterized by rapidly changing technology and evolving industry standards and is highly competitive with respect to timely innovation. At this time, the data storage market is particularly subject to change with the emergence of Fibre Channel protocol and new storage solutions such as Storage Area Networks, or SANs, and Network Attached Storage, or NAS, devices. The introduction of new products embodying new or alternative technology or the emergence of new industry standards could render ADIC's existing products obsolete or unmarketable. ADIC's future success will depend in part on its ability to anticipate changes in technology, to gain access to such technology for incorporation into its products and to develop new and enhanced products on a timely and cost-effective basis. Risks inherent in the development and introduction of new products include:

  •
  difficulty in forecasting customer demand accurately;
  •
  inability to expand production capacity fast enough to meet customer demand;
  •
  the possibility that new products may cannibalize our current products;
  •
  the possibility of delays in our initial shipments of new products;
  •
  competitors' responses to ADIC's introduction of new products; and
  •
  the desire by customers to evaluate new products for longer periods of time before making a purchase decision.

    In addition, ADIC must be able to maintain the compatibility of its products with significant future device technologies, and it must rely on producers of new device technologies to achieve and sustain market acceptance of those technologies. Development schedules for high-technology products are subject to uncertainty, and ADIC may not meet its product development schedules.

    If ADIC is unable, for technological or other reasons, to develop products in a timely manner or if the products or product enhancements that ADIC develops do not achieve market acceptance, ADIC's business will be harmed.

    ADIC relies on tape technology for a substantial portion of its revenue

    ADIC derives a significant majority of its revenue from products that incorporate some form of tape technology, including digital linear tape, or DLT. Most often, these tape drive products are available from only a single manufacturer, and the combined companies expect to continue to derive a substantial amount of revenue from these products for the foreseeable future. As a result, ADIC's future operating results significantly depend on the continued availability and market acceptance of products employing tape drive technology. If products incorporating other technologies gain comparable or superior market acceptance, or if the tape drive products are unexpectedly no longer available, ADIC's business, financial condition and operating results would be adversely affected unless ADIC could quickly obtain the products from another manufacturer or could successfully develop and market products incorporating the new technology.

    ADIC depends on certain key suppliers, some of which are also its competitors

    ADIC does not possess proprietary magnetic tape drive, optical disk, high-density disk or other storage technologies and, consequently, it depends on a limited number of third-party manufacturers to supply it with the devices that ADIC incorporates into its products. In some cases, these manufacturers are sole-source providers of the device technology. Some of these sole-source manufacturers market their own tape library products and are thus, also, ADIC's competitors. Quantum is the primary supplier of DLT drives and has, in the past, allocated quantities of drives among its customers. It is possible that Quantum will again resort to allocation and, as a result, ADIC may not be able to meet its future DLT drive requirements. It is likely that ADIC will also depend on a small number of suppliers in the event other device technologies supplement or supplant DLT devices in any of its products.

    In September 1998, Quantum acquired ATL Products. ATL designs, manufactures, markets and services automated tape libraries that compete with ADIC's small and mid-range library products. ATL may be able to manufacture and market these competitive products more successfully than ADIC can manufacture and market its products, especially since ATL now has access to Quantum's financial and other resources. Furthermore, because Quantum is now competing directly with ADIC in certain markets through ATL, Quantum may be unable to meet ADIC's demand for DLT drives or may provide these products to ADIC at less competitive prices.

    ADIC's other suppliers have in the past been, and may in the future be, unable to meet its supply needs, including its needs for timely delivery, adequate quantity and high quality. ADIC does not have long-term contracts with any of its significant suppliers. If these suppliers were to decide to pursue the tape library market directly, they might cease supplying ADIC with tape drives and media, in which case ADIC might be unable to obtain adequate supplies of tape drives and media at acceptable prices, if at all. The partial or complete loss of any of ADIC's suppliers could result in significant lost revenue, added costs and production delays or could otherwise harm ADIC's business, financial condition, operating results and customer relationships.

    ADIC has a concentrated customer base, and therefore the loss of a single customer could negatively affect its operating results

    The majority of ADIC's end users purchase ADIC's products from value-added resellers, or VARs. For the small and mid-range libraries, many of these VARs purchase ADIC's products from large distributors such as Ingram Micro, Tech Data and others. In fiscal 2000, Ingram Micro represented 11% of ADIC's net sales. ADIC has no long-term orders with any of its significant customers or distributors. Generally, ADIC sells products pursuant to purchase orders. In addition, ADIC's distributors carry competing product lines which they may promote over ADIC's products. A distributor might not continue to purchase ADIC's products or market them effectively. Moreover, certain of ADIC's contracts with its distributors contain "most favored nation" pricing provisions which mandate that ADIC offer its products to these customers at the lowest price offered to other similarly situated customers.

    ADIC's operating results could be affected adversely if any of the following factors were to occur relating to one or more of its significant resellers:

  •
  the reduction, delay or cancellation of orders or the return of a significant amount of products;
  •
  the loss of one or more of such resellers; or
  •
  any financial difficulties of such resellers that result in their inability to pay amounts owed to ADIC.

    ADIC expects to increase its focus on OEM sales and, as a result, ADIC could be adversely affected if its OEM sales efforts are not successful

    ADIC relies on OEMs such as Dell Computer, Fujitsu Siemens Computers and IBM and is increasing its focus on sales to OEMs. Sales to Dell Computer represented 18% of sales in fiscal 2000; sales to all OEMs represented 23% of sales in fiscal 2000. OEMs typically conduct substantial and lengthy evaluation programs before certifying a new product for inclusion in their product line. ADIC may be required to devote significant amounts of financial and human resources to these evaluation programs with no assurance that its products will ever be selected. In addition, even if ADIC's product is selected by an OEM, there generally is no requirement that the OEM purchase any particular amount of product or refrain from purchasing competing products. ADIC does not have purchase commitments from its OEMs and a reduction in the level of sales from this channel would significantly impact revenue. Further, OEM sales typically feature lower profit margins than ADIC has obtained in the past through its other distribution channels.

    In addition, in fiscal 2000, ADIC began shipping products to IBM using their StorageSmart Ultrium Linear Tape-Open drives, or LTO drives. There is no assurance that these automation libraries will gain market acceptance. The LTO drives are also a recently developed product that, like all drive products, may experience technical problems or otherwise prove to be difficult to manufacture. In addition, these LTO drives may not be well received by the marketplace. If these LTO-based products are unsuccessful for any of these reasons, ADIC's business, financial condition and operating results may be harmed.

    Sales of ADIC's large libraries, and the revenue associated with the on-site service of those libraries, are somewhat concentrated in specific customers, including government agencies and government-related companies. If any of the resellers, OEMs or other large customers decide not to continue to purchase ADIC's products, its business, financial condition and operating results may be harmed.

    ADIC's operating results would be adversely affected by a significant amount of product returns

    ADIC's customers have rights in certain instances to return products to it, and ADIC may otherwise allow product returns if it thinks that doing so is in the interest of maximizing the effectiveness of its sales channels. ADIC estimates and reserves for potential returns in its reported financial results. Actual returns could exceed the level of its estimates due to new product introductions or other changes affecting the market for its products. If returns are made at levels that exceed ADIC's estimates, its financial results could be adversely affected in the periods of those returns.

    ADIC may make additional acquisitions which may not be successful

    In addition to the proposed merger, ADIC may make additional acquisitions. Acquisitions present a number of risks, including:

  •
  ADIC's ability to successfully integrate the acquired entity's operations, technologies and products with its own;
  •
  ADIC's ability to retain key customers and employees;
  •
  ADIC's ability to manage a larger and more diverse business, a portion of which may be in markets where ADIC has no or limited prior experience;
  •
  unanticipated costs associated with the integration of the acquired entity into ADIC's business;
  •
  diversion of management's attention from its core business during the acquisition and integration process;
  •
  potential adverse effects on existing business relationships with suppliers and customers; and
  •
  charges and write-offs incurred in connection with acquisitions.

    Additionally, ADIC expects that the consideration paid for future acquisitions, if any, could be in the form of cash, stock, assumption of indebtedness and/or rights to purchase stock. Dilution to existing shareholders and to earnings per share may result to the extent that shares of stock or other rights to purchase stock are issued in connection with any such future acquisitions. Dilution may occur if the earnings from such acquisitions do not exceed associated interest and other charges. ADIC may also incur charges from the completion of acquisitions, such as the expense of in-process research and development or severance or other charges arising from the integration of the businesses.

    ADIC may not be able to sustain its current growth or effectively manage any future growth

    ADIC is experiencing rapid growth. This growth has resulted in, and may possibly create in the future, additional capacity requirements, new and increased responsibilities for management personnel, and added pressures on ADIC's operating and financial systems. ADIC's facilities, personnel and operating and financial systems may not be sufficient to manage and sustain its current or future growth, and additional growth may detract from its ability to respond to new opportunities and challenges quickly. ADIC's ability to manage any future growth effectively will also depend on its ability to hire and retain qualified management, sales and technical personnel. If ADIC is unable to manage growth effectively or hire and retain qualified personnel, its business, financial condition and operating results could be materially negatively affected. In addition, to the extent expected revenue growth does not materialize, increases in ADIC's selling and administrative costs that are based on anticipated revenue growth could harm its operating results.

    Any inability to meet possible future capital requirements would limit ADIC's ability to grow

    ADIC may need, or could elect, to seek additional funding in the future. In the event ADIC needs to raise additional funds, it may not be able to do so on favorable terms, if at all. Further, if ADIC issues equity securities, shareholders may experience additional dilution and the new equity securities may have rights, preferences or privileges senior to those of ADIC's existing securities. If ADIC cannot raise funds on acceptable terms, it may not be able to develop or enhance its products, take advantage of future opportunities or respond to competitive pressures or unanticipated requirements.

    Risks associated with international operations may adversely affect ADIC's business

    ADIC's net sales to customers outside the United States accounted for 40% of its net sales in fiscal 1999 and 38% in fiscal 2000. ADIC believes that international sales will continue to represent a significant portion of its net sales. ADIC's international operations and sales to customers outside the United States subject it to a number of risks, including:

  •
  imposition of governmental controls;
  •
  exposure to foreign exchange risk;
  •
  the need to comply with a wide variety of foreign and U.S. export laws;
  •
  political and economic instability in certain international markets;
  •
  trade restrictions and protectionist laws and business practices that favor local competition;
  •
  changes in tariffs and tax laws;
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  longer payment cycles typically associated with international sales and potential difficulties in collecting accounts receivable;
  •
  potentially lower levels of protection of intellectual property than in the United States;
  •
  greater difficulty in administering business overseas;
  •
  the need to support multiple languages;
  •
  difficulty recruiting sales and technical support personnel with the skills to support ADIC's products;
  •
  potential severance exposure related to employee agreements with ADIC's European employees; and
  •
  dependence on local vendors.

    Furthermore, although ADIC endeavors to meet standards established by foreign regulatory bodies, it may not be able to comply with changes in foreign standards in the future. ADIC's inability to design products to comply with foreign standards could harm its business, financial condition and operating results.

    ADIC may be sued by its customers for product liability claims as a result of failures in its data storage products

    ADIC faces potential liability for performance problems of its products because its end users employ ADIC's storage technologies for the storage and backup of important data. Although ADIC maintains general liability insurance, its insurance may not cover potential claims of this type or may not be adequate to indemnify ADIC for all liability that may be imposed. Any imposition of liability that is not covered by insurance or is in excess of ADIC's insurance coverage could harm its business.

    ADIC may face liability associated with the use of products and processes on which patent ownership is claimed

    ADIC has been contacted by the Lemelson Medical, Education and Research Foundation, Limited Partnership regarding violation of its ownership and right to grant licenses under certain patents and has entered into a settlement agreement with this entity for a negligible amount of money. While ADIC is not a significant user of the products and processes of which Lemelson claims ownership, ADIC may face liability if the claims to those patents are upheld and/or if ADIC uses these products and processes in the future in ways that are not currently anticipated. Any imposition of liability could harm ADIC's business.

    While ADIC is not engaged currently in any intellectual property litigation or proceedings, as a result of the merger, it will assume costs and potential liability in the pending patent litigation by Crossroad Systems, Inc. against Pathlight, and in addition, ADIC may become involved in other intellectual property litigation or proceedings in the future. There is no assurance that the escrow established pursuant to the merger agreement will be adequate to cover potential losses incurred by ADIC as a result of such litigation and the escrow, by its terms, does not cover the first $1,000,000 of legal fees and expenses that ADIC may incur in defending that litigation. ADIC is now, and it may in the future be, subject to claims or inquiries regarding its alleged unauthorized use of a third party's intellectual property. An adverse outcome in the Crossroads patent litigation or any other litigation could subject ADIC to significant liabilities to third parties, require it to license technology from others or require it to cease marketing or using certain products, any of which could affect ADIC's business, financial condition and operating results negatively. If ADIC is required to seek licenses under patents or proprietary rights of others, it may not be able to acquire these licenses on acceptable terms, if at all. In addition, the cost of responding to an intellectual property infringement claim, in terms of legal fees and expenses and the diversion of management resources, whether or not the claim is valid, could harm ADIC's business, financial condition and operating results.

    ADIC may face currency risks associated with fluctuating foreign currency valuations

    Currently, over one-half of ADIC's international sales are denominated in U.S. dollars, and fluctuations in the value of foreign currencies relative to the U.S. dollar could therefore make ADIC's products less price-competitive. The remaining portion of ADIC's international sales are denominated in foreign currencies, primarily the German mark, British pound sterling and French franc. A decrease in the value of a relevant foreign currency in relation to the U.S. dollar after establishing prices and before ADIC's receipt of payment and conversion of such payment to U.S. dollars would have an adverse effect on its operating results. Furthermore, the expenses of ADIC's international subsidiaries are denominated in their local currencies. Because ADIC currently engages in only limited foreign currency hedging transactions, its operating results could be adversely affected by movement in foreign currency exchange rates.

    ADIC may need to upgrade its financial and other software to account for the European Economic Community's adoption of the Euro

    On January 1, 1999, certain member states of the European Economic Community fixed their respective currencies to a new currency, commonly known as the Euro. During the three years beginning January 1, 1999, business in these countries will be conducted both in the existing national currency, such as the French franc or the German mark, as well as the Euro. Thereafter, all transactions must be recorded in Euros. ADIC will need to ensure that its financial and other software systems are capable of processing transactions and properly handling both the existing currencies and the Euro. ADIC is still assessing the impact that the introduction and use of the Euro will have on its internal systems. ADIC does not currently expect that the introduction and use of the Euro will materially affect its business; however, if ADIC encounters unexpected difficulties, its business could be harmed.

    A number of key personnel are critical to the success of ADIC's business

    ADIC's future success depends in large part on its ability to retain certain key executives and other personnel, some of whom have been instrumental in establishing and maintaining strategic relationships with key suppliers and customers. ADIC does not have any employment agreements with its U.S. employees, except for change of control agreements with its executive officers. ADIC's future growth and success will depend in large part on its ability to hire, motivate and retain highly qualified management, technical, operations and sales and marketing personnel. Competition for such personnel is intense in the high-technology industry, particularly in the Seattle and Denver areas. ADIC may not be able to retain its existing personnel or attract additional qualified personnel in the future. In addition, companies in ADIC's industry whose employees accept positions with competitors frequently claim that the competitors have engaged in unfair hiring practices. ADIC may receive such claims in the future as it seeks to hire qualified personnel, and such claims could result in litigation. Regardless of the merits of these claims, ADIC could incur substantial costs in defending itself against these claims.

    A failure to develop and maintain proprietary technology will negatively affect ADIC's business

    Because ADIC's business depends on technology, its ability to compete effectively depends in part on its ability to develop and maintain proprietary aspects of its technology. ADIC holds patents on various design elements of its automated storage library products in the United States and international jurisdictions, and it is pursuing additional patent applications. ADIC cannot be certain, however, that it will receive any future patents or that any patents ADIC does receive will be valid or provide meaningful protection for its product innovations. ADIC also relies on a combination of copyright, trademark, trade secret and other intellectual property laws and various contract rights to protect its proprietary rights. Such rights, however, may not preclude competitors from developing products that are substantially equivalent or superior to ADIC's products. In addition, many aspects of ADIC's products are not subject to intellectual property protection and can therefore be reproduced by its competitors.

    ADIC's increased research and development spending may not yield results that justify the costs incurred

    ADIC has substantially increased its research and development spending over that of prior periods. ADIC's products and markets are technologically advanced and rapidly evolving, and it cannot be assured that these efforts will successfully provide it with new or upgraded products that will be competitive. If these programs are not successful, ADIC's increased investment in research and development will not yield corresponding benefits to it.

    Undetected software or hardware errors could increase ADIC's costs and reduce its revenue

    ADIC may not be able to adequately control and eliminate manufacturing flaws in its products. ADIC's products operate near the limits of electronic and physical performance and are designed and manufactured with relatively small tolerances. If flaws in design, production, assembly or testing were to occur in ADIC's products or those of its vendors, ADIC could experience a rate of failure in its products that would result in substantial repair or replacement costs and potential damage to its reputation. Continued improvement in manufacturing capabilities and control of material and manufacturing quality and costs are critical factors in ADIC's future growth. ADIC frequently revises and updates manufacturing and test processes to address engineering and component changes to its products and to evaluate the reallocation of manufacturing resources among its facilities. ADIC can make no assurance that its efforts to monitor, develop and implement appropriate test and manufacturing processes for its products will be sufficient to permit it to avoid a rate of failure in its products that results in substantial shipment delays, significant repair or replacement costs and damage to ADIC's reputation. In addition, ADIC's products are combined with products from other vendors. As a result, when problems occur, it is difficult to identify the source of the problem. These problems may cause ADIC to incur significant warranty and repair costs, divert the attention of its engineering personnel from its product development efforts and cause significant customer relations problems.

    ADIC faces substantial warranty exposure

    ADIC generally provides product warranties for varying lengths of time. In the past, ADIC has incurred higher warranty expenses relating to new products than it typically incurs with established products. In anticipation of such expenses, ADIC establishes allowances for the estimated liability associated with product warranties. However, these warranty allowances may be inadequate, and ADIC may incur substantial warranty expenses in the future with respect to new or established products.

    ADIC has antitakeover provisions in place that make it more difficult for a third party to acquire it

    ADIC's board of directors has the authority, without any action by the shareholders, to issue up to 4,000,000 shares of preferred stock and to fix the rights and preferences of such shares. In addition, ADIC has adopted a shareholder rights plan involving the issuance of preferred stock purchase rights designed to protect its shareholders from abusive takeover tactics by causing substantial dilution to a person or group that attempts to acquire it on terms not approved by ADIC's board. Certain provisions in ADIC's restated articles of incorporation, restated bylaws and shareholder rights plan, as well as Washington law, and the ability of its board to issue preferred stock, may have the effect of delaying, deferring or preventing a change in control, may discourage bids for ADIC common stock at a premium over its market price and may adversely affect the market price of, and the voting and other rights of the holders of, its common stock.

    ADIC's stock price may be extremely volatile

    The market price of ADIC common stock has experienced significant fluctuations since ADIC commenced trading in October 1996 and is likely to fluctuate significantly in the future. The highest closing price for ADIC common stock during the 52-week period ended March 30, 2001 was $39.50, and the lowest closing price for that period was $11.938. ADIC's stock price can fluctuate for a number of reasons, including:

  •
  announcements about ADIC or its competitors;
  •
  quarterly variations in operating results;
  •
  the introduction of new technology or products or changes in product pricing policies by ADIC or its competitors;
  •
  comments regarding ADIC and the data storage market made on Internet bulletin boards; and
  •
  changes in earnings estimates by analysts or changes in accounting policies.

    In addition, stock markets have experienced extreme price and volume volatility in recent years. This volatility has had a substantial effect on the market prices of securities of many smaller public companies for reasons frequently unrelated or disproportionate to the operating performance of the specific companies. These broad market fluctuations may adversely affect the market price of ADIC common stock.

PATHLIGHT'S SPECIAL MEETING

Date, time, place and purpose of Pathlight's special meeting

    The special meeting of Pathlight stockholders will be held at 10:00 a.m. local time on May 9, 2001, at Pathlight's headquarters, located at 9 Brown Road, Ithaca, New York 14850. Pathlight stockholders as of the record date will be asked to approve the merger and the merger agreement.

Record date; outstanding shares; shares entitled to vote

    Only holders of record of voting Pathlight capital stock at the close of business on March 20, 2001, the record date, are entitled to vote. As of the record date, there were (1) 5,236,701 shares of Pathlight common stock outstanding, held of record by 95 stockholders; (2) 200,000 shares of Pathlight Class A Series 1(a) preferred stock outstanding, held of record by 2 stockholders; (3) 977,096 shares of Pathlight Class A Series 1(b) preferred stock outstanding, held of record by 12 stockholders; (4) 1,248,514 shares of Pathlight Class A Series 2 preferred stock outstanding, held of record by 2 stockholders; (5) 1,041,651 shares of Pathlight Class B preferred stock outstanding, held of record by 29 stockholders; and (6) 1,428,440 shares of Pathlight Class C preferred stock outstanding, held of record by 45 stockholders. Each holder of Pathlight common stock is entitled to one vote for each share of Pathlight common stock held as of the record date. Each holder of Pathlight preferred stock is entitled to one vote for each share of preferred stock held as of the record date. If you do not send in your proxy, it will have the same effect as voting against the merger and the merger agreement.

Quorum; vote required

    The required quorum for the transaction of business at the special meeting is the presence of holders, in person or by properly executed proxies, of a majority of Pathlight capital stock issued and outstanding and entitled to vote thereat.

    The vote of (1) a majority of Pathlight outstanding common stock and preferred stock voting together as a single class (on an as-converted-to-common-stock basis) and (2) 70% of the outstanding shares of Pathlight Class A preferred stock, all series of such class voting together as a single class, is required to approve the merger and the merger agreement.

Voting of proxies

    The Pathlight board of directors requests that you return the proxy card accompanying this proxy statement/prospectus for use at the meeting. Please complete, date and sign the proxy card and promptly return it to James Watson in the return envelope provided. All properly signed proxies received by May 8, 2001 and not revoked before the vote at the meeting will be voted according to the instructions indicated on the proxies or, if no instructions are given, to approve the merger and the merger agreement.

    We do not expect that any matter other than approval of the merger and the merger agreement will be brought before the stockholders at the special meeting. If matters other than approval of the merger and the merger agreement are brought before the stockholders at the special meeting, however, the persons named as proxies will vote in accordance with their judgment with respect to those matters.

    If you have any questions or need assistance in completing or submitting your proxy card, please contact James Watson at the following address and telephone number:

Pathlight Technology, Inc. 9 Brown Road Ithaca, New York 14850 (607) 266-4000

Share ownership of management, greater than 5% and certain other stockholders; assurance of approval

    As of the record date, Pathlight's directors, executive officers, holders of more than 5% of Pathlight outstanding capital stock and certain of their affiliates and certain other stockholders collectively owned 6,897,802 shares or approximately 68% of Pathlight's outstanding capital stock, which includes 4,165,944 shares or approximately 80% of Pathlight outstanding common stock, and 1,718,514 shares or approximately 71% of Pathlight Class A preferred stock. Each of Pathlight's executive officers and directors and holders of more than 5% of Pathlight's outstanding capital stock, as well as certain affiliates of such persons, has executed a voting agreement with ADIC, under which he, she or it has agreed to vote shares held by the stockholder in favor of the merger, thus assuring its approval.

Recommendation of Pathlight's board of directors

    PATHLIGHT'S BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE MERGER AND THE MERGER AGREEMENT BY SIGNING AND RETURNING THE ENCLOSED PROXY.

How to revoke your proxy

    You may revoke your proxy by taking any of the following actions before your proxy is voted at the meeting:

  •
  delivering to James Watson at Pathlight Technology, Inc., 9 Brown Road, Ithaca, New York 14850 a written notice bearing a date later than the date of the proxy card, stating that you revoke the proxy;

  •
  signing and delivering to James Watson at the above address a proxy card relating to the same shares and bearing a later date; or

  •
  attending the meeting and voting in person, although attendance at the meeting will not, by itself, revoke the proxy.

    Please note, however, that if your shares are held of record by a nominee and you wish to vote at the meeting, you must bring to the meeting a letter from the nominee confirming your beneficial ownership of the shares.

Abstentions

    Only shares affirmatively voted for approval of the merger agreement, including shares represented by properly executed proxies that do not contain voting instructions, will be counted as votes "FOR" the merger and the merger agreement. Abstentions will be included in determining the presence of a quorum, but will have the same effect as voting against the merger and the merger agreement.

Appraisal rights

    Under Delaware law, you have the right to exercise appraisal rights and to receive payment in cash for the fair value of your shares. If you wish to exercise your statutory appraisal rights, you must:

  •
  not vote in favor of the merger and the merger agreement;

  •
  hold your shares through the effective date of the merger; and

  •
  follow the statutory procedures for preserving appraisal rights under the Delaware General Corporation Law prior to the special stockholders' meeting, which procedures and rights are described in the section entitled "APPRAISAL RIGHTS OF PATHLIGHT STOCKHOLDERS" at page 83.

    The failure to return the proxy card will not preserve your appraisal rights. Section 262 of the Delaware General Corporation Law requires, among other things, that, prior to the special stockholders' meeting, you notify Pathlight in writing of your intent to demand appraisal. Section 262 of the Delaware General Corporation Law is reprinted in its entirety and attached to this proxy statement/prospectus as Annex E. Failure to comply precisely with all procedures required by Delaware law will result in the loss of your appraisal rights.

You should not send in any certificates representing Pathlight stock now. In connection with completion of the merger, you will receive instructions for the surrender and exchange of your Pathlight stock certificates.

THE MERGER

    This section of the proxy statement/prospectus describes the proposed merger. While we believe that this description covers the material terms of the merger, this summary may not contain all of the information that is important to you. You should read carefully this entire proxy statement/prospectus and the other documents to which we refer for a more complete understanding of the merger.

Background of the merger

    ADIC and Pathlight are familiar with each other as a result of discussions relating to a potential product supply relationship that took place during the summer and fall of 2000, following ADIC's survey of all known potential suppliers of SAN connectivity products and a "request for proposal" or RFP process. These discussions culminated in an original equipment manufacturing agreement that was signed on November 2, 2000, pursuant to which Pathlight would manufacture connectivity products for ADIC.

    In connection with discussions regarding product manufacturing beginning in mid-August, 2000, the parties also discussed a possible investment by ADIC in Pathlight. On September 21, 2000, Jon Gacek and Jonathan Otis, ADIC's Senior Vice President and Chief Financial Officer and its Executive Vice President, Technology, respectively, met with Randolph Hood, Pathlight's Chief Executive Officer, David Costine, Chairman of the Board of Pathlight, James Watson, Pathlight's Chief Operating Officer and Chief Financial Officer, and Said Rahmani Khezri, Pathlight's Executive Vice President, at a meeting at Pathlight's headquarters in Ithaca, New York, to discuss the possible investment. Mr. Hood subsequently met with several members of ADIC's senior management team at ADIC's offices in Redmond, Washington on November 11, 2000.

    On November 30, 2000, ADIC's Chairman and Chief Executive Officer, Peter van Oppen, together with Chuck Stonecipher, ADIC's President and Chief Operating Officer, met with Randolph Hood, James Watson, Said Rahmani Khezri, David Costine and David Ahlers, a director and significant stockholder of Pathlight, at Pathlight's headquarters in Ithaca, New York, to discuss further a possible investment by ADIC in Pathlight. During the course of this meeting, the discussion evolved from a possible investment by ADIC in Pathlight to a possible acquisition of Pathlight by ADIC. At this meeting, Mr. van Oppen and Mr. Stonecipher discussed ADIC's vision for broadening its product offerings and incorporating more network intelligence into its tape libraries and other product offerings as well as its previous investments in storage-related software. Mr. Hood and the other Pathlight representatives, in turn, described the challenges Pathlight expected to encounter in developing a branded sales channel and its need for additional capital if it were to develop this channel on its own. The parties recognized that ADIC's acquisition of Pathlight would enable Pathlight's products to be sold through ADIC's well-established branded sales channels and that Pathlight's products would complement ADIC's existing product offerings. ADIC and Pathlight also recognized that they share a similar device-independence philosophy, and that their products could be sold through the same branded and OEM sales channels, including certain common existing customers.

    Subsequent to the November 30 meeting of the management of our two companies in Ithaca, the parties began discussing specific aspects of the structure of a business combination. We developed a consensus that, if the parties could agree on a price and could agree on the specific terms of a definitive written agreement, the business combination would be structured as a merger in which Pathlight would become a wholly owned subsidiary of ADIC and Pathlight stockholders would receive shares of ADIC common stock in exchange for their Pathlight common and preferred stock.

    At a regular meeting of the ADIC board of directors on December 6, 2000, Mr. van Oppen reported to the board on the discussions with Pathlight management and the board authorized ADIC's management to pursue such discussions with Pathlight regarding a potential acquisition.

    Mr. van Oppen and other members of ADIC's senior management then had a series of telephone conversations with Mr. Hood, Mr. Costine and Mr. Ahlers on December 9, 13 and 15, 2000. A variety of issues were discussed during these conversations, including Pathlight's organization and team members, historical revenues and the pending patent lawsuit against Pathlight by Crossroads Systems, Inc. The number of outstanding shares of ADIC common stock and possible exchange ratios were also discussed on these calls. Specifically, on the December 13 call, the Pathlight representatives proposed that ADIC issue a number of shares equal to 22% of ADIC's outstanding stock as consideration for all of Pathlight's outstanding capital stock in the merger. On the December 15 call, the ADIC representatives countered that they would not consider issuing 20% or more of ADIC's then outstanding stock.

    The parties again discussed, in a telephone conference on December 19, 2000, the possible exchange ratio, and the number of shares to be held in escrow in connection with the patent litigation and for general indemnification purposes. On this call, the parties tentatively agreed that the consideration issued in the transaction would be 10,300,000 shares, with 10% of those shares to be held in escrow relating to the patent litigation, and with an additional escrow to be established for general indemnification purposes that would not exceed 5% of the shares issued in the merger. The following day, December 20, 2000, ADIC presented a nonbinding term sheet to Pathlight containing the outline of the proposed transaction.

    During the ensuing two weeks, the parties exchanged several drafts of the nonbinding term sheet and communicated frequently to resolve specific aspects of the proposed transaction. In particular, the negotiations focused on the remedies available to ADIC if Pathlight violated a "no-shop" agreement contained in the proposed term sheet or if the transaction failed to close under specified circumstances, the number of shares to be held in the general indemnification escrow, the terms under which the escrowed shares would be released and the extent of prohibitions on ADIC's ability to solicit Pathlight employees if the parties failed to reach a definitive agreement.

    On January 7, 2001, the parties executed the nonbinding term sheet, which included a binding "no-shop" agreement, effective through January 31, 2001, and a mutual nondisclosure agreement. At that juncture, we had reached preliminary agreement on the number of shares of ADIC common stock to be issued in the merger and the number of shares to be held in escrow, but that preliminary agreement was subject to due diligence and to agreement on several other issues that would be addressed in the definitive agreement.

    Following execution of the nonbinding term sheet, the parties commenced due diligence and the preparation of definitive written agreements. On January 9 and 10, 2001, Mr. Gacek and Bill Britts, ADIC's Executive Vice President of Sales and Marketing, met at Pathlight's headquarters with Mr. Hood and other members of Pathlight's executive team, including Peter Passaretti, Pathlight's Vice President of OEM Sales, Said Rahmani Khezri, Jean Gerow, Pathlight's Financial and Planning Analyst, and James Watson to conduct due diligence, including a review of Pathlight's historical financial results and the status of Pathlight's OEM relationships. Similarly, on January 12, 2001, two of Pathlight's independent directors, David Costine and David Ahlers, met with Mr. van Oppen and other members of ADIC's management team at ADIC's headquarters in Redmond, Washington to conduct due diligence on ADIC. In addition, on January 9, 2001, Mr. van Oppen met with Scott Jones, a director of Pathlight, to discuss the proposed transaction and ADIC's business.

    On January 9, 2001, Perkins Coie LLP, legal counsel for ADIC, distributed an initial draft of the merger agreement to Pathlight and its legal counsel. This agreement was negotiated during the weeks of January 15 and 22, with numerous drafts exchanged and communications between legal counsel and the parties. Negotiations focused primarily on the extent of representations and warranties, the conditions to each party's obligation to close the merger and on limitations and thresholds applicable to claims against the escrows.

    On January 22 and 23, Said Rahmani Khezri and Mark DeWilde, Pathlight's Chief Technology Officer, met with ADIC's management team to discuss the combined companies' strategy following the merger, including product plans, integration issues and other matters.

    On Friday, January 26, the ADIC board of directors held a special meeting at which the merger agreement, including the issuance of shares in the merger, was unanimously approved. On that same day, the Pathlight board of directors held a special meeting at which the merger and the merger agreement were unanimously approved by the directors present at the meeting, and such directors unanimously agreed to recommend approval of the merger and the merger agreement to the Pathlight stockholders.

    On Monday, January 29, the parties continued negotiation of the merger agreement, including discussion of representations regarding intellectual property, provisions relating to claims against escrowed shares and closing conditions. These remaining open points were resolved and the merger agreement was executed on Tuesday, January 30. Concurrent with the execution of the merger agreement, Pathlight delivered to ADIC voting agreements signed by each of its officers, directors and greater than 5% stockholders and certain of their affiliates. A press release announcing the merger was issued on January 30, 2001 promptly after execution of the merger agreement. A copy of the merger agreement as signed by both companies is attached to this document as Annex A.

    Chase H&Q gave a presentation to Pathlight's board of directors on March 30, 2000 regarding a general strategy for the potential sale of Pathlight or an initial public offering of its common stock and was later engaged, on May 16, 2000, by Pathlight. Chase H&Q did not provide a report, opinion or appraisal in connection with the merger.

    ADIC engaged both Bear Stearns and Salomon Smith Barney as financial advisors in connection with the acquisition of Pathlight. Bear Stearns provided advice to ADIC's management regarding the structure of the transaction. Salomon Smith Barney participated in meetings with ADIC management and provided advice regarding integration and the combined companies' business model. Neither Bear Stearns nor Salomon Smith Barney provided any report, opinion or appraisal relating to the transaction.

Reasons for the merger

    The boards of directors of ADIC and Pathlight, in the course of reaching their respective decisions to approve the merger agreement, consulted with their respective management teams and advisors and considered a number of factors, including the following material factors, the order of which does not necessarily reflect their relative significance:

Factors considered by ADIC's board of directors:

  •
  Pathlight's technology has been proven through sales and through numerous OEM agreements with leading industry participants, and complements ADIC's existing software portfolio;

  •
  ADIC's broad customer base and strong marketing capabilities provide much greater opportunities for rapid growth of sales of Pathlight products than Pathlight would have as a separate company;

  •
  ADIC's business model contemplates the integration of greater intelligence into ADIC's tape libraries and other network storage products, which would be accelerated through the acquisition of Pathlight;

  •
  the opportunity to add Pathlight's strong engineering team to ADIC's strong engineering team, including Pathlight's Executive Vice President of Engineering and Marketing, Said Rahmani Khezri;

  •
  the belief that the terms of the merger agreement, including the parties' representations, warranties and covenants, and the conditions to their respective obligations, were reasonable; and

  •
  reports from management and from legal advisors as to the results of their due diligence investigation of Pathlight, including an assessment of the risks relating to the pending patent litigation.

Factors considered by Pathlight's board of directors:

  •
  historical information concerning Pathlight's prospects, financial performance and condition, operations, technology, management and competitive position;

  •
  the business, financial condition, operations, results, and prospects of Pathlight after giving effect to the merger;

  •
  current financial market conditions and historical market prices, volatility and trading information with respect to ADIC common stock;

  •
  the consideration to be received by Pathlight stockholders in the merger;

  •
  the prospects of Pathlight as an independent company, as well as the potential for other third parties to enter into strategic relationships with, invest in or acquire Pathlight;

  •
  the fact that stockholders representing more than 70% of the voting power of Pathlight outstanding Class A preferred stock and more than a majority of the voting power of all of Pathlight's outstanding capital stock had indicated a willingness to execute voting agreements and irrevocable proxies to the directors of ADIC allowing such persons to vote such shares in favor of the merger agreement, assuring approval thereof;

  •
  the impact that such voting agreements and proxies would have on non-affiliated stockholders of Pathlight, who would have at their disposal the procedural and substantive provisions under Delaware law for the exercise of appraisal rights and the payment of fair value for their shares, if such persons did not conclude that the terms of the transaction or the consideration payable in connection therewith was adequate;

  •
  the belief that the terms of the merger agreement, including the parties' representations, warranties and covenants, and the conditions to their respective obligations, are reasonable; and

  •
  reports from management as to the results of their due diligence investigation of ADIC.

    Each board of directors has determined that the merger is fair to and in the best interests of its corporation and its stockholders. However, all business combinations, including this merger, also include certain risks and disadvantages. The material potential risks and disadvantages to ADIC shareholders identified by ADIC's board and management, and the material potential risks and disadvantages to Pathlight stockholders identified by Pathlight's board and management, include the following material matters, the order of which does not necessarily reflect their relative significance:

Risks and disadvantages considered by ADIC's board of directors:

  •
  the difficulties and expenses associated with integrating the two companies;

  •
  the risk that the potential benefits sought in the merger might not be realized;

  •
  the risk that existing shareholders may be concerned by the number of shares of ADIC common stock to be issued under the merger agreement;

  •
  the risk that the combined companies may not be able to retain Pathlight employees or to attract and retain the additional engineering and sales personnel necessary for the combined companies to prosper;

  •
  the extent to which ADIC's capital resources must be devoted to further development of Pathlight's technology;

  •
  the risk that the escrow shares may be insufficient to satisfy potential claims relating to the pending patent litigation between Crossroads Systems and Pathlight or breaches of representations, warranties and covenants set forth in the merger agreement;

  •
  the risk that management will be required to spend a disproportionate amount of its time and attention on issues pertaining to the integration of the two companies; and

  •
  other applicable risks described in this document.

Risks and disadvantages considered by Pathlight's board of directors:

  •
  the risk that the potential benefits sought in the merger might not be fully realized;

  •
  the possibility that the merger might not be consummated and the effect of the public announcement of the merger on Pathlight's business and valuation;

  •
  the risk that, despite the efforts of the combined companies, key management, creative, strategic and technical personnel might not remain employed by the combined companies;

  •
  risks associated with fluctuations in ADIC's stock price prior to closing of the merger; and

  •
  other applicable risks described in this proxy statement/prospectus.

    Other than these disadvantages, the boards of directors did not identify any other particular material risks to or material adverse effects on their respective corporations or stockholders. Both boards believed, and continue to believe, that these potential risks and disadvantages are outweighed by the potential benefits anticipated from the merger.

    The foregoing discussion of the material factors considered by the boards of directors is not intended to be exhaustive. In view of the wide variety of factors, risks and disadvantages considered in connection with their evaluation of the merger, the boards did not find it practicable to, and did not, quantify or assign any relative or specific weights to the foregoing matters, and individual directors may have deemed different matters more significant than others.

Recommendation of Pathlight's board of directors

    For the reasons discussed above, the members of Pathlight's board of directors present at the special meeting held to consider the transaction determined that the terms of the merger and the merger agreement and the transactions contemplated thereby are fair to, and in the best interests of, Pathlight and its stockholders. Accordingly, such directors unanimously, including all disinterested directors, recommend that Pathlight stockholders vote for the proposal to approve the merger and the merger agreement.

The merger; closing; effective time

    The merger agreement provides for the merger of PTech Acquisition, Inc., a wholly owned subsidiary of ADIC, with and into Pathlight. Before the effective time of the merger, ADIC, PTech Acquisition, Inc. and Pathlight will be separate entities. The merger will be completed, or closed, when all of the conditions to its completion are satisfied or waived, including approval of the merger and the merger agreement by the Pathlight stockholders. The merger agreement provides that the closing is anticipated to occur no later than the fifth business day after the satisfaction or waiver of the conditions set forth therein, or on another date to which ADIC and Pathlight agree. Pathlight and ADIC plan to close the merger as soon as practicable after the stockholder meeting, and anticipate that closing would occur no later than two business days after the meeting.

    At the effective time of the merger, which occurs when a certificate of merger is filed with the Secretary of State of the state of Delaware, or the time specified in the certificate of merger, if later, PTech Acquisition, Inc. and Pathlight will merge. Pathlight will survive the merger as a wholly owned subsidiary of ADIC. At the effective time, the officers and directors of PTech will become the officers and directors of Pathlight, and Pathlight's amended and restated certificate of incorporation and bylaws will be amended to conform to those of PTech, except that the name of Pathlight will remain "Pathlight Technology, Inc."

Merger consideration; conversion of shares

  Summary of Conversion Mechanics

    The total number of shares of ADIC common stock that will be issued by ADIC in the merger is 10,300,000. These shares will be allocated among holders of Pathlight's preferred stock and common stock (including shares issuable upon exercise of outstanding options and warrants) in accordance with Pathlight's current certificate of incorporation and the merger agreement. As a result, at the effective time of the merger, each outstanding share of Pathlight common stock and Pathlight preferred stock (other than shares held by Pathlight stockholders who have exercised appraisal rights under Section 262 of the Delaware General Corporation Law, will be exchanged for the right to receive a fraction of a share of ADIC common stock. The terms of Pathlight's certificate of incorporation will result in a different exchange ratio for each class and series of Pathlight capital stock.

    The exchange ratios cannot be finally determined until immediately prior to the closing of the merger. This means that you will not know the exact number and value of shares of ADIC common stock you will receive in the merger when you decide whether or not to vote in favor of the merger. Below, we explain how the allocation of shares will be calculated and give examples based on certain assumptions, including various hypothetical average trading prices of ADIC common stock over the ten-trading-day period ending immediately prior to closing. The actual allocation of the shares could vary from the hypothetical allocations presented below for several reasons, such as:

  •
  There is no way of knowing what the actual average trading price over the ten-trading-day period will be. As the average ADIC price decreases, the holders of Pathlight common stock will receive fewer shares of ADIC common stock in the merger, because more ADIC shares must be allocated to satisfy the Pathlight preferred stock liquidation preferences. As the average ADIC price increases, the holders of Pathlight common stock will receive more shares of ADIC common stock, and fewer shares will be allocated to satisfy the Pathlight preferred stock liquidation preferences.

  •
  The actual date the merger closes may not be May 11, as we have assumed. To the extent it is later, the holders of Pathlight Class A Series 1(b) and Class A Series 2 preferred stock would be entitled to, as a dividend, a greater number of additional shares of Pathlight Class A preferred stock, and therefore, would receive a greater proportion of the shares of ADIC common stock in the merger.

  •
  The number of shares of ADIC common stock that each Pathlight stockholder will receive will be reduced by shares to be deposited in escrow accounts under the terms of two escrow agreements entered in connection with the merger. It is possible that none of the escrowed shares will ever be released to any of the Pathlight stockholders.

Additionally, you should be aware that the percentage of your ADIC shares to be subject to the escrow arrangements will likely exceed 12.5%, the percentage of the total merger consideration to be subject to the escrow arrangements, because ADIC shares allocable to any unexercised Pathlight options and warrants assumed in the merger will not be subject to the escrow arrangements. The details of the two escrow arrangements are set forth in the section entitled "RELATED AGREEMENTS AND ARRANGEMENTS—Escrow agreements" at page 51.

  Method of Calculating Exchange Ratios

    Under the terms of Pathlight's certificate of incorporation, the holders of each class and series of Pathlight preferred stock are entitled to receive a certain number of shares of ADIC common stock in preference to the holders of Pathlight's common stock. This entitlement is called that class's or series' "liquidation preference." After the liquidation preference is satisfied, the holders of Pathlight preferred stock are entitled to receive their pro rata portion of the remaining merger consideration on the same terms as if they had converted their preferred stock into shares of Pathlight common stock. Therefore, the exchange ratio for each class and series of preferred stock reflects that class's or series' preference fraction plus the exchange ratio applicable to the common stock generally.

  Examples

    The following tables illustrate the resulting exchange ratios based on the following assumptions:

  •
  the merger will close on May 11, 2001.

  •
  the average closing price of ADIC common stock as reported on the Nasdaq National Market over the ten-trading-day period immediately prior to the closing of the merger is, alternately, $12.00, $16.00 or $20.00 per share.

  •
  the number of issued and outstanding shares of Pathlight common stock (including shares of Pathlight common stock issuable upon the exercise of all outstanding Pathlight stock options and warrants) is 6,765,942.

  •
  an aggregate of 479,992 shares of Pathlight Class A preferred stock will be issued to the holders of Pathlight Class A Series 1(b) preferred stock and Pathlight Class A Series 2 preferred stock immediately prior to the closing of the merger in satisfaction of all accrued dividends.

TABLE I:
Allocation of Shares of ADIC Common Stock Assuming a $12.00 Average Price for ADIC Shares

Class/Series of Pathlight Stock	Shares Assumed Outstanding at Effective Time	Exchange Ratio per Share	Total Shares of ADIC Common Stock Allocable to Class/Series
Class A Series 1(a)	200,000	0.86367	172,734
Class A Series 1(b)	1,187,820	0.86367	1,025,885
Class A Series 2	1,517,782	0.86367	1,310,864
Class B	1,041,651	0.94034	979,504
Class C	1,428,440	1.07200	1,531,294
Common Stock including options/warrants	6,765,942	0.78034	5,279,719
Totals	12,141,635	n/a	10,300,000

TABLE II:
Allocation of Shares of ADIC Common Stock Assuming a $16.00 Average Price for ADIC Shares

Class/Series of Pathlight Stock	Shares Assumed Outstanding at Effective Time	Exchange Ratio per Share	Total Shares of ADIC Common Stock Allocable to Class/Series
Class A Series 1(a)	200,000	0.85983	171,967
Class A Series 1(b)	1,187,820	0.85983	1,021,327
Class A Series 2	1,517,782	0.85983	1,305,040
Class B	1,041,651	0.91733	955,541
Class C	1,428,440	1.01608	1,451,419
Common Stock (including options/warrants)	6,765,942	0.79733	5,394,711
Totals	12,141,635	n/a	10,300,000

TABLE III:
Allocation of Shares of ADIC Common Stock Assuming a $20.00 Average Price for ADIC Shares

Class/Series of Pathlight Stock	Shares Assumed Outstanding at Effective Time	Exchange Ratio per Share	Total Shares of ADIC Common Stock Allocable to Class/Series
Class A Series 1(a)	200,000	0.85753	171,506
Class A Series 1(b)	1,187,820	0.85753	1,018,592
Class A Series 2	1,517,782	0.85753	1,301,545
Class B	1,041,651	0.90353	941,164
Class C	1,428,440	0.98253	1,403,486
Common Stock (including options/warrants)	6,765,942	0.80753	5,463,707
Totals	12,141,635	n/a	10,300,000

    The steps in calculating the exchange ratio for any class or series of Pathlight preferred stock are as follows:

  •
  Multiply the original issuance price of the applicable class or series of Pathlight preferred stock (plus, in the case of the Class A preferred stock only, accrued and unpaid dividends per share) by the number of shares of that class or series of preferred stock outstanding at the effective time.

  •
  Divide that product by the average market price of ADIC common stock over the ten-trading-day period immediately prior to closing.

  •
  The resulting quotient equals the number of shares of ADIC common stock necessary to satisfy the liquidation preference of such class or series of preferred stock, also called the "preference shares".

  •
  Divide that quotient by the number of outstanding shares of that class or series of preferred stock.

  •
  The resulting fraction equals the preference fraction for such class or series.

  •
  The exchange ratio for that class or series of preferred stock will be the sum of its preference fraction plus the common stock exchange ratio. (The method of calculating the common stock exchange ratio is described below.)

    Once the total number of preference shares for all series and classes of preferred stock is calculated and subtracted from the total number of shares of ADIC common stock to be issued in the merger (10,300,000), the common stock exchange ratio can be calculated by dividing the remaining number of shares of ADIC common stock to be issued in the merger by the total number of Pathlight common stock equivalent shares. The total number of Pathlight common stock equivalent shares will be calculated by adding:

  •
  the total number of shares of Pathlight common stock outstanding as of the effective time, plus

  •
  the total number of shares of Pathlight preferred stock outstanding as of the effective time, plus

  •
  the total number of shares of Pathlight common stock issuable upon the exercise of all stock options and warrants outstanding as of the effective time.

The details of calculating the various exchange ratios are specified in Exhibit 1.8.1(b) to the merger agreement, which is attached to this proxy statement/prospectus as Annex B.

    No Assurance as to Average Price and Number/Value of ADIC Shares to Be Issued In the Merger

    Stockholders should remember that the aggregate number and value of shares of ADIC common stock to be issued to the holders of Pathlight preferred stock in the merger will vary from these assumed calculations in the event that the number of shares of any class or series of Pathlight preferred stock changes prior to the effective time of the merger or if the average closing price of ADIC common stock as reported on the Nasdaq National Market over the ten-trading-day period immediately prior to the closing of the merger is greater or less than the assumed average prices per share used in the examples. The actual number and value of the ADIC shares each former Pathlight stockholder will receive will not be determined until immediately before closing.

    Pathlight stockholders should also remember that the trading price of ADIC common stock is extremely volatile. Closing trading prices of shares of ADIC common stock have ranged, over the 52-week period ended March 30, 2001, from a high of $39.50 to a low of $11.938. Many factors affect the volatility of ADIC's stock price, and there is no way of knowing what the closing trading price will be over the ten-trading-day period ending immediately prior to the effective time of the merger. For more details on factors affecting ADIC's stock price, see the section entitled "RISK FACTORS—ADIC's stock price may be extremely volatile" at page 24.

Fractional shares

    If the application of the exchange ratio to the number of Pathlight shares you own results in a conversion to a number of ADIC shares that is not a whole number, ADIC will pay you, instead of the fractional share to which you would otherwise be entitled, an amount in cash equal to such fraction multiplied by the average of the closing price of ADIC common stock as reported on the Nasdaq National Market over the ten trading days immediately preceding the trading day prior to the closing. No interest will be paid on the cash paid.

Treatment of stock options, warrants, 401(k) plan

    Upon approval of the merger and the merger agreement by the Pathlight stockholders, all unvested options will, pursuant to the original terms thereof, become vested and exercisable for the remainder of their original terms. To the extent these options are not exercised prior to the effective time of the merger, each then-outstanding option to purchase shares of Pathlight common stock under Pathlight's 1997 Stock Option Plan will be assumed by ADIC and will become, automatically, an option to purchase shares of ADIC common stock. The terms of the options will remain unchanged, except that the number of shares of ADIC common stock for which the assumed option will be exercisable will be determined by multiplying the number of Pathlight shares subject to the option by the exchange ratio applicable to the Pathlight common stock, and the exercise price for each assumed option will be determined by dividing the aggregate exercise price for the shares of Pathlight common stock purchasable pursuant to such option by the number of full shares of ADIC common stock deemed to be purchasable pursuant to such option. To avoid options to purchase fractional shares, the number of shares of ADIC common stock subject to an assumed option will be rounded to the nearest whole share, and the option holder will receive cash in lieu of the fractional option he or she would have otherwise received.

    The shares of ADIC common stock issued upon exercise of assumed Pathlight options to persons who, as a result of the merger, will be employees of or consultants to ADIC, will be registered under a registration statement on Form S-8 to be filed with the SEC within 5 business days of the closing of the merger.

    Other than the options described above, and certain warrants to purchase shares of Pathlight common stock, all other rights to purchase Pathlight stock will be terminated prior to the effective time of the merger. Unless exercised or terminated prior to the effective time of the merger, pursuant to the original terms of the warrants, such warrants will be assumed by ADIC and will constitute a right to acquire that number of shares of ADIC common stock equal to the product of the common stock exchange ratio and the number of shares of Pathlight common stock subject to such warrant, at a price per share equal to the aggregate exercise price for the shares of Pathlight common stock subject to such warrant divided by the number of full shares of ADIC common stock deemed to be purchasable pursuant to such warrant. To avoid rights to purchase fractional shares, the number of shares of ADIC common stock subject to an assumed warrant will be rounded to the nearest whole share, and the warrant holder will receive cash in lieu of the fractional share he, she or it otherwise would have received.

    Immediately before the effective time of the merger, Pathlight will terminate its 401(k) plan unless ADIC agrees to sponsor and maintain Pathlight's existing plan.

Interests of certain persons in the merger

    As you consider the recommendation of the Pathlight board of directors, you should be aware that certain directors, executive officers and employees of Pathlight have interests in the merger that may be different from, or in addition to, their interests as Pathlight stockholders generally. Certain of these directors, executive officers and employees of Pathlight participated in the negotiation of the merger and the merger agreement. Pathlight's board of directors was aware of these interests and considered them, among other matters, in approving the merger and the merger agreement and the transactions contemplated thereby. These other interests include the benefits described below.

    Stock ownership.  As of March 1, 2001, Pathlight's directors and executive officers collectively owned beneficially approximately 36.4%, of Pathlight's outstanding voting stock. For more details on the stock ownership of Pathlight's directors, executive officers and principal stockholders, you should review the information under the heading "PATHLIGHT'S PRINCIPAL STOCKHOLDERS" at page 68.

    Voting agreements and irrevocable proxies.  Pathlight's directors, executive officers and holders of more than 5% of its capital stock as well as certain of their affiliates, who collectively hold more than a majority of Pathlight outstanding capital stock and more than 70% of its outstanding Class A preferred stock as of the record date, have agreed to vote their shares in favor of the merger, thus assuring its approval. They also have granted irrevocable proxies to the directors of ADIC, giving the ADIC directors the right to vote the shares covered by the voting agreement in favor of the merger. None of Pathlight's directors, executive officers or holders of more than 5% of Pathlight capital stock was paid additional consideration in connection with entering into a voting agreement or granting a proxy.

    Assumption of stock options.  At the effective time of the merger, each outstanding option to purchase Pathlight common stock, including any stock option held by any executive officer or director of Pathlight, will be assumed by ADIC and will become an option to acquire ADIC common stock after the merger, with the number of shares subject to the option and the option exercise price to be adjusted according to the common stock exchange ratio. See section entitled "THE MERGER—

Treatment of stock options, warrants, 401(k) plan" at page 40. Eligible shares underlying such options will be registered on a Form S-8 to be filed with the SEC within 5 business days of the closing of the merger.

    Acceleration of stock options.  The executive officers and certain of the directors of Pathlight own options to purchase shares of common stock of Pathlight, the vesting of which will accelerate in connection with the merger. As of March 1, 2001, executive officers and directors of Pathlight collectively held options to purchase 666,956 shares of Pathlight common stock. Of these options, 500,713 were vested as of March 1, 2001. The vesting of the remaining 166,243 options held by the executive officers and directors of Pathlight will be accelerated and become immediately exercisable when the Pathlight stockholders approve the merger and the merger agreement. The following table illustrates, for each of Pathlight's executive officers and directors who hold Pathlight stock options, the number of stock options that will vest if the Pathlight stockholders approve the merger agreement:

Name	Title	Number of Pathlight Stock Options Currently Vested	Number of Pathlight Stock Options Vesting Pursuant to Merger
Randolph Hood	Chief Executive Officer and Director	—	53,500
James H. Watson	Chief Operating Officer, Chief Financial Officer and Director	—	17,500
David C. Costine	Chairman of the Board of Directors	—	—
Said Rahmani Khezri	Executive Vice President	485,713	47,500
Peter Passaretti	Vice President of OEM Sales	15,000	35,000
David Ahlers	Director	—	12,743
Scott Jones	Director	—	—
Spencer Silverstein	Director	—	—

Total		500,713	166,243

    Employment.  ADIC has offered employment to Pathlight's co-founder and Executive Vice President, Said Rahmani Khezri, as Executive Vice President of Research and Development at ADIC after the merger. Under the terms of his employment offer, Mr. Rahmani will receive a salary of $220,000 per year and an option grant to purchase 175,000 shares of ADIC common stock.

    Severance payment.  Pursuant to his employment letter with Pathlight, Randolph Hood, Pathlight's chief executive officer, is entitled to receive a severance payment of $220,000 in certain circumstances after the closing of the merger.

    Indemnification and insurance.  The merger agreement includes certain provisions that may be deemed to benefit the directors and officers of Pathlight, including provisions for the continuation of the indemnification of, and director and officer insurance for, such persons.

Exchange procedures

    ADIC will handle the exchange of Pathlight stock certificates for stock certificates of ADIC common stock and the payment of cash for fractional shares. In connection with the closing of the merger, ADIC will send a letter of transmittal, which is to be used to exchange Pathlight stock for ADIC stock, to the former Pathlight stockholders. This letter will contain instructions explaining the procedures for surrendering Pathlight stock certificates. In order to exchange Pathlight common stock for ADIC common stock, you must deliver this letter of transmittal along with any other documents ADIC requires, and your Pathlight stock certificates, to ADIC. To be effective, the letter of transmittal must be properly completed, signed and submitted to ADIC in the return envelope mailed with the letter of transmittal and accompanied by your Pathlight stock certificates.

    As soon as practicable after receipt of your properly completed letter of transmittal, ADIC or its transfer agent, Mellon Investor Services, LLC, will deliver to you a certificate representing the appropriate number of shares of ADIC common stock, together with a check representing the cash payment for any fractional share. Mellon Investor Services, LLC, acting as escrow agent, will retain all shares that are to be held in escrow under the two escrow agreements.

    From and after the date of closing, no transfer of any shares of Pathlight stock held by any former Pathlight stockholder will be recognized by Pathlight or ADIC.

Accounting treatment of the merger

    ADIC expects to account for the merger using the pooling-of-interests method of accounting in accordance with generally accepted accounting principles. Under the pooling-of-interests method of accounting, the assets, liabilities and shareholders' equity of Pathlight and ADIC will be carried forward by ADIC at their recorded amounts. ADIC will have no obligation to close the merger if it has not received from PricewaterhouseCoopers LLP a letter, dated as of the effective date of the merger, and in form and substance reasonably satisfactory to ADIC, to the effect that it concurs with the conclusions of ADIC's and Pathlight's management that no conditions exist that would preclude accounting for the merger of Pathlight and a wholly owned subsidiary of ADIC as a pooling-of-interests.

Regulatory approvals

    Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, certain acquisition transactions, including the merger, cannot be consummated unless specified information has been furnished to the Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice, and specific waiting period requirements have been satisfied. Under the Hart-Scott-Rodino Act, the merger may not be consummated until the expiration of at least 30 days following receipt of the filing, unless the waiting period is earlier terminated by the FTC or the Antitrust Division. ADIC and Pathlight furnished the required information as of Monday, January 30, 2001. On February 13, 2001, the FTC and the Department of Justice granted ADIC and Pathlight early termination of the waiting period. The FTC and the Antitrust Division are charged with enforcing antitrust laws concerning transactions such as the merger. At any time before or after the consummation of the merger, the FTC or the Antitrust Division could take such action under the antitrust laws as either deems appropriate, seeking to enjoin the consummation of the merger or seeking the divestiture of assets of Pathlight or ADIC. Pathlight and ADIC believe that the proposed merger does not violate the antitrust laws. However, a challenge to the merger on antitrust grounds could be made. If such a challenge is made, it is uncertain what the results would be. Other than as described in this paragraph and the filing of the actual merger documents with the Secretary of State of the state of Delaware, ADIC and Pathlight believe that the merger does not require the approval of any federal, state or other agency.

Federal securities laws consequences; restrictions on transferability

    The shares of ADIC common stock to be issued in the merger will be registered under the Securities Act of 1933. Consequently, subject to the terms of the escrow agreements, all shares of ADIC common stock received by a Pathlight stockholder in the merger will be freely transferable, unless the stockholder is considered to be an affiliate of either Pathlight or ADIC under the Securities Act. Affiliates of a corporation include persons who, directly or indirectly through one or more intermediaries, control, are controlled by, or are under common control with, that corporation. Affiliates of Pathlight may not sell their shares of ADIC common stock acquired in the merger except in compliance with Rule 145 under the Securities Act, or pursuant to an effective registration statement or another exemption from the registration requirements of that act. These restrictions apply to Pathlight's directors and officers as well as to certain principal stockholders of Pathlight. Pathlight stockholders who become affiliates of ADIC must effect subsequent sales in accordance with certain of the resale provisions of Rule 144 under the Securities Act.

    In connection with entering into the merger agreement, each affiliate of Pathlight delivered to ADIC a letter confirming that the affiliate will not dispose of any ADIC common stock received in the merger except:

  •
  pursuant to an effective registration statement;

  •
  in compliance with Rule 145 under the Securities Act; or

  •
  pursuant to an exemption from the registration requirements of the Securities Act.

    These letters also provided that:

  •
  for 30 days before the merger, the affiliate will not sell, transfer or otherwise dispose of (except by gift) or reduce his, her or its risk in (as defined by SEC accounting rules) more than a de minimis amount of the shares of Pathlight common or preferred stock or ADIC common stock held by the affiliate; and

  •
  until ADIC has publicly filed or announced results covering at least 30 days of combined operations of ADIC and Pathlight, the affiliate will not sell, otherwise dispose of (except by gift) or reduce his, her or its risk in (as defined by SEC accounting rules) more than a de minimis number of the shares of ADIC common stock that the affiliate receives in the merger.

    In return, ADIC agreed to use its reasonable efforts to timely file all reports and data required to be filed with the SEC under the Securities Exchange Act of 1934, and to otherwise use its reasonable efforts to permit sales by the affiliates pursuant to Rules 145 and 144, for so long as necessary. ADIC also agreed that as soon as practicable after closing of the merger, it will file or publicly announce results covering at least 30 days of combined operations of ADIC and Pathlight; however, ADIC is not obligated to publish this information earlier than its normally scheduled quarterly earnings release.

Operations after the merger

    Following the merger, Pathlight's operations will continue to be headquartered in Ithaca, New York. Said Rahmani Khezri, currently an Executive Vice President of Pathlight, will be named ADIC's Executive Vice President of Research and Development. ADIC expects to make offers of employment to all of Pathlight's employees, except that Randolph Hood will not continue to be employed by Pathlight or ADIC following the merger. It is expected that Pathlight employees will continue to focus on further development of Pathlight's connectivity products, as well as to integrate those products into some of ADIC's products.

Listing of ADIC common stock

    ADIC has agreed to authorize for listing on the Nasdaq National Market the ADIC shares to be issued in the merger, including shares reserved for issuance upon exercise of any resulting options and warrants to acquire ADIC stock. It is a condition to the closing of the merger that the ADIC shares to be issued to Pathlight stockholders have been so authorized for Nasdaq listing.

THE MERGER AGREEMENT

    This section of the proxy statement/prospectus describes the merger agreement. This summary is qualified in its entirety by reference to the merger agreement, which is incorporated herein by reference. We urge you to read carefully the merger agreement, which is also attached to this proxy statement/prospectus as Annex A.

Conditions to completion of the merger

    The obligations of ADIC and Pathlight to effect the merger are subject to the satisfaction, by the closing date, of specific conditions, any or all of which may be waived, including the following:

  •
  the representations and warranties of the other company must be true in all material respects when made;

  •
  each company must have performed its obligations under the merger agreement and related agreements;

  •
  each company must have received the legal opinion of the other company's legal counsel regarding various aspects of the companies and the merger;

  •
  each company must have received a certificate from an officer of the other company certifying that certain conditions to the merger have been fulfilled;

  •
  there must not have been a material adverse change in the business of either company;

  •
  all approvals and consents required in connection with the merger must have been obtained, and the HSR waiting period must have passed;

  •
  each company must have received from the other a secretary's certificate as to the authenticity and effectiveness of the other company's actions and those of its stockholders, if applicable, as well as certified organizational documents of the other company;

  •
  the merger must be legally permitted by all laws to which the companies are subject;

  •
  no court or other order and no litigation may be in effect to restrain or prevent the merger; and

  •
  ADIC, the escrow agent and the stockholders' representatives must have executed the two escrow agreements.

    Additionally, certain conditions apply only to ADIC. Conditions that must be satisfied or waived before ADIC is obligated to effect the merger include the following:

  •
  Pathlight must have executed an affidavit concerning certain tax matters relating to its real property ownership;

  •
  Pathlight must have received stockholder approval sufficient to permit the merger under its organizational documents and applicable law;

  •
  each Pathlight employee must have executed a standard form of ADIC's Confidentiality, Noncompetition and Inventions Agreement, and certain Pathlight employees must have accepted employment with ADIC;

  •
  each of Pathlight's affiliates must have delivered to ADIC letters restricting transferability of their ADIC shares;

  •
  all rights of refusal, co-sale and registration with respect to Pathlight stock or stock purchase rights must have terminated;

  •
  holders of no more than 7% of Pathlight's outstanding common stock may have delivered notice of their intent to exercise appraisal rights under Delaware law;

  •
  all members of Pathlight's board of directors, all of its executive officers and all holders of more than 5% of Pathlight's outstanding capital stock, and certain affiliates, must have executed voting agreements in which they agree to vote for the merger; and

  •
  ADIC must have received a letter from PricewaterhouseCoopers LLP confirming that firm's opinion that the merger may be treated as a pooling-of-interests for accounting purposes.

    Additionally, certain conditions apply only to Pathlight. These conditions, which must be satisfied or waived before Pathlight is obligated to complete the merger, include the following:

  •
  the ADIC stock issuable in the merger must have been authorized for listing on Nasdaq;

  •
  the registration statement registering all shares of ADIC stock issuable at closing must be effective, and no stop order or proceeding may be initiated or threatened by the SEC to suspend the registration statement; and

  •
  Pathlight must have received a legal opinion that the merger will be treated as a tax-free reorganization.

Representations and warranties

    The merger agreement contains representations and warranties of each of Pathlight, ADIC and PTech. The representations and warranties are customary to a transaction of this type. The representations and warranties of ADIC and PTech concern:

  •
  ADIC's and PTech's organization and existence;

  •
  the enforceability of the merger agreement and related agreements;

  •
  the valid issuance and registration of the securities to be issued in the merger;

  •
  whether the merger or the merger agreement would violate any laws, contracts or either company's governing organizational documents;

  •
  the capitalization of ADIC and PTech;

  •
  ADIC's SEC filings and the financial statements contained in those filings;

  •
  the absence of adverse changes in ADIC's business since October 31, 2000;

  •
  corporate actions necessary to consummate the merger;

  •
  the accuracy and completeness of certain information supplied by ADIC to Pathlight and its stockholders;

  •
  fees payable on consummation of the merger;

  •
  legal claims against ADIC and its subsidiaries; and

  •
  certain tax matters.

    Pathlight made many representations and warranties in the merger agreement similar to those listed above, plus some additional representations and warranties. Pathlight's representations and warranties concern:

  •
  Pathlight's organization and existence;

  •
  the enforceability of the merger agreement and related agreements;

  •
  corporate and stockholder actions necessary to consummate the merger;

  •
  the capitalization of Pathlight;

  •
  whether Pathlight owns interests in other business entities;

  •
  whether the merger or the merger agreement would violate any laws, contracts or Pathlight's governing organizational documents;

  •
  the contents of financial statements provided to ADIC;

  •
  the absence of adverse changes in Pathlight's business since December 31, 2000;

  •
  Pathlight's compliance with and status under certain tax laws;

  •
  the nature and validity of Pathlight's title to its assets;

  •
  the contents and status of contracts that are material to Pathlight;

  •
  Pathlight's relationships with its customers and suppliers;

  •
  warranties Pathlight has made with respect to its products, and product returns;

  •
  litigation and other claims against Pathlight;

  •
  the legal compliance and status of Pathlight's employee benefit plans;

  •
  Pathlight's personnel, compensation packages and labor relations;

  •
  Pathlight's rights in and use of its and third parties' intellectual property, and steps taken by Pathlight to preserve important intellectual property rights;

  •
  Pathlight's accounts receivable, inventory, books and records, and permits;

  •
  Pathlight's compliance with laws and regulations, including environmental laws;

  •
  Pathlight's insurance coverage, bank accounts and fees payable on consummation of the merger;

  •
  the accuracy and completeness of certain information provided to ADIC; and

  •
  Pathlight's history and status with respect to government contracts.

Covenants; conduct of business before closing

    Pathlight agreed that pending the merger, it will conduct its business in the ordinary course of business, in a manner consistent with past practice, in accordance with applicable law, and that it will use commercially reasonable efforts to preserve intact its business and its relationships with customers, suppliers and others with whom it has significant business relations, including its current officers, employees and consultants.

    More specifically, until the effective time of the merger, or until the merger agreement is terminated, Pathlight agreed that it will not, without ADIC's consent:

  •
  amend its amended and restated certificate of incorporation or bylaws, with certain limited exceptions;

  •
  issue, with certain limited exceptions, any shares of Pathlight stock, options or warrants to purchase Pathlight stock, or, except in the ordinary course of business, dispose of any of its assets;

  •
  declare or pay any dividend or other distribution, with certain limited exceptions;

  •
  reclassify, combine, split, subdivide, redeem, purchase or otherwise acquire any of its capital stock or other securities, with certain limited exceptions;

  •
  acquire any other business entity or any material amount of assets;

  •
  incur any indebtedness, become responsible for the obligations of any person, or make any loans or advances, except in the ordinary course of business, consistent with past practice and not over $50,000, and except for an aggregate of $250,000 in equipment lease financings and capital expenditures under a budget agreed to by ADIC;

  •
  enter into any agreement, except agreements in the ordinary course of business, consistent with past practice and the value of which is not over $500,000;

  •
  authorize any capital expenditure, except in the ordinary course of business, consistent with past practice, and not over $50,000, or make aggregate capital expenditures in excess of $250,000;

  •
  enter into any purchasing agreement imposing a cash obligation on Pathlight over $100,000 or that is not terminable with 30 days' or less notice;

  •
  license any Pathlight technology or intellectual property rights, except in the ordinary course of business, consistent with past practice;

  •
  increase compensation of its officers, employees, agents or consultants, or grant any severance or termination pay to, or enter or amend any agreement with, any director, officer or other employee;

  •
  establish or amend any employee benefit plan, compensation, stock option, employment, severance, benefit or other plan;

  •
  materially change any accounting method, policy or procedure or make any tax election or settle any tax liability;

  •
  satisfy any material claim, liability or obligation other than in the ordinary course of business and consistent with past practice, or prepay any obligation maturing more than 90 days from the date such obligation was incurred;

  •
  write down the value of any inventory, write off as uncollectible any notes or accounts receivable, except write-downs and write-offs in the aggregate less than $100,000, incurred in the ordinary course of business and consistent with past practice;

  •
  dispose of any assets with an aggregate value over $50,000, except the sale of inventory in the ordinary course of business and consistent with past practice;

  •
  except for transactions not material in the aggregate, loan or advance any amount to or transfer any assets to, or enter into any agreement with any of its officers, directors or employees or any of their affiliates, with certain limited exceptions;

  •
  take any action resulting in the loss of, or contract cancellation by, any customer, supplier or licenser and resulting in lost annual revenues to Pathlight of at least $1,000,000;

  •
  forgive any indebtedness or waive any rights of material value;

  •
  knowingly take any action reasonably likely to result in any of its representations or warranties in the merger agreement being materially untrue, or in any covenant being breached or in any condition to the merger not being satisfied; or

  •
  agree to do any of the foregoing.

    Pathlight also agreed, until the effective time of the merger or the merger agreement is terminated, to give ADIC reasonable access to its employees, officers, facilities, books and records and to furnish ADIC all financial and other data that ADIC may reasonably request. Pathlight also must provide ADIC with monthly and other financial statements as they become available.

    Pathlight and ADIC both promised to give each other prompt notice of any event (or non-event) likely to cause any representation or warranty made by it to be materially inaccurate and of any material failure to satisfy any covenant, condition or agreement under the merger agreement.

    Both ADIC and Pathlight agreed to use their best efforts to consummate the merger, including obtaining all waivers, licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts with Pathlight as are necessary for the consummation of the merger and to fulfill the conditions to the merger.

    Pathlight agreed to seek its stockholders' approval of the merger and the merger agreement, which would be recommended by its board of directors.

    ADIC and Pathlight agreed to prepare and file with the SEC a registration statement to register all the ADIC stock issuable in the merger, to prepare materials necessary for Pathlight to obtain stockholder approval of the merger agreement, and to provide and be responsible for necessary information for the registration statement and the stockholder materials.

    ADIC agreed to list on the Nasdaq National Market the ADIC stock to be issued in the merger, to use its best efforts to keep the registration statement effective as of the closing and to prepare and file with the SEC any amendments necessary to comply with the provisions of the Securities Act. ADIC also agreed that, as long as any ADIC shares issued in the merger remain subject to Rule 145 under the Securities Act, it will use its best efforts to timely file all required reports under the Exchange Act and otherwise satisfy the requirements of Rule 144(c) under the Securities Act.

    Pathlight agreed to furnish ADIC with certain information regarding each stockholder of Pathlight who demands appraisal rights under Delaware law prior to closing.

    ADIC and Pathlight agreed that they would not make any statements to third parties, including through press releases, about the merger agreement or the merger, except those mutually approved by the parties, and except for ADIC's Form 8-K and the registration statement filed with the SEC. ADIC can make a public statement without Pathlight's approval if the statement is required by securities laws and ADIC first tries to obtain Pathlight's approval, or if the statement is consistent with statements contained in a mutually approved press release, the Form 8-K or the registration statement.

    ADIC agreed that it would reserve shares for the Pathlight options it assumes in the merger and agreed to file a registration statement on Form S-8 to register those shares issuable to persons who will, following the completion of the merger, continue to be employees of or consultants to ADIC or its subsidiaries. ADIC also agreed to keep the S-8 effective as long as such options remain outstanding.

    Pathlight agreed to terminate its 401(k) plan prior to the closing, unless ADIC agrees to sponsor and maintain Pathlight's existing plan. ADIC and Pathlight agreed to provide certificates to legal counsel to enable the legal counsel to opine on the tax consequences of the merger, and both agreed to use their best efforts to cause the merger to qualify as a tax-free reorganization.

    Pathlight agreed to purchase, before closing, directors' and officers' liability and insurance coverage for six years following closing, and ADIC agreed not to adversely affect the indemnification obligations of Pathlight to its employees, officers and directors for a period of six years after closing.

Indemnification; escrow agreements

    If Pathlight stockholders approve the merger and the merger agreement, they will be deemed to have agreed to indemnify ADIC (including its affiliates) for certain losses ADIC may suffer in connection with the merger agreement. Specifically, this indemnification requirement means the former stockholders of Pathlight would have to reimburse ADIC for any and all losses, damages, debts, liabilities, obligations, judgments, orders, awards, writs, injunctions, decrees, fines, penalties, taxes, costs or expenses arising out of:

  •
  any breach of any representation or warranty made by Pathlight in the merger agreement, unless waived in writing by ADIC or PTech prior to consummation of the merger;

  •
  any failure by Pathlight to perform or comply in all material respects with any covenant or agreement in the merger agreement or related documents; and

  •
  certain patent litigation pending against Pathlight by Crossroads Systems, Inc.

    The indemnification payments potentially required of Pathlight stockholders may be made only through forfeiture of a specified portion of the ADIC shares such stockholders are entitled to receive in the merger. Once these shares are exhausted, absent fraud and intentional misrepresentation, ADIC cannot seek any additional payment from the former Pathlight stockholders.

    The shares that will be subject to forfeiture will be held in escrow for certain periods of time, described below, following the merger. Forfeiture of these shares will be pro rata among the former Pathlight stockholders and will be governed by more detailed terms set forth in the merger agreement and in two escrow agreements. See the section entitled "RELATED AGREEMENTS AND ARRANGEMENTS—Escrow agreements" at page 50.

    The merger agreement sets forth the following limitations and thresholds regarding potential indemnification payments:

  •
  except in connection with the Crossroads patent litigation, ADIC will not be entitled to indemnification payments until aggregate losses exceed $1 million;

  •
  once aggregate losses exceed $1 million, ADIC may collect the full amount of losses (without regard to the $1 million threshold);

  •
  certain losses attributable to intellectual property infringement claims, if the claims were unknown to Pathlight, will not be payable until the aggregate of such losses exceeds $500,000;

  •
  up to $500,000 attributable to such unknown infringement claims will be excluded in determining whether the $1 million threshold referenced above has been met; and

  •
  ADIC cannot count as a loss any amount covered by insurance proceeds or any indemnity or contribution actually recovered by ADIC or Pathlight after the merger.

    With respect to the Crossroads patent litigation, ADIC and/or its affiliates will be entitled to indemnification for all losses suffered, up to the amount of the escrow, except for up to $1 million in attorneys' fees and expenses. Once the shares allocated to satisfy the potential losses associated with the Crossroads patent litigation have been exhausted, ADIC may not seek further payment from Pathlight or its former stockholders in connection with the Crossroads litigation.

    The number of ADIC shares to be held in escrow to satisfy claims related to the Crossroads patent litigation is 1,030,000. The number of ADIC shares to be held in escrow to satisfy claims related to all other losses is 257,500. The 1,287,500 ADIC shares to be placed in escrow represent 12.5% of the 10,300,000 ADIC shares that represent the total merger consideration. Be advised, however, that the percentage of each former Pathlight stockholder's ADIC shares that will be placed in escrow, however, will likely be approximately 14.2%. This is because none of the ADIC shares allocable to unexercised Pathlight options and warrants to be assumed in the merger will be placed in escrow. Furthermore, it is possible that none of the escrowed shares will ever be released to the former Pathlight stockholders.

    To be entitled to indemnification for breaches of the merger agreement, ADIC must make a claim against the escrow shares prior to 30 days after the completion of an audit of ADIC for the fiscal year ending October 31, 2001 or one year after the effective time of the merger, whichever is earlier. After such time, the shares remaining in escrow will be released within 10 days of the receipt by the escrow agent of a schedule setting forth the escrow shares to be distributed to the former Pathlight stockholders. Claims relating to the Crossroads patent litigation may be made until the shares escrowed for such purpose have been fully released, in accordance with the escrow agreement governing the potential Crossroads-related claims. The shares may not be released until 30 days after the Crossroads matter is resolved through a final and binding settlement or a final and non-appealable court order.

    For more details about the stockholders' indemnification obligations and the terms of the escrow agreements, see the section entitled "RELATED AGREEMENTS AND ARRANGEMENTS—Escrow agreements" at page 50.

Termination of the merger agreement; effect of termination

    Even if the Pathlight stockholders approve the merger and the merger agreement, the merger agreement (including either party's obligation to complete the merger) may be terminated any time before the effective time of the merger:

  •
  by mutual written consent of Pathlight and ADIC;

  •
  by either Pathlight or ADIC, if the merger is not consummated by June 30, 2001, except that this right is not available to the party whose failure to fulfill an obligation under the merger agreement is the reason why the merger was not consummated by such date;

  •
  by either Pathlight or ADIC, if any law or regulation makes the merger illegal or if any judgment, injunction, order or decree enjoins ADIC, PTech, or Pathlight from consummating the merger, if the party seeking termination has used all reasonable efforts to remove such judgment, injunction, order or decree; or

  •
  by Pathlight or ADIC, if the other party materially breaches any representation, warranty or agreement in the merger agreement and the breach is not cured, or best efforts are not being employed to cure such breach, within 30 days after notice of such breach.

    If the merger agreement is terminated, neither party shall have any obligation to the other under the merger agreement, except with respect to breaches that occurred prior to termination.

Amendment; waiver

    The merger agreement may be amended by ADIC, PTech and Pathlight, but any amendment for which Delaware law would require stockholder approval will not be made without obtaining stockholder approval. ADIC, PTech or Pathlight may extend the time for performance of another party's obligations under the merger agreement, waive inaccuracies in representations and warranties, or waive compliance with agreements or conditions in the merger agreement, but only in a written document signed by the parties to be bound by the extension, amendment or waiver.

Expenses

    Whether or not the merger is completed, all fees and expenses in connection with the merger, the merger agreement and related documents are to be paid by the party who incurred them, except that if the merger is consummated, all reasonable fees and expenses incurred by Pathlight in connection with the merger will become, at the effective time, the obligations of Pathlight as a wholly owned subsidiary of ADIC, and will be paid in full by ADIC at the closing if documentation of the expenses and fees is provided to ADIC at least two business days prior to closing.

RELATED AGREEMENTS AND ARRANGEMENTS

    This section of the proxy statement/prospectus describes agreements and arrangements related to the merger agreement, including the Pathlight voting agreements, letter agreements of Pathlight affiliates, the two escrow agreements and the creation of the stockholders' committee. This summary is qualified in its entirety by reference to the Pathlight voting agreements, the form of indemnification escrow agreement and the form of special liability escrow agreement, which are attached as Annexes C and D to this proxy statement/prospectus and are incorporated herein by reference. You should read those related agreements included as annexes to this proxy statement/prospectus or filed by ADIC with the SEC as exhibits to the registration statement, of which this proxy statement/prospectus is a part.

Pathlight voting agreements

    ADIC required all directors and executive officers of Pathlight and all holders of more than 5% of its capital stock, and certain of their affiliates, to execute, at the time the merger agreement was executed, certain voting agreements that require such persons to vote all shares of Pathlight capital stock they beneficially own in favor of the merger and the merger agreement. Fulfillment of the terms of these voting agreements is a condition to ADIC's obligation to close the merger. In connection with these voting agreements, Pathlight's directors, executive officers and holders of more than 5% of Pathlight's capital stock and certain of their affiliates each granted an irrevocable proxy to the directors of ADIC, giving the ADIC directors the right to vote the shares covered by the voting agreements as described above.

    As of March 20, 2001, the record date, those persons subject to the voting agreements collectively owned 2,731,858 shares of Pathlight preferred stock, of which 1,718,514 shares were Class A preferred stock, and 4,165,944 shares of Pathlight common stock. In the aggregate, the shares subject to the voting agreements represent approximately 71% of Pathlight Class A preferred stock, and approximately 68% of all of Pathlight's outstanding capital stock (on an as-converted-to-common-stock basis). Because the merger must be approved by holders of at least (1) a majority of Pathlight's common stock and preferred stock, voting together as a single class (on an as-converted-to-common-stock basis) and (2) 70% of the outstanding shares of Pathlight Class A preferred stock, all series of such class voting together as a single class, the voting agreements assure approval of the merger by the Pathlight stockholders.

    Each party subject to the voting agreements also agreed not to transfer any Pathlight capital stock currently owned or later acquired until the earlier of the effective time of the merger or the date of termination of the merger agreement, unless the transfer would not, in ADIC's reasonable judgment, violate the SEC's pooling-of-interests rules.

    The voting agreement will expire on the earlier of the termination of the merger agreement in accordance with its terms, or the effective time of the merger. None of Pathlight's directors, executive officers or holders of more than 5% of Pathlight capital stock was paid additional consideration in connection with entering into a voting agreement or granting a proxy.

Affiliate letter agreements

    In connection with the signing of the merger agreement, each of Pathlight's affiliates delivered to ADIC a letter agreement in which such person agreed not to dispose of any Pathlight shares held or ADIC common stock received in the merger except:

  •
  pursuant to an effective registration statement;

  •
  in compliance with Rule 145 under the Securities Act; or

  •
  pursuant to an exemption from the registration requirements of the Securities Act.

These letters also provide that:

  •
  for 30 days before the merger, the affiliate will not sell, transfer or otherwise dispose of (except by gift) or reduce his, her or its risk in (as defined by SEC accounting rules) more than a de minimis amount of the shares of Pathlight common or preferred stock or ADIC common stock held by the affiliate; and

  •
  until ADIC has publicly filed or announced results covering at least 30 days of combined operations of ADIC and Pathlight, the affiliate will not sell, otherwise dispose of (except by gift) or reduce his, her or its risk in (as defined by SEC accounting rules) more than a de minimis number of the shares of ADIC common stock that the affiliate receives in the merger.

    For more details regarding these agreements, see the section entitled "THE MERGER—Federal securities law consequences; restrictions on transferability" at page 40.

Escrow agreements

    Approval by the Pathlight stockholders of the merger and the merger agreement also constitutes approval of certain indemnification provisions in favor of ADIC (including its affiliates) for certain losses ADIC may suffer in connection with the merger agreement. Indemnification payments, if any, may be made only through forfeiture, on a pro rata basis, of a specified portion of the ADIC shares the Pathlight stockholders otherwise are entitled to receive in the merger, as detailed below. For more details regarding this indemnification obligation and certain related thresholds and limitations, see the section entitled "THE MERGER AGREEMENT—Indemnification; escrow agreements" at page 46.

    A total of 1,287,500 shares of ADIC common stock will be held in escrow to satisfy indemnification claims. Of these shares, 1,030,000 shares will be held for satisfaction of claims related to certain patent litigation brought against Pathlight by Crossroads Systems, Inc. A total of 257,500 shares of ADIC common stock will be held in escrow to satisfy claims related to other potential losses. It is possible that all of the escrowed shares will be forfeited to ADIC to satisfy such claims; in that event, none of the escrowed shares would be released to the former Pathlight stockholders.

    ADIC must make its claims against the escrow shares, if any, prior to the earlier of 30 days after the completion of an audit of ADIC for the fiscal year ending October 31, 2001 or one year after the effective time of the merger, if the claim relates to breaches of the merger agreement. Claims relating to the Crossroads patent litigation may be made until 30 days after this litigation has been settled in a final settlement agreement or resolved by a final, non-appealable court decision.

    As described in more detail below, ADIC and two representatives of the former Pathlight stockholders will decide, subject to the terms of the two escrow agreements and the indemnification provisions of the merger agreement, when and whether escrowed shares will be forfeited to ADIC to settle any claims, and if they cannot agree, the dispute will be settled by arbitration.

    The shares to be escrowed represent 12.5% of the 10,300,000 shares of ADIC common stock that constitute the total merger consideration. The 1,030,000 shares to be held in escrow to satisfy potential claims related to the Crossroads patent litigation represent 10% of the total merger consideration, and the 257,500 shares to be held in escrow to satisfy other indemnification claims represent 2.5% of the total merger consideration.

    You should be aware that unless all unexercised options and warrants to purchase Pathlight stock are exercised prior to closing, the percentage of ADIC shares that will be placed in escrow, out of those otherwise issuable to you in the merger, will exceed 12.5%. This is because a portion of the 10,300,000 ADIC shares issuable as merger consideration will be allocated to shares underlying any unexercised Pathlight options or warrants assumed by ADIC in the merger, and ADIC shares allocated to such assumed options or warrants will not be placed in escrow. If these options and warrants are not exercised before the closing, then, assuming an ADIC trading price of $16.00 over the ten-trading-day period ending on the trading day immediately prior to the closing of the merger and the other assumptions set forth in the section entitled "THE MERGER—Merger consideration; conversion of shares" at page 34, shares to be placed in escrow would represent approximately 14.18% of the shares of ADIC common stock allocable to each class and series of Pathlight preferred and common stock. The actual percentage of each former Pathlight stockholder's ADIC shares that will be placed in escrow will vary slightly depending on the average closing price of ADIC stock over the ten-trading-day period immediately prior to closing. For example, if that average price is $12.00, then 14.14% of each former Pathlight stockholder's ADIC stock will be placed, and if it is $20.00, then 14.20% of each former Pathlight's stockholder's ADIC stock will be placed in escrow.

    The number of Pathlight options and warrants outstanding as of March 20, 2001 was 1,529,241. To the extent that some of these Pathlight options and warrants are exercised prior to closing, more Pathlight stockholders will bear the burden of the escrow arrangements, and therefore, the percentage of each Pathlight stockholder's ADIC shares that will be placed in escrow will be less than 14.2%, but will not be less than 12.5%. ADIC and Pathlight believe that it is highly unlikely that all Pathlight options and warrants will be exercised prior to closing.

    The details of the escrow arrangements will be governed by two separate agreements. The general escrow agreement is entitled the "Indemnification Escrow Agreement" and the escrow agreement governing claims related to the Crossroads patent litigation is entitled the "Special Liability Escrow Agreement." Forms of these two agreements, in substantially the form that will be signed at closing, are attached to this proxy statement/prospectus as Annex C and D. Each agreement will be among ADIC, Mellon Investor Services LLC, as escrow agent, and David Costine and Randolph Hood, two Pathlight stockholders who will act as representatives of all former Pathlight stockholders.

    Under the terms of the Indemnification Escrow Agreement, the escrow agent will hold 257,500 shares of ADIC common stock, in book entry form, in escrow until 30 days after ADIC's accountants issue their audit report for ADIC for the fiscal year ended October 31, 2001, but in no event later than one year after the effective date of the merger. If ADIC makes a claim on the escrow shares before this period expires, the escrow period will be extended until the claim is resolved.

    Under the terms of the Special Liability Escrow Agreement, the escrow agent will hold 1,030,000 shares of ADIC common stock, in book entry form, in escrow until 30 days after the Crossroads litigation is completely resolved through a final and binding settlement or through a court ruling that is no longer appealable. If ADIC makes a claim on the escrow shares before this period expires, the escrow period will be extended until the claim is resolved.

    Whenever any escrow shares are forfeited to satisfy a claim by ADIC under either escrow agreement, the value of the shares forfeited will be considered to be the average closing price of ADIC common stock over the ten business days prior to the effective time of the merger, and fractional shares will be rounded to the nearest whole number. For example, if a claim of $1,000,000 is to be satisfied by forfeiture of escrow shares, and the average closing price on the ten business days prior to the effective time of the merger is $16.00 per share of ADIC common stock, then 62,500 escrow shares would be forfeited to satisfy the claim.

    Dividends or other distributions (if any) payable with respect to the escrow shares will, under both agreements, be paid to the former Pathlight stockholders on such shares. You also will be entitled to vote the portion of your ADIC shares that are being held in escrow. If the shares are forfeited, however, any unpaid dividends or distributions associated with the escrow shares will be forfeited to ADIC as well. Also, any securities issued with respect to the escrow shares as a result of a dividend, split, combination or other distribution by ADIC will be held in escrow as if they were part of the original escrow shares.

    In certain circumstances, excluding the Crossroads patent litigation, the stockholders' representatives may be able to assume the defense of third-party claims against Pathlight underlying ADIC's escrow claim, but costs of this defense will be at the expense of the former Pathlight stockholders. Generally, any settlement of a third-party claim by the stockholders' representatives will require ADIC's prior consent. ADIC will handle the defense and settlement of the Crossroads patent litigation, but must obtain prior consent to any settlement from the stockholders' representatives, who cannot unreasonably withhold their consent. When ADIC handles the defense of a third-party claim, its expenses will be paid through additional escrow claims.

    Under the escrow agreements, ADIC will agree to give the stockholders' representatives notice of claims against the escrow shares. The stockholders' representatives will have 30 days to contest escrow claims, but may only do so if they believe in good faith that ADIC is not entitled to be indemnified as claimed or if they lack information necessary to assess the validity or amount of the claim, and ADIC and the stockholders' representatives must try to reach agreement about the contested claim. If they cannot agree within 45 days of when the representatives contest the claim, the contested claim is to be settled by binding arbitration, under the Commercial Arbitration Rules of the American Arbitration Association, in Seattle, Washington. Half the arbitration fees will be paid from the escrow shares, and half will be paid by ADIC. The arbitrators must resolve the claim within 45 days of their appointment and must provide a written, final decision to the stockholders' representatives and the indemnified party. This decision will be final. No one will be able to contest it in court.

    The escrow agent's role will be ministerial only. The escrow agent will not resolve disputes between ADIC and the stockholders' representatives or the Pathlight stockholders, but it will comply with the terms of the escrow agreements and written instructions from ADIC and the stockholders' representatives under the terms of the escrow agreements. Except for gross negligence or willful misconduct, the escrow agent will not be liable to the indemnified parties or the stockholders' representatives. ADIC and the stockholders will bear the escrow agent's fees equally, with the stockholders' portion being payable through a claim on the escrow shares. The escrow agent may resign, and in that case, the stockholders' representatives and ADIC will choose another one.

    When the relevant escrow period terminates, ADIC and the stockholders' representatives will give the escrow agent a schedule setting forth the aggregate number of escrow shares to be released from the relevant escrow, if any, and the escrow agent will deliver such shares to the former Pathlight stockholders in accordance with that schedule within ten business days.

Stockholders' committee

    If you vote in favor of the merger and the merger agreement, you will be deemed to have agreed to the appointment of a committee of two persons that will act as your representative, and as representative of the other former Pathlight stockholders, from and after the effective time of the merger. References to the "stockholders' representatives" are to this stockholders' committee. The committee initially will consist of Randolph Hood and David Costine, two stockholders of Pathlight, and they will be empowered to take all action required or permitted under the merger agreement, the escrow agreements and any other agreement, certificate, instrument or document to be delivered by the stockholders in connection with the escrow agreements. They will be required to receive all directions, notices and consents and to execute and deliver all documents, including any immaterial amendments to the merger agreement or the escrow agreements. They also will be empowered to make all determinations, unanimously, that may be required or appropriate under the escrow agreements, and they may execute and deliver any agreements or releases in connection with the settlement of any dispute or indemnification claims or under the escrow agreements.

    If a vacancy occurs on the stockholders' committee for any reason, the remaining member of the committee must promptly appoint a substitute and notify ADIC. Also, a member of the committee may be removed by the vote of stockholders who collectively held a majority of Pathlight capital stock immediately prior to the effective time of the merger. The members of the committee shall not be liable for, and shall be indemnified by the former Pathlight stockholders against, all acts done or omitted by them in connection with their duties as members of the stockholders' committee, except for gross negligence or willful misconduct.

    Expenses of the committee will be shared jointly by the former Pathlight stockholders and ADIC. If you approve the merger agreement, you will be deemed to have agreed that up to $100,000 of the escrow shares may be released as necessary to reimburse the committee for its expenses. Expenses of the committee mean reasonable documented expenses incurred by members of the committee in performing their duties under the escrow agreements.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

    In the opinion of Orrick, Herrington & Sutcliffe LLP, the following are the material United States federal income tax consequences of the merger to Pathlight stockholders. The opinion and the following discussion are based on and subject to the Internal Revenue Code of 1986, its legislative history, applicable Treasury regulations, administrative rulings and court decisions currently in effect, all of which are subject to change at any time, possibly with retroactive effect, and assumptions, limitations, representations and covenants, including those contained in certificates of officers of Pathlight, ADIC and PTech expected to be executed as of the date of the completion of the merger. The following discussion further assumes that the merger will be consummated in accordance with the provisions of the merger agreement.

    The following discussion assumes that you hold your shares of Pathlight stock as capital assets and does not address the federal income tax consequences of the distribution by Pathlight of stock or cash that may occur prior to or in connection with the merger, which distribution may be taxable to the recipient. This discussion does not address all aspects of United States federal income taxation that may be important to you in light of your particular circumstances, or if you are subject to special rules, such as rules relating to:

  •
  stockholders who are not citizens or residents of the United States;

  •
  financial institutions;

  •
  tax-exempt organizations;

  •
  insurance companies;

  •
  mutual funds;

  •
  dealers in securities;

  •
  stockholders who acquired their shares of Pathlight stock by exercising employee stock options or rights or otherwise as compensation; and

  •
  stockholders who hold their shares of Pathlight stock as "qualified small business stock" under Section 1202 of the Internal Revenue Code, or as part of a hedge, straddle or a constructive sale or conversion transaction.

    On the date that the merger is completed, Orrick, Herrington & Sutcliffe LLP, special counsel to Pathlight (or Perkins Coie LLP, counsel to ADIC, in the event that Orrick, Herrington & Sutcliffe LLP does not render the opinion referenced below), will, subject to the qualifications discussed in the following paragraph, deliver its opinion to Pathlight, dated the date that the merger is completed, to the effect that, for United States federal income tax purposes, the merger will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. Based on such closing tax opinion and the advice of Pathlight's counsel, and provided that the merger qualifies as a reorganization, the following federal income tax consequences will result:

  •
  No gain or loss will be recognized by Pathlight as a result of the merger;

  •
  No gain or loss will be recognized by you when you exchange all of your Pathlight stock solely for ADIC common stock in the merger, except that gain or loss may be recognized by you with respect to cash received in lieu of a fractional share interest in ADIC common stock;

  •
  The aggregate tax basis of the ADIC common stock you receive in the merger will be the same as your aggregate tax basis in the Pathlight stock you surrender in the merger, except that your aggregate tax basis in ADIC common stock will be reduced by the tax basis allocable to any fractional share interest in ADIC common stock for which you receive cash;

  •
  You generally will recognize gain or loss for United States federal income tax purposes with respect to the cash you receive instead of a fractional share interest in ADIC common stock, measured by the difference between the amount of cash you receive and the portion of the tax basis of your shares of Pathlight stock that is allocable to the fractional share interest in ADIC common stock. This gain or loss will be capital gain or loss and will be a long-term capital gain or loss if your shares of Pathlight stock have been held for more than one year at the time the merger is completed; and

  •
  The tax holding period of the ADIC common stock that you receive in the merger (including any fractional interest for which you receive cash as described above) will include the period during which you held the Pathlight stock surrendered in the merger.

    Pathlight's obligation to complete the merger is conditioned on, subject to waiver by Pathlight, receipt of a closing tax opinion from Orrick, Herrington & Sutcliffe LLP (or Perkins Coie LLP, in the event that Orrick, Herrington & Sutcliffe LLP does not render such opinion) that the merger will be treated for United States federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code in form and substance reasonably satisfactory to Pathlight. The closing tax opinion (1) will be based on facts, representations and assumptions set forth or referred to in the closing tax opinion that are consistent with the facts existing at the time that the merger occurs and (2) may rely on representations and covenants including those contained in certificates of officers of Pathlight, ADIC, PTech, and others, reasonably satisfactory in form and substance to Orrick, Herrington & Sutcliffe LLP (or Perkins Coie LLP, if it renders such opinion). The closing tax opinion is not binding on the IRS or the courts, and neither Pathlight nor ADIC intend to request a ruling from the IRS with respect to the merger. Accordingly, there can be no assurance that the IRS will not challenge the conclusions set forth in the closing tax opinion or that a court will not sustain such a challenge. Pathlight does not currently intend to waive the condition relating to the receipt of a closing tax opinion. In the unlikely event that Pathlight were to determine to waive such condition, Pathlight would mail additional information to you describing any changes in the material United States federal income tax consequences that would result from the merger and would re-solicit proxies from you if there were any such material adverse changes in the United States federal income tax consequences to you.

    If you exercise your appraisal rights with respect to the merger and receive cash in exchange for all of your shares of Pathlight stock you will generally recognize gain or loss for federal income tax purposes measured by the difference between the amount of cash you receive in the exchange and your tax basis in your shares of Pathlight stock, provided that the payment is not treated as a dividend for federal income tax purposes. A sale of your shares of Pathlight stock pursuant to the exercise of appraisal rights generally will not be treated as a dividend if you do not own any shares of ADIC common stock after the merger, after giving effect to constructive ownership rules, or certain other conditions are satisfied. Such gain or loss will be capital gain or loss and will be a long-term capital gain or loss if your holding period of your shares of Pathlight stock exceeds one year. Any interest you receive will be taxable as ordinary income.

    If you exercise appraisal rights or receive cash in lieu of a fractional share interest in ADIC stock, you may be subject to backup withholding at a rate of 31% on the cash payments you receive. Backup withholding will not apply, however, if you are an exempt recipient (such as a corporation or financial institution) or are otherwise exempt from backup withholding, if you furnish your taxpayer identification number and certify that you are not subject to backup withholding on the substitute IRS Form W-9 included in the letter of transmittal that will be sent to you in connection with the closing of the merger, or if you provide a certificate of foreign status on IRS Form W-8BEN.

    The foregoing discussion is not intended to be a complete analysis or description of all potential United States federal income tax consequences or any other consequences of the merger and, except as described herein, does not address transactions effectuated prior or subsequent to or concurrently with the merger, whether or not such transactions are in connection with the merger, including any distribution of stock or cash by Pathlight prior to or in connection with the merger. In addition, this discussion does not address tax consequences which may vary with, or are contingent on, your individual circumstances. Moreover, this discussion does not address any non-income tax or any foreign, state or local tax consequences of the merger. Accordingly, you are strongly urged to consult with your tax advisor to determine the particular United States federal, state, local or foreign income or other tax consequences to you of the merger.

COMPARATIVE MARKET PRICE DATA

    ADIC's common stock is listed for trading on the Nasdaq National Market under the symbol "ADIC." On January 29, 2001, the last full trading day prior to our signing and announcing the merger agreement, the closing sales price of ADIC common stock on the Nasdaq National Market was $25.688 per share. The following table shows the high and low sales prices for ADIC common stock for the periods indicated, as reported by the Nasdaq National Market. The prices included in the table have been adjusted to reflect the two 2-for-1 splits of our outstanding stock that were effected on August 12, 1999 and March 14, 2000.

	High ($)	Low ($)
Fiscal Year 1999
First quarter	5 3/16	3 9/32
Second quarter	5 7/8	53 19/64
Third quarter	12 15/32	5 3/16
Fourth quarter	20 1/2	7 15/16
Fiscal Year 2000
First quarter	33 3/16	17 7/16
Second quarter	50 1/2	20 1/2
Third quarter	26 3/4	10 11/16
Fourth quarter	18 3/4	11 1/8
Fiscal Year 2001
First quarter	28 1/4	12 1/4
Second quarter (through March , 2001)

    On March  , 2001, the most recent date prior to the mailing of this document to you, the closing sales price of ADIC common stock on the Nasdaq National market was $    per share.

    We encourage you to obtain current market quotations for ADIC common stock. The market price for ADIC stock is extremely volatile and fluctuates in response to a wide variety of factors.

    ADIC has agreed to file an application with the Nasdaq National Market to list on that exchange the ADIC common stock that Pathlight stockholders will receive in the merger.

    Pathlight is a closely-held corporation. There has been no public trading market in the securities of Pathlight and therefore, there is no historical per share price data for such securities for any period.

DIVIDEND POLICY

    Except for stock splits effected through dividends payable in common stock, ADIC has never declared or paid any dividends on its common stock and does not anticipate paying any cash dividends in the foreseeable future. ADIC currently intends to retain future earnings, if any, to finance operations and the expansion of its business. Any future determination to pay cash dividends will be at the discretion of ADIC's board of directors and will depend on ADIC's financial condition, operating results, capital requirements and other factors the board of directors deems relevant. In addition, ADIC's credit agreement restricts its ability to declare and pay dividends without the consent of the lender.

    Pathlight has never declared or paid a dividend on any shares of its common stock. Under Pathlight's amended and restated certificate of incorporation, the holders of Pathlight Class A preferred stock are entitled to receive cumulative dividends at the annual rate of $.06 per share. The Class A Series 1(a) preferred stockholders are entitled to receive such dividend in mandatory annual cash payments. The holders of Pathlight Class A Series 1(b) and Class A Series 2 preferred stock are entitled to receive such dividend when and as declared by Pathlight's board of directors. Such dividends are to be paid in cash or shares of Class A preferred stock, valued at $1.00 per share, at the election of the holder. Such dividends must be paid before any dividend may be paid on shares of common stock.

ADVANCED DIGITAL INFORMATION CORPORATION

Advanced Digital Information Corporation
11431 Willows Road N.E.
P.O. Box 97057
Redmond, Washington 98073-9757
Phone: (425) 881-8004

    ADIC provides hardware- and software-based data storage solutions to the open systems marketplace. It offers a broad range of products designed to enable organizations to effectively capture, protect, manage and archive the increasing amount of complex mission-critical data. ADIC incorporates its proprietary hardware, software and interconnectivity products, as well as its service and support expertise, with third-party hardware and software products to deliver flexible, reliable and scalable storage solutions. Its storage solutions are market-driven, and ADIC does not rely on a single technology or device to deliver them. ADIC continues to increase its investments in developing innovative and effective storage products. In order to broaden access to complementary products, ADIC makes direct equity investments and initiates licensing and co-development agreements with companies developing innovative technologies for the data storage market. ADIC's sales channels include a global network of resellers developed over the last 15 years and OEMs, including Dell Computer, as well as IBM and Fujitsu Siemens Computers, with whom ADIC has recently signed agreements.

    For additional information about ADIC's business, see ADIC's Annual Report on Form 10-K for the fiscal year ended October 31, 2000, including the financial statements and other information contained therein and other documents ADIC has filed with the SEC, which are incorporated into this proxy statement/prospectus by reference. See the section entitled "WHERE YOU CAN FIND MORE INFORMATION" at page 82.

PATHLIGHT TECHNOLOGY, INC.

Pathlight Technology, Inc.
9 Brown Road
Ithaca, NY 14850
(607) 266-4000

  Overview

    Pathlight Technology, Inc. supplies products consisting of proprietary hardware and software that allow users to deploy advanced enterprise data storage systems, called Storage Area Networks or SANs. SANs are used to solve the growing problem of providing organizations with efficient enterprise-wide access to electronic information.

    Pathlight's SAN Gateway product offers the management and connectivity capabilities required for organizations to implement complete, integrated SAN solutions providing transparent, enterprise-wide networks of diverse data storage systems. Pathlight's SAN Gateway also helps to solve problems associated with data growth, storage network management and access control by offering a scalable, secure environment for the operation of diverse systems. Pathlight's SAN Router is an entry-level hardware platform with SAN connectivity that can be used alone or combined with Pathlight's SAN Gateway to provide larger scale storage networks. Pathlight markets its SAN software products with all of its hardware products to provide a complete, fully integrated SAN connectivity solution.

    Pathlight has been developing SAN systems since 1997. Pathlight currently sells its products to manufacturers of computer systems, servers, and large-scale data storage systems. Under multi-year agreements, Pathlight supplies core hardware and software components to two separate IBM divisions and 20 original equipment manufacturers, or OEMs, and distributors.

    One of the main SAN-enabling technologies is a high-speed data transmission protocol, called "Fibre Channel," which has been widely adopted as an open standard for interfacing data storage devices and servers. Fibre Channel has rapidly become the preferred method of connecting servers to disk and tape storage systems. To successfully implement a SAN, however, a number of issues must be resolved. Existing storage systems, most of which are not Fibre Channel enabled, must be connected to newer Fibre Channel devices, other complex communication requirements must be resolved, and, once installed, the entire network must be managed effectively.

    Pathlight's products provide the SAN connectivity and management functionality that are necessary to create advanced storage networks combining Fibre Channel-based systems with existing disk and tape storage systems. By providing storage interconnectivity and management, Pathlight believes that its SAN products play an important role in accelerating the migration to SANs and simplifying the management of data storage across an enterprise.

  Products and services

    Pathlight has developed and is marketing multiple hardware platforms that contain common connectivity technology, along with an array of proprietary software products that provide management and value-added functions for SANs, as described below.

  •
  Pathlight's SAN Gateway is a high-performance, intelligent device that enables the sharing of storage resources across the enterprise. It is a complete SAN connectivity and management solution in a single product. Pathlight believes that SANs implemented with Pathlight's SAN Gateway are cost-effective because they offer one device that provides an integrated solution which has been tested and qualified on most major operating platforms as well as with legacy storage systems. Pathlight's SAN Gateway ranges in price from $5,000 to $15,000 depending on the hardware configuration and software included.

  •
  Pathlight's SAN Router is an entry-level, high-performance SAN device that provides connectivity to integrate Fibre Channel hosts with devices not supporting Fibre Channel. Pathlight believes that its SAN Router offers more options and superior flexibility than competitive products. Pathlight's SAN Router is fully compatible with its other hardware and software products and shares common components with the SAN Gateway. Pathlight's SAN Router ranges in price from $1,800 to $5,000 depending on the hardware configuration and software included.

  •
  Pathlight's SAN Director is JAVA-based SAN management software that simplifies the management of data storage networks and provides a user-friendly graphical interface. Pathlight's SAN Director can be used to remotely configure and monitor multiple SAN Gateways, SAN Routers, attached devices, host bus adapters and other SAN connectivity products across an enterprise, providing an end-to-end view of an entire SAN.

  •
  Pathlight's Virtual Private SAN enables SANs with multiple users to share the same connectivity channels to access the same or different storage resources. Organizations that utilize this software are able to create multiple secure connections simultaneously to the same data storage network.

  •
  Pathlight's Data Mover software allows SAN users to perform server-free backups, freeing valuable computer server capacity for other tasks, while moving data directly from networked storage devices to backup tape storage systems.

  •
  Pathlight's Virtual Private Map Software extends the life of legacy small computer system interface-based systems and the critical applications running on these systems by fully integrating them into today's advanced storage networking environments.

  •
  Pathlight's SAN Replication Services provide fault-tolerant data protection by maintaining multiple fully redundant copies of critical data in real time, making the SAN immune to the failure of any single device. In the event of a device failure anywhere in the SAN, this redundant data can be brought online immediately, ensuring continuous service and preserving data integrity. Once the main device is brought back online, the data can be automatically updated from the copy. This product is currently in Beta testing.

    Currently, Pathlight's software products are sold only in connection with its SAN Router and SAN Gateway hardware products and are already included in the price of combined hardware and software packages offered by Pathlight. Pathlight's software products currently operate only on Pathlight's SAN Router and SAN Gateway hardware products, but their software products may be sold as stand-alone products in the future.

    Pathlight also supplies its customers with high-quality, responsive customer service and product support. Pathlight believes that this service is critical to its success and continued growth. In order to provide its OEM customers with the knowledge and resources needed to successfully implement and integrate its products in high-performance SAN solutions, Pathlight offers a variety of services to support its OEM customers, consisting mainly of sales and technical training, post-sale user support, field maintenance and technical support.

  Manufacturing

    Pathlight's products are manufactured and distributed by an electronic systems manufacturer that provides prototype services, production assembly, materials management, advanced testing, systems integration and order fulfillment. Using contract manufacturing allows Pathlight to avoid costly investments in manufacturing equipment and facilities, inventory, warehousing and associated supply chain costs, while maintaining the ability to quickly expand to meet growing orders. Additionally, this approach allows Pathlight to reduce time to market, provides access to advanced manufacturing techniques, offers greater production flexibility and shorter delivery cycles, and lowers production costs compared to manufacturing products internally.

    Pathlight orders products from its manufacturer after obtaining firm customer orders and based on an aggregate of its customers' forecasts. Shipments are then made factory-direct to customer designated locations. Pathlight's engineers manage the evaluation and selection of all key components. Standard parts are used wherever possible, and many components are available at favorable prices from various vendors.

  Marketing and sales

    Pathlight markets its products to OEM companies that comprise the largest share of the storage systems market. Selling SAN products to these accounts involves a multilevel sales effort, including employing sales representatives located throughout the United States as well as providing extensive technical support. Customers typically conduct laboratory and field tests before placing an order. The sales cycle is lengthy as the initial evaluation and product qualification cycle with OEMs typically takes from six to 12 months and includes technical evaluation, integration, testing, product launch planning and execution.

    Pathlight's marketing strategy is based on a highly focused effort, targeting marketing efforts toward a limited number of qualified accounts and providing the technical support necessary for its customer prospect to install and test its products. In accordance with industry practice, Pathlight loans units to potential customers and its technicians work closely with their engineering counterparts to install and operate the products. Potential customers then typically purchase products for use after the evaluation phase.

  New product development and implementation

    Pathlight believes that continued spending on research and development is essential to its ability to deliver innovative products that address the needs of the market and help evolve the capabilities of SANs. As of March 1, 2001, Pathlight's development team included a total of thirty-three full-time employees. Pathlight's development team has expertise in the key areas of software development, systems architecture, product design and hardware engineering.

    Pathlight's product development strategy is to continue to provide and improve products that fulfill all the requirements for total SAN solutions, especially for large enterprise environments. This strategy is based on offering more options for different types and mixes of network interconnections, more flexibility and increased capacity for resource sharing and a greater assortment of value-added functions. Future development work is focused on providing advances in the following interrelated areas:

  •
  increasing hardware interconnectivity functionality that enables technologically diverse SAN solutions to connect to new and existing network systems and devices including interfaces to Gigabit Ethernet, ATM, Infiniband and other interfaces;

  •
  creating software with remote access control that enables increased resource sharing, including additional zoning capabilities, dynamic functionality and operating system-free file sharing;

  •
  developing added functionality of its hardware products, including features that standardize and implement value-added functions for data movement, replication and transformation; and

  •
  creating hardware products with enhanced speed, performance, flexibility and scalability.

    Pathlight believes that much of the increased functionality of both its current and future products will come from advanced software development. Pathlight's engineering resources are focused on software development, and Pathlight's management intends to continue to emphasize the addition of software development skills, both through additions to internal staff and outside business partnerships.

    Pathlight attempts to incorporate the best available technology into its products, regardless of the source, and intends to continue buying rather than attempting to develop components that are readily available and are not the subject of proprietary Pathlight technology or trade secrets. Pathlight believes that this strategy enables the development of superior products, conserves valuable engineering resources and reduces time to market.

  Intellectual property and proprietary rights

    Proprietary rights are important to Pathlight's success and competitive position. Pathlight has taken steps to carefully document and protect its proprietary technology. As of March 1, 2001, Pathlight had filed four United States patent applications and is currently considering whether to file for additional patent protection covering unique technology in its SAN Gateway and SAN Router products. As of March 1, 2001, Pathlight had six pending trademark and service mark applications in the United States.

    The laws of some foreign countries do not protect Pathlight's proprietary rights to the same extent as do the laws of the United States, and effective copyright, trademark and trade secret protection may not be available in such jurisdictions. In general, Pathlight's efforts to protect its intellectual property through copyright, trademark and trade secret laws may not be effective to prevent misappropriation of its content, and Pathlight's failure to protect its proprietary rights could materially adversely affect its business, financial condition, operating results and future prospects. Despite such protection, a third party could, without authorization, copy or otherwise appropriate proprietary information about Pathlight's products and technology. Pathlight's agreements with employees, consultants and others who participate in development efforts could be breached, Pathlight may not have adequate remedies for any breach, and its trade secrets may otherwise become known or independently developed by competitors.

    Pathlight relies on license agreements with respect to its use of certain technology provided to its customers. Those license agreements may not continue to be available to Pathlight on acceptable terms, or at all.

    In the event patents are issued on Pathlight's technology, enforcement of its patent rights could result in costly litigation. As a result of this litigation, Pathlight's patent rights could be invalidated. Should this happen, Pathlight would lose a significant competitive advantage. Additionally, Pathlight's competitors could be awarded patents on technologies and business processes that could cause Pathlight to alter its technology, change its business processes or to pay license and royalty fees.

    Pathlight believes that due to the significant complexity of its products, and the resulting difficulty that a potential competitor would encounter in attempting to copy certain designs, it may be well advised to retain some critical content as trade secrets. In addition, the know-how and expertise of its employees and nondisclosure and confidentiality agreements signed with employees, vendors and customers provide added protection. Pathlight believes that United States copyright law protects the software contained in Pathlight's products in the United States.

  Competition

    Pathlight believes competitive products offer more limited, incomplete solutions requiring vendors to perform additional systems integration. A number of companies offer SAN products that compete for the specific functions, or submarkets, that comprise a complete SAN system. These individual products, including Fibre Channel switches, hubs, routers, bridges and associated systems management software, can be assembled to provide some of the features and functionality offered by Pathlight's SAN Gateway. Although there are growing overlaps in the products being offered by various companies, competition may be categorized as follows:

  •
  Hub companies. Hubs are the least expensive, simplest and most limited function devices in a SAN, providing a dedicated single connection with fixed bandwidth shared by the network elements connected at any one time. The larger suppliers of hubs are Emulex Corporation, Gadzoox Networks Inc. and Vixel Corporation.

  •
  Bridge or router companies. Bridges and routers are generally lower performance devices with a limited number of ports enabling the connection of Small Computer System Interface (SCSI) based systems, frequently to fibre-channel based systems. Primary suppliers of bridges and routers are ATTO Technology, Inc., Crossroads Systems, Inc. and Chaparral Network Storage, Inc.

  •
  Switch companies. Switches generally offer higher functionality than bridges and routers with multiple ports enabling the connection within and among multiple Fibre Channel systems. Primary suppliers of switches are McDATA Corp., QLogic Corp., Brocade Communications Systems, Inc., Gadzoox Networks Inc. and Vixel Corporation.

  •
  Software companies. Numerous companies supply storage management software ranging from small, specialized developers to larger database management software vendors. These companies have developed software products in an attempt to participate in the growing data storage market.

  Employees

    As of March 1, 2001, Pathlight employed 58 people in the areas of research and development, administration, sales and marketing and manufacturing. None of Pathlight's employees is subject to any collective-bargaining arrangements, and Pathlight considers its relationship with its employees to be good.

  Properties

    Pathlight currently leases approximately 12,000 square feet of space located in two buildings in Ithaca, New York. The current rent on these two properties is $11,306.47 per month. The current leases expire on March 31, 2001 and July 31, 2001. In July 2001, Pathlight will consolidate its operations into one location currently being constructed in Ithaca, New York. Once Pathlight occupies this new space, rent will be $20,771.88 per month, increasing to a maximum rent of $23,215.62 per month.

  Litigation

    On April 14, 2000, Crossroads Systems, Inc. brought suit against Pathlight Technology, Inc. in the United States District Court for the Western District of Texas, Austin Division (Case No. A-00CA-248-SS). Crossroads alleges that Pathlight's SAN Gateway products infringe Crossroads' U.S. Patent No. 5,941,972, and alleges that the infringement was willful. Crossroads seeks an unspecified amount of damages, treble damages, costs and attorneys' fees, and an injunction against future infringement. Pathlight has denied all of these allegations, and has counterclaimed for a declaration that the patent is invalid, not infringed and unenforceable, and the award of attorneys' fees. The case is scheduled for trial before a jury on June 11, 2001. Pathlight believes the claims are without merit and is vigorously defending the case.

MANAGEMENT OF PATHLIGHT

Executive officers and directors

    Said Rahmani Khezri is the only current executive officer of Pathlight who will continue to serve as an executive officer of Pathlight or ADIC after the merger. No person who currently serves as a director of Pathlight will serve as an executive officer or director of ADIC or Pathlight following completion of the merger. Mr. Rahmani, age 39, is a Pathlight co-founder and has served as Executive Vice President since March 2000. From January 1999 until March 2000 he served as Pathlight's Senior Vice President. From formation until January 1999, he was a Vice President at Pathlight. Prior to joining Pathlight, Mr. Rahmani served in various positions with IBM, Storage System Division. Mr. Rahmani received a B.S. in Engineering in 1983 from Arizona State University and an M.S. from Middlesex University, United Kingdom, in 1992.

PATHLIGHT EXECUTIVE COMPENSATION

Executive compensation

    The following table sets forth the compensation earned for services rendered to Pathlight in all capacities for the year ended December 31, 2000 by Mr. Rahmani.

SUMMARY COMPENSATION TABLE

			Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary ($)	Securities Underlying Options (#)
Said Rahmani Khezri	2000	193,237	30,000
Executive Vice President

Option grants in last fiscal year

    The following table sets forth certain information with respect to stock options granted during the fiscal year ended December 31, 2000 to Mr. Rahmani. Pathlight has never granted any stock appreciation rights. The exercise price per share of each option was equal to the fair market value of the common stock on the date of grant as determined by Pathlight's board of directors.

    The potential realizable value is calculated based on the term of the option at its time of grant (10 years). It is calculated assuming that the fair market value of common stock on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. These numbers are calculated based on the requirements of the Securities and Exchange Commission and do not reflect Pathlight's estimate of future stock price growth.

OPTION GRANTS IN LAST FISCAL YEAR

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
		% of Total Options Granted to Employees in Fiscal Year
	Number of Securities Underlying Options Granted
			Exercise or Base Price ($/Sh)
				Expiration Date
Name					5% ($)	10% ($)
Said Rahmani Khezri	30,000	9.6%	$2.80	3/30/10	136,800	217,800

Fiscal year-end option values

The following table sets forth information with respect to Mr. Rahmani concerning exercisable and unexercisable options held as of December 31, 2000. No options were exercised during fiscal 2000 by Mr. Rahmani. Pathlight has never granted any stock appreciation rights. The value of unexercised in-the-money options at fiscal year-end is based on $2.80 per share, the assumed fair market value of the common stock at December 31, 2000, less the exercise price per share, multiplied by the number of shares underlying those options.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR END OPTION VALUES

	Number of Securities Underlying Unexercised Options at Fiscal Year End			Value of Unexercised In-The-Money Options at Fiscal Year End
Name	Exercisable		Unexercisable	Exercisable	Unexercisable
Said Rahmani Khezri	480,713	(1)	52,500	$1,297,925	$60,750

(1)
Includes 86,476 shares that vest at a $10 million valuation of Pathlight and 86,476 additional shares that vest at a $20 million valuation of Pathlight.

PATHLIGHT'S PRINCIPAL STOCKHOLDERS

    The following table sets forth certain information regarding the beneficial ownership of Pathlight common and preferred stock as of March 1, 2001, by:

  •
  each person or entity known by Pathlight to own beneficially more than 5% of Pathlight's outstanding common stock or preferred stock;

  •
  each of Pathlight's executive officers;

  •
  each of Pathlight's directors; and

  •
  all directors and executive officers as a group.

    Unless otherwise indicated, the principal address of each of the stockholders listed below is c/o Pathlight Technology, Inc., 9 Brown Road, Ithaca, NY 14850-1255. Except as otherwise indicated, and subject to applicable community property laws, and except to the extent authority is shared by both spouses under applicable law, Pathlight believes the persons named in the table have sole voting and investment power with respect to all shares of stock held by them.

[Table appears on following page.]

Beneficial Owner	Number of Shares of Common Stock	Percentage Ownership of Common Stock(1)	Number of Shares of Class A Preferred Stock(2)	Percentage Ownership of Class A Preferred Stock(1)(2)	Number of Shares of Class B Preferred Stock	Percentage Ownership of Class B Preferred Stock(1)	Number of Shares of Class C Preferred Stock	Percentage Ownership of Class C Preferred Stock(1)	Percent of Outstanding Voting Stock Beneficially Owned(1)(2)	Shares of ADIC Common Stock Post- Merger(2)	Percentage of ADIC Common Stock to be Owned Post- Merger(2)
Randolph Hood(3)	779,582	14.84%	*	*	*	*	*	*	7.34%	621,584	*
David C. Costine(4)	642,360	12.29%	880,457	30.30%	36,457	3.50%	11,428	*	14.80%	1,314,271	2.11%
James H. Watson, Jr.(5)	587,686	11.27%	*	*	*	*	*	*	5.55%	468,580	*
Said R. Khezri(6)	598,519	10.44%	*	*	*	*	*	*	5.39%	477,217	*
Peter Passaretti(7)	50,000	*	*	*	*	*	*	*	*	39,867	*
David Ahlers(8)	98,476	1.88%	206,663	7.11%	65,103	6.25%	25,713	1.80%	3.73%	342,060	*
Scott Jones	63,711	1.23%	*	*	*	*	*	*	*	50,799	*
Spencer Silverstein(9)	74,336	1.43%	*	*	*	*	*	*	*	59,270	*
All directors and officers as a group (8 persons)(10)	2,894,670	49.35%	1,087,120	37.41%	101,560	9.75%	37,141	2.60%	36.40%	3,373,648	5.41%
Amschel, LLC(11)	1,541,978	29.45%	758,891	26.11%	250,729	24.07%	314,286	22.00%	27.00%	2,431,323	3.90%
Cayuga Venture Fund(12)	32,812	*	182,350	6.28%	52,083	5.00%	14,285	1.00%	2.65%	245,244	*
Corporate Venture Partners, L.P.(13)	601,443	11.51%	880,457	30.30%	26,041	2.50%	*	*	14.21%	1,260,480	2.02%
Empire State Development Small Business Technology Fund(14)	51,254	*	364,701	12.55%	*	*	*	*	3.91%	354,447	*
Hudson Venture Partners, L.P.(15)	43,640	*	*	*	290,937	27.93%	41,714	2.92%	3.54%	344,065	*
Alexander Lieb(16)	280,970	5.41%	*	*	*	*	*	*	2.66%	224,026	*
Lyonshare Venture Capital(17)	*	*	*	*	*	*	74,285	5.20%	*	75,480	*
NorthEast Ventures II(18)	524,089	10.08%	*	*	*	*	*	*	4.96%	417,872	*
Onondaga Venture Capital, Inc.(19)	53,906	1.03%	221,567	7.63%	26,041	2.50%	14,285	1.00%	2.97%	271,894	*
RAND Capital Corporation(20)	67,578	1.28%	221,567	7.63%	117,187	11.25%	214,285	15.00%	5.83%	569,622	*
Technology Gateway Partnership L.P.(21)	*	*	*	*	*	*	257,143	18.00%	2.43%	261,278	*
Vestal Venture Capital(22)	*	*	*	*	*	*	111,428	7.80%	1.05%	113,220	*

*
Represents less than one percent.

(1)
Based on 5,198,112 shares of common stock, 2,425,610 shares of Class A preferred stock, 1,041,651 shares of Class B preferred stock and 1,428,440 shares of Class C preferred stock, outstanding as of March 1, 2001. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that will vest upon approval of the merger agreement by the Pathlight stockholders are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of each other person. To avoid confusion, the table does not reflect ownership of preferred stock as beneficial ownership of the common stock into which such preferred stock is convertible.

(2)
Assumes payment of 479,992 shares of Class A preferred stock as dividends on May 11, 2001. Assumes all holders of Class A, Series 1(b) and Class A, Series 2 Preferred Stock elect to receive dividends in shares of Class A preferred stock. Assumes the information at page 34 under the section entitled "THE MERGER—Merger consideration; conversion of shares," including a $16.00 per share average ADIC closing price over the ten-trading-day period ending immediately prior to closing. Assumes 62,401,334 shares of ADIC common stock outstanding post-merger.

(3)
Includes 53,500 shares of common stock issuable upon exercise of options, the unvested portion of which will vest upon approval of the merger agreement by the Pathlight stockholders. In the event the merger is not consummated within sixty days of March 1, 2001, the total number of shares of common stock beneficially owned shall be 729,582, which includes 700 options to purchase common stock which vest upon a valuation of Pathlight of $10 million and an additional 700 options to purchase common stock which vest upon a valuation of Pathlight of $20 million.

(4)
Includes warrants to purchase 781 shares of common stock, 5,208 shares of Class B preferred stock and 5,714 shares of Class C preferred stock of Pathlight owned by Lauren Costine, Mr. Costine's daughter, and warrants to purchase 781 shares of common stock, 5,208 shares of Class B preferred stock and 5,714 shares of Class C preferred stock of Pathlight owned by Christopher Costine, Mr. Costine's son. Includes capital stock of Pathlight owned by Corporate Venture Partners, L.P. Mr. Costine is the General Partner of Corporate Venture Partners, L.P. In this capacity, Mr. Costine has dispositive and voting powers with respect to the shares of capital stock of Pathlight owned by Corporate Venture Partners, L.P.

(5)
Includes 17,500 shares of common stock issuable upon exercise of options, the unvested portion of which will vest upon approval of the merger agreement by the Pathlight stockholders. In the event the merger is not consummated within sixty days of March 1, 2001, the total number of shares of common stock beneficially owned shall be 570,186. Includes 10,000 shares of common stock held by each of Matthew and James Ian Watson, Mr. Watson's children.

(6)
Includes 533,213 shares of common stock issuable upon exercise of options, the unvested portion of which will vest upon approval of the merger agreement by the Pathlight stockholders. In the event the merger is not consummated within sixty days of March 1, 2001, the total number of shares of common stock beneficially owned shall be 554,019, which includes 86,476 options to purchase common stock which vest upon a valuation of Pathlight of $10 million and an additional 86,476 options to purchase common stock which vest upon a valuation of Pathlight of $20 million.

(7)
Consists of 50,000 shares of common stock issuable upon exercise of options, the unvested portion of which will vest upon approval of the merger agreement by the Pathlight stockholders. In the event the merger is not consummated within sixty days of March 1, 2001, the total number of shares of common stock beneficially owned shall be 15,000.

(8)
Includes 12,743 shares of common stock issuable upon exercise of options, the unvested portion of which will vest upon approval of the merger agreement by the Pathlight stockholders. In the event the merger is not consummated within sixty days of March 1, 2001, the total number of shares of common stock beneficially owned shall be 77,241. Includes 1,953 shares of common stock issuable upon exercise of warrants. Includes Pathlight capital stock owned by Cayuga Venture Fund, L.P. Dr. Ahlers is Chairman of Cayuga Venture Fund, L.P. In this capacity, Dr. Ahlers has dispositive and voting powers with respect to the shares of capital stock of Pathlight owned by Cayuga Venture Fund, L.P.

(9)
Includes 4,996 shares of common stock held by Pamela Silverstein, Mr. Silverstein's wife.

(10)
Includes 666,956 shares of common stock issuable upon exercise of options, the unvested portion of which will vest upon approval of the merger agreement by the Pathlight stockholders and 65,233 shares of common stock issuable upon the exercise of warrants.

(11)
The principal address is P.O. Box 255, Barfield House, St. Julien's Avenue, St. Peter's Port, Guernsey, GY13, Channel Islands. Includes 37,608 shares of common stock issuable upon exercise of warrants.

(12)
The principal address is 200 East Buffalo Street, Suite 102A, Ithaca, NY 14850. Includes 32,812 shares of common stock issuable upon exercise of warrants.

(13)
The principal address is 200 Sunset Park, Ithaca, NY 14850. Includes 28,906 shares of common stock issuable upon exercise of warrants.

(14)
The principal address is 30 South Pearl Street, 6th Floor, Albany, NY 12245. Includes 50,000 shares of common stock issuable upon exercise of warrants.

(15)
The principal address is 660 Madison Avenue, 14th Floor, New York, NY 10021. Includes 43,640 shares of common stock issuable upon exercise of warrants.

(Footnotes continued on following page)

  (Footnotes continued from preceding page)

(16)
The principal address is 110 Overlook Road, Ithaca, NY 14850.

(17)
The principal address is Piaker & Lyons, 2521 Vestal Parkway, Vestal, NY 13851-0247.

(18)
The principal address is One State Street #1720, Hartford, CT 06103-3185.

(19)
The principal address is 714 State Tower Building, Syracuse, NY 13202. Includes 53,906 shares of common stock issuable upon exercise of warrants.

(20)
The principal address is 200 Rand Building, Buffalo, NY 14203. Includes 67,578 shares of common stock issuable upon exercise of warrants.

(21)
The principal address is 18881 Von Karman Avenue, Tower #17, #1150, Irvine, CA 92612.

(22)
The principal address is Piaker & Lyons, 2521 Vestal Parkway, Vestal, NY 13851-0247.

COMPARISON OF RIGHTS OF PATHLIGHT STOCKHOLDERS
AND ADIC SHAREHOLDERS

    This section of this proxy statement/prospectus describes some of the differences between the rights of Pathlight and ADIC equity holders. While we believe that the description covers the material differences between the two, this summary may not contain all the information that is important to you, including the articles/certificates of incorporation and bylaws of each company. You should read carefully this entire document and the other documents to which we refer for a more complete understanding of the differences in the rights of holders of Pathlight securities and ADIC common stock. You may obtain the information incorporated by reference into this document without charge by following the instructions in the section entitled "WHERE YOU CAN FIND MORE INFORMATION" at page 82.

    ADIC is incorporated in the state of Washington and Pathlight is incorporated in the state of Delaware. Following the merger with ADIC, Pathlight stockholders will hold ADIC common stock rather than Pathlight preferred and common stock, and the rights of the former Pathlight stockholders will be governed by Washington law rather than Delaware law. The rights of the former Pathlight stockholders also will be governed by the ADIC restated articles of incorporation and restated bylaws, rather than Pathlight's amended and restated certificate of incorporation and bylaws. The following paragraphs summarize and compare certain provisions of Delaware and Washington law and the charters and bylaws of the respective companies. This summary is not a complete explanation and is qualified in its entirety by reference to the corporate statutes of those states and the corporate charters and bylaws of ADIC and Pathlight.

Classes and series of capital stock

    ADIC.  ADIC's restated articles of incorporation authorize ADIC to issue up to 164,000,000 shares of capital stock, consisting of two classes: 160,000,000 shares of common stock, no par value, and 4,000,000 shares of preferred stock, no par value. ADIC's board of directors is authorized to designate one or more series of preferred stock, to determine the number of shares in each series, and to determine the designation, preferences, limitations and relative rights of the shares of any series. On March 1, 2001, there were 51,987,356 shares of ADIC common stock and no shares of ADIC preferred stock issued and outstanding.

    Pathlight.  Pathlight is authorized by its amended and restated certificate of incorporation to issue up to 18,656,250 shares of capital stock consisting of 13,156,250 shares of common stock, par value $0.01 per share, and 5,500,000 shares of preferred stock. The preferred stock consists of the following classes, series and par values:

  •
  2,800,000 shares of Class A preferred stock consisting of the following two series: (a) 200,000 shares of Class A Series 1(a) preferred stock, par value $1.00 per share, and 1,300,000 shares of Class A Series 1(b) preferred stock, par value $1.00 per share, and (b) 1,300,000 shares of Class A Series 2 preferred stock, par value $1.00 per share;

  •
  1,200,000 shares of Class B preferred stock, par value $1.00 per share; and

  •
  1,500,000 shares of Class C preferred stock, par value $1.00 per share.

    Such preferred stock has certain dividend and liquidation preferences, voting rights and conversion features described in Pathlight's amended and restated certificate of incorporation. On March 20, 2001, the record date, Pathlight outstanding capital stock consisted of the following shares:

  •
  5,236,701 shares of common stock;

  •
  200,000 shares of Class A Series 1(a) preferred stock;

  •
  977,096 shares of Class A Series 1(b) preferred stock;

  •
  1,248,514 shares of Class A Series 2 preferred stock;

  •
  1,041,651 shares of Class B preferred stock; and

  •
  1,428,440 shares of Class C preferred stock.

Votes per share

    ADIC.  The Washington Business Corporation Act allows for more or less than one vote per share, if provided in a corporation's articles of incorporation. Washington law also permits cumulative voting for directors unless otherwise provided in a corporation's articles of incorporation. Each holder of ADIC common stock is entitled to one vote for each share held of record. ADIC's restated articles of incorporation do not permit cumulative voting for the election of directors.

    Pathlight.  Under Delaware law, unless the certificate of incorporation provides for more or less than one vote for any share, on any matter, stockholders are entitled to one vote per share. Under Pathlight's amended and restated certificate of incorporation, the common stock is entitled to one vote per share. Under Pathlight's amended and restated certificate of incorporation and Delaware law, the preferred stock is entitled to vote on all matters on which common stock has the right to vote, and to cast that number of votes equal to the largest number of full shares of common stock into which such shares of preferred stock are then convertible. When Pathlight preferred stockholders have the right to vote as a separate class or series, such holders are entitled to one vote for each preferred share.

    Delaware law also provides that a certificate of incorporation may allow cumulative voting for elections of directors of a corporation or elections held under specified circumstances. Pathlight's amended and restated certificate of incorporation does not provide for cumulative voting.

Special meetings of shareholders or stockholders

    ADIC.  Washington law provides that a special meeting of shareholders may be called by a corporation's board of directors or other persons authorized by the corporation's articles of incorporation or bylaws, or the holders of 10% of all votes entitled to be cast on any issue proposed to be considered at the meeting, if such holders make a written demand. Washington law provides, however, that a public company may limit the right of shareholders to call a special meeting. ADIC's restated articles of incorporation provide that special meetings of the shareholders may be called by the chairman of the board of directors, the president, the board of directors or, if the company is public, the holders of not less 50% of all votes entitled to be cast on the issue proposed for the meeting.

    Pathlight.  Pathlight's bylaws provide that special meetings of the stockholders may be called by the chairman of the board, the president or the secretary, at the written request of a majority of the directors or at the written request of stockholders owning a majority of the issued and outstanding capital stock entitled to vote.

Action by written consent in lieu of a shareholders' or stockholders' meeting

    ADIC.  Under Washington law and ADIC's restated bylaws, ADIC shareholders may take action by the unanimous written consent of all the shareholders entitled to vote with respect to such action.

    Pathlight.  Under Delaware law and Pathlight's bylaws, unless the amended and restated certificate of incorporation provides otherwise, Pathlight stockholders may act by the written consent of the holders of outstanding shares having at least the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Number and classes of directors

    ADIC.  ADIC's restated bylaws provide that ADIC's board of directors shall consist of not less than two nor more than eight directors and that the specific number of directors shall be set by board resolution, provided that the board may be less than such number until vacancies are filled. ADIC's restated bylaws and restated articles of incorporation provide that the board of directors be divided into three classes—Class I, Class II and Class III—and that these classes be as nearly equal in number of directors as possible. Each director serves for a term ending on the day of the third annual meeting of shareholders following the annual meeting at which he or she was elected (and until his or her successor is elected and qualified) or until his or her earlier death, resignation or removal or until there is a decrease in the number of directors.

    Pathlight.  Pathlight's bylaws fix the number of directors at four, unless otherwise increased or decreased by a vote of the board of directors.

Election of directors

    ADIC.  Each ADIC shareholder entitled to vote at an election of directors may vote the number of shares owned by such shareholder for as many persons as there are directors to be elected.

    Pathlight.  Under Pathlight's amended and restated certificate of incorporation the Class A Series 1 preferred stockholders are entitled to vote as a class and to elect one director by holders of a majority of such shares. The Class A Series 2 preferred stockholders are also entitled to vote as a class and elect one director by holders of a majority of such shares. The remaining directors are to be elected by the holders of a majority of the common stock and preferred stock voting together as a single class.

Removal of directors

    ADIC.  Washington law provides that, at a special meeting called expressly for this purpose, a corporation's shareholders may remove one or more directors, with or without cause, unless the articles of incorporation provide that directors may be removed only for cause. ADIC's restated articles of incorporation provide that directors may be removed only for cause by two-thirds of the shares entitled to elect directors.

    Pathlight.  Pathlight's bylaws provide that any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors. The stockholders may elect another director to replace the director so removed and serve the remainder of that director's term.

Board of directors vacancies

    ADIC.  Washington law and ADIC's restated bylaws provide that a vacancy occurring on a board of directors may be filled by the shareholders, the board of directors or, if the remaining directors are less than a quorum, by a majority of the remaining directors. If the vacant office was held by a director elected by the holders of one or more classes or series of shares entitled to vote thereon, however, such vacancy may be filled only by a vote of the holders of that class or series.

    Pathlight.  Under Pathlight's bylaws, any vacancy or newly created directorship resulting from an increase in the authorized number of directors may be filled by a majority of the directors in office, even if less than a quorum. If, however, the directors in office at the time of the vacancy, or prior to an increase, constitute less than a majority of the whole board as constituted immediately prior to any such increase, the bylaws also provide that any holder or holders of at least 10% of the total number of shares outstanding that have the right to vote for such directors may petition the Court of Chancery to order an election to fill such vacancy or newly created directorship. Such right to fill vacancies is subject, however, to the rights of the holders of Class A Series 1 and Class A Series 2 preferred stock to vote separately to elect or replace one director each.

Notice of special meetings of the board of directors

    ADIC.  ADIC's restated bylaws provide that the chairman of the board, the president or the secretary may call or request a special meeting of the board or any committee. Also, any two directors may call or request a special meeting of the board of directors, and the chairman of any committee may call or request a special meeting of such committee. The restated bylaws require that oral or written notice of the time, date and place of the meeting be given at least two days before the meeting. Such notice need not specify the purpose of the special meeting.

    Pathlight.  Pathlight's bylaws provide that the chairman of the board or the president may call a special meeting on 10 days' notice by mail, facsimile, telegram or in person. The chairman, president or secretary must call a special meeting and must give similar notice upon a written request by two directors. If the board consists of only one director, however, the chairman, president or secretary on such similar notice must call special meetings if such sole director requests a special meeting in writing.

Board action

    ADIC.  ADIC's restated bylaws provide that the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of ADIC's board of directors, unless the bylaws, articles of incorporation or the Washington Business Corporation Act requires a greater vote. ADIC's restated bylaws provide that a majority of the whole board shall constitute a quorum. Under ADIC's restated bylaws the directors may act without a meeting if, before the action is taken, all the directors consent to the action in writing.

    Pathlight.  Pathlight's bylaws provide that, except as otherwise required by the amended and restated certificate of incorporation or bylaws, actions of the board of directors generally require the vote of a majority of the directors present at a meeting at which a quorum is present. One-half of the total number of directors constitutes a quorum. The bylaws also provide that, except as otherwise required by the amended and restated certificate of incorporation, the board may act by the written consent of all directors.

Interested directors

    ADIC.  The Washington Business Corporation Act provides generally that a transaction by a corporation in which a director has a conflicting interest may not be enjoined, set aside or result in damages or other sanctions in a shareholder's proceeding or derivative proceeding if:

  •
  a majority of not less than two of the disinterested directors on the board voted for the transaction after disclosure to them of the director's conflicting interest and related material facts to the extent this information was not known to the disinterested directors;

  •
  a majority of votes entitled to be cast (other than votes relating to shares beneficially owned, or the voting of which is controlled by the director with the conflicting interest or a related person or entity of that director) were cast in favor of the transaction after notice to the shareholders describing the director's conflicting interest transaction and disclosure of the director's conflicting interest and related material facts to the extent this information was not known to the shareholders; or

  •
  the transaction is established to have been fair to the corporation.

    Pathlight.  Under the Delaware General Corporation Law, transactions between a corporation and any of its directors, or a second corporation of which one of the first corporation's directors is also a director, are not void or voidable solely for this reason if:

  •
  the material facts as to the transaction and to the director's interest are fully disclosed to the board or the committee and the board or committee in good faith authorizes the transaction by the vote of a majority of the disinterested directors, even if the number of disinterested directors constitutes less than a quorum;

  •
  the material facts are disclosed or are known by the stockholders entitled to vote thereon, and such transaction is approved by the stockholders in good faith; or

  •
  the contract or transaction was just and reasonable to the corporation at the time it was authorized, approved or ratified.

Limitation of director liability

    ADIC.  The Washington Business Corporation Act provides that a corporation's articles of incorporation may include provisions that eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages from conduct as a director. However, the provisions may not eliminate or limit the liability of a director for acts or omissions that involve intentional misconduct by the director or a knowing violation of law by the director, unlawful distributions or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. ADIC's restated articles of incorporation authorize ADIC to eliminate or limit the liability of directors to the fullest extent permitted by the Washington Business Corporation Act.

    Pathlight.  Pathlight's amended and restated certificate of incorporation provides that, to the fullest extent permitted by Delaware General Corporation Law, a director of Pathlight will not be personally liable for monetary damages for breach of fiduciary duty as a director, except for any breach of the duty of loyalty to the corporation or its stockholders, for intentional misconduct or knowing violation of the law, or for any transaction from which the director derived an improper personal benefit.

Indemnification of directors and officers

    ADIC.  Under the Washington Business Corporation Act, a corporation may indemnify directors against reasonable expenses for liability incurred in the defense of any proceeding to which such individuals were a party because of their position with the corporation. The director must have acted in good faith and reasonably believed that the conduct in the individual's official capacity was in the best interests of the corporation and in all other cases that the conduct at least was not opposed to the corporation's best interests. Indemnity is available for criminal proceedings if the individual had no reasonable cause to believe the conduct was unlawful. The Washington Business Corporation Act prohibits indemnification, however, in connection with any proceeding by or in the right of the corporation in which the individual is adjudged liable to the corporation or in connection with any other proceeding in which the individual was charged with and found liable for receiving an improper personal benefit. Washington law also provides for discretionary indemnification of officers. Under no circumstances, however, may any director or officer be indemnified for:

  •
  acts or omissions finally adjudged to be intentional misconduct or a knowing violation of the law;

  •
  conduct of a director or officer finally adjudged to be an unlawful distribution; or

  •
  any transaction with respect to which it was finally adjudged that the director or officer personally received a benefit in money, property or services to which the director or officer was not legally entitled.

    ADIC's restated bylaws provide this indemnification to directors and officers to the full extent of the law. This right to indemnification includes the right to advancement of expenses upon an undertaking by the director or officer to repay the expenses if it is later determined that such indemnitee was not entitled to indemnification. Under ADIC's restated bylaws, this right to indemnification is a contract right.

    ADIC's restated bylaws provide that it may maintain insurance to protect any director or officer against any loss, liability or expense whether or not ADIC would have the power to indemnify such person against such loss, liability or expense under the Washington Business Corporation Act. ADIC's restated bylaws also authorize ADIC to enter into contracts with any director or officer in furtherance of the provisions of the bylaws regarding indemnification and to create a trust fund, grant a security interest or use other means to ensure the payment of amounts necessary to effect this indemnification.

    Unless limited by the corporation's articles of incorporation, Washington law requires indemnification if the director or officer is wholly successful on the merits of the action or otherwise. Any indemnification of a director in a derivative action must be reported to the shareholders in writing with or before notice of the next shareholders' meeting. ADIC's restated articles of incorporation do not limit indemnification if the director or officer is wholly successful on the merits of the action.

    Pathlight.  Pathlight's amended and restated certificate of incorporation and bylaws provide that its directors and officers shall be indemnified to the fullest extent authorized by the Delaware General Corporation Law, as amended from time to time. Section 145 of the Delaware General Corporation Law generally permits indemnification of expenses, including attorneys' fees, actually and reasonably incurred in the defense or settlement of a derivative or third party action, provided there is a determination by a majority vote of a disinterested quorum of the directors, by independent legal counsel or by a majority vote of a quorum of the stockholders, that the person seeking indemnification acted in good faith and in a manner reasonably believed to be in the best interests of the corporation. Without court approval, however, no indemnification may be made in respect of any derivative action in which such person is adjudged liable for negligence or misconduct in the performance of his or her duty to the corporation. Delaware law requires indemnification of expenses to the extent the individual being indemnified has successfully defended any action, claim, issue or matter therein, on the merits or otherwise.

    Expenses incurred by an officer or a director in defending any action may be paid in advance, under Delaware law, if such director or officer undertakes to repay such amounts if it is ultimately determined that he or she is not entitled to indemnification. In addition, Delaware law authorizes a corporation's purchase of indemnity insurance for the benefit of its officers, directors, employees and agents whether or not the corporation would have the power to indemnify against the liability covered in the policy.

Amendment of charter

    ADIC.  The Washington Business Corporation Act authorizes a corporation's board of directors to make various changes of an administrative nature to the corporation's articles of incorporation without shareholder action, including the following changes:

  •
  a change to the corporate name;

  •
  changes to the number of authorized shares solely to effectuate a stock split or stock dividend in the corporation's shares; and

  •
  changes to or elimination of provisions with respect to the par value of the corporation's stock.

    The Washington Business Corporation Act requires that other amendments to a corporation's articles of incorporation must be recommended to the shareholders by the board of directors, unless the board determines that, because of a conflict of interest or other special circumstances, it should make no recommendation and communicates the basis for its determination to the shareholders. Under the Washington Business Corporation Act, these other amendments must be approved by each voting group entitled to vote thereon by a majority of all the votes entitled to be cast by that voting group, unless a greater proportion is specified (1) in the articles of incorporation, (2) by the board of directors as a condition to its recommendation or (3) by the provisions of the Washington Business Corporation

Act. ADIC's restated articles of incorporation require a vote of the holders of two-thirds of the outstanding shares entitled to vote, however, to amend or repeal the following:

  •
  the authority to amend and adopt bylaws;

  •
  the number and classes of directors and the methods for removing directors;

  •
  amendments to the articles of incorporation themselves;

  •
  the ability of the chairman of the board, the president or the entire board to call special meetings of shareholders; and

  •
  the voting requirements for business combinations.

    Pathlight.  Section 242 of the Delaware General Corporation Law authorizes a corporation to amend its certificate of incorporation in any respect, so long as the certificate as amended would only contain provisions lawful and proper for insertion in an original certificate of incorporation. Without limiting the above, a corporation may amend its certificate of incorporation to:

  •
  change its corporate name;

  •
  change the nature of its business or corporate powers and purposes;

  •
  increase, decrease or reclassify its capital stock;

  •
  cancel or modify the right of stockholders to receive dividends that have accrued but have not been declared;

  •
  create new classes of stock having rights and preferences either superior or inferior to the stock of any class then authorized; and

  •
  change the period of its duration.

    Section 242 of the Delaware General Corporation Law generally requires that, to amend a certificate of incorporation, a corporation's board of directors must approve a resolution describing the proposed amendment and holders of a majority of the shares of outstanding stock entitled to vote must approve the amendment unless a different proportion is specified in the certificate. Pathlight's amended and restated certificate of incorporation requires that the certificate not be amended without the approval of the following stockholders:

  •
  the holders of 70% of the Class A preferred stock, all series of such class voting together as a single class;

  •
  the holders of a majority of the Series B preferred stock and the Series C preferred stock, each series voting separately if the amendment would materially adversely affect the rights and preferences of that series; and

  •
  the holders of a majority of all outstanding capital stock.

Amendment of bylaws

    ADIC.  ADIC's restated bylaws may be altered, amended or repealed and new bylaws adopted by the board or the holders of two-thirds of the outstanding shares.

    Pathlight.  Pathlight's amended and restated certificate of incorporation and bylaws provide that the stockholders may alter, amend or repeal and adopt new bylaws by a majority vote of all stockholders and the holders of 70% of the Series A preferred stock and a majority of the holders of the Series B preferred stock and the Series C preferred stock, each voting separately, if certain of the rights and preferences of the specific series are altered by the amendment. The amended and restated certificate of incorporation also authorizes the board of directors to amend the bylaws.

Dividends

    ADIC.  Under the Washington Business Corporation Act, a corporation may make a distribution in cash or in property to its shareholders upon the authorization of its board of directors and subject to its articles of incorporation unless, after giving effect to that distribution, (1) the corporation would be unable to pay its debts as they become due in the usual course of business or (2) the corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights of shareholders whose preferential rights are superior to those receiving the distribution. The ADIC restated articles of incorporation permit the board of directors to authorize distributions subject to the limitations under Washington law and any preferential rights granted to any series of preferred stock.

    Pathlight.  The Delaware General Corporation Law permits a corporation to declare and pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year. If the amount of capital of the corporation following the declaration and payment of the dividend is less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets, however, the directors may not declare and pay out a dividend from the corporation's net profits. The holders of Pathlight Class A preferred stock are entitled to receive cumulative dividends at the annual rate of $.06 per share. The Class A Series 1(a) preferred stockholders are entitled to receive such dividends in mandatory annual cash payments. The holders of Pathlight Class A Series 1(b) and Class A Series 2 preferred stock are entitled to receive such dividends when and as declared by Pathlight's board of directors. Such dividends are to be paid in cash or shares of Class A preferred stock valued at $1.00 per share at the election of the holder. Such dividends must be paid before any dividend shall be paid on shares of common stock. In addition, Delaware law generally provides that a corporation may redeem or repurchase its shares only if the capital of the corporation is not impaired and such redemption or repurchase would not impair the capital of the corporation.

Dissolution

    ADIC.  Under Chapter 23B.14 of the Washington Business Corporation Act, a corporation's board of directors may present a proposal to the shareholders to dissolve the corporation. In its proposal, the board must recommend dissolution, unless recommendation should not be made because of a conflict of interest. The proposal must be approved by the holders of two-thirds of the outstanding shares entitled to vote on the proposal, unless the articles of incorporation require a greater or lesser percentage or a vote by separate voting groups. In no event, however, can such dissolution be approved by holders of less than a majority of the shares of outstanding stock entitled to vote thereon.

    Pathlight.  Under Pathlight's amended and restated certificate of incorporation, in the event of a liquidation, dissolution or winding up of Pathlight, after payment of any amounts owed to creditors, subject to preferences of any outstanding preferred stock, the remaining assets of Pathlight will be distributed to the holders of the common and preferred stock pro rata based on the respective number of shares then held by them or issuable upon the conversion of the preferred stock then held, regardless of whether such preferred stock is so converted.

Corporate law relating to acquisitions and business combinations

    ADIC.  Chapter 23B.19 of the Washington Business Corporation Act, which applies to Washington corporations that have a class of voting stock registered with the SEC under the Exchange Act, prohibits a "target corporation," with certain exceptions, from engaging in certain "significant business transactions" with an acquirer that beneficially owns 10% or more of the voting securities of the target corporation for a period of five years after the acquisition, unless the transaction or acquisition of shares is approved by a majority of the members of the target corporation's board of directors prior to the time of acquisition. These prohibited transactions include, among other things, a merger, share exchange or consolidation with, disposition of assets to, or issuance or redemption of stock to or from the acquirer, termination of 5% or more of the employees of the target corporation who are employed in Washington occurring as a result of the acquirer's acquisition of 10% or more of the shares or allowing the acquirer to receive any disproportionate benefit as a shareholder. After the five-year period, a "significant business transaction" may take place if it complies with certain "fair price" provisions of the statute.

    Pathlight.  Under Section 203 of the Delaware General Corporation Law, a Delaware corporation is prohibited from engaging in a business combination with an interested stockholder for three years following the date that such person or entity becomes an interested stockholder. With certain exceptions, an interested stockholder is a person or entity that owns, individually or with or through certain other persons or entities, 15% or more of the corporation's outstanding voting stock, including any rights to acquire stock under an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only. This three-year restriction on business combinations does not apply, however, if one or more of the following events occur:

  •
  prior to the date on which such stockholder becomes an interested stockholder, the board of directors approves either the business combination or the transaction that caused the person or entity to become an interested stockholder;

  •
  upon consummation of the transaction that made him or her an interested stockholder, the interested stockholder owned at least 85% of the corporation's voting stock outstanding at the time the transaction commenced, excluding from the 85% calculation shares owned by directors who are also officers of the corporation and shares held by employee stock plans that do not give employee participants the right to decide confidentially whether to accept a tender or exchange offer; or

  •
  on or after the date such person or entity becomes an interested stockholder, the board of directors approves the business combination, and it is also approved at a stockholders' meeting, and not by written consent, by 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

    Although a Delaware corporation to which Section 203 applies may elect not to be governed by Section 203, Pathlight has not made such an election.

Vote required to approve mergers, acquisitions and other transactions

    ADIC.  The Washington Business Corporation Act generally provides that a merger or share exchange, or sale of substantially all of a corporation's assets, other than in the regular course of business, must be approved by the board of directors and by two-thirds of all votes entitled to be cast by each voting group entitled to vote as a separate group, unless another percentage is specified in the articles of incorporation, but not less than a majority of all votes entitled to be cast. The Washington Business Corporation Act also specifies some limited exceptions in which shareholder approval of a merger is not required, such as a merger where, among other things, each shareholder of the surviving corporation of the merger whose shares were outstanding immediately before the merger will hold the same number of shares, with identical rights and preferences, immediately after the merger.

    ADIC's restated articles of incorporation provide that a two-thirds vote of the outstanding shares entitled to vote and a two-thirds vote of each class or series of common or preferred stock voting as a separate class are required to approve most business combinations. Only a majority vote of the shareholders, or a majority vote of each class or series voting as a separate class, is required to approve a business combination, however, if such business combination has been approved by a majority of the "Continuing Directors," voting as a separate class. The "Continuing Directors" are those who were members of the board of directors on August 1, 1996 or those who were elected to the board of directors after such date, upon the recommendation of a majority of the directors themselves constituting "Continuing Directors" and voting as a separate class. No shareholder vote is required to approve those business combinations, moreover, that such Continuing Directors approve and that do not require shareholder approval under Washington law.

    Pathlight.  Section 251 of the Delaware General Corporation Law generally provides that an agreement of merger or consolidation requires the affirmative vote of a majority of the board of directors present at the board meeting and a majority of the outstanding shares of stock entitled to vote on the merger. This section also defines several exceptions in which stockholder approval is not required. For example, the approval of the stockholders of the surviving corporation of a merger or consolidation is not required if the shares of common stock issued and issuable upon conversion of securities issued in the merger by the surviving corporation do not exceed 20% of the shares of common stock of that corporation outstanding immediately before the merger becomes effective. Similarly, Section 271 of the Delaware General Corporation Law generally provides that a corporation may dispose of all or substantially all of its assets by the vote of a majority of the board of directors present at the board meeting and holders of a majority of the outstanding shares of stock entitled to vote on the transaction.

    To approve a merger, Pathlight's amended and restated certificate of incorporation and bylaws require a separate vote of the holders of 70% of the Class A preferred stock, all series of such class voting together as a single class, in addition to a vote of the holders of a majority of all outstanding shares of common and preferred stock (on an as-converted-to-common-stock basis).

Appraisal and dissenters' rights

    ADIC.  Under the Washington Business Corporation Act, a shareholder of a Washington corporation may dissent from and obtain payment of the fair value of the shareholder's shares in connection with the following corporate actions:

  •
  a plan of merger providing for a shareholder vote;

  •
  a plan of exchange involving the acquisition of the corporation's shares providing for a shareholder vote;

  •
  a sale or exchange of all, or substantially all, the property of the corporation other than in the usual and regular course of business, if a shareholder is entitled to vote on the sale or exchange;

  •
  a reverse stock split that results in the shareholder owning a fractional share if that fractional share is to be acquired for cash; and

  •
  any other corporate action taken by shareholder vote for which the articles of incorporation, bylaws or resolution of the board of directors provide for dissenters' rights.

    Since approval of the ADIC shareholders is not required to effect the merger, no dissenters' rights are available to the ADIC shareholders.

    Pathlight.  Section 262 of the Delaware General Corporation Law provides that a stockholder of a corporation involved in a merger or consolidation effected under specified sections of the Delaware General Corporation Law may be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares if the requirements for eligibility described in that section are satisfied. Generally, to be eligible, a stockholder must:

  •
  hold the shares on the date of the demand for appraisal rights;

  •
  continue to hold the shares through the effective date of the merger or consolidation; and

  •
  neither vote in favor of nor consent in writing to the merger or consolidation.

    No appraisal rights are available for:

  •
  shares of stock of the surviving corporation if approval of the stockholders of the surviving corporation was not required by the Delaware General Corporation Law; or

  •
  shares of stock that, as of the record date for the stockholder vote on the merger-related proposals, were either (a) listed on a national securities exchange, (b) designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (c) held of record by more than 2,000 stockholders, unless the agreement of merger or consolidation provides that the stockholder will receive consideration other than cash, stock of the surviving corporation, stock of another corporation that meets at least one of the three criteria listed above or any combination of these three forms of consideration.

    Section 262 of the Delaware General Corporation Law also describes further requirements for eligibility and other circumstances where appraisal rights are not available, as well as several procedural requirements that a stockholder must follow in order to obtain appraisal rights. Pathlight stockholders have the right to receive payment of the fair value of their shares of Pathlight stock. In order to exercise appraisal rights, a stockholder must comply with the procedures set forth in Section 262 of the Delaware General Corporation Law, which is set forth in Annex E of this document. See also the section entitled "APPRAISAL RIGHTS OF PATHLIGHT STOCKHOLDERS" at page 83.

Shareholder rights plan

    ADIC.  In July 1996, ADIC's board of directors adopted a shareholder rights plan in which preferred stock purchase rights were distributed as a dividend at the rate of one right for each share of ADIC common stock. Each right entitles the holder to purchase from ADIC one one-hundredth of a share of Series A preferred stock at a price of $50 per one one-hundredth of a share, as adjusted for certain events. The rights are not exercisable initially, but will become exercisable upon the acquisition by any person of or the announcement of the intention of any person to commence a tender or exchange offer upon the successful consummation of which such person would be the beneficial owner of 15% or more of the shares of ADIC common stock then outstanding, without the prior approval of ADIC's board of directors.

    In the event a person or entity acquires beneficial ownership of 15% or more of ADIC's common stock, the rights instead will entitle each holder of a right, subject to certain limitations, to purchase additional shares of ADIC common stock at a price equal to one-half the market price at the time of the event. If ADIC is acquired by or merged with another company, the rights would entitle each holder to purchase shares in the acquiring or surviving company at a similar discount.

    Pathlight.  Pathlight has not adopted a stockholder rights plan.

APPRAISAL RIGHTS OF PATHLIGHT STOCKHOLDERS

    Pathlight stockholders have the right to demand appraisal of and receive payment in cash equal to the fair value of their shares in accordance with Section 262(a) of the Delaware General Corporation Law. This proxy statement/prospectus serves as notice of such rights. The following is a summary of the appraisal rights provision of the Delaware General Corporation Law. We have printed this provision in its entirety in Annex E to this proxy statement/prospectus. Any Pathlight stockholder who wishes to exercise these appraisal rights or preserve the right to do so should review the appraisal rights provision carefully. If you do not comply with the requirements of this provision, you will lose your appraisal rights.

    Each stockholder electing to demand appraisal must deliver a written demand for appraisal to Pathlight and must not vote in favor of the merger and the merger agreement. The demand must be delivered before the taking of the vote on the merger and the merger agreement and must identify the stockholder and the stockholder's intent to demand appraisal. Merely voting against the merger and the merger agreement will not preserve a Pathlight stockholder's appraisal rights.

    Upon the Pathlight stockholders' approval of the merger and the merger agreement, Pathlight will, within 10 days after the effective time, deliver a written notice of the effective date of the merger to those stockholders who have properly exercised their appraisal rights.

    The Delaware Court of Chancery will determine the value of the shares upon a petition by either Pathlight or any stockholder who has complied with the above requirements for seeking appraisal. Such petition must be made within 120 days after the effective date of the merger. At any time within 60 days after the effective date, however, any stockholder has the right to withdraw such stockholder's demand for appraisal and accept the terms offered in the merger.

    A stockholder who has complied with the above requirements is also entitled to make a written request for a statement from Pathlight that sets forth the following information: the aggregate number of shares not voted in favor of the transaction or with respect to which appraisal rights have been demanded; and the aggregate number of holders of such shares. The stockholder's request must be made within 120 days after the effective date of the transaction. Pathlight must mail the statement within 10 days after the stockholder's written request or within 10 days after the period for making appraisal demands has expired under Delaware General Corporation Law Section 262(d).

    If the court receives such a petition from a stockholder, it will send a copy to Pathlight. Within 20 days of such receipt, Pathlight is required to file a list with the Register of the Chancery setting forth the names and addresses of all stockholders who have made demands for appraisal and with whom Pathlight has not reached an agreement as to the value of their shares. If Pathlight instead files the petition, it must include such list at that time.

    The Court of Chancery will hold a hearing on the petition and appraise the shares. The court will determine a fair value, exclusive of any value arising from the merger itself or from an expectation of the merger. The court may also include a fair rate of interest to be paid on the amount it determines to be the fair value. The court will direct the surviving corporation to pay such fair value and interest, if any, to the demanding stockholders. The court will determine the costs of the proceeding and apportion them among the parties to the proceeding, as it deems equitable.

LEGAL MATTERS

    The validity of the ADIC common stock to be issued in connection with the merger will be passed upon for ADIC by Perkins Coie LLP, Seattle, Washington. The tax consequences of the merger will be passed upon by Orrick, Herrington & Sutcliffe LLP, New York, New York, special counsel to Pathlight.

EXPERTS

    The financial statements of ADIC incorporated into this proxy statement/prospectus by reference to ADIC's Annual Report on Form 10-K for the fiscal year ended October 31, 2000 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given the authority of said firm as experts in accounting and auditing.

DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT/PROSPECTUS

    This proxy statement/prospectus incorporates documents by reference that are not presented in or delivered with this document.

    The SEC allows ADIC to "incorporate by reference" the information it files with the SEC into this proxy statement/prospectus, which means that ADIC can disclose important information to you by referring you to documents filed separately with the SEC. ADIC incorporates by reference the documents listed below, and any additional documents filed by ADIC with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, until the merger is completed or terminated. The information incorporated by reference is part of this proxy statement/prospectus, and any later information that ADIC files with the SEC will update automatically and supersede this information. The documents ADIC incorporates by reference are:

  •
  ADIC's Annual Report on Form 10-K for the fiscal year ended October 31, 2001, including the financial statements and other information contained therein;

  •
  ADIC's Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2001, including the financial statements and other information contained therein;

  •
  ADIC's Current Report on Form 8-K, dated January 30, 2001;

  •
  ADIC's definitive proxy statement for the annual meeting held on February 13, 2001; and

  •
  the description of ADIC capital stock, including its rights plan, contained in its registration statement on Form 10, as amended, effective as of September 10, 1996, including any amendment or report filed for the purpose of updating this description.

    You may obtain copies of these documents (other than exhibits) free of charge by contacting ADIC's corporate secretary at its principal corporate offices, which are located at 11431 Willows Road N.E., P.O. Box 97057, Redmond, Washington 98073-9757, telephone number (425) 881-8004. To obtain timely delivery, you must request these documents no later than five business days before the special meeting to be held on May 9, 2001.

    You should rely only on the information incorporated by reference or provided in this proxy statement/prospectus or any supplement thereto. We have not authorized anyone else to provide you with different information. You should not assume that the information in this proxy statement/prospectus or any supplement thereto is accurate as of any date other than the date on the front of this proxy statement/prospectus.

WHERE YOU CAN FIND MORE INFORMATION

    ADIC has filed with the SEC a registration statement on Form S-4 under the Securities Act of 1933. This proxy statement/prospectus does not contain all the information in the registration statement. ADIC omitted certain parts of the registration statement, as permitted by the rules and regulations of the SEC. You may inspect and copy the registration statement, including exhibits, at the SEC's public reference facilities or web site. Statements in this proxy statement/prospectus about the contents of any contract or other document are not necessarily complete. You should refer to the copy of each contract or other document we have attached as an annex to this proxy statement/prospectus or incorporated by reference herein for complete information.

    In addition, ADIC files reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. Please call the SEC at l-800-SEC-0330 for further information on the public reference rooms. You may read and copy this information at the following locations of the SEC:

Public Reference Room 450 Fifth Street, N.W. Room 1024 Washington, D.C. 20549	New York Regional Office 7 World Trade Center Suite 1300 New York, New York 10048	Chicago Regional Office Citicorp Center 500 West Madison Street Suite 1400 Chicago, Illinois 60661-2511

    You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, like ADIC, who file electronically with the Commission. The address of that site is http://www.sec.gov.

A WARNING ABOUT FORWARD-LOOKING INFORMATION

    This proxy statement/prospectus and the documents incorporated by reference in this proxy statement/prospectus contain forward-looking statements within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 with respect to ADIC's and Pathlight's financial condition, results of operations and business, and to the expected impact of the merger on ADIC's financial performance. All forward-looking statements involve risks and uncertainties. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates" and similar expressions identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements.

    Many possible events or factors could affect the future financial results and performance of our combined companies after the proposed merger is completed. This could cause actual results or performance to differ materially from those expressed in our forward-looking statements. We have described the risks and uncertainties that could materially impact our respective businesses in the section entitled "RISK FACTORS" beginning at page 15.

    Pathlight stockholders are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this proxy statement/prospectus. Neither ADIC nor Pathlight undertakes any obligation to update publicly any forward-looking statements to reflect events, circumstances or new information after the date of this proxy statement/prospectus or to reflect the occurrence of unanticipated events.

ANNEX A

AGREEMENT AND PLAN OF MERGER

among

ADVANCED DIGITAL INFORMATION CORPORATION,

PTECH ACQUISITION, INC.,

and

PATHLIGHT TECHNOLOGY, INC.

     Dated as of January 30, 2001

CONTENTS

ARTICLE I—THE MERGER			A-1
1.1	The Merger		A-1
1.2	The Closing		A-1
1.3	Effective Date and Time		A-1
1.4	Certificate of Incorporation of the Surviving Corporation		A-2
1.5	Bylaws of the Surviving Corporation		A-2
1.6	Effects of Merger		A-2
1.7	Directors and Officers		A-2
1.8	Conversion of Shares		A-2
	1.8.1	Exchange Ratio	A-2
	1.8.2	Exchange of Certificates	A-5
	1.8.3	No Fractional Shares	A-6
	1.8.4	No Further Transfers; No Further Ownership Rights In Company Capital Stock	A-6
1.9	Stockholders' Committee		A-6
1.10	Tax-Free Reorganization		A-7
ARTICLE II—REPRESENTATIONS AND WARRANTIES OF THE COMPANY			A-7
2.1	Organization		A-7
2.2	Enforceability		A-8
2.3	Capitalization		A-8
2.4	Subsidiaries and Affiliates		A-9
2.5	No Approvals; No Conflicts		A-9
2.6	Financial Statements		A-10
2.7	Absence of Certain Changes or Events		A-11
2.8	Taxes		A-12
2.9	Property		A-14
2.10	Contracts		A-16
	2.10.1	Material Contracts	A-16
	2.10.2	Required Consents	A-17
2.11	Customers and Suppliers		A-17
2.12	Warranties and Returns		A-17
2.13	Claims and Legal Proceedings		A-17
2.14	Labor and Employment Matters		A-17
2.15	Employee Benefit Plans		A-18
	2.15.1	Definitions	A-18
	2.15.2	Employee Benefit Plan Listing	A-18
	2.15.3	Documents Provided	A-19
	2.15.4	Compliance	A-19
	2.15.5	Qualification	A-20
	2.15.6	Contributions, Premiums and Other Payments	A-20
	2.15.7	Related Employers	A-20
	2.15.8	Multiemployer, Defined Benefit and Money Purchase Pension Plans and Multiple Employer Welfare Arrangements	A-20
	2.15.9	Post-Termination Benefits	A-21
	2.15.10	Suits, Claims and Investigations	A-21
	2.15.11	Effect of Transaction	A-21
2.16	Personnel		A-21

A-i

2.17	Intellectual Property		A-21
	2.17.1	General	A-21
	2.17.2	Company Technology	A-22
	2.17.3	Third Party Technology	A-22
	2.17.4	Intellectual Property Rights	A-23
	2.17.5	Maintenance of Rights	A-23
	2.17.6	Third Party Claims	A-23
	2.17.7	Infringement by the Company	A-23
	2.17.8	Confidentiality	A-24
	2.17.9	Domain Names	A-24
	2.17.10	Indemnification	A-24
	2.17.11	Restrictions on Intellectual Property	A-24
	2.17.12	Patent Litigation	A-24
2.18	Accounts Receivable		A-25
2.19	Inventory		A-25
2.20	Corporate Books and Records		A-25
2.21	Licenses, Permits, Authorizations, etc.		A-25
2.22	Compliance With Laws		A-25
2.23	Insurance		A-26
2.24	Brokers or Finders		A-26
2.25	Bank Accounts		A-26
2.26	Insider Interests		A-26
2.27	Compliance With Environmental Laws		A-27
2.28	Information Supplied by the Company		A-27
2.29	Full Disclosure		A-27
2.30	Government Contracts		A-27
ARTICLE III—REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB			A-28
3.1	Organization		A-28
3.2	Enforceability		A-28
3.3	Securities		A-29
3.4	No Approvals or Notices Required; No Conflicts With Instruments		A-29
3.5	Capitalization		A-29
3.6	SEC Documents; Parent Financial Statements		A-29
3.7	Absence of Certain Changes		A-30
3.8	Information Supplied by Parent		A-30
3.9	Full Disclosure		A-30
3.10	Brokers or Finders		A-30
3.11	Claims and Legal Proceedings		A-30
3.12	No Parent Shareholder Vote Required		A-31
3.13	Tax Matters		A-31
ARTICLE IV—CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB			A-31
4.1	Accuracy of Representations and Warranties		A-31
4.2	Performance of Agreements		A-31
4.3	Opinion of Counsel for the Company		A-31
4.4	Compliance Certificate		A-31
4.5	No Material Adverse Change		A-32
4.6	Approvals		A-32
4.7	Secretary's Certificate		A-32

A-ii

4.8	Nonforeign Affidavit	A-32
4.9	Compliance With Laws	A-32
4.10	Stockholder Approval	A-32
4.11	Legal Proceedings	A-32
4.12	Escrow Agreements	A-32
4.13	Employment and Noncompetition Arrangements	A-33
4.14	Affiliate Letters	A-33
4.15	Termination of Certain Agreements	A-33
4.16	No Dissenter Rights Exercised Greater Than 7% of Stock	A-33
4.17	Voting Agreements	A-33
4.18	Consents to Merger	A-33
4.19	Pooling of Interests	A-33
ARTICLE V—CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY		A-34
5.1	Accuracy of Representations and Warranties	A-34
5.2	Performance of Agreements	A-34
5.3	Opinion of Counsel for Parent and Merger Sub	A-34
5.4	Compliance Certificate	A-34
5.5	No Material Adverse Change	A-34
5.6	Approvals and Consents	A-34
5.7	Secretary's Certificate	A-34
5.8	Compliance With Laws	A-35
5.9	Legal Proceeding	A-35
5.10	Escrow Agreements	A-35
5.11	Nasdaq Listing	A-35
5.12	S-4 Effectiveness	A-35
5.13	Tax Opinion	A-35
ARTICLE VI—COVENANTS		A-36
6.1	Conduct of Business by the Company Pending the Merger	A-36
6.2	Access to Information; Confidentiality	A-38
6.3	Notification of Certain Matters	A-38
6.4	Further Action; Best Efforts	A-38
6.5	Stockholder Approval	A-39
6.6	Preparation of S-4 and Stockholder Materials	A-39
6.7	Parent Common Stock	A-39
6.8	Securities Act Compliance	A-39
6.9	Dissenting Shares	A-40
6.10	Publicity	A-40
6.11	Option Shares; Registration	A-40
6.12	Termination of 401(k) Plan	A-40
6.13	Tax Certificates	A-41
6.14	Directors and Officers Insurance; Indemnification	A-41
ARTICLE VII—TERMINATION, AMENDMENT AND WAIVER		A-41
7.1	Termination	A-41
7.2	Effect of Termination	A-42
7.3	Amendment	A-42
7.4	Waiver	A-42
ARTICLE VIII—SURVIVAL AND INDEMNIFICATION		A-42
8.1	Survival	A-42
8.2	Indemnification by the Holders of Company Capital Stock	A-42

A-iii

8.3	Thresholds and Limitations	A-43
8.4	Procedure for Indemnification; Claims	A-44
8.5	Remedies; Specific Performance	A-44
ARTICLE IX—GENERAL		A-44
9.1	Expenses	A-44
9.2	Notices	A-44
9.3	Severability	A-45
9.4	Entire Agreement	A-45
9.5	Assignment	A-46
9.6	Parties in Interest	A-46
9.7	Governing Law; Jurisdiction; Venue	A-46
9.8	Arbitration Procedure	A-46
9.9	Counterparts	A-46

EXHIBITS

1.3	—	Certificate of Merger
1.8.1(b)	—	Calculation of Exchange Ratios
1.8.1(c)(i)	—	Indemnification Escrow Agreement
1.8.1(c)(ii)	—	Special Liability Escrow Agreement
2	—	Company Disclosure Memorandum
4.3	—	Opinion of Counsel for the Company
4.8	—	Real Property Tax Affidavit
4.13	—	List of Key Employees
4.14	—	Form of Affiliate Letter
4.17	—	Form of Voting Agreement
4.18	—	Consents to Merger
5.3	—	Opinion of Counsel for Parent
6.13A	—	Parent Tax Certificate
6.13B	—	Company Tax Certificate

A-iv

AGREEMENT AND PLAN OF MERGER

    This Agreement and Plan of Merger (this "Agreement") is made and entered into as of January 30, 2001, by and among Advanced Digital Information Corporation, a Washington corporation ("Parent"), PTech Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and Pathlight Technology, Inc., a Delaware corporation (the "Company").

RECITALS

    A.  The Company, Parent and Merger Sub believe it advisable and in their respective best interests to effect a merger of the Company and Merger Sub pursuant to this Agreement (the "Merger").

    B.  The Board of Directors of the Company has approved this Agreement and the Merger as required by applicable law, and will submit this Agreement to the Company's stockholders for their approval.

    C.  The Boards of Directors of Parent and Merger Sub and the sole stockholder of Merger Sub have approved this Agreement and the Merger as required by applicable law.

    D.  It is intended that the Merger will qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and as a pooling of interests for accounting purposes.

AGREEMENT

    In consideration of the terms hereof, the parties hereto agree as follows:

ARTICLE I—THE MERGER

1.1  The Merger

    Upon the terms and subject to the conditions hereof, at the Effective Time (as defined in Section 1.3) the separate existence of Merger Sub shall cease and Merger Sub shall be merged with and into the Company, and the Company shall continue as the surviving corporation in the Merger and a wholly owned subsidiary of Parent (the Company as the surviving corporation after the Merger is sometimes referred to herein as the "Surviving Corporation").

1.2  The Closing

    Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") shall take place on the earliest practicable business day (the "Closing Date"), but not later than the fifth business day, after the satisfaction or waiver of the conditions set forth in Articles IV and V at 10 a.m. local time at the offices of Perkins Coie LLP, 1201 Third Avenue, Suite 4800, Seattle, Washington, or such other date, time or location as Parent and the Company shall agree.

1.3  Effective Date and Time

    On the Closing Date and subject to the terms and conditions hereof, the parties hereto shall cause the appropriate certificates (the "Certificate of Merger") substantially in the form attached as Exhibit 1.3 complying with the applicable provisions of the Delaware General Corporate Law ("DGCL") to be properly executed and filed with the Secretary of State of the State of Delaware (the "Delaware Secretary of State"). The Merger shall become effective on the date (the "Effective Date") and at the time (the "Effective Time") of filing of the Certificate of Merger or at such other time as may be specified in the Certificate of Merger as filed. If the Delaware Secretary of State requires any changes in the Certificate of Merger as a condition to filing or to issuing its certificate to the effect that the

Merger is effective, Parent, Merger Sub and the Company will execute any necessary revisions incorporating such changes, provided such changes are not materially inconsistent with and do not result in any material change in the terms of this Agreement.

1.4  Certificate of Incorporation of the Surviving Corporation

    At the Effective Time, the Certificate of Incorporation of the Surviving Corporation shall be amended and restated in its entirety to conform to the substantive portions of the Certificate of Incorporation of Merger Sub as in effect immediately prior to the Effective Time; provided, however, that Article I thereof shall be amended to read as follows: "The name of this corporation is Pathlight Technology, Inc." Thereafter, the Certificate of Incorporation of the Surviving Corporation may be amended in accordance with its terms and as provided by law.

1.5  Bylaws of the Surviving Corporation

    At the Effective Time, the Bylaws of Merger Sub as in effect immediately prior to the Effective Time shall become the Bylaws of the Surviving Corporation, except that the name of the corporation set forth therein shall be changed to the name of the Company. Thereafter, the Bylaws may be amended or repealed in accordance with their terms and the Certificate of Incorporation of the Surviving Corporation and as provided by law.

1.6  Effects of Merger

    The Surviving Corporation shall, by virtue of the Merger and in accordance with the DGCL, possess all the properties and rights and be subject to all the liabilities of the Company and Merger Sub. From and after the Effective Time, the Merger shall have all effects provided by applicable law.

1.7  Directors and Officers

    At the Effective Time, the directors of Merger Sub shall continue in office as the directors of the Surviving Corporation and the officers of Merger Sub shall continue in office as the officers of the Surviving Corporation, and such directors and officers shall hold office in accordance with and subject to the Certificate of Incorporation and Bylaws of the Surviving Corporation.

1.8  Conversion of Shares

  1.8.1  Exchange Ratio

    As of the Effective Time, by virtue of the Merger and without any action on the part of the Company, Merger Sub, Parent or any of their respective stockholders:

    (a) All shares of any class of capital stock of the Company held by the Company as treasury shares shall be canceled.

    (b) Each issued and outstanding share of preferred stock of the Company (the "Company Preferred Stock"), and each outstanding share of common stock, par value $.01 per share, of the Company (the "Company Common Stock" and, together with the Company Preferred Stock, the "Company Capital Stock"), other than shares of Company Capital Stock for which dissenters' rights are perfected or as provided in Section 1.8.1(a), shall be converted into the right to receive from Parent shares of Parent common stock, no par value per share ("Parent Common Stock"), with the exchange ratio for each class and series of Company Preferred Stock and for Company Common Stock to be determined by allocating 10,300,000 shares of Parent Common Stock to the holders of Company Capital Stock on a fully diluted basis (e.g., assuming conversion of all notes convertible to Company Capital Stock and the exercise of all outstanding warrants, options and other rights to purchase Company Capital Stock, whether vested or unvested and regardless of any restrictions on conversion or exercise) in accordance with the provisions of the Company's Certificate of Incorporation and thereby deriving an exchange ratio for each share of Company Common Stock (the "Company Common Stock Exchange Ratio"), and each class and series of Company Preferred Stock, $1.00 par value per share (each, a "Company Preferred Stock Exchange Ratio"). The method for so calculating the Company Common Stock Exchange Ratio and each of the Company Preferred Stock Exchange Ratios in accordance with the Company's Certificate of Incorporation is set forth on Exhibit 1.8.1(b). The shares of Parent Common Stock so issued together with cash to be received in lieu of fractional shares pursuant to Section 1.8.3 shall be referred to herein as the "Merger Consideration." The number of shares of Parent Common Stock to be issued to each stockholder of the Company under this Section 1.8.1(b) shall be calculated by aggregating all shares of Company Common Stock and all shares of each class and series of Company Preferred Stock held by each such stockholder, so that such number of shares of Parent Common Stock to be issued shall be equal to the number of shares of Company Common Stock held by such stockholder multiplied by the Company Common Stock Exchange Ratio and the number of shares of each class and series of Company Preferred Stock held by such stockholder multiplied by the applicable Company Preferred Stock Exchange Ratio, with cash paid in lieu of any fractional share of Parent Common Stock pursuant to Section 1.8.3.

    (c) Escrow Arrangements

       (i) Notwithstanding the foregoing, subject to effectiveness of the Merger, 257,500 shares of Parent Common Stock (the "Indemnification Escrow Shares") shall be deposited in escrow with Mellon Investor Services LLC ("Mellon") (the "Escrow Agent") to satisfy any indemnification obligations under Article VIII, to be held and administered in accordance with an Indemnification Escrow Agreement substantially in the form of Exhibit 1.8.1(c)(i) (the "Indemnification Escrow Agreement"), such Indemnification Escrow Shares to be withheld and deducted, pro rata, from the shares of Parent Common Stock otherwise issuable to each stockholder of Company Capital Stock at the Effective Time.

      (ii) In addition to the escrow arrangement established pursuant to Section 1.8.1(c)(i), and subject to effectiveness of the Merger, 1,030,000 shares of Parent Common Stock (the "Special Liability Escrow Shares") shall be deposited in escrow with the Escrow Agent to satisfy any indemnification obligations under Article VIII, to be held and administered in accordance with a Special Liability Escrow Agreement substantially in the form of Exhibit 1.8.1(c)(ii) (the "Special Liability Escrow Agreement"), such Special Liability Escrow Shares to be withheld and deducted, pro rata, from the shares of Parent Common Stock otherwise issuable to each holder of Company Capital Stock at the Effective Time.

      (iii) All such Indemnification Escrow Shares and Special Liability Escrow Shares shall be free of any other escrow or pledge obligation. Approval of the Merger at a special meeting of the stockholders of the Company or by written consent or by delivery of their certificates representing shares of Company Capital Stock to the Escrow Agent in accordance with the provisions of Section 1.8.2 shall be deemed to constitute the agreement of the stockholders of the Company with respect to the indemnification obligations of the stockholders and the procedures set forth in Article VIII. Fractional shares of Parent Common Stock shall not be deposited in escrow. In lieu thereof, each stockholder shall round such fractional share to the nearest whole number (with .5 shares being rounded up) and deposit into escrow a full share of Parent Common Stock for such fractional share. The Indemnification Escrow Shares and Special Liability Escrow Shares shall be held by the Escrow Agent in book entry form. Notwithstanding the escrow of the Indemnification Escrow Shares and Special Liability Escrow Shares, cash dividends or other non-stock distributions declared and paid on such shares shall continue to be paid by Parent to the stockholders and all voting rights and all other indicia of ownership other than physical possession of the certificates representing such shares shall inure to the benefit of and be enjoyed by such stockholders. Any securities received by the Escrow Agent in respect of any Indemnification Escrow Shares and

  Special Liability Escrow Shares held in escrow as a result of any stock split or combination of shares of Parent Common Stock, payment of a stock dividend or other stock distribution in or on shares of Parent Common Stock or change of Parent Common Stock into any other securities pursuant to or as a part of a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation of Parent, or otherwise, shall be held by the Escrow Agent as, and shall be included within the definition of, Indemnification Escrow Shares and Special Liability Escrow Shares, as applicable.

    (d) Each issued and outstanding share of capital stock of Merger Sub shall be converted into one share of common stock of the Surviving Corporation.

    (e) Each outstanding Warrant (as defined herein) and each outstanding Option to purchase shares of Company Common Stock issued pursuant to the Company's 1997 Stock Option Plan (the "Company Option Plan"), whether or not vested or exercisable (the "Options"), shall, unless such Warrant or Option shall have been exercised prior to consummation of, or shall terminate by its terms in connection with, the Merger, be assumed by Parent and shall constitute an option to acquire that number of shares of Parent Common Stock equal to the product of the Common Stock Exchange Ratio and the number of shares of Company Common Stock subject to such Warrant or Option, at a price per share (rounded to the nearest $0.001) equal to the aggregate exercise price for the shares of Company Common Stock subject to such Warrant or Option divided by the number of full shares of Parent Common Stock deemed to be purchasable pursuant to such Warrant or Option; provided, however, that (i) subject to the provisions of clause (ii) below, the number of shares of Parent Common Stock that may be purchased upon exercise of such Warrant or Option shall not include any fractional shares, and, at the time of assumption of such Warrant or Option, Parent shall pay to the holder thereof as soon as practicable an amount of cash equal to such fraction multiplied by the Base Price (as defined below), and (ii) in the case of any Option to which Section 421 of the Code applies by reason of its qualification under Section 422 of the Code, the Option price, the number of shares purchasable pursuant to such Option and the terms and conditions of exercise of such Option shall be determined in order to comply with Section 424 of the Code. Parent shall assume the obligations of the Company under the Company Option Plan and shall comply with the terms of such plan as they apply to the Options assumed as set forth above.

    (f)  Holders of shares of Company Capital Stock who have complied with all the requirements for perfecting dissenters' rights, as required under the DGCL, shall be entitled to their rights under the DGCL with respect to such shares (the "Dissenting Shares"). Notwithstanding the foregoing, if any holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) the right to dissent, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive the shares of Parent Common Stock to which such holder is then entitled under this Agreement and the DGCL, without interest thereon and upon surrender of the certificate or certificates representing such shares. Notwithstanding any provision of this Agreement to the contrary, any Dissenting Shares held by a stockholder who has perfected dissenter's rights for such shares in accordance with the DGCL shall not be converted into Parent Common Stock pursuant to this Section 1.8.1.

    (g) If, prior to the Effective Time, Parent or the Company effects a subdivision of its outstanding shares into a greater number of shares, or a combination of its outstanding shares into a lesser number of shares, or reorganizes, reclassifies or otherwise changes its outstanding shares into the same or a different number of shares or other classes, or declares a dividend on its outstanding shares payable in shares of its capital stock or securities convertible into shares of its capital stock, then the Company Common Stock Exchange Ratio and the Company Preferred Stock Exchange Ratios will be adjusted appropriately so as to maintain the relative proportionate interests of the holders of shares of Company Capital Stock and the holders of shares of Parent Common Stock.

  1.8.2  Exchange of Certificates

    (a) As promptly as practicable after the Effective Time, Parent shall make available to Mellon, the "Exchange Agent," the certificates representing the whole shares of Parent Common Stock issued pursuant to Section 1.8.1(b) in exchange for outstanding shares of Company Capital Stock and cash for payment in lieu of fractional shares pursuant to Section 1.8.3.

    (b) The Exchange Agent shall mail on or prior to the Closing Date to each holder of record as of the date 10 business days prior to the Closing Date of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Capital Stock (and as soon as practicable to stockholders that become holders of Company Capital Stock subsequent to such date, if any), other than shares to be canceled in accordance with Section 1.8.1(a), (i) a letter of transmittal (the "Letter of Transmittal") in customary form and (ii) instructions for effecting the surrender of the certificates in exchange for certificates representing Parent Common Stock. Upon surrender of a certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such Letter of Transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such certificate shall be entitled to receive in exchange therefor, by the later of (a) ten business days following the Effective Time and (b) ten business days following the surrender of such certificate, a certificate representing that number of whole shares of Parent Common Stock which such holder has the right to receive pursuant to the provisions of Section 1.8.1, and the certificate so surrendered shall forthwith be canceled; provided, however, that the certificates representing the Indemnification Escrow Shares and Special Liability Escrow Shares shall be retained by the Escrow Agent in book-entry form in accordance with the Indemnification Escrow Agreement and the Special Liability Escrow Agreement.

    (c) In the event that any certificates representing shares of Company Capital Stock shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the stockholder claiming such certificate to be lost, stolen or destroyed, Parent shall issue in exchange for such lost, stolen or destroyed certificate the shares of Parent Common Stock that such stockholder is entitled to receive pursuant to Section 1.8.1; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require such stockholder to provide Parent with a reasonable and customary indemnity agreement against any claim that may be made against Parent with respect to the certificate alleged to have been lost, stolen or destroyed.

    (d) The shares of Parent Common Stock that each stockholder of the Company shall be entitled to receive pursuant to the Merger (including the Indemnification Escrow Shares and Special Liability Escrow Shares) shall be deemed to have been issued at the Effective Time. No interest shall accrue on the Merger Consideration. If the Merger Consideration (or any portion thereof) is to be delivered to any person other than the person in whose name the certificate or certificates representing shares of Company Capital Stock surrendered in exchange therefor are registered, it shall be a condition to such exchange that the person requesting such exchange pay to Parent any transfer or other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the certificate or certificates so surrendered, or shall establish to the satisfaction of Parent that such tax has been paid or is not applicable. Notwithstanding anything to the contrary, neither Parent nor any other party hereto shall be liable to a holder of shares of Company Capital Stock for any Merger Consideration delivered to a public official pursuant to applicable law, including abandoned property, escheat and similar laws to the extent required under law to be so delivered.

    (e) Parent or the Exchange Agent will be entitled to deduct and withhold from the Merger Consideration such amounts as Parent or the Exchange Agent are required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld, such amounts will be treated for all purposes of this Agreement as having been paid to the former holder of the Company Capital Stock in respect of whom such deduction and withholding were made by Parent or the Exchange Agent.

  1.8.3  No Fractional Shares

    No certificates or scrip representing fractional shares of Parent Common Stock shall be issued by virtue of the Merger, and no dividend, stock split or other distribution with respect to Parent Common Stock shall relate to any such fractional interest, and no such fractional interest shall entitle the owner thereof to vote or to any rights of a security holder. In lieu thereof, Parent shall pay to the holder of shares of Company Capital Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock, as soon as practicable after the Effective Date (and in the same timely manner required for delivery of certificates of Parent Common Stock provided in Section 1.8.2), an amount in cash equal to such fraction multiplied by the average of the closing price of Parent Common Stock as reported on the Nasdaq National Market for each of the ten trading days immediately preceding the trading day immediately preceding the Closing Date (the "Base Price").

  1.8.4  No Further Transfers; No Further Ownership Rights In Company Capital Stock

    All shares of Parent Common Stock issued upon the surrender for exchange of shares of Company Capital Stock in accordance with the terms hereof (including any cash paid in lieu of fractional shares) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Capital Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates formerly representing shares of Company Capital Stock are presented to the Surviving Corporation, they shall be forwarded to Parent and shall be canceled and exchanged in accordance with this Section 1.8, unless such certificates for Parent Common Stock have already been issued in respect of such shares in reliance upon an affidavit of loss or otherwise, in any case subject to applicable law in the case of Dissenting Shares.

1.9  Stockholders' Committee

    (a) Upon approval of the Merger, the stockholders of the Company shall be deemed, for themselves and their personal representatives and other successors, to have constituted and appointed, effective from and after the Effective Time, a committee of two persons initially to consist of Randolph Hood and David Costine, as their agents and attorneys-in-fact (the "Stockholders' Committee"), as contemplated by Article VIII, with full powers of substitution, for taking of all action required or permitted under this Agreement, the Indemnification Escrow Agreement and the Special Liability Escrow Agreement and any other agreement, certificate, instrument or document to be delivered by the stockholders in connection with the Indemnification Escrow Agreement and the Special Liability Escrow Agreement, as contemplated by Article VIII, and for receiving of all directions, notices and consents and for the execution and delivery of all documents, including any amendments of any nonmaterial term or provision hereof or of the Indemnification Escrow Agreement, the Special Liability Escrow Agreement, for the making (but only together with both members of the Stockholders' Committee) of all determinations that may be required or that he or she deems appropriate under the Indemnification Escrow Agreement, the Special Liability Escrow Agreement and for the execution and delivery of any agreements and releases in connection with the settlement of any dispute or claim under Article VIII, the Indemnification Escrow Agreement or the Special Liability Escrow Agreement.

    (b) In the event of the death, physical or mental incapacity, removal or resignation of any member of the Stockholders' Committee or a vacancy thereon for any other reason, the remaining member of the Stockholders' Committee shall promptly appoint a substitute and notify Parent thereof. A member of the Stockholders' Committee may be removed by the vote of stockholders which collectively held a majority of the Company Capital Stock immediately prior to the Effective Time. The members of the Stockholders' Committee shall not be liable for, and shall be indemnified by the stockholders of the Company against, all acts done or omitted by them in connection with their duties as members of such Stockholders' Committee, except for gross negligence or willful misconduct. The

Stockholders' Committee may consult with professional advisors of its choice. The Stockholders' Committee shall not be responsible for the genuineness or validity of any document and shall have no liability for acting in accordance with any written instructions given to and believed by it to be signed by the proper parties.

    (c) All Committee Expenses (as defined below) incurred by the Stockholders' Committee or its members in performing their duties and any indemnification to be provided to the Stockholders' Committee shall be jointly and not severally borne by the stockholders of the Company, and Parent and the stockholders of the Company by approval of the Merger authorize the sale by the Escrow Agent on behalf of each of them (based on the stockholder's relative contribution of Escrow Shares under such agreements) as necessary to reimburse the Stockholders' Committee for Committee Expenses; and the distribution of the net proceeds of such sale by the Escrow Agent to the members of the Stockholders' Committee in order to reimburse the Stockholders' Committee for Committee Expenses. "Committee Expenses" means all reasonable documented expenses incurred by members of the Stockholders' Committee in performing their duties under the Indemnification Escrow Agreement and the Special Liability Escrow Agreement (including reasonable fees and expenses of professional advisors). Neither Parent, the Surviving Corporation, nor the Escrow Agent shall have any liability or obligation of any nature whatsoever in respect of Committee Expenses or the payment or satisfaction thereof, which shall only be paid or satisfied by recourse by the Stockholders' Committee to the stockholders directly; provided, however, that notwithstanding the foregoing, up to $100,000 of Committee Expenses may be paid or satisfied through the release of Escrow Shares that are, by the terms of the Indemnification Escrow Agreement and the Special Liability Escrow Agreement, distributable thereunder to stockholders.

1.10  Tax-Free Reorganization

    It is intended that the Merger shall constitute a "reorganization" within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute a "plan of reorganization" for purposes of the Code.

ARTICLE II—REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    Except as is otherwise set forth in the Company Disclosure Memorandum attached as Exhibit 2 (the "Disclosure Memorandum") under a reference to the appropriate Section to which such disclosure relates (unless the applicability of such disclosure to any other Section is reasonably apparent in light of the nature of the disclosure), and in order to induce Parent and Merger Sub to enter into and perform this Agreement and the other agreements and certificates that are required to be executed pursuant to this Agreement (collectively, the "Operative Documents"), the Company represents and warrants to Parent and Merger Sub as of the date of this Agreement as follows in this Article II. A party shall be deemed to have "knowledge" of a fact or circumstance if (a) in the case of Parent or Merger Sub, if any officer or director of Parent, and (b) in the case of the Company, if any of Randolph Hood, Hank Watson, David Costine, Said Rahmani Khezri, or, solely in the case of Sections 2.10.1(d) and 2.11, Pete Passaretti (1) has actual knowledge of any such fact or circumstance, or (2) would reasonably be expected to have knowledge of such fact or circumstance in light of such person's role with respect to such party.

2.1  Organization

    The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own, operate and lease its properties and assets and to carry on its business as now conducted and as currently proposed to be conducted. The Company is duly qualified and licensed as a foreign corporation to do business and is in good standing in each jurisdiction in which the character of the

Company's properties occupied, owned or held under lease or the nature of the business conducted by the Company makes such qualification or licensing necessary, except where the failure to be so qualified or in good standing would not have a Company Material Adverse Effect. For purposes of this Agreement, the term "Company Material Adverse Effect" shall mean any material adverse effect on the business, operations, assets, financial condition or results of operations of the Company.

2.2  Enforceability

    (a) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Operative Documents to which it is a party and each of the certificates, instruments and documents executed or delivered by it pursuant to the terms of this Agreement. All corporate action on the part of the Company and its officers, directors and stockholders necessary for (i) the authorization, execution, delivery and performance of this Agreement and the other Operative Documents to which the Company is a party, (ii) the consummation of the Merger, and (iii) the performance of all the Company's obligations under this Agreement and the other Operative Documents to which the Company is a party, required to be taken as of the Closing, has been taken, or will as of the Closing have been taken. A vote of the holders of (1) a majority of the outstanding shares of the Company's Common Stock and Preferred Stock, voting together or as a single class, and (2) 70% of the outstanding shares of Class A Preferred Stock, with all Series of Class A Preferred Stock voting together as a single class, is sufficient for the Company's stockholders to duly approve this Agreement and the Merger.

    (b) This Agreement has been, and each of the other Operative Documents to which the Company is a party at the Closing will have been, duly executed and delivered by the Company, and this Agreement is, and each of the other Operative Documents to which the Company is a party will be at the Closing, assuming due authorization, execution and delivery of this Agreement and the other Operative Documents by Parent and Merger Sub, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as to the effect, if any, of (i) applicable bankruptcy, insolvency, reorganization, moratorium and other similar federal and state laws affecting the rights or remedies of creditors generally and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

2.3  Capitalization

    (a) The authorized capital stock of the Company consists of 18,256,250 shares, consisting of 12,756,250 shares of Company Common Stock, par value $0.01 per share, and 5,500,000 shares of Company Preferred Stock, par value $1.00 per share. Of the authorized Company Preferred Stock, 2,800,000 are designated as Class A Preferred Stock (of which 200,000 shares are Class A Series 1(a) Preferred Stock; 1,300,000 shares are Class A Series 1(b) Preferred Stock; and 1,300,000 shares are Class A Series 2 Preferred Stock); 1,200,000 are designated as Class B Preferred Stock; and 1,500,000 are designated as Class C Preferred Stock.

    (b) As of the date of this Agreement, the issued and outstanding capital stock of the Company consists solely of 5,094,570 shares of Company Common Stock; 200,000 shares of Class A Series 1(a) Preferred Stock; 977,096 shares of Class A Series 1(b) Preferred Stock; 1,248,514 shares of Class A Series 2 Preferred Stock; 1,041,651 shares of Class B Preferred Stock; and 1,428,440 shares of Class C Preferred Stock, which are and as of the Closing will be held of record by the stockholders of the Company as set forth on Schedule 2.3(b) to the Disclosure Memorandum. Such outstanding shares are, and immediately prior to the Closing will be, duly authorized and validly issued, fully paid and nonassessable, and issued in material compliance with all applicable federal and state securities laws. True and correct copies of the stock records of the Company, showing all issuances and transfers of shares of capital stock of the Company since inception, have been provided to Parent or its counsel.

    (c) As of the date of this Agreement, other than (i) Options to purchase up to 1,291,083 shares of Company Common Stock that have been granted under the Company Option Plan, (ii) warrants to purchase up to 380,289 shares of Company Common Stock (the "Warrants"), (iii) the rights created pursuant to this Agreement, and (iv) the Company's right to repurchase Company Common Stock under the Company Option Plan, there are no outstanding rights of first refusal or offer, preemptive rights, options, warrants, conversion rights or other agreements (or obligations to issue such options, warrants or conversion rights), either directly or indirectly, for the purchase or acquisition from the Company or, to the Company's knowledge, any stockholder of any shares of Company Capital Stock or any securities convertible into or exchangeable for shares of Company Capital Stock (all such Options, Warrants and other rights are sometimes referred to herein as "Stock Purchase Rights"). The Company has provided to Parent a spreadsheet referencing this representation that accurately reflects the number of such Options, any Warrants and Stock Purchase Rights outstanding, the grant or issue dates, vesting schedules and exercise or conversion prices thereof and, in each case, the identities of the holders and an indication of their relationships to the Company (if any exist other than a security holder). The Company has delivered to Parent true and correct copies of the Company Option Plan, the form of stock option agreements relating to Options granted thereunder, and all Warrants.

    (d) The Company is not a party to any agreement and, to the Company's knowledge (other than voting agreements entered into in connection with this Agreement), there is no agreement between any person, that affects or relates to the voting or giving of written consents with respect to any securities of the Company or the voting by any director of the Company. No stockholder of the Company or any affiliate thereof is indebted to the Company, and the Company is not indebted to any stockholder of the Company or any affiliate thereof, except (i) directors' fees and compensation paid to officers and employees at rates not exceeding the rates of compensation disclosed on Schedule 2.7(d) to the Disclosure Memorandum, and (ii) travel or similar expenses advanced to employees in connection with their employment duties in the ordinary course of business. The Company is not under any contractual or other obligation to register any of its presently outstanding securities or any of its securities that may hereafter be issued.

    (e) All rights of refusal, co-sale rights and registration rights granted by the Company with respect to the Company Capital Stock or Stock Purchase Rights of the Company are described on Schedule 2.3(e) to the Disclosure Memorandum.

    (f)  All Options have been granted at the price determined by the Board of Directors of the Company in good faith to be equal to the fair market value of the Company Common Stock at the date of grant.

2.4  Subsidiaries and Affiliates

    The Company does not own or control, and has not in the past five years owned or controlled, directly or indirectly, any corporation, partnership, limited liability company or other business entity. The Company does not own, directly or indirectly, any ownership, equity or voting interest in any corporation, partnership, joint venture or other entity, and has no agreement or commitment to purchase any such interest.

2.5  No Approvals; No Conflicts

    The execution, delivery and performance by the Company of this Agreement and the other Operative Documents to which the Company is a party, the effectiveness of the Merger and the performance by the Company of its obligations pursuant to this Agreement and the other Operative Documents to which it is a party, will not (a) constitute a material violation (with or without the giving of notice or lapse of time, or both) of any provision of law or any judgment, decree, order, regulation or rule of any court or other governmental authority applicable to the Company; (b) require any consent, approval or authorization of, or declaration, filing or registration with, any person, corporation, partnership, joint venture, association, organization, other entity or governmental or regulatory authority (a "Person"), except for (i) compliance with applicable securities laws, (ii) the filing of all documents necessary to consummate the Merger with the Delaware Secretary of State, (iii) the approval by the stockholders of the Company of the transactions contemplated hereby, as provided under the DGCL and the Certificate of Incorporation and Bylaws of the Company, and (iv) the notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 ("Hart-Scott-Rodino Act"); (c) result in a material default (with or without the giving of notice or lapse of time, or both) under, or acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel, any material agreement, lease, note or other restriction, encumbrance, obligation or liability to which the Company is a party or by which it is bound or to which any assets of the Company are subject; (d) result in the creation of any Encumbrance (as defined in Section 2.9(d)) upon any material assets of the Company; (e) conflict with or result in a breach of or constitute a default under any provision of the Certificate of Incorporation or Bylaws of the Company; or (f) invalidate or materially adversely affect any permit, license or authorization currently material to the conduct of the business of the Company.

2.6  Financial Statements

    The Company has delivered to Parent (a) a balance sheet and statements of operations, stockholders' equity and cash flows of the Company at and for the fiscal year ended December 31, 1999, and accompanying notes, audited by PricewaterhouseCoopers LLP, independent auditors and certified public accountants, and (b) the unaudited balance sheet and unaudited statement of operations, stockholders' equity and cash flows of the Company at and for the year ended December 31, 2000 (the "Unaudited Financial Statements"). All the foregoing financial statements are herein referred to as the "Financial Statements." The balance sheet of the Company as of December 31, 2000 is herein referred to as the "Company Balance Sheet." The Financial Statements have been prepared in conformity with generally accepted accounting principles in the United States ("GAAP") (except in the case of the Unaudited Financial Statements with respect to the absence of footnotes and subject to normal year-end audit adjustments) on a basis consistent with prior accounting periods and fairly present the financial position, results of operations and changes in financial position of the Company as of the dates and for the periods indicated. The Company has no material liabilities or obligations of any nature (absolute, contingent or otherwise) that are not fully reflected or reserved against in the Company Balance Sheet and that would be required under GAAP to be reflected or reserved in order for the Company Balance Sheet to fairly represent the financial condition of the Company as of such date, except liabilities or obligations incurred since the date of the Company Balance Sheet in the ordinary course of business and consistent with past practice. Schedule 2.6 to the Disclosure Memorandum sets forth all promissory notes, loans, lines of credits or similar obligations pursuant to which the Company is an obligor, together with all the amounts owed by the Company under such obligations, as of December 31, 2000, and all liabilities under equipment leases of the Company (the "Operating Lease Liabilities") as of December 31, 2000. Schedule 2.6 sets forth all indebtedness or other amounts owed by stockholders to the Company, as of the date hereof.

2.7  Absence of Certain Changes or Events

    From the date of the Company Balance Sheet through and including the date hereof, the Company has conducted its business in the ordinary course and has not entered into or agreed to enter into any transactions, agreements or commitments, suffered the occurrence of any event or events or experienced any change in financial condition, business or results of operations that, in the aggregate, has resulted in a Company Material Adverse Effect. Notwithstanding any thing contained herein to the contrary, no representation or warranty is being made with respect to the Patent Litigation, the exclusive remedy for which is provided by the Special Liability Escrow Agreement. Without limiting the generality of the foregoing, except for transactions specifically contemplated in this Agreement or the other Operative Documents, from the date of the Company Balance Sheet through and including the date hereof, the Company has not

    (a) received written notice or, to the knowledge of the Company, oral notice that there has been or will be a loss of, or contract cancellation by, any current customer, supplier or licenser of the Company, which loss or cancellation would result in lost annual revenues to the Company of at least $100,000, or formed the basis for any belief that there may be such a loss or cancellation;

    (b) forgiven or canceled any indebtedness or waived any claims or rights of material value (including, without limitation, any indebtedness owing by any stockholder, officer, director, employee or affiliate of the Company);

    (c) granted, other than in the ordinary course of business and consistent with past practice, any increase in the compensation of directors, officers, employees or consultants;

    (d) borrowed or agreed to borrow any funds, assumed or become subject to, whether directly or by way of guarantee or otherwise, any material liabilities or obligations (absolute, accrued or contingent), or incurred any material liabilities or obligations (absolute, accrued or contingent), except liabilities and obligations incurred in the ordinary course of business and consistent with past practice not in excess of $50,000 individually;

    (e) paid, discharged or satisfied any material claims, liabilities or obligations (absolute, accrued or contingent) other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of claims, liabilities and obligations reflected or reserved against in the Company Balance Sheet or incurred in the ordinary course of business and consistent with past practice since the date of the Company Balance Sheet, or prepaid any obligation having a fixed maturity of more than 90 days from the date such obligation was issued or incurred;

    (f)  permitted or allowed any of its material property or assets (real, personal or mixed, tangible or intangible) to be subjected to any Encumbrance, except conditional sales or similar security interests granted in connection with the purchase of equipment or supplies in the ordinary course of business;

    (g) written down the value of any inventory (including write-downs by reason of shrinkage or markdown) or written off as uncollectible any notes or accounts receivable, except for write-downs and write-offs that are in the aggregate less than $50,000, incurred in the ordinary course of business and consistent with past practice;

    (h) sold, transferred or otherwise disposed of any of its properties or assets (real, personal or mixed, tangible or intangible) with an aggregate net book value in excess of $50,000, except the sale of inventory in the ordinary course of business and consistent with past practice;

    (i)  made any single capital expenditure or commitment in excess of $50,000 for additions to property, plant, equipment or intangible capital assets or made aggregate capital expenditures in excess of $250,000 for additions to property, plant, equipment or intangible capital assets;

    (j)  made any change in any method of accounting or accounting practice or internal control procedure;

    (k) issued any capital stock, other securities or options or other rights to acquire capital stock or other securities, or declared, paid or set aside for payment any dividend or other distribution in respect of its capital stock, or redeemed, purchased or otherwise acquired, directly or indirectly, any shares of capital stock or other securities of the Company except for the issuance of shares of Company Capital Stock upon exercise or conversion of outstanding Options or Stock Purchase Rights;

    (l)  except for transactions that are not material in the aggregate, loaned or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with, any of the Company's officers, directors or employees or any affiliate of the Company's officers, directors or employees, except (i) directors' fees and compensation paid to officers and employees at rates not exceeding the rates of compensation disclosed on Schedule 2.7(c) of the Disclosure Memorandum, and (ii) travel or similar expenses advanced to employees in connection with their employment duties in the ordinary course of business;

    (m) entered into or agreed to any sale, assignment, transfer or license of any patents, trademarks, copyrights, trade secrets or other intangible assets of the Company to a third party or any amendment or change to any existing license or other agreement relating to intellectual property, except in the ordinary course of business;

    (n) incurred, assumed or guaranteed any indebtedness for borrowed money other than in the ordinary and usual course of business, consistent with past practice, and in amounts and on terms consistent with past practice; or

    (o) agreed, whether in writing or otherwise, to take any action described in this Section 2.7.

2.8  Taxes

    (a) (i) All Tax Returns (as defined below) required to be filed by or on behalf of the Company have been filed on a timely basis with the appropriate governmental authority in all jurisdictions in which such Tax Returns are required to be filed, and all such Tax Returns were at the time they were filed true, correct and complete in all material aspects; (ii) all Taxes (as defined below) of the Company (whether or not reflected on any Tax Return) have been fully and timely paid or properly accrued that remain in effect; (iii) no waivers of statutes of limitation have been given by or requested from the Company in connection with any Tax Returns covering the Company with respect to any Taxes payable by it; (iv) no taxing authority in a jurisdiction where the Company does not file Tax Returns has made in writing a claim, assertion or threat to the Company that the Company is or may be subject to taxation by such jurisdiction; (v) the Company has duly and timely withheld from employee salaries, wages and other compensation and paid over to the appropriate governmental authority all amounts required to be so withheld and paid over for all periods under all applicable laws; (vi) there are no liens with respect to Taxes on any of the Company's property or assets other than liens for current Taxes not yet payable; (vii) there are no Tax rulings, requests for rulings or closing agreements relating to the Company that could affect the liability for Taxes or the amount of taxable income of the Company for any period (or portion of a period) after the date hereof; and (viii) any adjustment of Taxes of the Company made by the IRS (as defined in Section 2.15.1(f)) in any examination that is required to be reported to the appropriate state, local or foreign taxing authorities has been reported, and any additional Taxes due with respect thereto have been paid.

    (b) Neither the Company nor any other person on behalf of the Company (i) has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by the Company; (ii) has agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by the Company or has received in writing notice that a governmental authority has proposed any such adjustment or change in accounting method.

    (c) There is no dispute or claim concerning any Tax liability of the Company either (i) claimed or raised by any governmental authority in writing or (ii) as to which any of the directors and officers (and employees responsible for Tax matters) of the Company have knowledge based on contact or correspondence with any agent of such authority. Schedule 2.8 to the Disclosure Memorandum lists all Tax Returns filed with respect to the Company for taxable periods ended on or after the Company's inception or the inception of any predecessor that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Company has made available to Parent correct and complete copies of all Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Company since the Company's inception.

    (d) The Company has not made any payment or payments, is not obligated to make any payment or payments and is not a party to (or a participating employer in) any agreement or Employee Benefit Plan (as defined in Section 2.15.1(c)) that could obligate it, the Surviving Corporation or Parent to make any payment or payments that would constitute an "excess parachute payment," as defined in Section 280G of the Code (or any similar provision of state, local or foreign law) or that would otherwise not be deductible under Section 162 or Section 404 of the Code.

    (e) The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

    (f)  The Company is not a party to any Tax allocation or sharing agreement. The Company (i) has not been a member of a Tax Group filing a consolidated income Tax Return under Section 1501 of the Code (or any similar provision of state, local or foreign law) and (ii) does not have any liability for Taxes of any person under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor by contract or otherwise.

    (g) The unpaid Taxes of the Company (i) did not, as of December 31, 2000, exceed the reserve for Tax liability set forth on the face (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) of the Company Balance Sheet and (ii) do not exceed that reserve as adjusted for the passage of time and operations in the ordinary course of business through the Closing Date.

    (h) There has been no ownership change, as defined in Section 382(g) of the Code (or any comparable provision of state, local or foreign law), with respect to the Company during or after any taxable period in which the Company incurred a net operating loss. The Disclosure Memorandum sets forth the amount of any net operating loss, net capital loss, net-unrealized built-in loss (as defined under Section 382 of the Code), unused investment or other credit, unused foreign tax or excess charitable contribution allocable to the Company.

    (i)  All Options that the Company has treated as incentive stock options under Section 421 of the Code meet the requirements of Section 422 of the Code.

    (j)  None of the assets of the Company (i) is "tax exempt use property" within the meaning of Section 168(h) of the Code; (ii) is property that the Company is required to treat as being owned by any other person pursuant to the "safe harbor lease" provisions of former Section 168(f)(8) of the Internal Revenue Code of 1954; or (iii) directly or indirectly secures any debt the interest on which is tax-exempt under Section 103(a) of the Code.

    (k) The Company has not engaged in a trade or business within, or derived any income from, any foreign country.

    (l)  The Company has not taken or agreed to take any action, or failed to take any action, that would prevent the Merger from qualifying as a reorganization within the meaning of the Code.

    (m) The Company has not been a party to a distribution to which Section 355(d) or (e) of the Code applies.

    As used in this Agreement, the following terms shall have the following meanings:

    "Taxes" means (i) all foreign, federal, state, county or local taxes, charges, fees, levies, imposts, duties and other assessments, including, but not limited to, any income, alternative minimum or add-on, estimated, gross income, gross receipts, sales, use, transfer, transactions, intangibles, ad valorem, value-added, franchise, registration, title, license, capital, paid-up capital, profits, withholding, payroll, employment, excise, severance, stamp, occupation, premium, real property, recording, personal property, federal highway use, commercial rent, environmental (including, but not limited to, taxes under Section 59A of the Code) or windfall profit tax, custom, duty or other fee or other like assessment or charge of any kind whatsoever imposed by any tax authority, together with any interest, penalties or additions to tax; (ii) any liability for payment of amounts described in clause (i) whether as a result of transferee liability, of being a member of an affiliated, consolidated, combined or unitary group for any period, or otherwise through operation of law; and (iii) any liability for the payment of amounts described in clause (i) or (ii) as a result of any tax sharing, tax indemnity or tax allocation agreement, or any other express or implied agreement to indemnify any other person; and "Tax" means any of the foregoing Taxes.

    "Tax Group" means any federal, state, local or foreign consolidated, affiliated, combined, unitary or other similar group of which the Company is now or was formerly a member.

    "Tax Returns" means any return, declaration, report, claim for refund, information return, statement or other similar document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

2.9  Property

    (a) Schedule 2.9(a) to the Disclosure Memorandum contains a complete and accurate list of all real property owned, leased or currently being used by the Company (the "Real Property"). The Company has delivered to Parent or its counsel true and complete copies of all written leases, subleases, rental agreements, contracts of sale, tenancies or licenses relating to the Real Property.

    (b) Schedule 2.9(b) to the Disclosure Memorandum contains a complete and accurate list of each item of personal property having a book value in excess of $20,000 that is owned, leased, rented or used by the Company (the "Personal Property"); provided that such list need not describe the Technology or IP Rights (as defined in Sections 2.17.2 and 2.17.4, respectively), listed on Schedule 2.17 to the Disclosure Memorandum. The Company has delivered or made available to Parent true and complete copies of all leases, subleases, rental agreements, contracts of sale, tenancies or licenses to which the Personal Property is subject.

    (c) The Real Property and the Personal Property include all the properties and assets (whether real, personal or mixed, tangible or intangible) (other than, in the case of the Personal Property, property rights with an individual book value of less than $20,000 and the Technology and IP Rights) reflected in the Company Balance Sheet (except for such properties or assets sold since the date of the Company Balance Sheet in the ordinary course of business and consistent with past practice) and all the properties and assets purchased by the Company since the date of the Company Balance Sheet (other than, in the case of the Personal Property, property rights with an individual book value of less than $20,000 and the Technology and IP Rights). The Real Property and the Personal Property include all material property used in the business of the Company, other than the Technology (including, without limitation, the Third Party Technology) and IP Rights. The Company's offices and other structures and its Personal Property are in good operating condition and repair, normal wear and tear excepted, and are adequate for the uses to which they are being put.

    (d) The Company's title to or leasehold interest in each parcel of the Real Property is free and clear of all liens, mortgages, pledges, deeds of trust, security interests, charges, encumbrances and other adverse claims or interests of any kind, except for Permitted Encumbrances (as defined below) (each, an "Encumbrance"). Each lease of any portion of the Real Property is valid, binding and enforceable in accordance with its terms against the parties thereto, the Company has performed in all material respects all obligations imposed on it thereunder, and neither the Company nor, to the Company's knowledge, any other party thereto is in default thereunder, nor is there any event that with notice or lapse of time, or both, would constitute a default thereunder by the Company or, to the Company's knowledge, by any other party. The Company has not granted any lease, sublease, tenancy or license of, or entered into any rental agreement or contract of sale with respect to, any portion of the Real Property.

    (e) For the purposes of this Agreement, "Permitted Encumbrances" shall mean (i) liens for Taxes or governmental charges or claims (A) not yet due and payable or (B) being contested in good faith, if a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor, (ii) statutory liens of landlords, liens of carriers, warehouse persons, mechanics and material persons and other liens imposed by law incurred in the ordinary course of business for sums (A) not yet due and payable or (B) being contested in good faith, if a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor, (iii) liens incurred or deposits made in connection with workers' compensation, unemployment insurance and other similar types of social security programs or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return of money bonds and similar obligations, in each case in the ordinary course of business, consistent with past practice, and (iv) easements, rights-of-way, restrictions and other similar charges or encumbrances, in each case, which do not interfere with the ordinary conduct of business of the Company and do not materially detract from the value of the property upon which such encumbrance exists.

    (f)  The Personal Property is free and clear of all Encumbrances, and, other than leased Personal Property that is so noted on the list supplied pursuant to Section 2.9(b), the Company owns such Personal Property. Each lease, license, rental agreement, contract of sale or other agreement to which the Personal Property is subject is valid, binding and enforceable in accordance with its terms against the parties thereto, the Company has performed in all material respects all obligations imposed on it thereunder, and neither the Company nor, to the Company's knowledge, any other party thereto is in default thereunder, nor is there any event that with notice or lapse of time, or both, would constitute a default by the Company or, to the Company's knowledge, any other party thereunder. The Company has not granted any lease, sublease, tenancy or license of any portion of the Personal Property, except in the ordinary course of business.

    (g) To the Company's knowledge, there are no applicable adverse zoning, building or land use codes or rules, ordinances, regulations or other restrictions relating to zoning or land use that currently or could reasonably be expected to prevent, or cause the imposition of material fines or penalties as the result of, the use of all or any portion of the Real Property for the conduct of the business as presently conducted. The Company has received all necessary material approvals with regard to occupancy and maintenance of the Real Property.

2.10  Contracts

  2.10.1  Material Contracts

    Schedule 2.10.1 to the Disclosure Memorandum contains a complete and accurate list (other than the IP Rights listed on Schedule 2.17 to the Disclosure Memorandum) of all written and, to the knowledge of the Company, oral contracts, agreements and understandings to which the Company is currently a party or by which the Company is currently bound, providing for potential payments by or to the Company in excess of $150,000, including, without limitation, security agreements, license agreements, software development agreements, distribution agreements, joint venture agreements, reseller agreements, credit agreements and instruments relating to the borrowing of money (each, a "Material Contract"). All contracts set forth on Schedule 2.10.1 are valid, binding and enforceable in accordance with their terms against the other parties thereto, except as to the effect, if any, of (a) applicable bankruptcy, insolvency, reorganization, moratorium and other similar federal and state laws affecting the rights or remedies of creditors generally, (b) rules of law governing specific performance, injunctive relief and other equitable remedies, and (c) the enforceability of provisions requiring indemnification in connection with the offering, issuance or sale of securities, and are in full force and effect, the Company has performed in all material respects all material obligations imposed on it thereunder, and neither the Company nor, to the Company's knowledge, any other party thereto is in material default thereunder, nor, to the Company's knowledge, is there any event that with notice or lapse of time, or both, would constitute a default by the Company or, to the Company's knowledge, any other party thereunder. True and complete copies of each such written Material Contract have been delivered to Parent by the Company. Except as set forth on Schedule 2.10.1 to the Disclosure Memorandum, the Company has no:

    (a) contracts, agreements or arrangements (i) with distributors or dealers that cannot be canceled by the Company within 30 days' notice without liability, penalty or premium, (ii) with directors, officers, stockholders, employees, agents, consultants, advisors, salespeople, or sales representatives providing for the payment of any bonus or commission based on sales or earnings, or (iii) affecting or relating to former employees of the Company;

    (b) employment agreement, or any other agreement for services that contains severance or termination pay liabilities or obligations;

    (c) noncompetition agreement or other arrangement that would prevent the Company from carrying on its business anywhere in the world;

    (d) written or, to the knowledge of the Company, oral notice that any party to a contract listed on Schedule 2.10.1 to the Disclosure Memorandum intends to cancel, terminate or refuse to renew such contract (if such contract is renewable);

    (e) material dispute with any of its suppliers, customers, distributors, OEM resellers, licensors or licensees;

    (f)  product distribution agreement, development agreement or license agreement as licensor or licensee (except for agreements relating to "Off-The-Shelf Software" as defined below in Section 2.17.3);

    (g) joint venture contract or arrangement or any other agreement that involves a sharing of profits with other persons;

    (h) instrument evidencing indebtedness for borrowed money by way of a direct loan, sale of debt securities, purchase money obligation, conditional sale or guarantee, or otherwise, except for trade indebtedness incurred in the ordinary course of business, and except as disclosed in the Financial Statements; or

    (i)  agreements or commitments to provide indemnification, other than those entered into in the ordinary course of business.

  2.10.2  Required Consents

    The execution and delivery of this Agreement and the performance of the obligations of the Company hereunder will not constitute a material default under any Material Contract and do not require the consent of any other party to any Material Contract, except for those consents listed on Schedule 2.10.2 to the Disclosure Memorandum.

2.11  Customers and Suppliers

    Schedule 2.11 to the Disclosure Memorandum sets forth (a) a complete and accurate list of the customers of the Company accounting for 5% or more of the Company's revenues during the fiscal year ended December 31, 2000, showing the approximate total revenues from each such customer during that year, and (b) a complete and accurate list of the suppliers of the Company from whom the Company has purchased 5% or more of the goods or services purchased by the Company in the fiscal year ended December 31, 2000. As of the date hereof, the Company has not received any written, or to the knowledge of the Company, oral notice from its customers or suppliers that would cause it, in its reasonable judgment, to expect any material reduction in the business activity between the Company and any customers or suppliers named on such Schedule 2.11.

2.12  Warranties and Returns

    Schedule 2.12 to the Disclosure Memorandum sets forth the Company's warranties currently made with respect to its business, products and services, and current policies with respect to returns of products in the course of the Company's conduct of the business. Except as set forth on the Disclosure Schedule, the Company has not made any express warranties in connection with the sale of its products and services. Claims against the Company for warranty costs (individually or in the aggregate, but net of warranties passed through to vendors) with respect to products and services during each of the last three fiscal years did not exceed $50,000, and there are no outstanding or, to the Company's knowledge, threatened claims for any such warranty costs that would exceed $50,000 (individually or in the aggregate, but net of warranties passed through to vendors). As used above, the term "warranty cost" shall mean costs and expenses associated with correcting, returning or replacing defective or allegedly defective products or services, whether such costs and expenses arise out of claims sounding in warranty, contract, tort or otherwise.

2.13  Claims and Legal Proceedings

    Except as disclosed on Schedule 2.13 to the Disclosure Memorandum, there are no claims, actions, suits, arbitrations, investigations or proceedings pending or, to the Company's knowledge, threatened against the Company before or by any court or governmental entity. To the Company's knowledge, there is no valid basis for any claim, action, suit, arbitration, proceeding or investigation before or by any person. There are no outstanding or unsatisfied judgments, orders, decrees or stipulations to which the Company is a party. Notwithstanding anything contained herein to the contrary, no representation or warranty is being made with respect to the Patent Litigation (as defined in Section 8.2), the exclusive remedy for which is provided by the Special Liability Escrow Agreement. Schedule 2.13 sets forth a description of any material disputes that have been settled or resolved by litigation or arbitration during the past two years.

2.14  Labor and Employment Matters

    There are no material labor disputes, employee grievances or disciplinary actions pending or, to the Company's knowledge, threatened against the Company or any of its present or former employees. The Company has complied in all material respects with all material provisions of law relating to employment and employment practices, terms and conditions of employment, wages and hours. The

Company is not engaged in any unfair labor practice, and there is no labor strike, dispute, slowdown or stoppage pending or, to the Company's knowledge, threatened against or affecting the Company. The Company is not a party to any collective bargaining agreement. The Company has no knowledge of any organizational efforts presently being made or threatened by or on behalf of any labor union with respect to employees of the Company. Each employee, officer and consultant of the Company has executed a Company Employment Proprietary Information Agreement in the form provided to Parent. To the Company's knowledge, no employee (or person performing similar functions) of the Company is in violation of any such agreement or any employment agreement, noncompetition agreement, patent disclosure agreement, invention assignment agreement, proprietary information agreement or other contract or agreement relating to the relationship of such employee with the Company or any other party. Except for Randolph Hood, all employees of the Company are employed on an "at will" basis, and, to the Company's knowledge, are eligible to work and are lawfully employed in the United States.

2.15  Employee Benefit Plans

  2.15.1  Definitions

    As used in this Agreement, the following terms shall have the following meanings:

    (a) "COBRA" means the health care continuation provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (as set forth in Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code).

    (b) "DOL" means the United States Department of Labor.

    (c) "Employee Benefit Plan" means any retirement, pension, profit sharing, deferred compensation, stock bonus, savings, bonus, incentive, cafeteria, medical, dental, vision, hospitalization, life insurance, accidental death and dismemberment, medical expense reimbursement, dependent care assistance, tuition reimbursement, disability, sick pay, holiday, vacation, severance, change of control, stock purchase, stock option, restricted stock, phantom stock, stock appreciation rights, fringe benefit or other employee benefit plan, fund, policy, program, contract, arrangement or payroll practice of any kind (including any "employee benefit plan," as defined in Section 3(3) of ERISA) or any employment, consulting or personal services contract, whether written or oral, qualified or nonqualified, funded or unfunded, or domestic or foreign, (i) sponsored, maintained or contributed to by the Company or, if an employment, consulting or personal services contract, to which the Company is a party, (ii) covering or benefiting any current or former officer, employee, agent, director or independent contractor of the Company (or any dependent or beneficiary of any such individual), or (iii) with respect to which the Company has (or could have) any obligation or liability.

    (d)  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

    (e) "HIPAA" means the Health Insurance Portability and Accountability Act of 1997, as amended.

    (f)  "IRS" means the United States Internal Revenue Service.

  2.15.2  Employee Benefit Plan Listing

    Schedule 2.15.2 contains a complete and accurate list of all material written, and to the knowledge of the Company, oral Employee Benefit Plans. The Company does not have any agreement, arrangement, commitment or obligation, whether formal or informal, whether written or unwritten and whether legally binding or not, to create, enter into or contribute to any additional Employee Benefit Plan, or to modify or amend any existing Employee Benefit Plan, except for amendments required by statute, regulation or administrative pronouncement. There has been no amendment, interpretation or other announcement (written or oral) by the Company or any other Person relating to, or change in participation or coverage under, any Employee Benefit Plan that, either alone or together with other such items or events, could materially increase the expense of maintaining such Employee Benefit Plan (or the Employee Benefit Plans taken as a whole) above the level of expense incurred with respect thereto for the most recent fiscal year included in the Financial Statements. The terms of each Employee Benefit Plan permit the Company to amend or terminate such Employee Benefit Plan at any time and for any reason (except to the extent prohibited by law) without penalty and without material liability or expense. None of the rights of the Company under any Employee Benefit Plan will be impaired in any way by this Agreement or the consummation of the transactions contemplated by this Agreement.

  2.15.3  Documents Provided

    The Company has delivered to Parent true, correct and complete copies (or, in the case of unwritten Employee Benefit Plans, descriptions) of all Employee Benefit Plans (and all amendments thereto), along with, to the extent applicable to the particular Employee Benefit Plan, copies of the following: (a) the last three annual reports (Form 5500 series) filed with respect to such Employee Benefit Plan; (b) the most recent summary plan descriptions (and all summaries of material modifications related thereto) and employee manuals distributed with respect to such Employee Benefit Plan; (c) all material communications filed or distributed with respect to such Employee Benefit Plan during the last year; (d) all contracts and agreements (and any amendments thereto) relating to such Employee Benefit Plan, including, without limitation, trust agreements, investment management agreements, annuity contracts, insurance contracts, bonds, indemnification agreements and service provider agreements; (e) the most recent determination letter issued by the IRS with respect to such Employee Benefit Plan; (f) all written communications relating to the amendment, creation or termination of such Employee Benefit Plan, or an increase or decrease in benefits, acceleration of payments or vesting or other events that could result in a material liability to the Company since the date of the most recently completed and filed annual report (Form 5500 series); (g) all correspondence to or from any governmental entity or agency relating to such Employee Benefit Plan; (h) samples of all administrative forms currently in use, including, without limitation, all COBRA and HIPAA forms and notices; (i) all coverage, nondiscrimination, top heavy and Code Section 415 tests performed with respect to such Employee Benefit Plan for the last three years; and (j) the most recent registration statement, annual report (Form 11-K) and prospectus prepared in connection with such Employee Benefit Plan.

  2.15.4  Compliance

    With respect to each Employee Benefit Plan: (a) such Employee Benefit Plan is, and at all times since inception has been, maintained, administered, operated and funded in all material respects in accordance with its terms and in compliance with all applicable requirements of all applicable laws, statutes, orders, rules and regulations, including, without limitation, ERISA, COBRA, HIPAA and the Code; (b) the Company and all other Persons (including, without limitation, all fiduciaries) have, at all times, properly performed in all material respects all of their duties and obligations (whether arising by operation of law or by contract) under or with respect to such Employee Benefit Plan, including, without limitation, all reporting, disclosure and notification obligations; (c) all returns, reports and other information (including, without limitation, all Form 5500 series annual reports, together with all schedules and audit reports required with respect thereto) relating to such Employee Benefit Plan required to be filed with any governmental entity or agency have been accurately completed and timely and properly filed; (d) all notices, statements, reports and other disclosure (including, without limitation, all summary plan descriptions) required to be given or made to participants in such Employee Benefit Plan or their beneficiaries have been accurately completed and timely and properly disclosed or provided; (e) neither the Company nor any fiduciary of such Employee Benefit Plan has engaged in any transaction or acted or failed to act in a manner that violates the fiduciary requirements of ERISA or any other applicable law; (f) no transaction or event has occurred or is threatened or about to occur (including any of the transactions contemplated in or by this Agreement) that constitutes or could constitute a prohibited transaction under Section 406 or 407 of ERISA or under Section 4975 of the Code for which an exemption is not available; and (g) the Company has not incurred, and there exists no condition or set of circumstances in connection with which the Company, the Surviving Corporation or Parent could incur, directly or indirectly, any material liability or expense (except for routine contributions, benefit payments and administrative expenses) under ERISA, the Code or any other applicable law, statute, order, rule or regulation, or pursuant to any indemnification or similar agreement, with respect to such Employee Benefit Plan.

  2.15.5  Qualification

    Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code is, and at all times since inception has been, so qualified and its related trust is, and at all times since inception has been, exempt from taxation under Section 501(a) of the Code. Each such Employee Benefit Plan either (a) is the subject of an unrevoked favorable determination letter from the IRS with respect to such Employee Benefit Plan's qualified status under the Code, as amended by the Tax Reform Act of 1986 and all subsequent legislation, or (b) has remaining a period of time under the Code or applicable Treasury regulations or IRS pronouncements in which to apply to the IRS for such a letter and to make any amendments necessary to obtain such a letter from the IRS. No fact exists or is reasonably expected by the Company to arise, that could adversely affect the qualification or exemption of any such Employee Benefit Plan or its related trust. No such Employee Benefit Plan is a "top-heavy plan," as defined in Section 416 of the Code.

  2.15.6  Contributions, Premiums and Other Payments

    All contributions, premiums and other payments due or required to be paid to (or with respect to) each Employee Benefit Plan have been timely paid, or, if not yet due, have been accrued as a liability on the Company Balance Sheet. All income taxes and wage taxes that are required by law to be withheld from benefits derived under the Employee Benefit Plans have been properly withheld and remitted to the proper depository.

  2.15.7  Related Employers

    The Company is not, and has never been, a member of (i) a controlled group of corporations, within the meaning of Section 414(b) of the Code, (ii) a group of trades or businesses under common control, within the meaning of Section 414(c) of the Code, (iii) an affiliated service group, within the meaning of Section 414(m) of the Code, or (iv) any other group of Persons treated as a single employer under Section 414(o) of the Code.

  2.15.8  Multiemployer, Defined Benefit and Money Purchase Pension Plans and Multiple Employer Welfare Arrangements

    The Company does not maintain or contribute to, and has never maintained or contributed to (or been obligated to contribute to), (a) a multiemployer plan as defined in Section 3(37) or Section 4001(a)(3) of ERISA or 414(f) of the Code, (b) a multiple employer plan within the meaning of Section 4063 or 4064 of ERISA or Section 413(c) of the Code, (c) an employee benefit plan, fund, program, contract or arrangement that is subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA, or (d) a multiple employer welfare arrangement as defined in Section 3(40) of ERISA.

  2.15.9  Post-Termination Benefits

    Neither the Company nor any Employee Benefit Plan provides or has any obligation to provide (or contribute toward the cost of) post-employment or post-termination benefits of any kind, including, without limitation, death and medical benefits, with respect to any current or former officer, employee, agent, director or independent contractor of the Company, other than (a) continuation coverage mandated by Sections 601 through 608 of ERISA and Section 4980B(f) of the Code, (b) retirement benefits under any Employee Benefit Plan that is qualified under Section 401(a) of the Code, and (c) deferred compensation that is accrued as a current liability on the Company Balance Sheet.

  2.15.10  Suits, Claims and Investigations

    There are no actions, suits or claims (other than routine claims for benefits and qualified domestic relations orders) pending or, to the knowledge of the Company, threatened with respect to (or against the assets of) any Employee Benefit Plan, nor, to the knowledge of the Company, is there a basis for any such action, suit or claim. No Employee Benefit Plan is currently under investigation, audit or review, directly or indirectly, by the IRS, the DOL or any other governmental entity or agency, and, to the knowledge of the Company, no such action is contemplated or under consideration by the IRS, the DOL or any other governmental entity or agency.

  2.15.11  Effect of Transaction

    Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement, will (a) entitle any individual to severance pay, unemployment compensation or any other payment from the Company, the Surviving Corporation, Parent or any Employee Benefit Plan, (b) otherwise increase the amount of compensation due to any individual or forgive indebtedness owed by any individual, (c) result in any benefit or right becoming established or increased, or accelerate the time of payment or vesting of any benefit, under any Employee Benefit Plan, or (d) require the Company, the Surviving Corporation or Parent to transfer or set aside any assets to fund or otherwise provide for any benefits for any individual.

2.16  Personnel

    Schedule 2.16 to the Disclosure Memorandum lists (a) the names, titles and current compensation amounts of all employees of the Company, (b) compensation amounts of all directors of the Company, and (c) the names and current compensation packages of all independent contractors and consultants of the Company. The Company is not in default with respect to any of its obligations relating to payment of wages and has no, and will not incur any, material obligation or liability for severance or back pay owed through or by virtue of the Merger.

2.17  Intellectual Property

  2.17.1  General

    The Company owns or is licensed or has sufficient rights in and to the following as required to conduct its business as currently conducted: (a) all products, tools, computer programs, specifications, source code, object code, graphics, devices, techniques, algorithms, methods, processes, procedures, packaging, trade dress, formulae, drawings, designs, improvements, discoveries, concepts, user interfaces, software, "look and feel," development and other tools, content, inventions (whether or not patentable or copyrightable and whether or not reduced to practice), designs, logos, themes, know-how, concepts and other technology that are now, or during the two years prior to the date of this Agreement have been, developed, produced, used, marketed or sold by the Company (collectively, the "Technology-Related Assets"); and (b) all intellectual property (including, without limitation, trade secret) rights in the Technology-Related Assets, including, without limitation, all trade names, trademarks, domain names, service marks, logos, brand names and other identifiers, trade secrets, copyrights and domestic and foreign letters patent, and the registrations, applications, renewals, extensions and continuations (in whole or in part).

  2.17.2  Company Technology

    Schedule 2.17.2 to the Disclosure Memorandum sets forth a list of the hardware product platforms and software products marketed or sold by the Company during the two years prior to this Agreement, developed by the Company during the two years prior to this Agreement and presently intended to be marketed or sold by the Company at any time in the twelve months following the date of this Agreement, or material to the operation of the Company as presently conducted (collectively, the "Products"). Except for the Third Party Technology (as defined in Section 2.17.3), the Company owns all right, title and interest in and to the following (collectively, the "Technology"), free and clear of all Encumbrances but subject to the Intellectual Property licenses granted by the Company to its customers in the ordinary course of business according to written agreements (complete and accurate copies of all material forms of which have been provided to Parent by the Company): (a) the Products, together with any and all codes, techniques, software tools, formats, designs, user interfaces, content and "look and feel" related thereto; (b) any and all updates, enhancements, corrections, modifications, improvements and new releases related to the items set forth in clause (a) above; (c) any and all technology and work in progress related to the items set forth in clauses (a) and (b) above; and (d) all inventions, discoveries, processes, designs, trade secrets, know-how and other confidential or proprietary information related to the items set forth in clauses (a), (b), and (c) above. The Technology, excluding the Third Party Technology (as defined below), is sometimes referred to herein as the "Company Technology."

  2.17.3  Third Party Technology

    Schedule 2.17.3 to the Disclosure Memorandum sets forth a list of all of the Technology for which the Company does not own all right, title and interest (other than portions of the Technology (a) licensed by the Company pursuant to standard, non-exclusive software licenses granted to end user customers in the ordinary course of business, complete and accurate copies of all material agreements of which have been provided to Parent, or (b) standard licenses purchased by the Company for off-the-shelf software or software "tools" that are available or through the Internet, in each case subject to commercially reasonable "shrink-wrap" or "click-wrap" license terms, complete and accurate copies of all material agreements of which have been provided to Parent ("Off-The-Shelf Software") (collectively, the "Third Party Technology"). None of the Off-The Shelf Software contains any restrictions on Company's ability to distribute any Technology that are material to the business of the Company as presently conducted. The Company has the lawful right to use (free of any material restriction not expressly set forth in the licenses listed on Schedule 2.17.3 (complete and accurate copies of all material agreements of which have been provided to Parent)) (i) all Third Party Technology that is incorporated in or used in the development or production of the Company Technology and (ii) all other Third Party Technology material to the operation of the business of the Company as presently conducted. To the Company's knowledge, all Third Party Licenses are valid, binding and in full force and effect. The Company has performed in all material respects its obligations under the Third Party Technology, the Company is not in default thereunder and, to the Company's knowledge has there occurred any event or circumstance that with notice or lapse of time or both would constitute a default or event of default on the part of the Company or give to any other party thereto the right to terminate or modify any of the Company's rights in the Third Party Technology. The Company has not received written notice that any party to any Third Party Technology intends to cancel, terminate or refuse to renew (if renewable) any of the Company's right to such Third Party Technology or to exercise or decline to exercise any option or right thereunder.

  2.17.4  Intellectual Property Rights

    Schedule 2.17.4 to the Disclosure Memorandum sets forth all trademark registrations (and applications therefor) (the "Registered Marks") and all patents, patent applications, and copyright registrations (and applications therefor) (collectively with the Registered Marks, the "IP Registrations") associated with the Company Technology. The Company owns all right, title and interest, free and clear of any Encumbrances, in and to the IP Registrations, together with any other intellectual property rights (including, without limitation, rights of enforcement) contained or embodied in the Company Technology (collectively, the "IP Rights"). Except as may be set forth on Schedule 2.17.4 to the Disclosure Memorandum, no claim with respect to Company's use of any of the trademarks, brand names, service marks, logos or other identifiers for the Products or otherwise used by the Company in its business has been asserted or, to the Company's knowledge, threatened by any third party.

  2.17.5  Maintenance of Rights

    The Company has not conducted its business, and has not used or enforced (or, failed to use or enforce) the IP Rights, in a manner that would result in the abandonment, cancellation or unenforceability of any item of the IP Rights or the IP Registrations, and the Company has not taken (or, to its knowledge, failed to take) any action that would result in the forfeiture or relinquishment of any IP Rights, in each case where such abandonment, cancellation, unenforceability, forfeiture or relinquishment would have a Company Material Adverse Effect. Except as set forth in Schedule 2.17.5, or in connection with ordinary course licensing by the Company pursuant to written agreements (complete and accurate copies of the form of which have been provided to Parent by the Company), the Company has not granted to any third party any rights or permissions to use any of the Technology or the IP Rights. To the Company's knowledge, except pursuant to customary safeguards, (a) no third party has received any confidential information relating to the Technology or the IP Rights and (b) the Company is not under any contractual or other obligation to disclose to any third party any confidential Company Technology.

  2.17.6  Third Party Claims

    (a) The Company has not received any written notice or claim, and to its knowledge has not received any oral notice or claim, challenging the Company's ownership or rights in the Company Technology or the IP Rights or claiming that any other person or entity has any legal or beneficial ownership with respect thereto; (b) all the IP Rights material to the operation of the business of the Company as it is presently conducted are legally valid and enforceable, and the Company has not received any written notice or claim, and to its knowledge has not received any oral notice or claim, challenging the validity or enforceability of any of the IP Rights; and (c) to the Company's knowledge, no other person or entity is infringing or misappropriating any part of the IP Rights or otherwise making any unauthorized use of the Company Technology.

  2.17.7  Infringement by the Company

    (a) The use of any of the Technology in the Company's business does not infringe, violate or interfere with or constitute an appropriation of any right, title or interest (including, without limitation, any patent, copyright or trade secret right) held by any other person or entity, and there have been no claims made with respect thereto; (b) the use of any of the Registered Marks and other IP Rights in the Company's business does not infringe, violate or interfere with or constitute an appropriation of any right, title or interest (including, without limitation, any patent, copyright, trademark or trade secret right) held by any other person or entity, and there have been no claims made with respect thereto; and (c) the Company has not received any notice or claim (whether written, oral or otherwise) regarding any infringement, misappropriation, misuse, abuse or other interference with any third party intellectual property or proprietary rights (including, without limitation, infringement of any patent, copyright, trademark or trade secret right of any third party) by the Company, the Technology or the Registered Marks or other IP Rights, or claiming that any other entity has any claim of infringement with respect thereto.

  2.17.8  Confidentiality

    Except as set forth on Schedule 2.17.8 to the Disclosure Schedule, (a) the Company has not disclosed any source code regarding the Technology to any person or entity other than an employee of the Company who is under a written nondisclosure agreement; (b) the Company has at all times maintained and diligently enforced commercially reasonable procedures to protect all confidential information relating to the Technology; (c) neither the Company nor any escrow agent is under any contractual or other obligation to disclose the source code or, other than pursuant to written agreements entered in the ordinary course of business where commercially reasonable non-disclosure obligations are in place with respect to the receiving party (accurate and complete copies of which have been made available to Parent by the Company), any other proprietary information included in or relating to the Technology; and (d) the Company has not deposited any source code relating to the Technology into any source code escrows or similar arrangements. If, as disclosed on Schedule 2.17.8, the Company has deposited any source code to the Technology into source code escrows or similar arrangements, no event has occurred to Company's knowledge that has or could reasonably form the basis for a release of such source code from such escrows or arrangements.

  2.17.9  Domain Names

    Schedule 2.17.9 sets forth a list of all Internet domain names used by the Company in its business (collectively, the "Domain Names"). The Company has a valid registration and all material rights (free of any material restriction) in and to the Domain Names, including, without limitation, all rights necessary to continue to conduct the Company's business as it is currently conducted.

  2.17.10  Indemnification

    Other than pursuant to standard agreements with customers of the Company entered into in the ordinary course of business (accurate and complete copies of which have been made available to Parent by the Company), the Company has not entered into any agreement or offered to indemnify any Person against any charge of infringement by the Technology or IP Rights, or any other intellectual property or right. The Company has not entered into any agreement granting any Person the right to bring any infringement action with respect to, or otherwise to enforce, any of the Technology or IP Rights.

  2.17.11  Restrictions on Intellectual Property

    To the Company's knowledge and except as may be set forth on Schedule 2.17.11 to the Disclosure Schedule, none of the Company's officers, employees or independent contractors has entered into any agreement regarding know-how, trade secrets, assignment of rights in inventions, or prohibition or restriction of competition or solicitation of customers, or any other similar restrictive agreement or covenant, whether written or oral, with any Person other than the Company which might, individually or in the aggregate, have a Company Material Adverse Effect.

  2.17.12  Patent Litigation

    Notwithstanding anything contained in this Section 2.17 to the contrary, no representation or warranty is being made with respect to the Patent Litigation, the exclusive remedy for which is provided by the Special Liability Escrow Agreement. For purposes of this Agreement, the "Patent Litigation"

shall mean "Crossroads Systems (Texas), Inc. v. Pathlight Technology, Inc., CVA00CA24855 (U.S. District Ct., W.D. Texas (Austin Division)), filed April 14, 2000."

2.18  Accounts Receivable

    All accounts receivable of the Company reflected in the Company Balance Sheet ("Accounts") represent amounts due for services performed or sales actually made in the ordinary course of business and are carried at values determined in accordance with GAAP. To the Company's knowledge, the bad debt reserves and allowances reflected in the Company Balance Sheet are adequate.

2.19  Inventory

    (a) All items in the inventory reflected in the Company Balance Sheet or as currently owned by the Company for use in the operation of the business (i) have been valued consistent with the inventory valuation policy of the Company in accordance with GAAP consistently applied and (ii) are of a quality and quantity usable and salable in the ordinary course of business.

    (b) The Company's inventories of finished products and evaluation units as of December 31, 2000, the approximate quantities thereof, and their locations are set forth in Schedule 2.19 to the Disclosure Memorandum. In addition, Schedule 2.19 sets forth the value of all raw materials and work in progress as of December 31, 2000.

    (c) The Company is not aware of any adverse condition, other than shortages of parts, raw materials and supplies common to the industry generally, affecting the quality or supply of raw materials, intermediates, supplies, parts and other materials available to the Company that are necessary to manufacture, package or label the products or are otherwise used in the business.

2.20  Corporate Books and Records

    The Company has furnished to Parent or its representatives for their examination true and complete copies of (a) the Certificate of Incorporation and Bylaws of the Company as currently in effect, including all amendments thereto, (b) the minute books of the Company, and (c) the stock transfer books of the Company. Such minutes reflect all meetings of the Company's stockholders, Board of Directors and any committees thereof since the Company's inception, and such minutes accurately reflect in all material respects the events of and actions taken at such meetings. Such stock transfer books accurately reflect all issuances and transfers of shares of capital stock of the Company since its inception.

2.21  Licenses, Permits, Authorizations, etc.

    The Company has received all required material governmental approvals, authorizations, consents, licenses, orders, registrations and permits of all agencies, whether federal, state, local or foreign (the "Permits"). Schedule 2.21 to the Disclosure Memorandum contains a list of all Permits with expiration dates, if any. The Company is in material compliance with the terms of all Permits, and all Permits are valid and in full force and effect, and no proceeding is pending or, to the Company's knowledge, threatened, the object of which is to revoke, limit or otherwise affect any Permit. The Company has not received any notifications of any asserted failure to obtain any Permit or any past and unremedied failure to obtain any Permit.

2.22  Compliance With Laws

    The Company is and has been in material compliance with all federal, state, local and foreign laws, rules, regulations, ordinances, decrees and orders applicable to the operation of its business, to its employees, or to its property, including, without limitation, all such laws, rules, ordinances, decrees and orders relating to antitrust, consumer protection, currency exchange, environmental protection, equal opportunity, prevention of domestic and foreign corrupt practices, health, occupational safety, good laboratory practices, pension, securities and trading-with-the-enemy matters. The Company has not received any written notification of any asserted present or past unremedied failure by the Company to comply with any of such laws, rules, ordinances, decrees or orders.

2.23  Insurance

    The Disclosure Memorandum sets forth a true and correct list of all insurance policies maintained by the Company. The Company maintains commercially reasonable levels of (a) insurance on its property (including leased premises) that insures against loss or damage by fire or other casualty and (b) insurance against liabilities, claims and risks, in each case, of a nature and in such amounts as are normal and customary in the Company's industry for companies of similar size and financial condition. All insurance policies of the Company are in full force and effect, all premiums with respect thereto due as of the date hereof have been paid, and no written notice of cancellation or termination has been received with respect to any such policy or binder. Such policies or binders are sufficient for compliance with all requirements of law currently applicable to the Company and of all agreements to which the Company is a party. Such policies will not terminate or lapse by reason of the transactions contemplated by this Agreement.

2.24  Brokers or Finders

    The Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by or on behalf of the Company, any liability for investment banking, brokerage or finders' fees or agents' commissions or any similar charges in connection with the Merger, this Agreement or any transactions contemplated hereby.

2.25  Bank Accounts

    Schedule 2.25 to the Disclosure Memorandum sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which the Company maintains safe deposit boxes or accounts of any nature and the names of all Persons authorized to draw thereon, make withdrawals therefrom or have access thereto.

2.26  Insider Interests

    No stockholder or officer, director, employee, or consultant of the Company has any interest (other than as a stockholder of the Company) (a) in any Real Property, Personal Property, Technology or IP Rights used in or directly pertaining to the business of the Company, including, without limitation, inventions, patents, trademarks or trade names, or (b) to the Company's knowledge, in any agreement, contract, arrangement or obligation relating to the Company, its business or its operations. There are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, stockholders or affiliates other than with respect to officers, employees or directors, agreements and arrangements relating to their employment or directorship. To the Company's knowledge, except for beneficial or record ownership of not more than one percent of the outstanding securities of an entity whose shares are registered under the Exchange Act (as defined in Section 3.6), the Company and its officers, directors, employees, consultants or other representatives have no interest, either directly or indirectly, in any entity, including, without limitation, any corporation, partnership, joint venture, proprietorship, firm, licensee, business or association (whether as an employee, officer, director, stockholder, agent, independent contractor, security holder, creditor, consultant or otherwise) that presently (i) provides any services, produces and/or sells any products or product lines, or engages in any activity that is the same, similar to or competitive with any activity or business in which the Company is now engaged or proposes to engage; (ii) is a supplier, customer or creditor; or (iii) has any direct or indirect interest in any material asset or property, real or personal, tangible or intangible, of the Company or any property, real or personal, tangible or intangible, that is necessary for the conduct of the Company's business.

2.27  Compliance With Environmental Laws

    (a) The Company is not in material violation of, and has not materially violated, any applicable foreign, federal, state, county or local statutes, laws, regulations or orders relating to protection of the environment applicable to its properties, facilities and operations.

    (b) The Company has not used in the operation of its business material amounts of any substances categorized as a "hazardous waste" or "hazardous substance" or that are otherwise hazardous and regulated under applicable environmental laws. To the Company's knowledge there has not been any spill, release or disposal of any hazardous materials or substances or other contamination at, on or associated with the Company's properties, facilities or operations.

2.28  Information Supplied by the Company

    None of the information supplied or to be supplied by the Company for inclusion in the S-4 or contained in any other material to be delivered to its stockholders in connection with any written consent by or meeting of such stockholders (collectively, "Stockholder Materials"), at the date on which the S-4 was declared effective by the SEC (as defined in Section 3.10) or on the date of such approval, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not materially misleading; provided, however, that the Company makes no representations or warranties regarding information furnished by or related to any party other than the Company.

2.29  Full Disclosure

    None of the representations and warranties made by the Company herein (as modified by the Disclosure Memorandum), nor any statement made in any schedule or the Compliance Certificate and Secretary's Certificate furnished by the Company pursuant to Sections 4.4 and 4.7, respectively, of this Agreement, contains any untrue statement of material fact, or omits to state any material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

2.30  Government Contracts

    The Company has not, during the past five years, been a party to any contract or subcontract for any agency of the U. S. government or any foreign government. The Company has not, during the past five years, attempted to sell to or bid on any contract or subcontract with or for any agency of the U. S. government or any foreign government and had any such attempt denied as a result of any prohibition against the Company's dealing with or for or any such agency or government, and the Company has no knowledge of any such prohibition. The Company has not been, nor to its knowledge is it currently being, audited or investigated by the United States Government Accounting Office, the United States Department of Justice, the United States Department of Defense or any of its agencies, the Defense Contract Audit Agency or the inspector general or other authorities of any agency of the U. S. government, or any foreign government, nor, to the Company's knowledge, has such audit or investigation been threatened.

ARTICLE III—REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

    In order to induce the Company to enter into and perform this Agreement and the other Operative Documents, Parent and Merger Sub jointly and severally represent and warrant to the Company as of the date of this Agreement as follows in this Article III:

3.1  Organization

    Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington. Merger Sub is a corporation validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Merger Sub has all requisite corporate power and authority to own, operate and lease its respective properties and assets, to carry on its respective businesses as now conducted and as proposed to be conducted. Each of Parent and Merger Sub is duly qualified and licensed as a foreign corporation to do business and is in good standing in each jurisdiction in which the character of properties occupied, owned or held under lease by Parent or Merger Sub, as applicable, or the nature of the business conducted by Parent or Merger Sub, as applicable, makes such qualification or licensing necessary, except where the failure to be so qualified or in good standing would not have a material adverse effect on the business, operations, assets, prospects, financial condition or results of operation) of Parent and its subsidiaries taken as a whole (a "Parent Material Adverse Effect"); provided, however, that Parent Material Adverse Effect shall not include any change, circumstance, event or effect that relates to or results from the announcement or other disclosure or consummation of the transactions contemplated by this Agreement or general economic conditions.

3.2  Enforceability

    (a) Parent and Merger Sub each have all requisite corporate power and authority to execute, deliver and perform their obligations under this Agreement and each of the other Operative Documents to which they are parties and each of the certificates, instruments and documents executed or delivered by them pursuant to the terms of this Agreement. All corporate action on the part of Parent and Merger Sub and their respective officers, directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement and the other applicable Operative Documents to which Parent or Merger Sub is a party, the consummation of the Merger and the performance of all their respective obligations under this Agreement and the other applicable Operative Documents to which Parent or Merger Sub is a party has been taken or will be taken prior to the Effective Time.

    (b) This Agreement has been, and each of the other Operative Documents to which Parent is a party will have been at the Closing, duly executed and delivered by Parent, and this Agreement is, and each of the other Operative Documents to which Parent is a party will be at the Closing, assuming due authorization, execution and delivery of this Agreement and the other Operative Documents by the Company, a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as to the effect, if any, of applicable bankruptcy, insolvency, reorganization, moratorium and other similar federal and state laws affecting the rights of creditors generally, and rules of law governing specific performance, injunctive relief and other equitable remedies.

    (c) This Agreement has been, and each of the other Operative Documents to which Merger Sub is a party will have been at the Closing, duly executed and delivered by Merger Sub, and this Agreement is, and each of the other Operative Documents to which Merger Sub is a party will be at the Closing, assuming due authorization, execution and delivery of this Agreement and the other Operative Documents by the Company, a legal, valid and binding obligation of Merger Sub, enforceable against Merger Sub in accordance with its terms, except as to the effect, if any, of applicable bankruptcy, insolvency, reorganization, moratorium and other similar federal and state laws affecting the rights of creditors generally, and rules of law governing specific performance, injunctive relief and other equitable remedies.

3.3  Securities

    The Parent Common Stock to be issued pursuant to this Agreement has been duly authorized for issuance, and such Parent Common Stock, when issued and delivered to the Company's stockholders pursuant to this Agreement, (a) will be validly issued, fully paid and nonassessable, free of preemptive rights and (b) will be registered under the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act (as defined in Section 3.6) and registered or exempt from registration under applicable blue sky laws. Parent has reserved sufficient shares of Parent Common Stock for issuance upon exercise of all Options and Warrants assumed by Parent pursuant to Section 1.8.1(e).

3.4  No Approvals or Notices Required; No Conflicts With Instruments

    The execution, delivery and performance of this Agreement and the other Operative Documents by Merger Sub and Parent, as applicable, and the consummation by them of the transactions contemplated hereby and thereby will not (a) constitute a material violation (with or without the giving of notice or lapse of time, or both) of any provision of law applicable to Parent or Merger Sub; (b) require any consent, approval or authorization of any Person, except (i) compliance with applicable securities laws, (ii) the filing of all documents necessary to consummate the Merger with the Delaware Secretary of State, (iii) the notification requirements of the Hart-Scott-Rodino Act, and (iv) the filing of a Notification Form for Listing of Additional Shares with the Nasdaq Stock Market; (c) result in a material default (with or without the giving of notice or lapse of time, or both) under, or acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel, any material agreement, lease, note or other restriction, encumbrance, obligation or liability to which Parent or Merger Sub is a party or by which it is bound or to which any assets of Parent or Merger Sub are subject; or (d) conflict with or result in a breach of or constitute a default under any provision of the Articles of Incorporation or Bylaws of Parent or the Certificate of Incorporation or Bylaws of Merger Sub.

3.5  Capitalization

    (a) The authorized capital stock of Parent consists of 160,000,000 shares of Parent Common Stock of which 51,802,283 shares were issued and outstanding as of October 31, 2000 and 4,000,000 shares of preferred stock, no par value, none of which is issued or outstanding. Such issued and outstanding shares of Parent Common Stock are validly issued, fully paid and nonassessable. As of October 31, 2000, the number of shares of Parent Common Stock reserved for issuance under all stock option and stock purchase plans of Parent was 9,174,261 of which 2,657,983 shares remained available for issuance. There are no outstanding warrants to purchase shares of Parent Common Stock issued by Parent.

    (b) The authorized capital stock of Merger Sub consists of 3,000 shares of common stock, par value $0.01 per share (the "Merger Sub Stock"), 100 of which are outstanding. Such outstanding shares of Merger Sub Stock are validly issued, fully paid and nonassessable, and are held of record by Parent.

3.6  SEC Documents; Parent Financial Statements

    True and complete copies of all reports or registration statements filed by Parent with the Securities and Exchange Commission (the "SEC") since November 1, 1997 are available to the Company on the SEC's web site at www.sec.gov, and Parent has made available to the stockholders true and complete copies of its Annual Report on Form 10-K for the fiscal year ended October 31, 2000, all Forms 8-K, if any, filed after the date of the last of the Form 10-K and its Proxy Statement relating to its 2001 Annual Meeting of Shareholders, which Form 10-K and Proxy Statement will be timely filed with the SEC (collectively, the "SEC Documents"). As of their respective filing dates, each of the SEC Documents complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the SEC promulgated thereunder. The financial statements of Parent, including the notes thereto, included in the SEC Documents (the "Parent Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP consistently applied (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), were true and correct in all material respects as of their respective dates and present fairly, in accordance with GAAP, the consolidated financial condition of Parent at the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end adjustments and any other adjustments described therein). There has been no material change in Parent accounting policies except as described in the notes to the Parent Financial Statements.

3.7  Absence of Certain Changes

    Since the October 31, 2000 financial statements included in the SEC Documents, there has not been any change that by itself or in conjunction with all other such changes, has had, or could reasonably be expected to have, a Parent Material Adverse Effect.

3.8  Information Supplied by Parent

    None of the information supplied or to be supplied by Parent for inclusion in the S-4 or the Stockholder Materials at the date on which the S-4 was declared effective by the SEC, on the date such information was supplied to the Company's stockholders, or on the date of such approval, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not materially misleading; provided, however, that Parent makes no representations or warranties regarding information furnished by or related to any party other than Parent and Merger Sub.

3.9  Full Disclosure

    Neither the SEC Documents nor any of the representations and warranties made by Parent herein, nor any schedule or certificate furnished by Parent or Merger Sub pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein in light of the circumstances under which they were made, not misleading.

3.10  Brokers or Finders

    Parent has not incurred, and will not incur, directly or indirectly, as a result of any action taken by or on behalf of Parent, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with the Merger, this Agreement or any transaction contemplated hereby that would result in a claim against the Company or its stockholders.

3.11  Claims and Legal Proceedings

    There is no claim, action, suit, arbitration, criminal or civil investigation or proceeding pending or, to Parent's knowledge, threatened against Parent or any of its subsidiaries before or by any court or governmental entity that questions the validity of this Agreement or any action taken or to be taken by Parent or Merger Sub pursuant to this Agreement or in connection with the transactions contemplated hereby. There is no judgment, decree or order against Parent or any of its subsidiaries or, to Parent's knowledge or that of any of its subsidiaries, any of their respective directors or officers (in their capacities as such) that could prevent, enjoin or materially alter or delay any of the transactions contemplated by this Agreement or any of the other Operative Documents, or that could reasonably be expected to have a Parent Material Adverse Effect.

3.12  No Parent Shareholder Vote Required

    No vote of the shareholders of Parent is required by law, by Parent's Articles of Incorporation or otherwise in order for Parent and Merger Sub to consummate the transactions contemplated by this Agreement. The approval by Parent as the sole stockholder of Merger Sub, which approval will be given prior to the Effective Time, is required to consummate the Merger.

3.13  Tax Matters

    Neither the Parent nor any of its affiliates has taken or agreed to take any action, or failed to take any action, that would prevent the Merger from qualifying as a reorganization within the meaning of the Code.

ARTICLE IV—CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB

    The obligations of Parent and Merger Sub to perform and observe the covenants, agreements and conditions hereof to be performed and observed by them at or before the Closing shall be subject to the satisfaction of the following conditions, which may be expressly waived only in writing signed by Parent:

4.1  Accuracy of Representations and Warranties

    The representations and warranties of the Company contained herein (as modified by the Disclosure Memorandum) (a) that are expressly qualified by a reference to materiality shall be true in all respects as so qualified when made and (b) that are not so qualified shall have been true and correct in all material respects when made and, except (i) for changes contemplated by this Agreement and the other Operative Documents, (ii) that any adverse development in the Patent Litigation between the date hereof and the Closing Date shall not be deemed to make any representations or warranties materially untrue, and (iii) to the extent that such representations and warranties speak as of an earlier date, shall be true and correct in all material respects as of such date.

4.2  Performance of Agreements

    The Company shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants contained in this Agreement or any other Operative Document to be performed and complied with by it at or prior to the Closing.

4.3  Opinion of Counsel for the Company

    Parent shall have received the opinion letters of Orrick, Herrington & Sutcliffe LLP, special counsel for the Company, and Boylan, Brown, Code, Fowler, Vigdor & Wilson LLP, counsel for the Company, each dated the Closing Date, which together shall include the opinions substantially in the form set forth in Exhibit 4.3.

4.4  Compliance Certificate

    Parent shall have received a certificate of the President and the Chief Financial Officer of the Company, dated the Closing Date, in form and substance satisfactory to Parent, certifying that the conditions to the obligations of Parent and Merger Sub in Sections 4.1, 4.2, and 4.5 have been fulfilled.

4.5  No Material Adverse Change

    Since the date of this Agreement and at the Effective Time, there shall not have occurred any Company Material Adverse Effect. Notwithstanding anything contained herein to the contrary, any adverse development in the Patent Litigation occurring after the date hereof shall not be deemed to be a Company Material Adverse Effect.

4.6  Approvals

    All transfers of permits or licenses and all approvals of or notices to public agencies, federal, state, local or foreign, the granting or delivery of which is necessary for the consummation of the transactions contemplated hereby, or for the continued operation of the Company, shall have been obtained, and all waiting periods specified by law (including that required by the Hart-Scott-Rodino Act) shall have passed.

4.7  Secretary's Certificate

    Parent shall have received a certificate of the Secretary of the Company, in form and substance satisfactory to Parent, as to the authenticity and effectiveness of the actions of the Board of Directors and stockholders of the Company authorizing the Merger and the transactions contemplated by this Agreement and the other Operative Documents. Copies of the Company's Certificate of Incorporation, certified by the Delaware Secretary of State, and Bylaws, certified by the Secretary of the Company, shall be attached to such certificate.

4.8  Nonforeign Affidavit

    Parent shall have received from the Company, pursuant to Section 1445 of the Code, a Foreign Investment in Real Property Tax Act Affidavit substantially in the form of Exhibit 4.8.

4.9  Compliance With Laws

    The effectiveness of the Merger and the performance by Parent and the Company of their respective obligations pursuant to this Agreement and the other Operative Documents shall be legally permitted by all laws and regulations to which Parent or the Company is subject.

4.10  Stockholder Approval

    The principal terms of this Agreement shall have been approved by the Company's stockholders as required by the Company's Certificate of Incorporation and applicable law.

4.11  Legal Proceedings

    No order of any court or administrative agency shall be in effect that enjoins, restrains, conditions or prohibits consummation of this Agreement or any other Operative Document, and no litigation, investigation or administrative proceeding shall be pending or threatened that would enjoin, restrain, condition or prevent consummation of this Agreement or any other Operative Document.

4.12  Escrow Agreements

    The Stockholders' Committee, on behalf of the Company's stockholders, and the Escrow Agent shall have executed and delivered the Indemnification Escrow Agreement and the Special Liability Escrow Agreement.

4.13  Employment and Noncompetition Arrangements

    All employees of the Company as of the date hereof shall have executed Parent's standard form of Confidentiality, Noncompetition and Inventions Agreement and those Employees of the Company identified on Exhibit 4.13 as Key Employees by Parent shall have accepted employment with Parent.

4.14  Affiliate Letters

    The Company shall have delivered or caused to be delivered to Parent an Affiliate Letter substantially in the form of Exhibit 4.14 from all of those Persons who were, on the date on which the requisite number of consents or votes had been obtained to approve the Merger, "affiliates" of the Company within the meaning of Rule 145 of the rules and regulations promulgated under the Securities Act.

4.15  Termination of Certain Agreements

    Any and all rights of refusal, co-sale rights and registration rights (other than pursuant hereto) for the benefit of the holders of Company Capital Stock, or Stock Purchase Rights, all as set forth in the Disclosure Memorandum, shall have terminated.

4.16  No Dissenter Rights Exercised Greater Than 7% of Stock

    Holders of not more than 7% of the outstanding shares of Company Common Stock shall have not voted in favor of the Merger or not consented thereto in writing and shall have delivered before the Effective Time timely written notice of such holders' intent to demand payment as dissenting stockholders for such shares in accordance with the DGCL.

4.17  Voting Agreements

    All members of the Board of Directors of the Company, all executive officers and all holders of more than 5% of the Company Capital Stock, and their affiliates, shall have executed, concurrently with the execution of this Agreement, and shall have fulfilled the terms of, voting agreements in the form attached hereto as Exhibit 4.17.

4.18  Consents to Merger

    Schedule 4.18 lists certain agreements, leases, notes or other documents identified on Schedules 2.5, 2.9, 2.10 and 2.14 to the Disclosure Memorandum that treat the Merger as an assignment or otherwise by their terms require consent. The Company shall have received and shall have delivered to Parent or its counsel written consents to the Merger from each of the parties (other than the Company) to such agreements, leases, notes or other documents, which consents shall be reasonably satisfactory in all respects to Parent.

4.19  Pooling of Interests

    Parent shall have received from PricewaterhouseCoopers LLP a "bring-down" letter, dated as of the Effective Date and in form and substance reasonably satisfactory to Parent, confirming their opinion that the Merger will qualify for "pooling of interests" treatment under applicable accounting standards.

ARTICLE V—CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

    The obligations of the Company to perform and observe the covenants, agreements and conditions hereof to be performed and observed by it at or before the Closing shall be subject to the satisfaction of the following conditions, which may be expressly waived only in writing signed by the Company.

5.1  Accuracy of Representations and Warranties

    The representations and warranties of Parent and Merger Sub contained herein (a) that are expressly qualified by a reference to materiality shall be true in all respects as so qualified when made and (b) that are not so qualified shall have been true and correct in all material respects when made and, except (i) for changes contemplated by this Agreement and the other Operative Documents and (ii) to the extent that such representations and warranties speak as of an earlier date, shall be true and correct in all material respects as of such date.

5.2  Performance of Agreements

    Parent and Merger Sub shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants contained in this Agreement or any other Operative Document to be performed and complied with by them at or prior to the Closing.

5.3  Opinion of Counsel for Parent and Merger Sub

    The Company shall have received the opinion letter of Perkins Coie LLP, counsel for Parent and Merger Sub, dated the Closing Date, which shall include the opinions substantially in the form set forth on Exhibit 5.3.

5.4  Compliance Certificate

    The Company shall have received a certificate of an officer of each of Parent and the Merger Sub, dated the Closing Date, substantially in form and substance reasonably satisfactory to the Company, certifying that the conditions to the obligations of the Company in Sections 5.1, 5.2, 5.5 and 5.6 have been fulfilled.

5.5  No Material Adverse Change

    Since the date of this Agreement and through the Closing, there shall not have occurred any change in the business, properties or prospects of Parent that would have a Parent Material Adverse Effect, except for such changes occurring as a direct result of the execution or announcement of this Agreement. Changes in the trading prices of Parent Common Stock shall not be deemed to have a Parent Material Adverse Effect under this Agreement.

5.6  Approvals and Consents

    All transfers of permits or licenses and all approvals of or notices to public agencies, federal, state, local or foreign, the granting or delivery of which is necessary for the consummation of the transactions contemplated hereby by shall have been obtained, and all waiting periods specified by law (including that required by the Hart-Scott-Rodino Act) shall have passed. All other consents, approvals and notices referred to in this Agreement required to be obtained or delivered by Parent or Merger Sub shall have been so obtained or delivered.

5.7  Secretary's Certificate

    The Company shall have received the certificate of the Secretary of Parent and Merger Sub, in form and substance satisfactory to Company, as to the authenticity and effectiveness of the actions of the Board of Directors of Parent authorizing the Merger and the transactions contemplated by this Agreement and the other Operative Documents. Copies of Parent's Articles of Incorporation, certified by the Washington Secretary of State, and of Parent's Bylaws, certified by the Secretary of the Parent, shall be attached to such certificate.

5.8  Compliance With Laws

    The effectiveness of the Merger and the performance by Parent and the Company of the obligations hereunder and under the other Operative Documents shall be legally permitted by all laws and regulations to which Parent or the Company is subject.

5.9  Legal Proceeding

    No order of any court or administrative agency shall be in effect that enjoins, restrains, conditions or prohibits consummation of this Agreement or any other Operative Document, and no litigation, investigation or administrative proceeding shall be pending or threatened which would enjoin, restrain, condition or prevent consummation of this Agreement or any other Operative Document.

5.10  Escrow Agreements

    Parent and the Escrow Agent shall have executed the Indemnification Escrow Agreement and the Special Liability Escrow Agreement.

5.11  Nasdaq Listing

    The shares of Parent Common Stock issuable to stockholders of the Company pursuant to this Agreement shall have been authorized for listing on the Nasdaq National Market upon notice of issuance.

5.12  S-4 Effectiveness

    The SEC shall have declared the Registration Statement on Form S-4 prepared pursuant to Section 6.6(a) effective and no stop order suspending the effectiveness of such Registration Statement on Form S-4 or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened in writing by the SEC. Such Registration Statement on Form S-4 shall register all shares of Parent Common Stock issuable at the Closing of the Merger pursuant to Section 1.8.1(b).

5.13  Tax Opinion

    The Company shall have received the written opinion of Orrick, Herrington & Sutcliffe, in form and substance reasonably satisfactory to the Company, that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368 of the Code; provided, however, that if Orrick, Herrington & Sutcliffe does not render such opinion, this condition shall nonetheless be deemed to be satisfied if counsel to Parent (Perkins Coie LLP) renders such opinion to the Company (it being understood that, in rendering such opinions, such counsel may rely upon the tax certificates referred to in Section 6.13).

ARTICLE VI—COVENANTS

    Between the date of this Agreement and the Effective Time, or such later period as set forth in these covenants, the parties covenant and agree as set forth in this Article VI.

6.1  Conduct of Business by the Company Pending the Merger

    Unless Parent shall otherwise agree in writing, the business of the Company shall be conducted in, and the Company shall not take any action except in, the ordinary course of business and in a manner consistent with past practice and in accordance with applicable law; and the Company shall use commercially reasonable efforts to preserve intact the business organization of the Company, to keep available the services of the current officers, employees and consultants of the Company and to preserve the current relationships of the Company with, and the goodwill of, customers, suppliers and other Persons with which the Company has significant business relations. By way of amplification and not limitation, except as otherwise contemplated by this Agreement, the Company shall not, between the date of this Agreement and the Effective Time, directly or indirectly do any of the following without the prior written consent of Parent:

    (a) amend or otherwise change its Certificate of Incorporation or Bylaws, except for an amendment to its Certificate of Incorporation limiting dividends payable on Company Preferred Stock or an amendment to increase the authorized capital of the Company solely to satisfy existing dividend obligations; provided, in each case, that such amendment may not in any way adversely affect the ability of the Merger to be treated as a pooling of interests;

    (b) except for the issuance of shares of Company Capital Stock upon the exercise or conversion of currently outstanding Options or Stock Purchase Rights and except for grants of options to new employees with an exercise price equal to the then current fair market value determined in good faith by the Board of Directors of the Company, in a manner consistent with past practice and in a manner which does not adversely affect the ability of the Merger to be treated as a pooling of interests, issue, sell, contract to issue or sell, pledge, dispose of, grant, encumber or authorize the issuance, sale, pledge, disposition, grant or Encumbrance of (i) any shares of capital stock of any class of the Company, (ii) any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest) of the Company, or (iii) except in the ordinary course of business, any assets of the Company;

    (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock or other securities, property or otherwise, with respect to any Company Capital Stock, except pursuant to the Certificate of Incorporation as a result of the transactions contemplated hereby;

    (d) reclassify, combine, split, subdivide, redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock or other securities, except pursuant to rights of repurchase or refusal with respect to employees or directors pursuant to currently outstanding agreements identified on the Disclosure Schedule which would not adversely affect the ability of the Merger to be treated as a pooling of interests;

    (e) (i) acquire (including, without limitation, by merger, consolidation or acquisition of stock or assets) any corporation, partnership, other business organization or division thereof or, except in the ordinary course of business, any material amount of assets; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances, except in the ordinary course of business and consistent with past practice not in excess of $50,000 and except for equipment lease financings not to exceed $250,000 in the aggregate and capital expenditures made in accordance with a written budget agreed to by Parent that references this section of this Agreement; (iii) enter into any contract or agreement other than in the ordinary course of business, consistent with past practice and the value of which does not exceed $500,000; (iv) authorize any capital expenditure, except in the ordinary course of business consistent with past practice, in excess of $50,000 or make aggregate capital expenditures in excess of $250,000; (v) enter into any purchasing or other similar agreement in which the cash obligation of the Company exceeds $100,000 or which shall not terminate or be subject to termination for convenience upon 30 days' or less notice; (vi) license any Technology or IP Rights, except in the ordinary course of business consistent with past practice; or (vii) enter into or amend any contract, agreement, commitment or arrangement with respect to any matter set forth in this Section 6.1(e);

    (f)  increase the compensation payable or to become payable to its officers, employees, agents or consultants, or grant any severance or termination pay to, or enter into or amend any employment or severance agreement with, any director, officer or other employee of the Company, or establish, adopt, enter into or amend any Employee Benefit Plan, compensation, stock option, employment, severance, benefit or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee;

    (g) make any material change with respect to accounting methods or policies or procedures (including, without limitation, procedures with respect to the payment of accounts payable and collection of accounts receivable);

    (h) make any Tax election or settle or compromise any Tax liability;

    (i)  pay, discharge or satisfy any material claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of claims, liabilities and obligations reflected or reserved against in the Company Balance Sheet or incurred in the ordinary course of business and consistent with past practice since the date of the Company Balance Sheet, or prepay any obligation having a fixed maturity of more than 90 days from the date such obligation was issued or incurred;

    (j)  write down the value of any inventory (including write-downs by reason of shrinkage or markdown) or write off as uncollectible any notes or accounts receivable, except for write-downs and write-offs that are in the aggregate less than $100,000, incurred in the ordinary course of business and consistent with past practice;

    (k) sell, transfer or otherwise dispose of any of its properties or assets (real, personal or mixed, tangible or intangible) with an aggregate net book value in excess of $50,000, except the sale of inventory in the ordinary course of business and consistent with past practice;

    (l)  except for transactions that are not material in the aggregate, loan or advance any amount to, or sell, transfer or lease any properties or assets (real, personal or mixed, tangible or intangible) to, or enter into any agreement or arrangement with, any of the Company's officers, directors or employees or any affiliate of the Company's officers, directors or employees, except (i) directors' fees and compensation paid to officers and employees at rates not exceeding the rates of compensation disclosed on Schedule 2.16 of the Disclosure Memorandum, (ii) travel or similar expenses advanced to employees in connection with their employment duties in the ordinary course of business, and (iii) agreements and arrangements that are expressly provided to be entered into with such persons under the terms of this Agreement;

    (m) take any action, other than the execution of this Agreement or consummation of the transactions contemplated hereby, that would result in loss of or contract cancellation by any current customer, supplier or licenser of the Company, which loss or contract cancellation would result in lost annual revenues to the Company of at least $1,000,000;

    (n) forgive or cancel any indebtedness or waive any claims or rights of material value (including, without limitation, any indebtedness owing by any stockholder, officer, director, employee or affiliate of the Company);

    (o) knowingly take any action that would or is reasonably likely to result in any of the representations or warranties of the Company set forth in this Agreement being untrue in any material respect, or in any covenant of the Company set forth in this Agreement being breached, or in any of the conditions to the Merger specified in Article IV not being satisfied; or

    (p) agree, whether in writing or otherwise, to do any of the foregoing.

6.2  Access to Information; Confidentiality

    From the date hereof to the Effective Time, the Company shall, and shall cause the officers, directors, employees and agents of the Company to, afford the officers, employees and agents of Parent access at all reasonable times to the officers, employees, agents, properties, offices, plants and other facilities, books and records of the Company and shall furnish Parent with all financial, operating and other data and information as Parent, through its officers, employees or agents, may reasonably request so as to conduct a full due diligence investigation of the Company's prospects, business, assets, contracts, rights, liabilities and obligations, including, without limitation, its intellectual property, financial, marketing, employee, legal, regulatory and environmental matters. From the date hereof until the Effective Time, the Company shall provide Parent with monthly and other financial statements of the Company as they become available internally at the Company, all of which financial statements will be prepared in good faith and consistent with past practice. Parent shall permit the Company and its representatives to conduct a due diligence investigation of Parent as the Company may reasonably request. No investigation pursuant to this Section 6.2 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto. The parties shall continue to comply with and to perform their respective obligations under the Reciprocal Nondisclosure Agreement between Parent and the Company entered into as of November 30, 2000.

6.3  Notification of Certain Matters

    Each party shall give prompt notice to the other parties of (a) the occurrence or nonoccurrence of any event that would be likely to cause any representation or warranty made by such party contained in this Agreement to be untrue or inaccurate in any material respect and (b) any material failure by such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.3 shall not limit or otherwise affect the remedies available to the parties hereunder.

6.4  Further Action; Best Efforts

    Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, including, without limitation, using its best efforts to obtain all waivers, licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts with the Company as are necessary for the consummation of the transactions contemplated hereby and to fulfill the conditions to the Merger. Without limiting the generality of the foregoing, the parties hereto agree that they will seek to close the transaction no later than March 15, 2001. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or the other Operative Documents, each party to this Agreement shall use its best efforts to promptly take all such action. After the Closing, each party hereto, at the request of the other party, and at the sole cost and expense of Parent, will take any further actions reasonably necessary or desirable to carry out the purposes of this Agreement or any other Operative Document, to vest in the Surviving Corporation full title to all properties, assets and rights of the Company and to effect the issuance of the Parent Common Stock to the stockholders of the Company pursuant to the terms and conditions hereof.

6.5  Stockholder Approval

    The Company will seek the approval at a special meeting of stockholders or the written consent of the stockholders at the earliest practicable date approving this Agreement, the Merger and related matters, which approval will be recommended by the Board of Directors of the Company.

6.6  Preparation of S-4 and Stockholder Materials

    (a) As promptly as practicable after the date hereof, Parent and the Company will prepare and file with the SEC a Registration Statement on Form S-4 in material compliance with all Securities Act requirements and any other documents required in connection with the Merger. Such Registration Statement on Form S-4 shall register all shares of Parent Common Stock issuable at the Closing of the Merger pursuant to Section 1.8.1(b). Parent will use its best efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing and in any case prior to the Closing. Any required opinions regarding the federal income tax consequences of the Merger or other matters set forth in the Form S-4 shall be rendered by the firm that renders the tax opinion pursuant to section 5.13 hereof.

    (b) As promptly as practicable after the date hereof, Parent and the Company will prepare such proxy and other materials as are necessary for the Company to obtain due approval of this Agreement by the Company's stockholders. The Company will send these Stockholder Materials (together with the prospectus included as a part of the Form S-4) to the stockholders of the Company, in a timely manner, for the purposes of considering approval of the Merger, either at a special meeting of stockholders to be held no later than 35 days after the declaration of effectiveness of the Form S-4 or by their sooner execution of a written consent. The Company and Parent each will promptly provide all information relating to its respective business or operations necessary for inclusion in the S-4 and the Stockholder Materials to satisfy all requirements of applicable state and federal securities laws. The Company and Parent each shall be solely responsible for any statement, information or omission in the S-4 and the Stockholder Materials relating to it or its affiliates based on written information furnished by it. The Company and Parent will not provide or publish to the stockholders of the Company any material concerning them or their affiliates that violates the Securities Act or the Exchange Act with respect to the transactions contemplated hereby.

6.7  Parent Common Stock

    Parent agrees to authorize for listing on the Nasdaq National Market the shares of Parent Common Stock comprising the Merger Consideration, and those shares required to be reserved for issuance upon exercise of Options assumed in connection with the Merger by filing with the Nasdaq National Market a Notification of Listing of Additional Shares (or such other form as may be required by the Nasdaq National Market) from and after the Closing and otherwise in accordance with the rules and regulations of the Nasdaq National Market.

6.8  Securities Act Compliance

    Parent represents and warrants that the issuance of the shares comprising the Merger Consideration will have been registered, on or prior to the Closing under the Securities Act, pursuant to a registration statement on Form S-4, which shall be effective as of the Closing. As a result, the shares of Parent Common Stock issuable in the Merger will be freely tradable, without restriction under the Securities Act, other than those restrictions imposed on affiliates of the Company pursuant to Rule 145 under the Securities Act. Parent agrees to use its best efforts to cause such registration statement with respect to the shares comprising the Merger Consideration to remain effective as of the Effective Date, and to prepare and file with the SEC such amendments to such registration statement and amendments or supplements to the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the sale of Parent Common Stock at the Closing. For so long as any shares of Parent Common Stock issued in connection with the Merger remain subject to Rule 145 under the Securities Act, Parent agrees to use its best efforts to timely file all required reports under the Exchange Act, and otherwise satisfy the requirements of Rule 144(c) under the Securities Act.

6.9  Dissenting Shares

    Prior to the Closing Date, the Company shall furnish Parent with the name and address of each stockholder of the Company who, prior to the Closing, has requested appraisal rights pursuant to the DGCL and the number of Dissenting Shares owned by such stockholder.

6.10  Publicity

    No party hereto shall issue any press release or otherwise make any statements to any third party with respect to this Agreement or the transactions contemplated hereby, other than press releases mutually acceptable to the parties hereto to be issued as soon as practicable after the date hereof and after the Closing, the filing of a Current Report on Form 8-K by Parent, and the S-4. Notwithstanding the foregoing, Parent shall be permitted to make any public statement without obtaining the approval of any other party hereto if (a) Parent shall have been advised by counsel that disclosure is required under applicable securities laws, and (b) Parent has first used reasonable efforts to obtain the approval of the Company, which approval shall not be unreasonably withheld; and provided, further, that Parent shall be permitted to make additional public statements so long as such public statements are consistent with the statements contained in the mutually approved press releases, the Form 8-K or the S-4.

6.11  Option Shares; Registration

    Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of the Options assumed in accordance with Section 1.8.1(e), effective as of the Closing. Parent shall use its best efforts to cause to be filed with respect to Parent Common Stock subject to such Options a registration statement on Form S-8 (or any successor form) with respect to those shares eligible to be registered on a primary basis on such form to be effective within five business days of the Closing Date. Parent shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Options remain outstanding.

6.12  Termination of 401(k) Plan

    The Company agrees to terminate its 401(k) plan prior to the Effective Time, unless Parent or Merger Sub, in its sole and absolute discretion, agrees to sponsor and maintain such plan by providing the Company with written notice of such election at least ten days before the Effective Time. Unless Parent or Merger Sub provides such notice to the Company, Parent shall receive, prior to the Effective Time, from the Company evidence that the Company's 401(k) plan has been terminated pursuant to resolutions of the Board of Directors of the Company (the form and substance of such resolutions shall be subject to advance review and approval by Parent), prior to the Effective Time.

6.13  Tax Certificates

    (a) The Company and Parent and Merger Sub shall execute and deliver to Orrick, Herrington & Sutcliffe, LLP or Perkins Coie LLP, as the case may be, certificates substantially in the form attached hereto as Exhibits 6.13A and 6.13B, respectively, at such time or times as reasonably requested by such law firm in connection with the delivery of its opinion with respect to the tax consequences of the Merger pursuant to Section 5.13 hereof.

    (b) Prior to the Effective Time, (a) none of the Company, Parent or Merger Sub shall take or cause to be taken any action which would cause to be untrue (or fail to take or cause to be taken any action which would cause to be untrue) any of the representations in Exhibits 6.13A and 6.13B; and (b) each of the Company, Parent and Merger Sub shall use its best efforts to cause the Merger to qualify as a reorganization qualifying under the provisions of Section 368(a) of the Code, and will not take or agree to take (or cause to be taken) any action, or fail to take any action, reasonably likely to cause the Merger not to so qualify. After the Effective Time, none of the Parent, Company or any affiliate shall take or agree to take (or cause to be taken) any action, or fail to take any action, that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

6.14  Directors and Officers Insurance; Indemnification

    (a) Prior to the Effective Time, the Company shall purchase an extended reporting period endorsement under the Company's existing directors' and officers' liability and insurance coverage or coverage under new policies from one or more other insurers for the Company's directors and officers which shall provide such directors and officers with coverage for six years following the Effective Time substantially comparable to the existing coverage under, and have other terms not materially less favorable to, the insured persons than the directors' and officers' liability insurance coverage presently maintained by the Company; provided that the cost of such extended reporting endorsement does not exceed $50,000.

    (b) Parent shall not, and shall cause the Company not to, take any action that would limit or otherwise adversely affect the indemnification obligations of the Company to the employees, officers and directors of the Company pursuant to the Certificate of Incorporation, By-laws or otherwise for a period of six years following the Closing.

ARTICLE VII—TERMINATION, AMENDMENT AND WAIVER

7.1  Termination

    This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the stockholders of the Company):

    (a) by mutual written consent of the Company and Parent;

    (b) by either the Company or Parent, if the Merger has not been consummated by June 30, 2001; provided, however, that the right to terminate this Agreement under this subsection (b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

    (c) by either the Company or Parent, if there shall be any law or regulation that makes consummation of the Merger illegal or if any judgment, injunction, order or decree enjoining Parent, Merger Sub or the Company from consummating the Merger is entered and such judgment, injunction, order or decree shall become final, binding and nonappealable; provided, however, that the party seeking to terminate this Agreement pursuant to this subsection (c) shall have used all reasonable efforts to remove such judgment, injunction, order or decree;

    (d) by the Company, in the event of a material breach by Parent of any representation, warranty or agreement contained herein that has not been cured, or as to which best efforts are not being employed to cure within 30 days after notice thereof is given to Parent; or

    (e) by Parent, in the event of a material breach by the Company of any representation, warranty or agreement contained herein that has not been cured or as to which best efforts are not being employed to cure within 30 days after notice thereof is given to the Company.

7.2  Effect of Termination

    In the event of the termination of this Agreement pursuant to Section 7.1, there shall be no further obligation on the part of any party hereto, except that nothing herein shall relieve any party from liability for any breaches of this Agreement prior to its termination.

7.3  Amendment

    This Agreement may be amended by the parties hereto at any time before or after approval of the Company's stockholders; after such approval, however, no amendment will be made that by applicable law requires the further approval of the Company's stockholders without obtaining such further approval.

7.4  Waiver

    At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto, or (c) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

ARTICLE VIII—SURVIVAL AND INDEMNIFICATION

8.1  Survival

    All representations and warranties contained in this Agreement shall survive the Closing until the earlier of (a) the completion of an audit of the Surviving Corporation for the fiscal year ending October 31, 2001, and (b) one year after the Effective Time (the "Survival Period"), and shall not be deemed waived or otherwise affected by any notice delivered pursuant to Section 6.3; provided, however, that (i) any claim based on fraud and intentional misrepresentation shall survive the Closing indefinitely, and (ii) any claims relating to the Patent Litigation (as hereinafter defined) shall survive until the related escrow is fully released as provided in that agreement. The covenants and agreements contained in this Agreement or in the other Operative Documents shall survive the Closing and shall continue until all obligations with respect thereto shall have been performed, waived or satisfied or shall have been terminated in accordance with their terms.

8.2  Indemnification by the Holders of Company Capital Stock

    Subject to the limitations set forth in this Article VIII, from and after the Closing, each stockholder of the Company immediately prior to the Effective Time shall indemnify and hold Parent, its officers, directors and affiliates (as "affiliate" is defined in Rule 12b-2 under the Exchange Act) (the "Indemnified Parties") harmless from and against, and shall reimburse the Indemnified Parties for, any and all losses, damages, debts, liabilities, obligations, judgments, orders, awards, writs, injunctions, decrees, fines, penalties, Taxes, costs or expenses (including, but not limited to, reasonable legal or accounting fees or expenses and any Taxes or other costs or damages arising under, caused by or related to Section 280G of the Code or any comparable provision of state, local or foreign law) ("Losses") arising out of (a) any breach of any representation or warranty made by the Company in this Agreement as modified by the Disclosure Memorandum; (b) any failure by the Company to perform or comply in all material respects with any covenant or agreement in this Agreement or in any other Operative Document; or (c) regardless of any disclosures made by the Company under Article II of this Agreement, in connection with the Patent Litigation.

8.3  Thresholds and Limitations

    (a) Except in connection with the Patent Litigation, the Indemnified Parties shall not be entitled to receive any indemnification payment with respect to any claims for indemnification under this Article VIII ("Claims") until the aggregate Losses for which such Indemnified Parties otherwise would be entitled to receive indemnification exceed $1,000,000 (the "Threshold"); at which point the Indemnified Parties may make Claims for all Losses, including the first $1,000,000 of Losses. Notwithstanding the foregoing, in the case of any Claim for Losses attributable to any breach of the Company's representations or warranties in Section 2.17.7, of which breach the Company did not have knowledge (an "Unknown Infringement Claim"), no Indemnified Party shall be entitled to receive any indemnification payment hereunder until and unless the aggregate of all such Unknown Infringement Claims exceeds $500,000. Furthermore, a maximum of $500,000 of Unknown Infringement Claims shall be excluded in determining whether the amount of all Losses exceeds the Threshold.

    (b) With regard to the Patent Litigation, Parent agrees that attorneys' fees and expenses up to $1,000,000 will not constitute a Loss for which Parent or any other Indemnified Party may make a Claim (the "Claim Exclusion"). Other than such Claim Exclusion and subject to the further provisions this Section 8.3, the Indemnified Parties will be entitled to received indemnification for all Losses relating to the Patent Litigation.

    (c) Except for Losses based on fraud or intentional misrepresentation, the aggregate liability of any stockholder of the Company pursuant to this Article VIII (i) for any Loss not in connection with the Patent Litigation shall be limited to the Indemnification Escrow Shares and (ii) for any Loss in connection with the Patent Litigation shall be limited to the Special Liability Escrow Shares.

    (d) Losses in any case shall be net of the amount of any insurance proceeds or any indemnity or contribution actually recovered by Parent or the Surviving Corporation.

    (e) An indemnifying party shall not be obligated to defend and hold harmless an Indemnified Party, or otherwise be liable to such party, with respect to any claims made by the Indemnified Party after the expiration of the Survival Period or other applicable time limitation described in Section 8.1, except that indemnity may be sought after the expiration of the Survival Period or other applicable time limitation if a Claim Notice (as defined in Section 8.4) shall have been delivered to the Stockholders' Committee prior to the expiration of such time period.

    (f)  The indemnification obligations of the stockholders under this Article VIII shall be satisfied only by forfeiture to the applicable Indemnified Party of that portion of the Indemnification Escrow Shares or the Special Liability Escrow Shares, as applicable, in accordance with the provisions of this Article VIII and the respective escrow agreement. The aggregate value of Claims paid by means of the forfeiture to Parent of Indemnification Escrow Shares shall be deemed to reduce the total Merger Consideration otherwise payable to the stockholders of the Company pursuant to Section 1.8. Any such claims shall be deemed to reduce the Indemnification Escrow Shares or the Special Liability Escrow Shares, as applicable, pro rata, with respect to each stockholder, as determined by reference to the number of shares of Parent Common Stock such stockholder is entitled to receive in the Merger as compared to all other stockholders.

    (g) The stockholders of the Company shall not have any liability or obligation to indemnify any Indemnified Party for any Losses resulting from the breach of any representation or warranty to the extent that Parent or Merger Sub has waived such breach in writing prior to the consummation of the Merger.

8.4  Procedure for Indemnification; Claims

    Whenever a Claim arises for indemnification under this Article VIII, the parties shall comply with the notice and other procedures specified in the applicable escrow agreement.

8.5  Remedies; Specific Performance

    (a) Each of the parties acknowledges and agrees that the other parties hereto would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties hereto agrees that until and through Closing, the other parties hereto shall be entitled to an injunction to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof (including the indemnification provisions hereof) in any competent court having jurisdiction over the parties, in addition to any other remedy to which they may be entitled at law or in equity. Following the Closing, subject to Section 8.5(b), any dispute under this Agreement or the Operative Documents shall be settled by binding arbitration in Seattle, Washington in accordance with the procedures set forth in Section 9.8

    (b) Notwithstanding Section 8.5(a), following the Closing, the indemnification provisions of this Article VIII are the sole and exclusive remedy, contractual or otherwise, of any party to this Agreement for a breach of any representation, warranty or covenant contained herein and shall preclude assertion by the Indemnified Parties of any other right or the seeking of any other remedies against the Company or the stockholders of the Company with respect thereto, and any disputes under the Special Liability Escrow Agreement or the Indemnification Escrow Agreement shall be resolved by arbitration as provided therein.

ARTICLE IX—GENERAL

9.1  Expenses

    Regardless of whether the transactions contemplated by this Agreement are consummated, each party shall pay its own fees and expenses incident to the negotiation, preparation and execution of this Agreement and the other Operative Documents (including investment banking, legal and accounting fees and expenses). Notwithstanding the foregoing, it is agreed that if the Merger is consummated, all reasonable fees and expenses incurred by the Company in connection with the transactions contemplated hereby will be assumed by the Surviving Corporation by operation of law and shall be paid in full at the Closing if appropriate documentation of such expenses is provided to Parent at least two business days prior to the Closing. Parent hereby acknowledges that the fees payable to Hambrecht & Quist pursuant to the letter agreement with the Company dated May 16, 2000, and the fees payable to counsel to the Company directly relating to the transactions contemplated hereby pursuant to a letter agreement dated March 24, 2000 are reasonable for purposes of the foregoing sentence.

9.2  Notices

    Any notice, request or demand desired or required to be given hereunder shall be in writing given by personal delivery, confirmed facsimile transmission or overnight courier service, in each case addressed as respectively set forth below or to such other address as any party shall have previously designated by such a notice. The effective date of any notice, request or demand shall be the date of personal delivery, the date on which successful facsimile transmission is confirmed or the date actually delivered by a reputable overnight courier service, as the case may be, in each case properly addressed as provided herein and with all charges prepaid.

    To Parent or Merger Sub:

    Advanced Digital Information Corporation
    11431 Willows Road N.E.
    PO Box 97057
    Redmond, WA 98073-9757
    Fax: (425) 497-2366
    Attention: Linda Schoemaker, Senior Vice President and General Counsel

    with a copy to:

    Perkins Coie LLP
    1201 Third Avenue, Suite 4800
    Seattle, WA 98101-3099
    Fax: (206) 583-8500
    Attention: Scott Gelband

    To the Company:

    Pathlight Technology, Inc.
    9 Brown Road
    Ithaca, NY 14850
    Fax: (607) 266-4010
    Attn: David Costine

    with a copy to:

    Orrick Herrington & Sutcliffe LLP
    666 Fifth Avenue
    New York, NY 10103
    Fax: (212) 506-5151
    Attn: Martin H. Levenglick

9.3  Severability

    If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby may be consummated as originally contemplated to the fullest extent possible.

9.4  Entire Agreement

    This Agreement, the Mutual Nondisclosure Agreement and the other Operative Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof.

9.5  Assignment

    This Agreement shall not be assigned by operation of law or otherwise; provided, however, that Merger Sub's rights and obligations may be assigned to and assumed by Parent or any other corporation wholly owned (directly or through intermediate wholly owned subsidiaries) by Parent provided, that in such event, Parent shall unconditionally guarantee the full payment and performance of all obligations of such assignee.

9.6  Parties in Interest

    This Agreement shall be binding on and inure solely to the benefit of the parties hereto and their respective successors, heirs, legal representatives and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer on any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

9.7  Governing Law; Jurisdiction; Venue

    This Agreement shall be governed by, and construed in accordance with, the laws of the State of Washington applicable to contracts executed in and to be performed in that state. Subject to Section 8.5(a), the parties irrevocably consent to the jurisdiction and venue of the state and federal courts located in King County, Washington in connection with any action relating to this Agreement.

9.8  Arbitration Procedure

    All claims and disputes under this Agreement or the other Operative Documents arising after the Closing (other than claims or disputes under the Special Liability Escrow Agreement or the Indemnification Escrow Agreement, which shall be resolved by arbitration as provided therein) shall be settled in accordance with the Commercial Arbitration Rules then in effect of the American Arbitration Association (the "AAA Rules"). Each of Parent and the Stockholders' Committee shall designate one arbitrator within 30 days after delivery of a written notice by either such party to the other such party (the "Dispute Notice"). Parent and the Stockholders' Committee shall cause such designated arbitrators mutually to agree upon and designate a third arbitrator; provided, however, that (i) failing such agreement within 70 days of delivery of the Dispute Notice, the third arbitrator shall be appointed in accordance with the AAA Rules and (ii) if either the Stockholders' Committee or Parent fails to timely designate an arbitrator, the dispute shall be resolved by the one arbitrator timely designated. One half of the fees and expenses of the arbitrators shall be paid by the Stockholders' Committee and the other half shall be paid by Parent. The Stockholders' Committee and Parent shall cause the arbitrators to decide the matter to be arbitrated pursuant hereto within 60 days after the appointment of the last arbitrator. The final decision of the majority of the arbitrators shall be furnished to the Stockholders' Committee and Parent in writing and shall constitute the conclusive determination of the issue in question binding upon the Stockholders' Committee and Parent, and shall not be contested by any of them. Such decision may be used in a court of law only for the purpose of seeking enforcement of the arbitrators' decision.

9.9  Counterparts

    This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. To expedite the process of entering into this Agreement, the parties acknowledge that Transmitted Copies of this Agreement will be equivalent to original documents until such time as original documents are completely executed and delivered. "Transmitted Copies" will mean copies that are reproduced or transmitted via photocopy, facsimile or other process of complete and accurate reproduction and transmission.

    IN WITNESS WHEREOF, the parties hereto have entered into and signed this Agreement and Plan of Merger as of the date and year first above written.

ADVANCED DIGITAL INFORMATION CORPORATION
By	/s/ PETER VAN OPPEN

Its	CHAIRMAN

PTECH ACQUISITION, INC.
By	/s/ JON GACEK

Its	PRESIDENT

PATHLIGHT TECHNOLOGY, INC.
By	/s/ RANDOLPH HOOD

Its	PRESIDENT AND CEO

ANNEX B

Exhibit 1.8.1(b)
Calculation of Exchange Ratios
In Accordance with the Company's Certificate of Incorporation

1.  Definitions

    As used in this Exhibit 1.8.1(b), the following terms shall have the following meanings; terms not defined in this Exhibit 1.8.1(b) have the meanings assigned to such terms in the Merger Agreement:

    (a) "Fully Diluted Company Share Amount" means the sum of all Outstanding Shares, plus the number of shares issuable upon exercise of all outstanding options (whether vested or unvested), warrants, rights (including accrued dividend rights assuming all such dividends are paid in stock), calls, commitments or agreements of any character to which the Company is a party or by which it is bound calling for the issuance of shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for, or representing the right to purchase or otherwise receive, directly or indirectly, any such capital stock, or other arrangement to acquire, at any time or under any circumstance, capital stock of the Company or any such other securities. The Fully Diluted Company Share Amount shall be confirmed at Closing by inclusion of that number in the compliance certificate that is being provided to Parent and Merger Sub pursuant to Section 4.4 of the Merger Agreement.

    (b) "Outstanding Shares" means the number of shares of the Company's Common Stock or of the applicable class of Company Preferred Stock outstanding immediately prior to the Closing.

    (c) "Stipulated Price" means the average closing price per share of Parent Common Stock as reported on the Nasdaq National Market (as reported in the Wall Street Journal) during the ten (10) trading days ending on the trading date immediately prior to the Closing.

2.  Satisfaction of Liquidation Preferences

    The number of shares of Parent Common Stock necessary to satisfy the liquidation preferences of the Company Preferred Stock shall be calculated as follows:

    (a) Class A Preferred Stock.

      (1) The total number of shares of Parent Common Stock necessary to satisfy the liquidation preference of the Class A Series 1(a) Preferred Stock, par value $1.00 per share, of the Company (the "Class A Series 1(a) Preferred Stock") (such shares of Parent Common Stock being the "Parent Class A Series 1(a) Shares") is calculated by multiplying (1) $1.00 (being the liquidation preference of the Class A Series 1(a) Preferred Stock) plus the value of all accrued and unpaid dividends on each share of Class A Series 1(a) Preferred Stock by (2) the number of Outstanding Shares of Class  A Series 1(a) Preferred Stock; and dividing the result by the Stipulated Price. The portion of a share of Parent Common Stock necessary to satisfy the liquidation preference of the Class A Series 1(a) Preferred Stock on a per share basis is calculated by dividing the Parent Class A Series 1(a) Shares by the number of Outstanding Shares of Class A Series 1(a) Preferred Stock (the "Company Class A Series 1(a) Preference Fraction").

      (2) The total number of shares of Parent Common Stock necessary to satisfy the liquidation preference of the Class A Series 1(b) Preferred Stock, par value $1.00 per share, of the Company (the "Class A Series 1(b) Preferred Stock") (such shares of Parent Common Stock being the "Parent Class A Series 1(b) Shares") is calculated by multiplying (1) $1.00 (being the liquidation preference of the Class A Series 1(b) Preferred Stock) plus the value of all accrued and unpaid dividends on each share of Class A Series 1(b) Preferred Stock by (2) the number of Outstanding Shares of Class  A Series 1(b) Preferred Stock; and dividing the result by the Stipulated Price. The portion of a share of Parent Common Stock necessary to satisfy the liquidation preference of the Class A

B-1

  Series 1(b) Preferred Stock on a per share basis is calculated by dividing the Parent Class A Series 1(b) Shares by the number of Outstanding Shares of Class A Series 1(b) Preferred Stock (the "Company Class A Series 1(b) Preference Fraction").

      (3) The total number of shares of Parent Common Stock necessary to satisfy the liquidation preference of the Class A Series 2 Preferred Stock, par value $1.00 per share, of the Company (the "Class A Series 2 Preferred Stock") (such shares of Parent Common Stock being the "Parent Class A Series 2 Shares") is calculated by multiplying (1) $1.00 (being the liquidation preference of the Class A Series 2 Preferred Stock) plus the value of all accrued and unpaid dividends on each share of Class A Series 2 Preferred Stock by (2) the number of Outstanding Shares of Class A Series 2 Preferred Stock; and dividing the result by the Stipulated Price. The portion of a share of Parent Common Stock necessary to satisfy the liquidation preference of the Class A Series 2 Preferred Stock on a per share basis is calculated by dividing the Parent Class A Series 2 Shares by the number of Outstanding Shares of Class A Series 2 Preferred Stock (the "Company Class A Series 2 Preference Fraction").

    (b) Class B Preferred Stock. The total number of shares of Parent Common Stock necessary to satisfy the liquidation preference of the Class B Preferred Stock (the "Parent Class B Shares") is calculated by multiplying (1) $1.92 (being the liquidation preference of the Class B Preferred Stock) by (2) the number of Outstanding Shares of Class B Preferred Stock; and dividing the result by the Stipulated Price. The portion of a share of Parent Common Stock necessary to satisfy the liquidation preference of the Class B Preferred Stock on a per share basis is calculated by dividing the Parent Class B Shares by the number of Outstanding Shares of Class B Preferred Stock (the "Company Class B Preference Fraction").

    (c) Class C Preferred Stock. The total number of shares of Parent Common Stock necessary to satisfy the liquidation preference of the Class C Preferred Stock (the "Parent Class C Shares") is calculated by multiplying (1) $3.50 (being the liquidation preference of the Class C Preferred Stock) by (2) the number of Outstanding Shares of Class C Preferred Stock; and dividing the result by the Stipulated Price. The portion of a share of Parent Common Stock necessary to satisfy the liquidation preference of the Class C Preferred Stock on a per share basis is calculated by dividing the Parent Class C Shares by the number of Outstanding Shares of Class C Preferred Stock (the "Company Class C Preference Fraction").

3.  Calculation of Common Stock Exchange Ratio and Each Company Preferred Stock Exchange Ratio

    (a) The Common Stock Exchange Ratio is calculated by dividing (x) 10,300,000 minus the sum of the Parent Class A Series 1(a) Shares, Parent Class A Series 1(b) Shares, Parent Class A Series 2 Shares, Parent Class B Shares and Parent Class C Shares by (y) the Fully Diluted Company Share Amount.

    (b) The Class A Series 1(a) Preferred Stock Exchange Ratio is equal to the Common Stock Exchange Ratio plus the Company Class A Series 1(a) Preference Fraction.

    (c) The Class A Series 1(b) Preferred Stock Exchange Ratio is equal to the Common Stock Exchange Ratio plus the Company Class A Series 1(b) Preference Fraction.

    (d) The Class A Series 2 Preferred Stock Exchange Ratio is equal to the Common Stock Exchange Ratio plus the Company Class A Series 2 Preference Fraction.

    (e) The Class B Preferred Stock Exchange Ratio is equal to the Common Stock Exchange Ratio plus the Company Class B Preference Fraction.

    (f)  The Class C Preferred Stock Exchange Ratio is equal to the Common Stock Exchange Ratio plus the Company Class C Preference Fraction.

All calculations pursuant to this Exhibit shall be rounded to the nearest .00001, with .000005 being rounded up.

B-2

ANNEX C

FORM OF INDEMNIFICATION ESCROW AGREEMENT

    This INDEMNIFICATION ESCROW AGREEMENT (this "Agreement") is entered into effective as of             , 2001 (the "Effective Date") by and among Advanced Digital Information Corporation, a Washington corporation ("Parent"), Randolph Hood and David Costine, (the "Stockholder Representatives"), as representatives (referred to in the Merger Agreement referenced below as the "Stockholders' Committee") of the former stockholders (the "Holders") of Pathlight Technology, Inc., a Delaware corporation (the "Company") and Mellon Investor Services LLC, a New Jersey limited liability company, as escrow agent (the "Escrow Agent").

RECITALS

    A. Parent, the Company and PTech Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub") have entered into an Agreement and Plan of Merger, dated January 30, 2001 (the "Merger Agreement"), pursuant to which Parent, on the Effective Date, acquired all of the outstanding shares of capital stock of the Company (the "Company Shares") through a merger of Merger Sub with and into the Company (the "Merger").

    B. Pursuant to Section 1.8.1(c)(i) of the Merger Agreement, a portion of the shares of common stock of Parent, no par value per share ("Parent Common Stock"), to be issued to the Holders in exchange for the Company Shares will be deposited in escrow with the Escrow Agent. The shares of Parent Common Stock so deposited will remain subject to certain indemnification claims that the Indemnified Parties (as defined in Section 4(a) hereto) may have under Article VIII of the Merger Agreement until released by the Escrow Agent pursuant to the terms hereof.

    C. Pursuant to Section 1.9 of the Merger Agreement, the Stockholder Representatives have been duly appointed by the Holders.

    D. In the event of any conflict between the terms of this Agreement (other than those terms that affect the rights, indemnification, duties or obligations of the Escrow Agent, which shall be governed exclusively by the expressed terms of this Agreement) and the Merger Agreement, the terms of the Merger Agreement shall prevail.

AGREEMENT

    In consideration of the terms hereof, the parties hereto agree as follows:

1.  Delivery of Escrow Shares; Indemnification

    (a) At the Effective Time, and notice thereof to the Escrow Agent, shares representing Two Hundred Fifty-Seven Thousand, Five Hundred (257,500) shares of Parent Common Stock shall be deposited in escrow with the Escrow Agent (the "Escrow Shares") in book entry form.

    (b) Pursuant and subject to Article VIII of the Merger Agreement, and subject to the procedures set forth herein, the Indemnified Parties shall be entitled to recover from the Escrow Shares the dollar amount of any and all losses, damages, debts, liabilities, obligations, judgments, orders, awards, writs, injunctions, decrees, fines, penalties, Taxes, costs or expenses (including, but not limited to, reasonable legal or accounting fees or expenses and any Taxes or other costs or damages arising under, caused by or related to Section 280G of the Code or any comparable provision of state, local or foreign law) ("Losses") that may be suffered by the Indemnified Parties (other than Losses in connection with the "Patent Litigation," which for purposes of this Agreement, shall mean "Crossroads Systems (Texas), Inc. v. Pathlight Technology, Inc., CVA00CA24855 (U.S. District Ct., W.D. Texas (Austin Division)), filed April 14, 2000.").

    (c) The indemnification period with respect to the Escrow Shares shall survive the Closing until 30 days after the date on which Parent's independent accountants issue an audit report for Parent and its consolidated subsidiaries for the year ended October 31, 2001, but in no event later than one (1) year from the Effective Date (the "Escrow Period"). Parent will notify the Escrow Agent in writing of the issue date of such audit report or as soon as practicable. During the Escrow Period, the Indemnified Parties may make claims from the Escrow Shares for any Losses as provided in paragraph (b) above. In addition, indemnity may be sought from the Escrow Shares after expiration of the Escrow Period if a Claim Notice (as defined in Section 4 below) specifying the Losses (including the amount thereof) giving rise to such right to indemnity shall have been delivered to the Stockholder Representatives prior to expiration of the Escrow Period; and, in such a case, the Escrow Period shall be extended with respect to the Escrow Shares covered by the pending Claim Notice, subject to the objection of the Stockholder Representatives and the subsequent resolution of the matter in the manner provided in Section 4 hereof, until the matters referenced in the Claim Notice are resolved in accordance with the procedures set forth herein.

    (d) Upon termination of the Escrow Period, Parent and the Stockholder Representatives jointly shall notify the Escrow Agent in writing, as soon as practicable, that the Escrow Period has terminated and supply the Escrow Agent with a schedule (the "Schedule"), updated as of the last day of the Escrow Period, setting forth the aggregate number of Escrow Shares to be released from Escrow (the "Released Escrow Amount"), including the specific number of Escrow Shares to be released by the Escrow Agent to each Holder. The Escrow Agent shall rely conclusively on such joint written instruction and shall incur no liability in doing so. The Released Escrow Amount shall be delivered by the Escrow Agent to the Holders in accordance with such Schedule within ten (10) business days of the Escrow Agent's receipt of the Schedule. Upon the final determination of any pending indemnification Claims, the Escrow Shares being held pending such determination shall be distributed by the Escrow Agent promptly upon receipt and in accordance with the terms of the relevant written notice or memorandum stipulated in Section 4 hereof.

    (e) For purposes of this Agreement and Article VIII of the Merger Agreement, the satisfaction of any Losses owed under Sections 1(b) and 1(c) of this Agreement shall be made by delivery by the Escrow Agent, upon written instruction from Parent and the Stockholder Representatives, to Parent of that number of Escrow Shares calculated by dividing the dollar value of any Losses by $      [dollar amount to be the average closing price of the Parent Common Stock on the ten business days prior to the Effective Date.] Such calculation shall be contained in the applicable Claim Notice or other relevant written notice or memorandum stipulated in Section 4 hereof. The Escrow Agent shall have no duty or responsibility to make or verify any of the foregoing calculations, its sole responsibility being the disbursement of explicitly specified portion of the Escrow Shares in accordance with specific written instructions provided to it.

    (f)  The Escrow Agent shall hold the Escrow Shares in accordance with the expressed terms and conditions of this Agreement. All obligations of the Escrow Shares shall terminate upon final delivery of all of the Escrow Shares to the appropriate party or parties in accordance with the terms of this Agreement. This Agreement shall terminate upon final delivery of the Escrow Shares in accordance with the preceding sentence.

    (g) To the extent it is necessary to satisfy a claim by the Indemnified Parties by delivering a fractional Escrow Share, the Parent and Stockholder Representatives shall round such fractional Escrow Share to the nearest whole share, with .5 of an Escrow Share being rounded up, and shall notify the Escrow Agent in writing of such number of Escrow Shares which the Escrow Agent shall deliver. The Escrow Agent shall have no duty or responsibility to round any numbers of shares and shall be entitled to rely on the joint written instructions of the Parent and the Stockholder Representatives.

    (h) The Escrow Shares shall be for the exclusive benefit of the Indemnified Parties as provided here and in the Merger Agreement and no other party shall have any right, title or interest therein other than the Holders' underlying ownership interest in the Escrow Shares.

2.  Administration

    (a) The Escrow Agent shall accept, hold and safeguard the Escrow Shares during the term of the Escrow Period and shall administer, hold and dispose of such Escrow Shares only in accordance with the explicit terms of this Agreement.

    (b) Notwithstanding the escrow of the Escrow Shares, dividends or other distributions declared and paid on such shares shall continue to be paid by Parent to the Holders and all voting rights with respect to such shares shall inure to the benefit of and be enjoyed by the Holders; provided, however, that in the event that any Escrow Shares are delivered to the Indemnified Parties in satisfaction of any Losses pursuant to Article VIII of the Merger Agreement, the Holders shall forfeit to the Indemnified Parties any unpaid dividends or other distributions associated with such Escrow Shares. Any securities received by the Escrow Agent in respect of any Escrow Shares held in escrow as a result of any stock split or combination of shares of Parent Common Stock, payment of a stock dividend or other stock distribution in or on shares of Parent Common Stock, or change of shares of Parent Common Stock into any other securities pursuant to or as part of a merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation of Parent, or otherwise, shall, upon written notice thereof to the Escrow Agent, be held by the Escrow Agent as, and shall be included within the definition of, the Escrow Shares.

3.  Book Entry Transfer; Issuance of Stock Certificates

    The Escrow Shares shall be held by the Escrow Agent in book entry form. When Escrow Shares are to be delivered to the Holders hereunder, the Escrow Agent shall deliver the Escrow Shares by giving appropriate book entry transfer instructions to Parent's transfer agent or, in the event one or more Holders request a certificate representing such shares, by instructing the Parent's transfer agent to issue certificate(s) evidencing the appropriate number of Escrow Shares to each requesting Holder.

4.  Procedure; Claims

    (a) Any of Parent, its officers, directors and affiliates (an "Indemnified Party") seeking indemnification under Article VIII of the Merger Agreement (a "Claim") shall give written notice (the "Claim Notice") of any Claim to the Stockholder Representatives, on behalf of the indemnifying parties, reasonably promptly after the assertion against an Indemnified Party of any claim by a third party (a "Third Party Claim") or, if such Claim is not in respect of a Third Party Claim, reasonably promptly after the discovery of facts on which the Indemnified Party intends to base a Claim for indemnification pursuant to Article VIII; provided, however, that the failure or delay to so notify the Stockholder Representatives shall not relieve the indemnifying parties of any obligation or liability that they may have to the Indemnified Party except to the extent that the Stockholder Representatives demonstrates that the indemnifying parties' ability to defend or resolve such Claim is adversely affected thereby. Any such Claim Notice shall describe the facts and circumstances on which the asserted Claim for indemnification is based and the basis for the determination of the amount which the Indemnified Party intends to recover, including a calculation setting forth the amount thereof (or if not ascertainable, a reasonable good faith estimate of the maximum amount thereof).

    (b) If, within 30 days of the receipt by the Stockholder Representatives of a Claim Notice, the Stockholder Representatives contest in writing to the Indemnified Party that Losses identified in such Claim Notice constitute indemnifiable Claims (the "Representative Notice"), then the Indemnified Party and the Stockholder Representatives, acting in good faith, shall attempt to reach agreement with respect to the contested portions of such Claims. Unless a Claim is contested within such 30-day period, the Indemnified Party shall be paid the amount of the Losses related to such Claim or the uncontested portion thereof upon joint written instruction by Parent and the Stockholder Representatives thereof to the Escrow Agent. The Stockholder Representatives shall not object to any Claim unless (i) it believes in good faith that the Indemnified Party is not entitled to be indemnified with respect to the Losses specified therein or the amount of such Losses, or (ii) it lacks sufficient information to assess the validity or amount of the Claim. If the Stockholder Representatives object to a Claim on the basis that it lacks sufficient information, they shall promptly request from the Indemnified Party any additional information reasonably necessary for it to assess such Claim and the Indemnified Party shall, to the extent the Indemnified Party reasonably can, provide additional information reasonably requested. Upon receipt of such additional information, the Stockholder Representatives shall review it as soon as reasonably practicable and notify the Indemnified Party of any withdrawal or modification of the objection. If the Indemnified Party and the Stockholder Representatives are unable to reach agreement with respect to any contested Claims within 45 days of the delivery of the Representative Notice, the matter shall be settled by binding arbitration in Seattle, Washington as set forth below. All claims shall be settled in accordance with the Commercial Arbitration Rules then in effect of the American Arbitration Association (the "AAA Rules"). The Stockholder Representatives and the Indemnified Party shall each designate one arbitrator within 15 days after the termination of such 45-day period. The Stockholder Representatives and the Indemnified Party shall cause such designated arbitrators mutually to agree upon and designate a third arbitrator; provided, however, that (i) failing such agreement within 70 days of delivery of the Representative Notice, the third arbitrator shall be appointed in accordance with the AAA Rules and (ii) if either the Stockholder Representatives or the Indemnified Party fails to timely designate an arbitrator, the dispute shall be resolved by the one arbitrator timely designated. One half of the fees and expenses of the arbitrators shall be paid from proceeds of the Escrow Shares and the other half shall be paid by Parent. The Stockholder Representatives and the Indemnified Party shall cause the arbitrators to decide the matter to be arbitrated pursuant hereto within 45 days after the appointment of the last arbitrator. The final decision of the majority of the arbitrators shall be furnished to the Stockholder Representatives, the Escrow Agent and the Indemnified Party in writing and shall constitute the conclusive determination of the issue in question binding upon the Stockholder Representatives and the Indemnified Party, and shall not be contested by any of them. Such decision may be used in a court of law only for the purpose of seeking enforcement of the arbitrators' decision.

    (c) (i)  Subject to the rights of or duties to any insurer or other third party having potential liability therefor, the Stockholder Representative shall have the right, upon written notice given to the Indemnified Party within 30 days after receipt of the notice from the Indemnified Party of any Third Party Claim, to assume the defense or handling of such Third Party Claim, at the indemnifying party's sole expense, in which case the provisions of Section 8.4(c)(ii) shall govern; provided, however, that, notwithstanding the foregoing, Parent may elect to assume the defense and handle any such Third Party Claim if it determines in good faith that the resolution of such Third Party Claim could result in an adverse impact on the business, operations, assets, liabilities (absolute, accrued, contingent or otherwise), condition (financial or otherwise) or prospects of Parent, in which case the provisions of Section 8.4(d)(ii) hereof shall govern.

      (ii) The Stockholder Representatives shall select counsel reasonably acceptable to the Indemnified Party in connection with conducting the defense or handling of such Third Party Claim, and the Stockholder Representatives shall defend or handle the same in consultation with the Indemnified Party and shall keep the Indemnified Party timely apprised of the status of such Third Party Claim. The Stockholder Representative shall not, without the prior written consent of the Indemnified Party, agree to a settlement of any Third Party Claim, unless (A) the settlement provides an unconditional release and discharge of the Indemnified Party, and the Indemnified Party is reasonably satisfied with such discharge and release; (B) the settlement amount does not exceed the amount of the then remaining Indemnification Escrow Shares; and (C) the Indemnified Party shall not have reasonably objected to any such settlement on the ground that the circumstances surrounding the settlement could result in an adverse impact on the business, operations, assets, liabilities (absolute, accrued, contingent or otherwise), condition (financial or otherwise) or prospects of the Indemnified Party. The Indemnified Party shall cooperate with the Stockholder Representatives and shall be entitled to participate in the defense or handling of such Third Party Claim with its own counsel and at its own expense.

    (d) (i)  If (A) the Stockholder Representatives do not give written notice to the Indemnified Party pursuant to Section 8.4(c)(i) within 30 days after receipt of the notice from the Indemnified Party of any Third Party Claim of the indemnifying party's election to assume the defense or handling of such Third Party Claim, or (B) Parent elects to assume the defense or handling of the Third Party Claim pursuant to Section 8.4(c)(ii), the provisions of Section 8.4(d)(ii) shall govern.

      (ii) The Indemnified Party may, at the indemnifying party's expense (which shall be paid from time to time by a Claim against the Indemnification Escrow as such expenses are incurred by the Indemnified Party), select counsel in connection with conducting the defense or handling of such Third Party Claim and defend or handle such Third Party Claim in such manner as it may deem appropriate; provided, however, that the Indemnified Party shall keep the Stockholder Representatives timely apprised of the status of such Third Party Claim. If the Indemnified Party defends or handles such Third Party Claim, the Stockholder Representatives shall cooperate with the Indemnified Party and shall be entitled to participate in the defense or handling of such Third Party Claim with their own counsel and at their own expense. Any settlement by Parent of a Third Party Claim shall not by itself be determinative of the validity of any claim against the Escrow Shares unless the Stockholder Representatives consent to the settlement, which consent may not be unreasonably withheld.

5.  Provisions Regarding the Escrow Agent

  5.1  Liability of the Escrow Agent

    The duties of the Escrow Agent hereunder are purely ministerial in nature. In performing any duties under this Agreement, the Escrow Agent shall not be liable or responsible to any party hereunder, or any other person or entity whatsoever, for damages, losses, or expenses, except for the gross negligence or willful misconduct on the part of the Escrow Agent (each as finally determined by a court of competent jurisdiction). The Escrow Agent shall be fully protected in relying on and shall not incur any liability or responsibility for any action taken, suffered or omitted to be taken in reliance on any instrument, including any written statement, memorandum, decision, notice or affidavit provided for in this Agreement that the Escrow Agent shall believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority, provided that the Escrow Agent reasonably believed that such forgeries, fraud, or impersonations were genuine. In addition, the Escrow Agent may consult with legal counsel in connection with the Escrow Agent's duties under this Agreement and shall be fully protected and incur no liability for any act taken, suffered, or omitted to be taken by it in accordance with the advice of counsel; provided that the Escrow Agent exercised reasonable care in the selection of such counsel and the Escrow Agent shall not be liable or responsible for any damages, losses or expenses for failing to act while it waits for such advice. The Escrow Agent is not responsible for determining and verifying the authority of any person or entity acting or purporting to act on behalf of any party to this Agreement.

  5.2  Fees and Expenses

    It is understood that the fees, expenses and usual charges agreed on for services of the Escrow Agent shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are modified by the parties hereto (and the Escrow Agent agrees to the such modification), or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to this Agreement or its subject matter, the Escrow Agent shall be reasonably compensated for such services and shall be reimbursed for all reasonable costs, attorneys' fees and disbursements, including allocated costs of in-house counsel, and expenses occasioned by such event and the Escrow Agent shall have the right to retain all documents and/or other things of value at any time held by the Escrow Agent pursuant to this Agreement until such compensation, fees, costs, and expenses are paid in full. Parent shall pay the Escrow Agent for its fees and expenses incurred in connection with this Agreement, and the Holders shall reimburse Parent for one half of the Escrow Agent's fees and expenses incurred in connection with this Agreement, through a Claim made by Parent against the Escrow Shares.

  5.3  Controversies

    If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and funds and may wait for settlement of any such controversy by agreement by the parties as provided by Section 4 hereof. In such event, the Escrow Agent will not be liable or responsible for interest or damage with respect to the Escrow Shares or other amounts held in escrow. The Escrow Agent is authorized to deposit with the arbitrator all documents and funds held in escrow, except for property necessary to pay for all costs, expenses, charges, and reasonable attorneys' fees (including disbursements) incurred by the Escrow Agent due to such action. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and duties and liability imposed by the terms of this Agreement.

    In addition, in the event of any dispute between the parties to this Escrow Agreement, or between any of them and any other person or entity, resulting in adverse claims or demands being made upon any of the Escrow Shares, or in the event that the Escrow Agent, in good faith, is in doubt as to what action it should take hereunder, the Escrow Agent may, at its option, (i) file a suit as interpleader in a court of appropriate jurisdiction, or (ii) refuse to comply with any claims or demands on it, or (iii) refuse to take any other action hereunder, so long as such dispute shall continue or such doubt shall exist or (iv) request joint and written instruction from the Parent and the Stockholder Representatives. The Escrow Agent shall be entitled to continue to refrain from acting until (a) the rights of all parties have been fully and finally adjudicated by a court of appropriate jurisdiction or (b) all differences and doubt shall have been resolved by agreement among all of the interested persons or entities, or (c) the Escrow Agent has been given such joint and written instruction and the Escrow Agent shall have been notified thereof in writing signed by all such persons. The rights of the Escrow Agent under this Section are cumulative of all other rights which it may have by law or otherwise.

  5.4  Indemnification of the Escrow Agent.

    Parent and the Holders agree jointly and severally to indemnify and hold the Escrow Agent harmless against any and all losses, claims, costs, settlements, judgments, fines, penalties, damages, liabilities, and expenses, including reasonable costs of investigation, attorneys' fees, including allocated costs of in-house counsel, and disbursements that may be imposed on the Escrow Agent or incurred by the Escrow Agent in connection with its execution and delivery of this Agreement or the performance of its duties under this Agreement, including, but not limited to, any litigation arising from this Agreement or involving its subject matter, unless such loss, cost, settlement, judgment, fine, penalty, damage, liability, claim or expense shall have been finally determined by a court of competent jurisdiction to be a result of the Escrow Agent's gross negligence or willful misconduct. Anything in this Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect, punitive, incidental or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if Escrow Agent has been advised of the likelihood of such damages and regardless of the form of action. The Parent and the Stockholders Representatives agree jointly and severally to indemnify the Escrow Agent and also to pay for the Escrow Agent's costs and expenses of defending such right of indemnity. Any liability of the Escrow Agent under this Agreement arising in connection with the Escrow Agent's gross negligence shall be limited to the amount of fees paid to the Escrow Agent under this Agreement; provided, that any liability of the Escrow Agent under this Agreement arising in connection with its willful misconduct shall not be subject to any such limitation. The obligations of Parent and the Stockholders Representatives under this Section 5 shall survive termination of this Agreement and the resignation or substitution of the Escrow Agent.

  5.5  Resignation of the Escrow Agent

    The Escrow Agent may resign at any time upon giving at least thirty (30) days written notice to the parties hereunder; provided, however that no such resignation shall become effective until the appointment of a successor escrow agent, which shall be accomplished as follows: Parent and the Stockholder Representatives shall use their best efforts to mutually agree on a successor escrow agent within thirty (30) days after receiving such notice from the Escrow Agent. If Parent and the Stockholder Representatives fail to agree on a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent authorized to do business in the State of Washington or any other state in the United States, which successor escrow agent shall be reasonably acceptable to Parent and the Stockholder Representatives. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. Upon the effective appointment of a successor escrow agent, the Escrow Agent shall be discharged from any further duties and liability under this Agreement. If a successor escrow agent is not appointed within the above time frames, then the Escrow Agent may apply to a court of competent jurisdiction for appointment of a successor escrow agent.

  5.6  Proof by Certification

    Whenever in the performance of its duties under this Agreement the Escrow Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Parent or the Stockholder Representatives prior to taking, suffering or omitting any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by one certificate signed by (1) the President and Chief Executive Officer and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary of the Parent and (2) by either Stockholder Representative and delivered to the Escrow Agent; and such certificate shall be full authorization and protection to the Escrow Agent, and the Escrow Agent shall incur no liability for or in respect of any action taken, suffered or omitted in good faith by it under the provisions of the Agreement in reliance upon such certificate.

  5.7  Joint Written Instructions

    The Escrow Agent is hereby authorized and directed to accept joint, written instructions with respect to the performance of its duties hereunder signed by (1) the President and Chief Executive Officer or the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer of the Parent and (2) either Stockholder Representative, and to apply jointly to such officers of the Parent and either Stockholder Representative for joint, written advice or instructions in connection with its duties, and such joint, written advice or instructions shall be full authorization and protection to the Escrow Agent and the Escrow Agent shall incur no liability for or in respect of any action taken, suffered or omitted by it in good faith in accordance with the joint, written advice or instructions of such officer and individual.

  5.8  No Financial Risk Required

    No provision of this Agreement shall require the Escrow Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if it believes that repayment of such funds or adequate indemnification against such risk or liability is not assured to it.

6.  Representations and Warranties

    Each of the Parent and the Stockholder Representatives represents and warrants with respect to itself only as follows: (i) that it has full power and authority to execute, deliver and perform its obligations under this Agreement; (ii) that all action on the part of such party necessary for the due authorization, execution, delivery, and performance of this Agreement, the consummation of the transactions contemplated hereby, and the performance of each party's obligations hereunder has been taken; (iii) that this Agreement has been duly authorized, executed, and delivered by such party; and (iv) that this Agreement is a legal, valid, and binding obligation of such party, enforceable against such party in accordance with its terms.

7.  Amendments

    This Agreement may not be amended except by an instrument signed by Parent and the Stockholder Representatives. No such amendment shall be effective to change any of the Escrow Agent's rights, duties, discretion, indemnifications or obligations hereunder without its prior consent and each of the Holders has granted to the Stockholder Representatives the authority and discretion, so long as such authority and discretion is exercised in good faith, to enter into such amendments as he chooses in the exercise of such discretion.

8.  General

  8.1  Specific Enforcement

    The parties to this Agreement expressly agree that they will be irreparably damaged if this Agreement is not specifically enforced. Upon a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by any party hereto, the other parties shall, in addition to all other remedies, be entitled to a temporary or permanent injunction, without showing any actual damage, and/or a decree for specific performance, in accordance with the provisions of this Agreement.

  8.2  Assignment

    This Agreement will not be assigned by operation of law or otherwise without the prior written consent of the other parties hereto (acting in the case of the Holders through the Stockholder Representatives).

  8.3  Notices

    Any notice under this Agreement shall be given in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) upon confirmation of receipt by fax by the party to be notified, (c) one business day after deposit with a reputable overnight courier, prepaid for overnight delivery and addressed as set forth in (d), or (d) three days after deposit with the U.S. Post

Office, postage prepaid, registered or certified with return receipt requested and addressed to the party to be notified at the address indicated for such party below, or at such other address as such party may designate by 10 days advance written notice to the other parties given in the foregoing manner.

    To Parent:

    Advanced Digital Information Corporation
    11431 Willows Road
    Redmond, WA 98052
    Attention: Linda Schoemaker, Senior Vice President and
    General Counsel

    with a copy to:

    Perkins Coie LLP
    1201 Third Avenue, Suite 4800
    Seattle, WA 98101-3099
    Facsimile: (206) 583-8500
    Attention: Scott Gelband

    To the Stockholder Representatives:

    David Costine
    200 Sunset Park
    Ithaca, NY 14850
    Facsimile: ______________

    and to

    Randolph Hood
    11637 Deer Park Drive
    Nevada City, CA 95959
    Facsimile: ______________

    with a copy to:

    Orrick, Herrington & Sutcliffe LLP
    666 Fifth Ave.
    New York, NY 10103
    Attention: Martin H. Levenglick, Esq.

    To the Escrow Agent:

    Mellon Investor Services LLC
    Suite 1220
    520 Pike Street
    Seattle, WA 98101
    Facsimile: (206) 674-3059
    Attn: Relationship Manager

  8.4  Governing Law; Jurisdiction; Venue

    This Agreement shall be governed by and construed under the laws of the state of Washington without regard to principles of conflict of laws; provided, however, that all provisions regarding the rights, duties and obligations of the Escrow Agent shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State. The parties (other than the Escrow Agent) irrevocably consent to the jurisdiction and venue of the state and federal courts located in King County, Washington in connection with any action relating to this Agreement.

  8.5  Parties in Interest

    This Agreement will be binding on and inure solely to the benefit of each party hereto and its permitted assigns, and nothing in this Agreement, express or implied, is intended to or will confer on any other person or entity any right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

  8.6  Severability

    If any term or other provision of this Agreement is determined by a court or by arbitration to be invalid, illegal, or incapable of being enforced under any rule of law, or public policy, all other conditions and provisions of this Agreement will remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party.

  8.7  Entire Agreement; Counterparts

    This Agreement constitutes the entire agreement among the parties with respect to this subject matter and supersedes all prior agreements and undertakings, both written and oral, among the parties with respect to this subject matter. This Agreement may be executed in two or more counterparts, which together shall constitute one instrument.

    IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.

ADVANCED DIGITAL INFORMATION CORPORATION
By
Its
STOCKHOLDER REPRESENTATIVES
David Costine
Randolph Hood
MELLON INVESTOR SERVICES LLC,
By
Its

ANNEX D

FORM OF SPECIAL LIABILITY ESCROW AGREEMENT

    This SPECIAL LIABILITY ESCROW AGREEMENT (this "Agreement") is entered into effective as of                , 2001 (the "Effective Date") by and among Advanced Digital Information Corporation, a Washington corporation ("Parent"), Randolph Hood and David Costine, (the "Stockholder Representatives"), as representatives (referred to in the Merger Agreement referenced below as the "Stockholders' Committee") of the former stockholders (the "Holders") of Pathlight Technology, Inc., a Delaware corporation (the "Company") and Mellon Investor Services LLC, a New Jersey limited liability company (the "Escrow Agent").

RECITALS

    A. Parent, the Company and PTech Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub") have entered into an Agreement and Plan of Merger, dated January 30, 2001 (the "Merger Agreement"), pursuant to which Parent, on the Effective Date, acquired all of the outstanding shares of capital stock of the Company (the "Company Shares") through a merger of Merger Sub with and into the Company (the "Merger").

    B. Pursuant to Section 1.8.1(c)(ii) of the Merger Agreement, a portion of the shares of common stock of Parent, no par value per share ("Parent Common Stock"), to be issued to the Holders in exchange for the Company Shares will be deposited in escrow with the Escrow Agent. The shares of Parent Common Stock so deposited will remain subject to certain indemnification claims that the Parent, its officers, directors and affiliates (the "Indemnified Parties") may have under Article VIII of the Merger Agreement until released by the Escrow Agent pursuant to the terms hereof.

    C. Pursuant to Section 1.9 of the Merger Agreement, the Stockholder Representatives have been duly appointed by the Holders.

    D. In the event of any conflict between the terms of this Agreement (other than those terms that affect the rights, indemnification, duties or obligations of the Escrow Agent, which shall be governed exclusively by the expressed terms of this Agreement) and the Merger Agreement, the terms of the Merger Agreement shall prevail.

AGREEMENT

    In consideration of the terms hereof, the parties hereto agree as follows:

1.  Delivery of Escrow Shares; Indemnification

    (a) At the Effective Time and notice thereof to the Escrow Agent, shares representing One Million Thirty Thousand (1,030,000) shares of Parent Common Stock shall be deposited in escrow with the Escrow Agent (the "Escrow Shares") in book entry form.

    (b) Pursuant and subject to Article VIII of the Merger Agreement, and subject to the procedures set forth herein, the Indemnified Parties shall be entitled to recover from the Escrow Shares the dollar amount of any and all losses, damages, debts, liabilities, obligations, judgments, orders, awards, writs, injunctions, decrees, fines, penalties, Taxes, costs or expenses (including, but not limited to, reasonable legal or accounting fees or expenses and any Taxes or other costs or damages arising under, caused by or related to Section 280G of the Code or any comparable provision of state, local or foreign law) ("Losses") that may be suffered by the Indemnified Parties in connection with the Patent Litigation. For purposes of this Agreement, the "Patent Litigation" shall mean "Crossroads Systems (Texas), Inc. v. Pathlight Technology, Inc., CVA00CA24855 (U.S. District Ct., W.D. Texas (Austin Division)), filed April 14, 2000."

    (c) The indemnification period with respect to the Escrow Shares shall survive the Closing until 30 days after the Patent Litigation is completely resolved through a court ruling the time for appeal from which shall have expired or final and binding settlement (the "Escrow Period"). During the Escrow Period, the Indemnified Parties may make claims from the Escrow Shares for any Losses as provided in paragraph (b) above. In addition, indemnity may be sought from the Escrow Shares after expiration of the Escrow Period if a Claim Notice (as defined in Section 4 below) specifying the Losses (including the amount thereof) giving rise to such right to indemnity shall have been delivered to the Stockholder Representatives prior to expiration of the Escrow Period; and, in such a case, the Escrow Period shall be extended with respect to the Escrow Shares covered by the pending Claim Notice until the matters referenced in the Claim Notice, subject to the objection of the Stockholder Representatives and the subsequent resolution of the matter in the manner provided in Section 4 hereof, are resolved in accordance with the procedures set forth herein.

    (d) Upon termination of the Escrow Period, Parent and the Stockholder Representatives jointly shall, as soon as practicable, notify the Escrow Agent in writing that the Escrow Period has terminated and supply the Escrow Agent with a schedule (the "Schedule"), updated as of the last day of the Escrow Period, setting forth the aggregate number of Escrow Shares to be released from Escrow (the "Released Escrow Amount"), including the specific number of Escrow Shares to be released by the Escrow Agent to each Holder. The Escrow Agent shall rely conclusively on such joint written instruction, and shall incur no liability in doing so. The Released Escrow Amount shall be delivered by the Escrow Agent to the Holders in accordance with such Schedule within ten (10) business days of the Escrow Agent's receipt of the Schedule. Upon the final determination of any pending indemnification Claims, the Escrow Shares being held pending such determination shall be distributed by the Escrow Agent promptly upon receipt and in accordance with the terms of the relevant written notice or memorandum stipulated in Section 4 hereof.

    (e) For purposes of this Agreement and Article VIII of the Merger Agreement, the satisfaction of any Losses owed under Sections 1(b) and 1(c) of this Agreement shall be made by delivery by the Escrow Agent, upon written instruction from Parent and the Stockholder Representatives, to Parent of that number of Escrow Shares calculated by dividing the dollar value of any Losses by $      [dollar amount to be the average closing price of the Parent Common Stock on the ten business days prior to the Effective Date]. Such calculation shall be contained in the applicable Claim Notice or other relevant written notice or memorandum stipulated in Section 4 hereof. The Escrow Agent shall have no duty or responsibility to make or verify any of the foregoing calculations, its sole responsibility being the disbursement of explicitly specified portion of the Escrow Shares in accordance with specific written instructions provided to it.

    (f)  The Escrow Agent shall hold the Escrow Shares in accordance with the expressed terms and conditions of this Agreement. All obligations of the Escrow Shares shall terminate upon final delivery of all of the Escrow Shares to the appropriate party or parties in accordance with the terms of this Agreement. This Agreement shall terminate upon final delivery of the Escrow Shares in accordance with the preceding sentence.

    (g) To the extent it is necessary to satisfy a claim by the Indemnified Parties by delivering a fractional Escrow Share, the Parent and the Stockholder Representatives shall round such fractional Escrow Share to the nearest whole share, with .5 of an Escrow Share being rounded up, and notify the Escrow Agent in writing of such number of Escrow shares which the Escrow Agent shall deliver. The Escrow Agent shall have no duty or responsibility to round any numbers of shares and shall be entitled to rely on the joint written instructions of the Parent and the Stockholder Representatives.

    (h) The Escrow Shares shall be for the exclusive benefit of the Indemnified Parties as provided here and in the Merger Agreement and no other party shall have any right, title or interest therein other than the Holders' underlying ownership interest in the Escrow Shares.

2.  Administration

    (a) The Escrow Agent shall accept, hold and safeguard the Escrow Shares during the term of the Escrow Period and shall administer, hold and dispose of such Escrow Shares only in accordance with the explicit terms of this Agreement

    (b) Notwithstanding the escrow of the Escrow Shares, dividends or other distributions declared and paid on such shares shall continue to be paid by Parent to the Holders and all voting rights with respect to such shares shall inure to the benefit of and be enjoyed by the Holders; provided, however, that in the event that any Escrow Shares are delivered to the Indemnified Parties in satisfaction of any Losses pursuant to Article VIII of the Merger Agreement, the Holders shall forfeit to the Indemnified Parties any unpaid dividends or other distributions associated with such Escrow Shares. Any securities received by the Escrow Agent in respect of any Escrow Shares held in escrow as a result of any stock split or combination of shares of Parent Common Stock, payment of a stock dividend or other stock distribution in or on shares of Parent Common Stock, or change of shares of Parent Common Stock into any other securities pursuant to or as part of a merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation of Parent, or otherwise, shall upon written notice thereof to the Escrow Agent be held by the Escrow Agent as, and shall be included within the definition of, the Escrow Shares.

3.  Book Entry Transfer; Issuance of Stock Certificates

    The Escrow Shares shall be held by the Escrow Agent in book entry form. When Escrow Shares are to be delivered to the Holders hereunder, the Escrow Agent shall deliver the Escrow Shares by giving appropriate book entry transfer instructions to the Parent's transfer agent or, in the event one or more Holders request a certificate representing such shares, by instructing the Parent's transfer agent to issue certificate(s) evidencing the appropriate number of Escrow Shares to each requesting Holder.

4.  Procedure; Claims

    (a) Any Indemnified Party seeking indemnification pursuant to Article VIII of the Merger Agreement (a "Claim") shall give written notice (the "Claim Notice") of such Claim to the Stockholder Representatives. Any such Claim Notice shall describe the facts and circumstances on which the asserted Claim is based, the basis for the determination of the amount which the Indemnified Party intends to recover, and the number of Escrow Shares to be released to satisfy the Losses on which the Claim Notice is based, calculated in accordance with Section 1(e) hereof.

    (b) If, within 30 days of the receipt by the Stockholder Representatives of a Claim Notice, the Stockholder Representatives contest in writing to the Indemnified Party that Losses identified in such Claim Notice constitute indemnifiable Claims, or contest the amount of such claimed Losses (the "Representative Notice"), then the Indemnified Party and the Stockholder Representatives, acting in good faith, shall attempt to reach agreement with respect to such dispute. Unless a Claim is contested within such 30-day period, the Indemnified Party shall be paid the amount of the Losses related to such Claim or the uncontested portion thereof upon joint written instruction by Parent and the Stockholder Representatives thereof to the Escrow Agent. The Stockholder Representatives shall not object to any Claim unless (i) it believes in good faith that the Indemnified Party is not entitled to be indemnified with respect to the Losses specified therein or the amount of such Losses, or (ii) it lacks sufficient information to assess the validity or amount of the Claim. If the Stockholder Representatives object to a Claim on the basis that it lacks sufficient information, they shall promptly request from the Indemnified Party any additional information reasonably necessary for it to assess such Claim and the Indemnified Party shall, to the extent the Indemnified Party reasonably can, provide additional information reasonably requested. Upon receipt of such additional information, the Stockholder Representatives shall review it as soon as reasonably practicable and notify the Indemnified Party of any withdrawal or modification of the objection. If the Indemnified Party and the Stockholder Representatives are unable to reach agreement with respect to any contested Claims within 45 days of the delivery of the Representative Notice, the matter shall be settled by binding arbitration in Seattle, Washington as set forth below. All claims shall be settled in accordance with the Commercial Arbitration Rules then in effect of the American Arbitration Association (the "AAA Rules"). The Stockholder Representatives and the Indemnified Party shall each designate one arbitrator within 15 days after the termination of such 45-day period. The Stockholder Representatives and the Indemnified Party shall cause such designated arbitrators mutually to agree upon and designate a third arbitrator; provided, however, that (i) failing such agreement within 70 days of delivery of the Representative Notice, the third arbitrator shall be appointed in accordance with the AAA Rules and (ii) if either the Stockholder Representatives or the Indemnified Party fails to timely designate an arbitrator, the dispute shall be resolved by the one arbitrator timely designated. One half of the fees and expenses of the arbitrators shall be paid from proceeds of the Escrow Shares and the other half shall be paid by Parent. The Stockholder Representatives and the Indemnified Party shall cause the arbitrators to decide the matter to be arbitrated pursuant hereto within 45 days after the appointment of the last arbitrator. The final decision of the majority of the arbitrators shall be furnished to the Stockholder Representatives, the Escrow Agent and the Indemnified Party in writing and shall constitute the conclusive determination of the issue in question binding upon the Stockholder Representatives, the Holders, and the Indemnified Party, and shall not be contested by any of them. Such decision may be used in a court of law only for the purpose of seeking enforcement of the arbitrators' decision.

    (c) Parent shall assume the defense and handling of the Patent Litigation (with the expenses relating thereto, subject to Article VIII of the Merger Agreement, being paid from time to time by a Claim against the 257,500 shares of Parent Common Stock to be deposited in escrow under the terms of the Merger Agreement and to be held and administered by the Escrow Agent in accordance with an Indemnification Escrow Agreement to be executed by the parties hereto on or about the date hereof, as such expenses are incurred by Parent), and shall conduct the defense in such manner as it may deem appropriate. Parent shall keep the Stockholder Representatives reasonably apprised of the status of the Patent Litigation and shall not settle the Patent Litigation without the prior written consent of the Stockholder Representatives, which consent shall not be unreasonably withheld. The Stockholder Representatives shall provide reasonable cooperation to Parent with respect to the Patent Litigation and shall be entitled to select special counsel to the Holders to represent the Holders with respect to such settlement at such Holders' expense.

5.  Provisions Regarding the Escrow Agent

  5.1  Liability of the Escrow Agent

    The duties of the Escrow Agent hereunder are purely ministerial in nature. In performing any duties under this Agreement, the Escrow Agent shall not be liable or responsible to any party hereunder, or any other person or entity whatsoever, for damages, losses, or expenses, except for the gross negligence or willful misconduct on the part of the Escrow Agent (each as finally determined by a court of competent jurisdiction). The Escrow Agent shall be fully protected in relying on and shall not incur any liability or responsibility for any action taken, suffered or omitted to be taken in reliance on any instrument, including any written statement, memorandum, decision, notice or affidavit provided for in this Agreement that the Escrow Agent shall believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority, provided that the Escrow Agent reasonably believed that such forgeries, fraud, or impersonations were genuine. In addition, the Escrow Agent may consult with legal counsel in connection with the Escrow Agent's duties under this Agreement and shall be fully protected and incur no liability for any act taken, suffered, or omitted to be taken by it in accordance with the advice of counsel; provided that the Escrow Agent exercised reasonable care in the selection of such counsel and the Escrow Agent shall not be liable or responsible for any damages, losses or expenses for failing to act while it waits for such advice. The Escrow Agent is not responsible or liable for determining and verifying the authority of any person or entities acting or purporting to act on behalf of any party to this Agreement.

  5.2  Fees and Expenses

    It is understood that the fees, expenses and usual charges agreed on for services of the Escrow Agent shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are modified by the parties hereto (and the Escrow Agent agrees to such modification), or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to this Agreement or its subject matter, the Escrow Agent shall be reasonably compensated for such services and shall be reimbursed for all reasonable costs, attorneys' fees and disbursements, including allocated costs of in-house counsel, and expenses occasioned by such event and the Escrow Agent shall have the right to retain all documents and/or other things of value at any time held by the Escrow Agent pursuant to this Agreement until such compensation, fees, costs, and expenses are paid in full. Parent shall pay the Escrow Agent for its fees and expenses incurred in connection with this Agreement, and the Holders shall reimburse Parent for one half of the Escrow Agent's fees and expenses incurred in connection with this Agreement, through a Claim made by Parent against the Escrow Shares.

  5.3  Controversies

    If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and funds and may wait for settlement of any such controversy by agreement by the parties as provided by Section 4 hereof. In such event, the Escrow Agent will not be liable or responsible for interest or damage with respect to the Escrow Shares or other amounts held in escrow. The Escrow Agent is authorized to deposit with the arbitrator all documents and funds held in escrow, except for property necessary to pay for all costs, expenses, charges, and reasonable attorneys' fees, including disbursements, incurred by the Escrow Agent due to such action. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations, duties and liability imposed by the terms of this Agreement.

    In addition, in the event of any dispute between the parties to this Escrow Agreement, or between any of them and any other person or entities, resulting in adverse claims or demands being made upon any of the Escrow Shares, or in the event that the Escrow Agent, in good faith, is in doubt as to what action it should take hereunder, the Escrow Agent may, at its option (i), file a suit as interpleader in a court of appropriate jurisdiction, or (ii) refuse to comply with any claims or demands on it, or (iii) refuse to take any other action hereunder, so long as such dispute shall continue or such doubt shall exist, or (iv) request joint written instructions from the Parent and the Stockholder Representatives. The Escrow Agent shall be entitled to continue to refrain from acting until (a) the rights of all parties have been fully and finally adjudicated by a court of appropriate jurisdiction or (b) all differences and doubt shall have been resolved by agreement among all of the interested persons or entity, or (c) the Escrow Agent has been given such joint written instructions, and the Escrow Agent shall have been notified thereof in writing signed by all such persons. The rights of the Escrow Agent under this Section are cumulative of all other rights which it may have by law or otherwise.

  5.4  Indemnification of the Escrow Agent.

    Parent and the Holders agree jointly and severally to indemnify and hold the Escrow Agent harmless against any and all losses, claims, costs, settlements, judgments, fines, penalties, damages, liabilities, and expenses, including reasonable costs of investigation, attorneys' fees, including allocated costs of in-house counsel, and disbursements that may be imposed on the Escrow Agent or incurred by the Escrow Agent in connection with its execution and delivery of this Agreement or the performance of its duties under this Agreement, including, but not limited to, any litigation arising from this Agreement or involving its subject matter, or unless such loss, cost, settlement, judgment, fine, penalty, damage, liability, claim or expense shall have been finally determined by a court of competent jurisdiction to be a result of the Escrow Agent's gross negligence or willful misconduct. Anything in this Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect, punitive, incidental or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if Escrow Agent has been advised of the likelihood of such damages and regardless of the form of action. The Parent and Stockholder Representatives agree jointly and severally to indemnify the Escrow Agent for such damages and for the cost and expenses of defending its right of indemnity. Any liability of the Escrow Agent under this Agreement arising in connection with the Escrow Agent's gross negligence shall be limited to the amount of fees paid to the Escrow Agent under this Agreement; provided, that any liability of the Escrow Agent under this Agreement arising in connection with its willful misconduct shall not be subject to any such limitation. The obligations of Parent and the Holders under this Section 5 shall survive termination of this Agreement and the resignation or substitution of the Escrow Agent.

  5.5  Resignation of the Escrow Agent

    The Escrow Agent may resign at any time upon giving at least thirty (30) days written notice to the parties hereunder; provided, however that no such resignation shall become effective until the appointment of a successor escrow agent, which shall be accomplished as follows: Parent and the Stockholder Representatives shall use their best efforts to mutually agree on a successor escrow agent within thirty (30) days after receiving such notice from the Escrow Agent. If Parent and the Stockholder Representatives fail to agree on a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent authorized to do business in the State of Washington or any other state in the United States, which successor escrow agent shall be reasonably acceptable to Parent and the Stockholder Representatives. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. Upon the effective appointment of a successor escrow agent, the Escrow Agent shall be discharged from any further duties and liability under this Agreement. If a successor escrow agent is not appointed within the above time frames, then the Escrow Agent may apply to a court of competent jurisdiction for appointment of a successor escrow agent.

  5.6  Proof by Certification

    Whenever in the performance of its duties under this Agreement the Escrow Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Parent or the Stockholder Representatives prior to taking, suffering or omitting any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by one certificate signed by (1) the President and Chief Executive Officer and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary of the Parent and (2) by either Stockholder Representative and delivered to the Escrow Agent; and such certificate shall be full authorization and protection to the Escrow Agent, and the Escrow Agent shall incur no liability for or in respect of any action taken, suffered or omitted in good faith by it under the provisions of the Agreement in reliance upon such certificate.

  5.7  Joint Written Instructions

    The Escrow Agent is hereby authorized and directed to accept joint, written instructions with respect to the performance of its duties hereunder signed by (1) the President and Chief Executive Officer or the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer of the Parent and (2) either Stockholder Representative, and to apply jointly to such officers of the Parent and either Stockholder Representative for joint, written advice or instructions in connection with its duties, and such joint, written advice or instructions shall be full authorization and protection to the Escrow Agent and the Escrow Agent shall incur no liability for or in respect of any action taken, suffered or omitted by it in good faith in accordance with the joint, written advice or instructions of such officer and individual.

  5.8  No Financial Risk Required

    No provision of this Agreement shall require the Escrow Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if it believes that repayment of such funds or adequate indemnification against such risk or liability is not assured to it.

6.  Representations and Warranties

    Each of the Parent and the Stockholder Representatives represents and warrants with respect to itself only as follows: (i) that it has full power and authority to execute, deliver and perform its obligations under this Agreement; (ii) that all action on the part of such party necessary for the due authorization, execution, delivery, and performance of this Agreement, the consummation of the transactions contemplated hereby, and the performance of each party's obligations hereunder has been taken; (iii) that this Agreement has been duly authorized, executed, and delivered by such party; and (iv) that this Agreement is a legal, valid, and binding obligation of such party, enforceable against such party in accordance with its terms.

7.  Amendments

    This Agreement may not be amended except by an instrument signed by Parent and the Stockholder Representatives. No such amendment shall be effective to change any of the Escrow Agent's rights, duties, discretion, indemnifications or obligations hereunder without its prior consent and each of the Holders has granted to the Stockholder Representatives the authority and discretion, so long as such authority and discretion is exercised in good faith, to enter into such amendments as he chooses in the exercise of such discretion.

8.  General

  8.1  Specific Enforcement

    The parties to this Agreement expressly agree that they will be irreparably damaged if this Agreement is not specifically enforced. Upon a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by any party hereto, the other parties shall, in addition to all other remedies, be entitled to a temporary or permanent injunction, without showing any actual damage, and/or a decree for specific performance, in accordance with the provisions of this Agreement.

  8.2  Assignment

    This Agreement will not be assigned by operation of law or otherwise without the prior written consent of the other parties hereto (acting in the case of the Holders through the Stockholder Representatives).

  8.3  Notices

    Any notice under this Agreement shall be given in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) upon confirmation of receipt by fax by the party to be notified, (c) one business day after deposit with a reputable overnight courier, prepaid for overnight delivery and addressed as set forth in (d), or (d) three days after deposit with the U.S. Post Office, postage prepaid, registered or certified with return receipt requested and addressed to the party to be notified at the address indicated for such party below, or at such other address as such party may designate by 10 days advance written notice to the other parties given in the foregoing manner.

    To Parent:

    Advanced Digital Information Corporation
    11431 Willows Road
    Redmond, WA 98052
    Attention: Linda Schoemaker, Senior Vice President and
    General Counsel

    with a copy to:

    Perkins Coie LLP
    1201 Third Avenue, Suite 4800
    Seattle, WA 98101-3099
    Facsimile: (206) 583-8500
    Attention: Scott Gelband

    To the Stockholder Representatives:

    David Costine
    200 Sunset Park
    Ithaca, NY 14850
    Facsimile: ______________

    and to

    Randolph Hood
    11637 Deer Park Drive
    Nevada City, CA 95959
    Facsimile: ______________

    with a copy to:

    To the Escrow Agent:

    Mellon Investor Services LLC
    Suite 1220

    520 Pike Street
    Seattle, WA 98101
    Facsimile: (206) 674-3059

  8.4  Governing Law; Jurisdiction; Venue

    This Agreement shall be governed by and construed under the laws of the state of Washington without regard to principles of conflict of laws; provided, however, that all provisions regarding the rights, duties and obligations of the Escrow Agent shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State. The parties (other than the Escrow Agent) irrevocably consent to the jurisdiction and venue of the state and federal courts located in King County, Washington in connection with any action relating to this Agreement.

  8.5  Parties in Interest

    This Agreement will be binding on and inure solely to the benefit of each party hereto and its permitted assigns, and nothing in this Agreement, express or implied, is intended to or will confer on any other person or entity any right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

  8.6  Severability

    If any term or other provision of this Agreement is determined by a court or by arbitration to be invalid, illegal, or incapable of being enforced under any rule of law, or public policy, all other conditions and provisions of this Agreement will remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party.

  8.7  Entire Agreement; Counterparts

    This Agreement constitutes the entire agreement among the parties with respect to this subject matter and supersedes all prior agreements and undertakings, both written and oral, among the parties with respect to this subject matter. This Agreement may be executed in two or more counterparts, which together shall constitute one instrument.

    IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.

ADVANCED DIGITAL INFORMATION CORPORATION
By
Its
STOCKHOLDER REPRESENTATIVES
David Costine
Randolph Hood
MELLON INVESTOR SERVICES LLC, AS ESCROW AGENT
By
Its

ANNEX E

TITLE 8. DELAWARE GENERAL CORPORATION LAW

SECTION 262. APPRAISAL RIGHTS

  262  APPRAISAL RIGHTS.

    (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to §228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

    (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to §251 (other than a merger effected pursuant to §251(g) of this title), §252, §254, §257, §258, §263 or §264 of this title:

      (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of §251 of this title.

      (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

        a.  Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

        b.  Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

        c.  Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

        d.  Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

      (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under §253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

    (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

    (d) Appraisal rights shall be perfected as follows:

      (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

      (2) If the merger or consolidation was approved pursuant to §228 or §253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be to close of business on the day next preceding the day on which the notice is given.

    (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied win the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting in the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

    (f)  Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

    (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this Section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendancy of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

    (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder enticed to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholders certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

    (i)  The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders enticed thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Count of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

    (j)  The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Count may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

    (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceedings in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

    (l)  The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

    Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act (the "WBCA") authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"). Section 10 of the registrant's restated bylaws provides for indemnification of the registrant's directors, officers, employees and agents to the maximum extent permitted by Washington law.

    Section 23B.08.320 of the WBCA authorizes a corporation to eliminate or limit a director's personal liability to the corporation or its shareholders for monetary damages for conduct as a director, except in certain circumstances involving acts or omissions, intentional misconduct by a director or knowing violations of law by a director or distributions illegal under Washington law, or any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled. Article 11 of the registrant's restated articles of incorporation contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director's liability to the registrant and its shareholders.

    Officers and directors of the registrant are covered by insurance (with certain exceptions and certain limitations) that indemnifies them against losses and liabilities arising from certain alleged "wrongful acts," including alleged errors or misstatements, or certain other alleged wrongful acts or omissions constituting neglect or breach of duty.

    The above discussion of the WBCA and the registrant's restated articles of incorporation and restated bylaws is not intended to be exhaustive and is qualified in its entirety by reference to such statute and ADIC's restated articles of incorporation and restated bylaws.

Item 21. Exhibits and Financial Statement Schedules.

  (a)
  Exhibits

Exhibit Number		Description of Document
2.1		Agreement and Plan of Merger dated as of January 30, 2001 (incorporated by reference to Exhibit 2.1 to the Registrant's Current Report on Form 8-K (File No. 000-21103) filed with the SEC on January 31, 2001). Also included as Annex A to the proxy statement/prospectus, which is a part of this registration statement.
3.1	*	Restated Articles of Incorporation of Advanced Digital Information Corporation.
3.2		Restated Bylaws of Advanced Digital Information Corporation (incorporated by reference to Exhibit 3.2 to the registrant's Registration Statement on Form 10-12G/A (File No. 000-21103) filed with the SEC on September 3, 1996)).
4.1		Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the registrant's Registration Statement on Form 10-12G/A (File No. 000-21103) filed with the SEC on September 3, 1996).
5.1	*	Opinion of Perkins Coie LLP as to the legality of the securities being registered.
8.1	*	Opinion of Orrick, Herrington & Sutcliffe LLP as to certain federal income tax consequences.
10.1		Form of Indemnification Escrow Agreement (included as Annex C to the proxy statement/prospectus, which is part of this registration statement).

10.2		Form of Special Liability Escrow Agreement (included as Annex D to the proxy statement/prospectus, which is part of this registration statement).
10.3	*	Form of Pathlight Technology, Inc. Voting Agreement.
21		List of Subsidiaries (incorporated by reference to Exhibit 21.1 to the Registrant's Annual Report on Form 10-K (File No. 000-21103) filed with the Commission on January 17, 2001).
23.1	*	Consent of Perkins Coie LLP (included in opinion filed as Exhibit 5.1).
23.2	*	Consent of Orrick, Herrington & Sutcliffe LLP.
23.3		Consent of PricewaterhouseCoopers LLP.
99.1	*	Form of Proxy of Pathlight Technology, Inc.

*
Previously filed.

(b)
None

(c)
N/A

Item 22. Undertakings.

    (1) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (2) The undersigned registrant hereby undertakes as follows: that prior to any public offering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the undersigned registrant undertakes that such offering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

    (3) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons, pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (5) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (6) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 2 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redmond, State of Washington, on the 5th day of April, 2001.

ADVANCED DIGITAL INFORMATION CORPORATION
By:	/s/ PETER H. VAN OPPEN Peter H. van Oppen Chairman of the Board and Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ PETER H. VAN OPPEN Peter H. van Oppen	Chairman of the Board and Chief Executive Officer	April 5, 2001
/s/ JON W. GACEK Jon W. Gacek	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	April 5, 2001
*/s/ TOM A. ALBERG Tom A. Alberg	Director	April 5, 2001
*/s/ CHRISTOPHER T. BAYLEY Christopher T. Bayley	Director	April 5, 2001
*/s/ RICHARD L. MCCORMICK Richard L. McCormick	Director	April 5, 2001
*/s/ JOHN W. STANTON John W. Stanton	Director	April 5, 2001
*/s/ WALTER F. WALKER Walter F. Walker	Director	April 5, 2001
By: /s/ PETER H. VAN OPPEN *Peter H. van Oppen Attorney-in-Fact		April 5, 2001

QuickLinks

SUBJECT TO COMPLETION, DATED APRIL 6, 2001
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS AND NOTICE OF APPRAISAL RIGHTS
PROXY STATEMENT/PROSPECTUS CONTENTS
ANNEXES
QUESTIONS AND ANSWERS ABOUT THE MERGER
SUMMARY
The Companies
SUMMARY OF THE TRANSACTION
RISK FACTORS
PATHLIGHT'S SPECIAL MEETING
THE MERGER
THE MERGER AGREEMENT
RELATED AGREEMENTS AND ARRANGEMENTS
MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER
COMPARATIVE MARKET PRICE DATA
DIVIDEND POLICY
ADVANCED DIGITAL INFORMATION CORPORATION
PATHLIGHT TECHNOLOGY, INC.
MANAGEMENT OF PATHLIGHT
PATHLIGHT EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES
PATHLIGHT'S PRINCIPAL STOCKHOLDERS
COMPARISON OF RIGHTS OF PATHLIGHT STOCKHOLDERS AND ADIC SHAREHOLDERS
APPRAISAL RIGHTS OF PATHLIGHT STOCKHOLDERS
LEGAL MATTERS
EXPERTS
DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT/PROSPECTUS
WHERE YOU CAN FIND MORE INFORMATION
A WARNING ABOUT FORWARD-LOOKING INFORMATION
ANNEX A AGREEMENT AND PLAN OF MERGER among ADVANCED DIGITAL INFORMATION CORPORATION, PTECH ACQUISITION, INC., and PATHLIGHT TECHNOLOGY, INC.
AGREEMENT AND PLAN OF MERGER
ARTICLE I—THE MERGER
ARTICLE II—REPRESENTATIONS AND WARRANTIES OF THE COMPANY
ARTICLE III—REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
ARTICLE IV—CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB
ARTICLE V—CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY
ARTICLE VI—COVENANTS
ARTICLE VII—TERMINATION, AMENDMENT AND WAIVER
ARTICLE VIII—SURVIVAL AND INDEMNIFICATION
ARTICLE IX—GENERAL
ANNEX B Exhibit 1.8.1(b) Calculation of Exchange Ratios In Accordance with the Company's Certificate of Incorporation
ANNEX C FORM OF INDEMNIFICATION ESCROW AGREEMENT
ANNEX D FORM OF SPECIAL LIABILITY ESCROW AGREEMENT
ANNEX E TITLE 8. DELAWARE GENERAL CORPORATION LAW SECTION 262. APPRAISAL RIGHTS
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES